EXHIBIT 4.1
                                                                     -----------


                                                               Execution Version


                      AMENDED AND RESTATED CREDIT AGREEMENT


                          DATED AS OF FEBRUARY 22, 2005


                                      AMONG

                             LAS VEGAS SANDS, INC.,
                                       AND
                          VENETIAN CASINO RESORT, LLC,
                                  AS BORROWERS,

                           THE LENDERS LISTED HEREIN,
                                   AS LENDERS,

                       GOLDMAN SACHS CREDIT PARTNERS L.P.,
         AS SYNDICATION AGENT, JOINT LEAD ARRANGER AND JOINT BOOKRUNNER,

                            THE BANK OF NOVA SCOTIA,
     AS ADMINISTRATIVE AGENT, JOINT LEAD ARRANGER AND JOINT BOOKRUNNER; AND

         WELLS FARGO FOOTHILL, INC., THE CIT GROUP\EQUIPMENT FINANCING,
                            INC. AND COMMERZBANK AG,
                             AS DOCUMENTATION AGENTS




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                                TABLE OF CONTENTS
                                                                            PAGE

SECTION 1. DEFINITIONS.........................................................2

     1.1      CERTAIN DEFINED TERMS............................................2
     1.2      ACCOUNTING TERMS; UTILIZATION OF GAAP FOR PURPOSES OF
                  CALCULATIONS UNDER AGREEMENT................................47
     1.3      OTHER DEFINITIONAL PROVISIONS AND RULES OF CONSTRUCTION.........48

SECTION 2. AMOUNTS AND TERMS OF COMMITMENTS AND LOANS.........................48

     2.1      COMMITMENTS; MAKING OF LOANS; THE REGISTER; NOTES...............48
     2.2      INTEREST ON THE LOANS...........................................53
     2.3      FEES............................................................56
     2.4      REPAYMENTS, PREPAYMENTS AND REDUCTIONS IN COMMITMENTS;
                  GENERAL PROVISIONS REGARDING PAYMENTS.......................57
     2.5      USE OF PROCEEDS.................................................63
     2.6      SPECIAL PROVISIONS GOVERNING EURODOLLAR RATE LOANS..............63
     2.7      INCREASED COSTS; TAXES; CAPITAL ADEQUACY........................65
     2.8      OBLIGATION OF LENDERS TO MITIGATE...............................69
     2.9      OBLIGATIONS JOINT AND SEVERAL...................................70
     2.10     INCREMENTAL FACILITIES..........................................71

SECTION 3. LETTERS OF CREDIT..................................................72

     3.1      ISSUANCE OF LETTERS OF CREDIT AND LENDERS' PURCHASE OF
                  PARTICIPATIONS THEREIN......................................72
     3.2      LETTER OF CREDIT FEES...........................................75
     3.3      DRAWINGS AND REIMBURSEMENT OF AMOUNTS PAID UNDER
                  LETTERS OF CREDIT...........................................76
     3.4      OBLIGATIONS ABSOLUTE............................................78
     3.5      INDEMNIFICATION; NATURE OF ISSUING LENDERS' DUTIES..............79
     3.6      INCREASED COSTS AND TAXES RELATING TO LETTERS OF CREDIT.........80

SECTION 4. CONDITIONS TO CREDIT EXTENSIONS....................................81

     4.1      CONDITIONS TO THE OCCURRENCE OF THE CLOSING DATE................81
     4.2      ADDITIONAL CONDITIONS TO LOANS ON OR AFTER THE CLOSING DATE.....89
     4.3      CONDITIONS TO LETTERS OF CREDIT.................................90

SECTION 5. BORROWERS' REPRESENTATIONS AND WARRANTIES..........................91

     5.1      ORGANIZATION, POWERS, QUALIFICATION, GOOD STANDING,
                  BUSINESS AND SUBSIDIARIES...................................91

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                                TABLE OF CONTENTS
                                   (Continued)
                                                                            PAGE

     5.2      AUTHORIZATION OF BORROWING, ETC.................................92
     5.3      FINANCIAL CONDITION.............................................93
     5.4      NO MATERIAL ADVERSE CHANGE......................................93
     5.5      TITLE TO PROPERTIES; LIENS; REAL PROPERTY.......................93
     5.6      LITIGATION; ADVERSE FACTS.......................................94
     5.7      PAYMENT OF TAXES................................................94
     5.8      PERFORMANCE OF AGREEMENTS; MATERIALLY ADVERSE AGREEMENTS;
                  MATERIAL CONTRACTS; OUTSTANDING LETTERS OF CREDIT...........95
     5.9      GOVERNMENTAL REGULATION.........................................95
     5.10     SECURITIES ACTIVITIES...........................................95
     5.11     EMPLOYEE BENEFIT PLANS..........................................96
     5.12     CERTAIN FEES....................................................96
     5.13     ENVIRONMENTAL PROTECTION........................................96
     5.14     EMPLOYEE MATTERS................................................97
     5.15     SOLVENCY........................................................97
     5.16     MATTERS RELATING TO COLLATERAL..................................97
     5.17     CONSTRUCTION LITIGATION.........................................98
     5.18     ACCURACY OF INFORMATION.........................................98

SECTION 6. BORROWERS' AFFIRMATIVE COVENANTS...................................99

     6.1      FINANCIAL STATEMENTS AND OTHER REPORTS..........................99
     6.2      CORPORATE EXISTENCE, ETC.......................................105
     6.3      PAYMENT OF TAXES AND CLAIMS; TAX CONSOLIDATION.................105
     6.4      MAINTENANCE OF PROPERTIES; INSURANCE; APPLICATION OF
                  NET LOSS PROCEEDS..........................................106
     6.5      INSPECTION; LENDER MEETING.....................................107
     6.6      COMPLIANCE WITH LAWS, ETC.; PERMITS............................108
     6.7      ENVIRONMENTAL COVENANT.........................................108
     6.8      COMPLIANCE WITH MATERIAL CONTRACTS.............................111
     6.9      DISCHARGE OF LIENS.............................................111
     6.10     FURTHER ASSURANCES.............................................112
     6.11     FUTURE SUBSIDIARIES OR RESTRICTED SUBSIDIARIES.................113
     6.12     FF&E...........................................................114
     6.13     INTEREST RATE PROTECTION.......................................115

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                                TABLE OF CONTENTS
                                   (Continued)
                                                                            PAGE

     6.14     INTENTIONALLY OMITTED..........................................115
     6.15     INTENTIONALLY OMITTED..........................................115

SECTION 7. BORROWERS' NEGATIVE COVENANTS.....................................115

     7.1      INDEBTEDNESS...................................................115
     7.2      LIENS AND RELATED MATTERS......................................118
     7.3      INVESTMENTS; JOINT VENTURES; FORMATION OF SUBSIDIARIES.........120
     7.4      CONTINGENT OBLIGATIONS.........................................123
     7.5      RESTRICTED PAYMENTS............................................124
     7.6      FINANCIAL COVENANTS............................................127
     7.7      RESTRICTION ON FUNDAMENTAL CHANGES; ASSET SALES AND
                  ACQUISITIONS...............................................128
     7.8      SALES AND LEASE-BACKS..........................................131
     7.9      SALE OR DISCOUNT OF RECEIVABLES................................132
     7.10     TRANSACTIONS WITH SHAREHOLDERS AND AFFILIATES..................132
     7.11     DISPOSAL OF SUBSIDIARY STOCK...................................135
     7.12     CONDUCT OF BUSINESS............................................135
     7.13     CERTAIN RESTRICTIONS ON CHANGES TO CERTAIN DOCUMENTS...........135
     7.14     CONSOLIDATED CAPITAL EXPENDITURES..............................137
     7.15     FISCAL YEAR....................................................137
     7.16     ZONING AND CONTRACT CHANGES AND COMPLIANCE.....................137
     7.17     NO JOINT ASSESSMENT............................................138
     7.18     DECLARATION OF RESTRICTED SUBSIDIARIES.........................138
     7.19     ADDITIONAL COVENANTS APPLICABLE TO PHASE II MALL BORROWERS.....138

SECTION 8. EVENTS OF DEFAULT.................................................140

     8.1      FAILURE TO MAKE PAYMENTS WHEN DUE..............................140
     8.2      DEFAULT UNDER OTHER INDEBTEDNESS OR CONTINGENT OBLIGATIONS.....140
     8.3      BREACH OF CERTAIN COVENANTS....................................141
     8.4      BREACH OF WARRANTY.............................................141
     8.5      OTHER DEFAULTS UNDER LOAN DOCUMENTS............................141
     8.6      INVOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC...........141
     8.7      VOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC.............142
     8.8      JUDGMENTS AND ATTACHMENTS......................................142
     8.9      DISSOLUTION....................................................142

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                                TABLE OF CONTENTS
                                   (Continued)
                                                                            PAGE

     8.10     EMPLOYEE BENEFIT PLANS.........................................142
     8.11     CHANGE IN CONTROL..............................................142
     8.12     FAILURE OF GUARANTY; REPUDIATION OF OBLIGATIONS................143
     8.13     DEFAULT UNDER OR TERMINATION OF OPERATIVE DOCUMENTS............143
     8.14     DEFAULT UNDER OR TERMINATION OF PERMITS........................143
     8.15     DEFAULT UNDER OR TERMINATION OF COOPERATION AGREEMENT..........143
     8.16     CERTAIN INVESTMENTS IN ANY EXCLUDED SUBSIDIARY.................144
     8.17     CONFORMING ADELSON L/C.........................................144

SECTION 9. AGENTS AND ARRANGER...............................................145

     9.1      APPOINTMENT....................................................145
     9.2      POWERS AND DUTIES; GENERAL IMMUNITY............................146
     9.3      REPRESENTATIONS AND WARRANTIES; NO RESPONSIBILITY FOR
                  APPRAISAL OF CREDIT WORTHINESS.............................148
     9.4      RIGHT TO INDEMNITY.............................................149
     9.5      SUCCESSOR ADMINISTRATIVE AGENT.................................149
     9.6      COLLATERAL DOCUMENTS AND SUBSIDIARY GUARANTY...................149
     9.7      INTERCREDITOR AGREEMENTS AND DISBURSEMENT AGREEMENT............150
     9.8      APPOINTMENT OF ARRANGER........................................151
     9.9      THE SYNDICATION AGENT..........................................151
     9.10     THE DOCUMENTATION AGENTS.......................................151

SECTION 10. MISCELLANEOUS....................................................152

     10.1     ASSIGNMENTS AND PARTICIPATIONS IN LOANS........................152
     10.2     EXPENSES.......................................................156
     10.3     INDEMNITY......................................................156
     10.4     SET-OFF; SECURITY INTEREST IN DEPOSIT ACCOUNTS.................157
     10.5     RATABLE SHARING................................................158
     10.6     AMENDMENTS AND WAIVERS.........................................158
     10.7     CERTAIN MATTERS AFFECTING LENDERS..............................160
     10.8     INDEPENDENCE OF COVENANTS......................................161
     10.9     NOTICES........................................................161
     10.10    SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS.........161
     10.11    FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE..........161

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                                TABLE OF CONTENTS
                                   (Continued)
                                                                            PAGE

     10.12    MARSHALLING; PAYMENTS SET ASIDE................................161
     10.13    SEVERABILITY...................................................162
     10.14    OBLIGATIONS SEVERAL; INDEPENDENT NATURE OF LENDERS' RIGHTS.....162
     10.15    HEADINGS.......................................................162
     10.16    APPLICABLE LAW.................................................162
     10.17    SUCCESSORS AND ASSIGNS.........................................162
     10.18    CONSENT TO JURISDICTION AND SERVICE OF PROCESS.................163
     10.19    WAIVER OF JURY TRIAL...........................................163
     10.20    CONFIDENTIALITY................................................164
     10.21    COUNTERPARTS; EFFECTIVENESS....................................164
     10.22    USA PATRIOT ACT................................................165
     10.23    ELECTRONIC EXECUTION OF ASSIGNMENTS............................165
     10.24    GAMING AUTHORITIES.............................................165
     10.25    CONSENT........................................................165
     10.26    HARRAH'S LEASE.................................................166
     10.27    AMENDMENT AND RESTATEMENT......................................166


                                    SCHEDULES

2.1       Lenders' Commitments, Pro Rata Shares, Notice Information
3.1       Outstanding Letters of Credit
5.1A      Jurisdiction of Organizations
5.1C      Ownership of the Borrowers
5.1D      Subsidiaries of the Borrowers
5.1E      Options
5.2       Governmental Consents
5.5       Mortgaged Real Property and Material Real Estate
5.6       Litigation
5.8       Material Contracts
5.11      Employee Benefit Plans
5.13      Environmental Matters
5.16B     Permits
7.1       Indebtedness Existing on the Closing Date
7.2       Liens Existing on the Closing Date
7.3       Investments Existing on the Closing Date
7.7       Leases Existing on the Closing Date

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                                TABLE OF CONTENTS
                                   (Continued)


7.7A      SNDA Tenants
7.10      Affiliate Transactions Existing on the Closing Date

                                    EXHIBITS

A-1        [INTENTIONALLY OMITTED]
A-2        Form of Term B Note
A-3        Form of Revolving Note
B-1        Form of Borrowing Notice
B-2        Form of Issuance Notice
B-3        Form of Conversion/Continuation Notice
C          Form of Compliance Certificate
D-1        Form of Assignment Agreement
D-2        Form of Certificate of Non-Bank Status
E-1A       Form of Amended and Restated Deed of Trust (Phase I & I-A Site)
E-1B       Form of Amended and Restated Deed of Trust (Phase II Site)
E-2        Form of Second Amendment to Amended and Restated Security Agreement
E-2A Amended and Restated Security Agreement dated as of August 20, 2004, as amended by the First Amendment to Amended and Restated Security Agreement
E-3        Form of First Amendment to Master Disbursement Agreement
E-3A       Master Disbursement Agreement dated as of September 30, 2004
E-4        Form of First Amendment to Disbursement Collateral Account Agreement
E-4A       Disbursement Collateral Account Agreement dated as of September 30,
           2004
F          Form of Amended and Restated Subsidiary Guaranty
G          Form of Financial Condition Certificate
H-1        Form of Opinion of Paul, Weiss, Rifkind, Wharton & Garrison
H-2        Form of Opinion of Lionel Sawyer & Collins
I          Form of Subordination, Non-Disturbance and Attornment Agreement
J          Form of Amended and Restated Environmental Indemnity
K          [INTENTIONALLY OMITTED]
L          Form of Acknowledgement Regarding Intercompany Mall Loan
M          Intentionally Omitted
N          Amended and Restated Intercreditor Agreement
O          Phase II Project Insurance Requirements
P          Form of Estoppel Certificate
Q          Form of Joinder Agreement
R          Schedule of Security Filings

                              LAS VEGAS SANDS, INC.
                                       AND
                           VENETIAN CASINO RESORT, LLC

                      AMENDED AND RESTATED CREDIT AGREEMENT

         This AMENDED AND RESTATED CREDIT AGREEMENT is dated as of February 22, 2005 and entered into by and among LAS VEGAS SANDS, INC. ("LVSI"), a Nevada corporation, and VENETIAN CASINO RESORT, LLC ("VENETIAN"), a Nevada limited liability company, as joint and several obligors (each of LVSI and Venetian, a "BORROWER" and, collectively, the "BORROWERS"), THE FINANCIAL INSTITUTIONS LISTED ON THE SIGNATURE PAGES HEREOF (each individually referred to herein as a "LENDER" and collectively as the "LENDERS"), THE BANK OF NOVA SCOTIA ("SCOTIA CAPITAL") as administrative agent for the Lenders (in such capacity, the "ADMINISTRATIVE AGENT"), COMMERZBANK AG ("COMMERZBANK"), THE CIT GROUP\EQUIPMENT FINANCING, INC. ("CIT") and WELLS FARGO FOOTHILL, INC. ("FOOTHILL") as documentation agents for the Lenders (in such capacity, the "DOCUMENTATION AGENTS"), and GOLDMAN SACHS CREDIT PARTNERS L.P. ("GOLDMAN") and Scotia Capital as Joint Lead Arranger and Joint Bookrunner (collectively, in such capacity the "ARRANGER"), and Goldman as syndication agent for the Lenders (in such capacity, the "SYNDICATION AGENT").

                                 R E C I T A L S

         WHEREAS, Borrowers and certain of their Affiliates (such capitalized terms and other capitalized terms used in these recitals have the meanings given in subsection 1.1 of this Agreement) own and operate the Existing Facility;

         WHEREAS, LCR (an indirect, wholly-owned subsidiary of the Borrowers) owns the Site and intends to design, develop, construct and operate the Phase II Project;

         WHEREAS, the Phase II Mall Subsidiary (an indirect, wholly-owned subsidiary of the Borrowers) desires to own the Phase II Mall, and the Phase II Mall Borrowers intend to enter into the Mall Financing Agreement to finance the development and construction of the Phase II Mall and related transaction expenses;

         WHEREAS, Borrowers, certain financial institutions (the "EXISTING LENDERS"), Goldman as Sole Lead Arranger and Sole Bookrunner, and Scotia Capital as Administrative Agent, are parties to that certain Credit Agreement dated as of August 20, 2004 (the "EXISTING AGREEMENT"), pursuant to which the Existing Lenders extended certain senior credit facilities to Borrowers;

         WHEREAS, Borrowers desire that the Existing Lenders and other Lenders party hereto agree to amend and restate the Existing Agreement in its entirety to (i) establish a new tranche of Term B Funded Loans to be made hereunder; (ii) establish new Term B Delayed Draw Loan Commitments hereunder, (iii) establish new Revolving Loan Commitments hereunder, and (iv) make certain other changes as more fully set forth herein, which amendment and restatement shall become effective upon the Closing Date as defined herein;

         WHEREAS, the existing Term A Loan Commitments made under the Existing Agreement (the "EXISTING TERM A LOAN COMMITMENTS") have been terminated prior to the Closing Date as provided for in the Existing Agreement and shall be of no further force or effect;

         WHEREAS, the Existing Revolving Loan Commitments have been terminated prior to the Closing Date as provided for in the Existing Agreement and shall be of no further force or effect;

         WHEREAS, the Existing Term B Delayed Draw Loan Commitments have been terminated prior to the Closing Date as provided for in the Existing Agreement and shall be of no further force or effect;

         WHEREAS, the Lenders party hereto have agreed to make new Term B Funded Loans, Term B Delayed Draw Loans and Revolving Loans hereunder in an amount up to their respective commitments as set forth on Schedule 2.1 attached hereto; and

         WHEREAS, it is the intent of the parties hereto that this Agreement not constitute a novation of the obligations and liabilities of the parties under the Existing Agreement, and that this Agreement amend and restate, in its entirety, the Existing Agreement.

         NOW, THEREFORE, the parties hereto agree as follows:

         Section 1.        DEFINITIONS.

         1.1      CERTAIN DEFINED TERMS.

         The following terms used in this Agreement shall have the following meanings:

         "ADDITIONAL CONTINGENT CLAIMS" is defined in subsection 5.17.

         "ADELSON" means Sheldon G. Adelson, an individual.

         "ADJUSTED EURODOLLAR RATE" means, for any Interest Rate Determination Date with respect to an Interest Period for a Eurodollar Rate Loan, the rate per annum obtained by DIVIDING (a) the arithmetic average (rounded upward to the nearest 1/100 of one percent) of the offered quotations, if any, to first class banks in the interbank Eurodollar market for Dollar deposits of amounts in same day funds comparable to the respective principal amounts of the Eurodollar Rate Loans of the Administrative Agent for which the Adjusted Eurodollar Rate is then being determined with maturities comparable to such Interest Period as of approximately 10:00 A.M. (New York time) on such Interest Rate Determination Date BY (b) a percentage equal to 100% MINUS the stated maximum rate of all reserve requirements (including any marginal, emergency, supplemental, special or other reserves) applicable on such Interest Rate Determination Date to any member bank of the Federal Reserve System in respect of "Eurocurrency liabilities" as defined in Regulation D (or any successor category of liabilities under Regulation D).

         "ADMINISTRATIVE AGENT" is defined in the preamble and also means and includes any successor Administrative Agent appointed pursuant to subsection 9.5.

         "ADMINISTRATIVE AGENT'S FEE LETTER" means the fee letter, dated as of February 1, 2005, among the Administrative Agent and the Borrowers.

         "ADVANCE REQUEST" has the meaning given in the Disbursement Agreement.

         "AFFECTED LENDER" is defined in subsection 2.6C.

         "AFFECTED LOANS" is defined in subsection 2.6C.

         "AFFILIATE", as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, that Person (excluding, however, any trustee under, or any committee with responsibility for administering any Pension Plan). With respect to any Lender, Approved Fund, or Issuing Lender, a Person shall be deemed to be "controlled by" another Person if such other Person possesses, directly or indirectly, power to vote 51% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors, managing general partners or managers, as the case may be. With respect to all other Persons, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any such other Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise; provided, however, the beneficial owner of 20% or more of the voting Securities of a Person shall be deemed to have control.

         "AGENT" means, individually, each of the Administrative Agent, the Syndication Agent, the Disbursement Agent, the Documentation Agents, the Intercreditor Agent and the Arranger, and "AGENTS" means the Administrative Agent, the Syndication Agent, the Disbursement Agent, the Documentation Agents, the Intercreditor Agent and the Arranger, collectively.

         "AGGREGATE AMOUNTS DUE" is defined in subsection 10.5.

         "AGREEMENT" means, on any date, this Amended and Restated Credit Agreement dated as of the Closing Date and as thereafter from time to time amended, supplemented, amended and restated or otherwise modified from time to time and in effect on such date. This Agreement restates and replaces, in its entirety, the Existing Agreement; any reference in any of the Loan Documents to the Agreement shall mean to this Agreement.

         "APPLICABLE MARGIN" means (a) for Loans accruing interest as Base Rate Loans, 0.75%, and (b) for Loans accruing interest as Eurodollar Rate Loans, 1.75%; PROVIDED, HOWEVER, that at any time that the Loans are rated Ba2 or higher by Moody's and BB or higher by S&P (or any equivalent rating by Moody's or S&P) (in each case with at least a stable outlook), as evidenced by an Officers' Certificate of the Borrowers, the Applicable Margin for such Loans shall be immediately decreased by 0.25%; FURTHER, PROVIDED, that:

                  (i) if at any time a public or private debt rating is provided by one but not both of Moody's and S&P, the Applicable Margin shall be determined by reference to the public or private debt rating provided by the agency which gives such rating, without regard to the requirement above that there be two ratings;

                  (ii) if at any time no debt rating for the Loans is provided by Moody's and no debt rating for the Loans is provided by S&P, any existing 0.25% decrease in the Applicable Margin shall automatically rescind; and

                  (iii) if at any time the Loans are rated below Ba2 by Moody's or below BB by S&P (or any equivalent rating by Moody's or S&P) (in each case with at least a stable outlook), any existing 0.25% decrease in the Applicable Margin shall automatically rescind.

         "APPLIED AMOUNT" is defined in subsection 2.4B(iv)(b)(1).

         "APPROVED FUND" means, (i) a fund that invests in bank loans, or (ii) relative to any Lender, any other fund that invests in bank loans and is advised or managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

         "ARRANGER" is defined in the preamble.

         "ASSET SALE" means the sale by a Borrower or any of its Restricted Subsidiaries to any Person of (a) any of the stock of any of such Person's Restricted Subsidiaries, (b) substantially all of the assets of any division or line of business of a Borrower or any of its Restricted Subsidiaries, or (c) any other assets (whether tangible or intangible) of a Borrower or any of its Restricted Subsidiaries (other than (i) inventory or goods sold in the ordinary course of business, (ii) any other assets to the extent that the aggregate fair market value of such assets sold during any Fiscal Year is less than or equal to $2,000,000 or (iii) any sales, transfers or dispositions permitted by subsection
7.7 (other than subsection 7.7 (iv)).

         "ASSIGNMENT AGREEMENT" means an Assignment Agreement in substantially the form of EXHIBIT D-1 annexed hereto.

         "ASSIGNMENT EFFECTIVE DATE" is defined in subsection 10.1B(ii).

         "AUTHORIZED OFFICER" means, relative to any Loan Party, those of its officers, general partners or managing members (as applicable) or those of the officers of the general partners or managing members (as applicable) whose signatures and incumbency shall have been certified to the Administrative Agent, the Lenders and the Issuing Lenders pursuant to subsection 4.1A.

         "BANK PROCEEDS ACCOUNT" is defined in the Disbursement Agreement.

         "BANKRUPTCY CODE" means Title 11 of the United States Code entitled "Bankruptcy", as now and hereafter in effect, or any successor statute.

         "BASE RATE" means, at any time, the higher of (a) the Prime Rate or (b) the rate which is 1/2 of 1% in excess of the Federal Funds Effective Rate.

         "BASE RATE LOANS" means Loans bearing interest at rates determined by reference to the Base Rate as provided in subsection 2.2A.

         "BORROWERS" is defined in the preamble and shall mean, as the context requires, either or both of the Borrowers.

         "BORROWING NOTICE" means a notice substantially in the form of EXHIBIT B-1 annexed hereto delivered by the Borrowers to the Administrative Agent pursuant to subsection 2.1C with respect to a proposed borrowing.

         "BOVIS" means Lehrer McGovern Bovis Inc., a New York corporation.

         "BUSINESS DAY" means (a) for all purposes other than as covered by clause (b) below, any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or Nevada or the Province of British Columbia or is a day on which banking institutions located in either such state or such province are authorized or required by law or other governmental action to close, and (b) with respect to all notices, determinations, fundings and payments in connection with the Adjusted Eurodollar Rate or any Eurodollar Rate Loans, any day that is a Business Day described in clause (a) above and that is also a day for trading by and between banks in Dollar deposits in the London interbank market.

         "CAPITAL LEASE", as applied to any Person, means any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person. For purposes of this Agreement and each other Loan Document, the amount of a Person's obligation under a Capital Lease shall be the capitalized amount thereof, determined in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a premium or a penalty.

         "CASH" means money, currency or a credit balance (in each case denominated in Dollars) in a Deposit Account.

         "CASH EQUIVALENTS" means (a) Dollars, (b) (i) direct obligations of the United States (including obligations issued or held in book-entry form on the books of the Department of the Treasury of the United States) or obligations fully guaranteed by the United States, (ii) obligations, debentures, notes or other evidence of indebtedness issued or guaranteed by any other agency or instrumentality of the United States, (iii) interest-bearing demand or time deposits (which may be represented by certificates of deposit) issued by banks having general obligations rated (on the date of acquisition thereof) at least "A" or the equivalent by Standard & Poor's Ratings Group, a division of McGraw Hill, Inc., or Moody's Investors Service, Inc. (together with their respective successors and with any other nationally recognized credit rating agency if neither of such corporations is then currently rating the pertinent obligations, a "RATING AGENCY") or, if not so rated, secured at all times, in the manner and to the extent provided by law, by collateral security in clause (i) or (ii) of this definition, of a market value of no less than the amount of monies so invested, (iv) commercial paper rated (on the date of acquisition thereof) at least "A-1" or "P-1" or the equivalent by any Rating Agency issued by any Person, (v) repurchase obligations for underlying securities of the types described in clause (i) or (ii) above, entered into with any commercial bank or any other financial institution having long-term unsecured debt securities rated (on the date of acquisition thereof) at least "A" or "A2" or the equivalent by any Rating Agency in connection with which such underlying securities are held in trust or by a third-party custodian, (vi) guaranteed investment contracts of any financial institution which has a long-term debt rated (on the date of acquisition thereof) at least "A" or "A2" or the equivalent by any Rating Agency, (vii) obligations (including both taxable and non-taxable municipal securities) issued or guaranteed by, and any other obligations the interest on which is excluded from income for Federal income tax purposes issued by, any state of the United States or District of Columbia or the Commonwealth of Puerto Rico or any political subdivision, agency, authority or instrumentality thereof, which issuer or guarantor has (A) a short-term debt rated (on the date of acquisition thereof) at least "A-1" or "P-1" or the equivalent by any Rating Agency and (B) a long-term debt rated (on the date of acquisition thereof) at least "A" or "A2" or the equivalent by any Rating Agency, (viii) investment contracts of any financial institution either (A) fully secured by (1) direct obligations of the United States, (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States or (3) securities or receipts evidencing ownership interest in obligations or special portions thereof described in clause (1) or (2), in each case guaranteed as full faith and credit obligations of the United States, having a market value at least equal to 102% of the amount deposited thereunder, or (B) with long-term debt rated (on the date of acquisition thereof) at least "A" or "A2" or the equivalent by any Rating Agency and short-term debt rated (on the date of acquisition thereof) at least "A-1" or "P-1" or the equivalent by any Rating Agency, (ix) a contract or investment agreement with a provider or guarantor (A) which provider or guarantor is rated (on the date of acquisition thereof) at least "A" or "A2" or the equivalent by any Rating Agency (provided that if a guarantor is a party to the rating, the guaranty must be unconditional and must be confirmed in writing prior to any assignment by the provider to any subsidiary of such guarantor), (B) providing that monies invested shall be payable to the Administrative Agent without condition (other than notice) and without brokerage fee or other penalty, upon not more than two Business Days' notice for application when and as required or permitted under the Collateral Documents, and (C) stating that such contract or agreement is unconditional, expressly disclaiming any right of setoff and providing for immediate termination in the event of insolvency of the provider and termination upon demand of the Administrative Agent (which demand shall only be made at the direction of the Borrowers) after any payment or other covenant default by the provider, or (x) any debt instruments of any Person which instruments are rated (on the date of acquisition thereof) at least "A," "A2", "A-1" or "P-1" or the equivalent by any Rating Agency, PROVIDED that in each case of clauses (i) through (x), such investments are denominated in Dollars and maturing not more than 13 months from the date of acquisition thereof; (c) investments in any money market fund which is rated (on the date of acquisition thereof) at least "A" or "A2" or the equivalent by any Rating Agency; (d) investments in mutual funds sponsored by any securities broker-dealer of recognized national standing having an investment policy that requires substantially all the invested assets of such fund to be invested in investments described in any one or more of the foregoing clauses and having a rating of at least "A" or "A2" or the equivalent by any Rating Agency; or (e) investments in both taxable and nontaxable (i) periodic auction reset securities which have final maturities between one and 30 years from the date of issuance and are repriced through a Dutch auction or other similar method every 35 days or (ii) auction preferred shares which are senior securities of leveraged closed end municipal bond funds and are repriced pursuant to a variety of rate reset periods, in each case having a rating (on the date of acquisition thereof) of at least "A" or "A2" or the equivalent of any Rating Agency.

         "CASINO LEASE" means the Casino Lease between Venetian and LVSI, dated as of November 14, 1997, as amended effective as of October 1, 2002, with respect to the operation of the casino for the Existing Facility.

         "CASINO LEVEL MALL LEASE" means the Casino Level Restaurant/Retail Master Lease between Venetian and Grand Canal, dated as of May 14, 2004, with respect to the lease of certain restaurant and retail space on the casino floor of the Existing Facility to Grand Canal.

         "CENTRAL PARK WEST SITE" means the approximately 15 acres of real property owned by LVSI located near the intersection of Sands Avenue and Koval Lane upon which an apartment complex commonly known as Central Park West Apartments is currently located.

         "CENTRAL PLANT" means the "Electric Substation" and the "HVAC Space", as each such term is defined in the Cooperation Agreement.

         "CERTIFICATE OF NON-BANK STATUS" means a certificate substantially in the form of EXHIBIT D-2 annexed hereto delivered by a Lender to the Administrative Agent pursuant to subsection 2.7B(iii).

         "CHANGE OF CONTROL" means any sale, pledge or other transfer (excluding any transfer of Securities by Adelson for the purposes of providing estate planning and gifts reasonably acceptable to the Administrative Agent) of Securities whereby (a) (i) Adelson and/or his Affiliates or Related Parties cease to own, directly or indirectly, at least 35% of the voting Securities of LVSC, or (ii) any Person or group of Persons (other than Adelson and/or his Affiliates or Related Parties), owns directly or indirectly, a greater percentage of the voting Securities of LVSC than Adelson and/or his Affiliates or Related Parties, (b) LVSC ceases to own (either directly, or indirectly) 100% of the common equity interests of LVSI or LVSI ceases to own (either directly, or indirectly through one or more Subsidiary Guarantors) 100% of the common equity interests of Venetian, (c) except as otherwise permitted by subsection
7.7 (iii), (iv), (vi), (viii), (xv) or (xvii), Venetian and LVSI cease to own directly or indirectly 100% of the equity Securities of each of their Restricted Subsidiaries, Interface and the Phase II Mall Borrowers prior to the Phase II Mall Sale; or (d) a "Change of Control" (or similar term) as defined in the indenture relating to the LVSC Notes or any other instrument evidencing Indebtedness of the Borrowers or any other Loan Party permitted hereunder and issued after the Closing Date in excess of $75,000,000 shall occur. The sale of equity securities of Phase II Mall Subsidiary pursuant to the Phase II Mall Sale shall not be a "change of control" under this Agreement.

         "CLOSING DATE" means the date on which all conditions set forth in
Section 4.1 have been satisfied and the funding of the Term B Funded Loans occurs.

         "CODE" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter, and any successor statute.

         "COLLATERAL" means, collectively, all of the real, personal and mixed property in which Liens are granted pursuant to the Collateral Documents as security for the Obligations.

         "COLLATERAL ACCOUNT AGREEMENT" means that certain Disbursement Collateral Account Agreement, entered into among the Borrowers, LCR, the Intercreditor Agent and the Administrative Agent, dated as of September 30, 2004 and attached as EXHIBIT E-4A hereto, as amended by that certain First Amendment to Disbursement Collateral Account Agreement, dated as of the Closing Date, to be entered into among Borrowers, LCR, the Intercreditor Agent and the Administrative Agent, in substantially the form of EXHIBIT E-4 hereto.

         "COLLATERAL DOCUMENTS" means the Security Agreement, the Deeds of Trust, the Collateral Account Agreement and all other instruments or documents delivered by a Loan Party pursuant to any of the Loan Documents in order to grant to the Administrative Agent or the Intercreditor Agent, on behalf of the Secured Parties, a Lien (or to perfect such Lien) on any Collateral as security for the Obligations.

         "COMMERCIAL LETTER OF CREDIT" means any letter of credit or similar instrument issued for the purpose of providing the financing payment mechanism in connection with the purchase of any materials, goods or services by a Borrower in the ordinary course of business of such Borrower.

         "COMMITMENT" means the commitment of a Lender to make Loans as set forth in subsection 2.1B or Section 2.10, and "COMMITMENTS" means such commitments of all Lenders in the aggregate.

         "COMMITMENT TERMINATION EVENT" means (a) the occurrence of any Event of Default with respect to either Borrower described in subsection 8.6 or 8.7, (b) the occurrence and continuance of any other Event of Default and either (i) the declaration of all or any portion of the Loans to be due and payable, or (ii) the giving of notice by the Administrative Agent, acting at the direction of the Requisite Lenders, to the Borrowers that the Commitments have been terminated.

         "COMPLIANCE CERTIFICATE" means a certificate substantially in the form of EXHIBIT C annexed hereto delivered to the Administrative Agent and the Lenders by the Borrowers pursuant to subsection 6.1(iv).

         "CONFORMING ADELSON L/C" means an unconditional, direct pay letter of credit which (a) is obtained by Adelson or one of his Affiliates (but not the Borrowers or any of their Restricted Subsidiaries), (b) either (i) has an expiration date of not less than twenty-four months or (ii) has an expiration date of not less than twelve months with an automatic extension of one twelve month period unless the issuer of such letter of credit gives the Administrative Agent not less than sixty days prior written notice that it will not renew the letter of credit for such successive term, (c) either (i) is irrevocable or (ii) provides that the issuer will deliver not less than sixty days prior written notice to the Administrative Agent of its intention to revoke such letter of credit, (d) is issued by a financial institution acceptable to the Administrative Agent in its reasonable judgment and (e) is otherwise in form and substance acceptable to the Administrative Agent in its reasonable judgment, PROVIDED that any such letter of credit shall only qualify as a Conforming Adelson L/C if it states that it may be drawn upon by the Administrative Agent and applied in accordance with the terms of this Agreement upon the occurrence of any Conforming Adelson L/C Draw Event, and PROVIDED FURTHER that neither

Borrower nor any of their Restricted Subsidiaries shall have any obligations (contingent or otherwise) in respect of any such letter of credit or any reimbursement agreement applicable thereto.

         "CONFORMING ADELSON L/C DRAW EVENT" shall mean, during the time that the Conforming Adelson L/C remains in full force and effect, the occurrence of any of the following (a) an Event of Default (which is continuing and has not been waived) set forth in subsections 8.1, 8.2, 8.6, 8.7, 8.13 or resulting from a breach of any of the covenants set forth in subsection 7.6; (b) if such Conforming Adelson L/C has a maturity of less than twenty-four months, either
(x) the Administrative Agent's receipt of notice from the issuer of the Conforming Adelson L/C that such issuer will not renew the Conforming Adelson L/C or (y) the date that is five days prior to the expiration of the Conforming Adelson L/C if the Administrative Agent has not received evidence of the renewal thereof, PROVIDED that the Administrative Agent may not draw down on the Conforming Adelson L/C under such circumstances if and only if Adelson or his Affiliates substitute cash equity in the Borrowers in an amount equal to the face amount of the Conforming Adelson L/C in lieu of the Conforming Adelson L/C on or before the date that is five days prior to the expiration thereof (such equity to be substituted for the withdrawn Conforming Adelson L/C in the calculation of Consolidated Adjusted EBITDA); or (c) the Administrative Agent's receipt of notice from the issuer of the Conforming Adelson L/C that such issuer intends to revoke, terminate or cancel the Conforming Adelson L/C, PROVIDED that the Administrative Agent may not draw down on the Conforming Adelson L/C under such circumstances if and only if Adelson or his Affiliates substitute cash equity in Borrowers in an amount equal to the face amount of the Conforming Adelson L/C in lieu of the Conforming Adelson L/C on or before the date that is five days prior to the revocation, termination or cancellation thereof (such equity to be substituted for the withdrawn Conforming Adelson L/C in the calculation of Consolidated Adjusted EBITDA).

         "CONSENTS" means the consents to the collateral assignment by the Borrowers of the Resort Complex Operative Documents, as required by the terms of the Loan Documents.

         "CONSOLIDATED ADJUSTED EBITDA" means, for any period, the sum of the amounts (without duplication) for such period of (a) Consolidated Net Income,
(b) Consolidated Interest Expense, (c) provision for taxes based on income to the extent deducted in calculating Consolidated Net Income, (d) total depreciation expense, (e) total amortization expense, and (f) other non-cash items reducing Consolidated Net Income (including any reductions to Consolidated Net Income as a result of minority or preferred interests of Venetian) LESS other non-cash items increasing Consolidated Net Income, all of the foregoing as determined on a consolidated basis for the Borrowers and their Restricted Subsidiaries in conformity with GAAP. Any cash equity contributions made by Adelson or any of his Affiliates (other than one of the Borrowers or their Restricted Subsidiaries) to the Borrowers and/or the face amount of any Conforming Adelson L/C delivered to the Administrative Agent for the benefit of the Lenders during any quarter and during a period of fifteen days following such quarter, in an aggregate amount for such cash equity contributions and face amounts of Conforming Adelson L/Cs not to exceed $20,000,000 per quarter, may at the written election of the Borrowers be included in Consolidated Adjusted EBITDA for such quarter for all purposes hereunder, PROVIDED that the Borrowers may not include such cash equity contributions or the face amount of the Conforming Adelson L/C, or any combination thereof, in Consolidated Adjusted EBITDA (a) if any

Conforming Adelson L/C Draw Event or any Event of Default or Potential Event of Default has occurred and is continuing at the time such cash contribution is made or such Conforming Adelson L/C is provided to the Administrative Agent or
(b) in any event, after two consecutive quarters unless, following any exercise of such election to include any such cash equity contributions and/or face amount of any Conforming Adelson L/C in Consolidated Adjusted EBITDA, the Borrowers have thereafter been in compliance with subsection 7.6 on a rolling four quarter basis occurring after such election (without giving affect to any previous cash contributions or Conforming Adelson L/C) for at least one Fiscal Quarter.

         "CONSOLIDATED CAPITAL EXPENDITURES" means, for any period, the sum of
(a) the aggregate of all expenditures (whether paid in cash or other consideration or accrued as a liability and including that portion of Capital Leases which is capitalized on the consolidated balance sheet of the Borrowers) by the Borrowers and their Restricted Subsidiaries during that period that, in conformity with GAAP, are included in "additions to property, plant or equipment" or comparable items reflected in the consolidated statement of cash flows of the Borrowers and their Restricted Subsidiaries PLUS (b) to the extent not covered by clause (a) of this definition, any expenditures by the Borrowers or their Restricted Subsidiaries during that period to acquire (by purchase or otherwise) the business, property or fixed assets of any Person, or the stock or other evidence of beneficial ownership of any Person that, as a result of such acquisition, becomes a Restricted Subsidiary of the Borrowers; PROVIDED, HOWEVER, that any expenditures for Phase II Project Costs shall not be included in Consolidated Capital Expenditures; and, PROVIDED FURTHER that Consolidated Capital Expenditures shall not include any adjustment to the original cost of the Phase I Project or any similar balance sheet adjustment as a result of any settlement of or any judgment, payment, cost, expenditure or charge relating to, the Construction Litigation.

         "CONSOLIDATED INTEREST COVERAGE RATIO" means, as of any Quarterly Date, the ratio computed for the period consisting of the Fiscal Quarter as to which such Quarterly Date relates and each of the three immediately preceding Fiscal Quarters of (a) Consolidated Adjusted EBITDA (for all such Fiscal Quarters) to
(b) the sum (for all such Fiscal Quarters) of Consolidated Interest Expense.

         "CONSOLIDATED INTEREST EXPENSE" means, for any period, total interest expense (including that portion attributable to Capital Leases in accordance with GAAP and capitalized interest) of the Borrowers and their Restricted Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of the Borrowers (other than non-cash interest on Permitted Subordinated Indebtedness), including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under Hedging Agreements, PLUS (except for purposes of calculating the Consolidated Interest Coverage Ratio in connection with a Permitted Employee Repurchase pursuant to subsection 7.5 (vii)) all Restricted Payments made by Borrowers to LVSC in accordance with Section 7.5(xiv) of this Agreement, but excluding, however, amortization of debt issuance costs and deferred financing fees including any amounts referred to in subsection 2.3 payable to the Agents or Lenders, any fees and expenses payable to the Agents or Lenders in connection with this Agreement, and fees and expenses payable to the holders of the Indebtedness incurred under the Mall Financing Agreement in each case, on or prior to the Closing Date; PROVIDED, HOWEVER, that Consolidated Interest Expense for any period ending prior to the Closing Date, shall be calculated on a pro forma basis as if the Transactions, the Prior Transactions, the Refinancing, the Equity Clawback and the Tender and Call occurred on the first day of such period and as if the Company's Indebtedness outstanding on the Closing Date were outstanding throughout such period.

         "CONSOLIDATED LEVERAGE RATIO" means, as of any date, the ratio of (a) Consolidated Total Debt outstanding on such date to (b) Consolidated Adjusted EBITDA computed for the period consisting of, if such date is a Quarterly Date, the Fiscal Quarter ending on such date and each of the three immediately preceding Fiscal Quarters, or if such date is not a Quarterly Date, the four full Fiscal Quarters most recently ended.

         "CONSOLIDATED NET INCOME" means, for any period, the net income (or loss) of the Borrowers and their Restricted Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP and before any reduction in respect of preferred stock dividends; PROVIDED that there shall be excluded, without duplication, (a) the income (or loss) of any Person (other than a Restricted Subsidiary of a Borrower), except to the extent of the amount of dividends or other distributions actually paid to the Borrowers or any of their Restricted Subsidiaries by such Person during such period, (b) the income (or loss) of any Person accrued prior to the date it is merged into or consolidated with Borrowers or a Restricted Subsidiary or that Person's assets are acquired by the Borrowers or a Restricted Subsidiary, (c) any after-tax gains or losses attributable to (i) Asset Sales, (ii) returned surplus assets of any Pension Plan or (iii) the disposition of any Securities or the extinguishment of any Indebtedness of any Person or any of its Restricted Subsidiaries, (d) dividends or distributions from any Excluded Subsidiary to the Borrowers or any Restricted Subsidiary which are used to fund Permitted Quarterly Tax Distributions, (e) the effect of non-cash accounting adjustments resulting from a change in the tax status of a flow-through tax entity to a "C-corporation" or other entity taxed similarly, (f) any net extraordinary gains or net extraordinary losses, (g) any refinancing costs, amortization or charges (including premiums, costs, amortization and charges associated with the Refinancing, the Equity Clawback, the Tender and Call or any permitted refinancing of the LVSC Notes); and (h) to the extent it reduces Consolidated Net Income, the effect of any payment, expenditure, cost or charge relating to the Construction Litigation (or any settlement or judgment thereof); provided that the aggregate amount excluded from the calculation of Consolidated Net Income pursuant to this subsection (h) shall not exceed $45.0 million; PROVIDED, FURTHER, that no effect shall be given to any non-cash minority or preferred interest in Venetian for purposes of computing Consolidated Net Income.

         "CONSOLIDATED NET WORTH" means, as of any date of determination, (a) the sum of the following items, as shown on the consolidated balance sheet of LVSI and its Subsidiaries as of such date (i) the common equity of LVSI and its Subsidiaries, (ii)(A) the aggregate liquidation preference of preferred stock or preferred membership interests of LVSI and its Subsidiaries and (B) any increase in depreciation and amortization resulting from any purchase accounting treatment from an acquisition or related financing; (b) LESS any goodwill incurred subsequent to August 20, 2004 and (c) LESS any write up of assets (in excess of fair market value) after August 20, 2004 and, in each case on a consolidated basis for LVSI and its Subsidiaries, determined in accordance with GAAP; PROVIDED, that in calculating Consolidated Net Worth, (i) any gain or loss from any Asset Sale or the disposition of any securities or the extinguishment of any Indebtedness of any Person or any of its Subsidiaries (including all extraordinary gains and losses and all expenses, amortization and charges associated with the Refinancing, the Equity Clawback, the Tender and Call and the issuance of the LVSC Notes) shall be excluded, (ii) any change or reduction of net worth related to a conversion from flow-through tax entities to taxable entities shall be excluded, (iii) any change or reduction of net worth related to currency fluctuations or any conversion of currencies shall be excluded; and (iv) regardless whether Venetian is a Subsidiary of LVSI or is wholly-owned, Venetian shall be assumed at all times to be a wholly-owned Subsidiary of LVSI, and no effect shall be given to any preferred interest in Venetian for purposes of calculating Consolidated Net Worth.

         "CONSOLIDATED SENIOR LEVERAGE RATIO" means, at any time of determination, the ratio of (a) Consolidated Total Senior Debt outstanding on such date to (b) Consolidated Adjusted EBITDA computed for the period consisting of the most recently ended Fiscal Quarter and each of the three immediately preceding Fiscal Quarters.

         "CONSOLIDATED TOTAL DEBT" means, as at any date of determination: ((i) the aggregate stated balance sheet amount of all Indebtedness of the Borrowers and their Restricted Subsidiaries (other than any Shareholder Subordinated Indebtedness), determined on a consolidated basis in accordance with GAAP; plus
(ii) all Indebtedness of LVSC that is guaranteed by Borrowers and/or any of their respective Restricted Subsidiaries), less (iii) the Mortgage Notes Repayment Expenses.

         "CONSOLIDATED TOTAL SENIOR DEBT" means as at any date of determination, Consolidated Total Debt, LESS Indebtedness evidenced by the Mortgage Notes, the LVSC Notes, LVSC Permitted Indebtedness, Permitted Subordinated Indebtedness, and Indebtedness incurred under any Employee Repurchase Notes.

         "CONSTRUCTION CONSULTANT" means Tishman Construction Corporation of Nevada, or any other person designated from time to time under the Disbursement Agreement by the Administrative Agent to serve as the Construction Consultant.

         "CONSTRUCTION LITIGATION" has the meaning assigned to that term in subsection 5.17.

         "CONSTRUCTION MANAGEMENT AGREEMENT" is defined in the Disbursement Agreement.

         "CONTINGENT OBLIGATION", as applied to any Person, means any direct or indirect liability, contingent or otherwise, of that Person (a) with respect to any Indebtedness, lease, dividend or other obligation of another if the primary purpose or intent thereof by the Person incurring the Contingent Obligation is to provide assurance to the obligee of such obligation of another that such obligation of another will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof, (b) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings, or (c) under Hedging Agreements. Contingent Obligations shall include (a) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another, (b) the obligation to make take-or-pay or similar payments if required regardless of non-performance by any other party or parties to an agreement, and (c) any liability of such Person for the obligation of another through any agreement (contingent or otherwise) (i) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (ii) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses (i) or (ii) of this sentence, the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if less, the amount to which such Contingent Obligation is specifically limited. Notwithstanding the foregoing, Contingent Obligations shall not include any surety bonds for claims underlying mechanics liens and any reimbursement obligations with respect thereto so long as such reimbursement obligations are not then due or are promptly paid when due.

         "CONTINUING LENDER" means a lender under the Existing Agreement that has delivered a signature page hereto indicating agreement to continue as a Lender under this Agreement.

         "CONTRACTS" means, collectively, the contracts entered into, from time to time, between any Borrower(s) and any contractor for performance of services or sale of goods in connection with the design, engineering, installation or construction of the Phase II Project.

         "CONTRACTUAL OBLIGATION" means, as applied to any Person, any provision of any Security issued by that Person or of any material indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

         "CONVERSION/CONTINUATION NOTICE" means a notice substantially in the form of EXHIBIT B-3 annexed hereto delivered to the Administrative Agent pursuant to subsection 2.2D with respect to a proposed conversion or continuation of the applicable basis for determining the interest rate with respect to the Loans specified therein.

         "COOPERATION AGREEMENT" means that certain Second Amended and Restated Reciprocal Easement, Use and Operating Agreement, dated as of May 17, 2004, as amended as of July 30, 2004, by and between Venetian, LCR, Grand Canal and Interface.

         "COREA" is defined in the Disbursement Agreement.

         "CREDIT EXTENSION" means, as the context may require, (a) the making of a Loan by a Lender or (b) the issuance of any Letter of Credit, or the extension of any expiration date of any existing Letter of Credit, by the Issuing Lender of such Letter of Credit.

         "DEEDS OF TRUST" means the Amended and Restated Deed of Trust, Leasehold Deed of Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filing, dated as of the Closing Date, granted by the Borrowers to the Title Company, for the benefit of the Administrative Agent, as agent for the Secured Parties, substantially in the form of EXHIBIT E-1A and the Amended and Restated Deed of Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filing, dated as of the Closing Date, granted by LCR to the Title Company, for the benefit of the Administrative Agent, as agent for the Secured Parties, substantially in the form of EXHIBIT E1-B annexed hereto.

         "DEPOSIT ACCOUNT" means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

         "DISBURSEMENT ACCOUNT" is defined in the Collateral Account Agreement.

         "DISBURSEMENT AGENT" has the meaning given in the Disbursement
Agreement.

         "DISBURSEMENT AGREEMENT" means the Master Disbursement Agreement, entered into among the Administrative Agent, Goldman, as the sole lead arranger under the Existing Agreement, the Disbursement Agent, LCR, the Phase II Mall Borrowers, and the administrative agent under the Mall Financing Agreement, dated as of September 30, 2004, attached hereto as EXHIBIT E-3A, as amended by that certain First Amendment to Master Disbursement Agreement, dated as of the Closing Date, to be entered into among the Administrative Agent, the Arranger, the Disbursement Agent, LCR, the Phase II Mall Borrowers and the Administrative Agent under the Mall Financing Agreement, substantially in the form attached hereto as EXHIBIT E-3.

         "DOCUMENTATION AGENTS" is defined in the preamble.

         "DOLLARS" and the sign "$" mean the lawful money of the United States.

         "ELIGIBLE ASSIGNEE" means (a) (i) a commercial bank organized under the laws of the United States or any state thereof; (ii) a savings and loan association or savings bank organized under the laws of the United States or any state thereof; (iii) a commercial bank organized under the laws of any other country or a political subdivision thereof; PROVIDED that (1) such bank is acting through a branch or agency located in the United States or (2) such bank is organized under the laws of a country that is a member of the Organization for Economic Cooperation and Development or a political subdivision of such country; and (iv) any other Person which is an "accredited investor" (as defined in Regulation D under the Securities Act) which extends credit or buys loans as one of its businesses including insurance companies, mutual funds and lease financing companies; (b) any Approved Fund; and (c) any Lender and any Affiliate of any Lender; PROVIDED that no Borrower, any Affiliate of the Borrowers, Adelson and/or his Affiliates or Related Parties shall be an Eligible Assignee; PROVIDED FURTHER that so long as no Event of Default shall have occurred and be continuing, no (i) Person that owns or operates a casino located in Singapore, Macau, the United Kingdom, the States of Nevada, New Jersey, Pennsylvania or Michigan (or is an Affiliate of such a Person) (PROVIDED that a passive investment constituting less than 10% of the common stock of any such casino shall not constitute ownership thereof for the purposes of this definition),
(ii) Person that owns or operates a convention, trade show, conference center or exhibition facility in Singapore, Macau, the United Kingdom, Las Vegas, Nevada or Clark County, Nevada or the States of New Jersey, Pennsylvania or Michigan (or an Affiliate of such a Person) (PROVIDED that a passive investment constituting less than 10% of the common stock of any such convention or trade show facility shall not constitute ownership for the purpose of this definition), or (iii) union pension fund (PROVIDED that any intermingled fund or managed account which has as part of its assets under management the assets of a union pension fund shall not be disqualified from being an Eligible Assignee hereunder so long as the manager of such fund is not controlled by a union), shall be an

Eligible Assignee, in each case which Person shall not have been denied an approval or a license, or found unsuitable under the Nevada Gaming Laws applicable to Lenders.

         "EMPLOYEE BENEFIT PLAN" means any "employee benefit plan" as defined in
Section 3(3) of ERISA which is or was maintained or contributed to by the Borrowers, any of their Subsidiaries or any of their respective ERISA Affiliates.

         "EMPLOYEE REPURCHASE NOTES" is defined in subsection 7.1(ix).

         "ENVIRONMENTAL CLAIM" means any investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), by any governmental authority or any other Person, arising (a) pursuant to or in connection with any actual or alleged violation of any Environmental Law, (b) in connection with any Hazardous Materials or any actual or alleged Hazardous Materials Activity, or (c) in connection with any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.

         "ENVIRONMENTAL INDEMNITY" means the Amended and Restated Environmental Indemnity in the form of EXHIBIT J hereto, dated as of the Closing Date, granted by the Borrowers to the Administrative Agent for the benefit of the Lenders.

         "ENVIRONMENTAL LAWS" means any and all current or future statutes, ordinances, orders, rules, regulations, guidance documents, judgments, Permits, or any other requirements of governmental authorities relating to (a) environmental matters, including those relating to any Hazardous Materials Activity, (b) the generation, use, storage, transportation or disposal of Hazardous Materials, or (c) occupational safety and health, industrial hygiene, land use or the protection of human, plant or animal health or welfare, in any manner applicable to the Borrowers or any of their Subsidiaries or any of their Facilities, including the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. ss. 9601 ET SEQ.), the Hazardous Materials Transportation Act (49 U.S.C. ss. 1801 ET SEQ.), the Resource Conservation and Recovery Act (42 U.S.C. ss. 6901 ET seq.), the Federal Water Pollution Control Act (33 U.S.C. ss. 1251 ET SEQ.), the Clean Air Act (42 U.S.C. ss. 7401 ET SEQ.), the Toxic Substances Control Act (15 U.S.C. ss. 2601 ET SEQ.), the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. ss.136 ET SEQ.), the Occupational Safety and Health Act (29 U.S.C. ss. 651 ET SEQ.), the Oil Pollution Act (33 U.S.C. ss. 2701 ET SEQ.), the Emergency Planning and Community Right-to-Know Act (42 U.S.C. ss. 11001 ET SEQ.), the Nevada Hazardous Materials law (NRS Chapter 459), the Nevada Solid Waste/Disposal of GarbagE or Sewage law (NRS 444.440 to 444.650, inclusive), the Nevada Water Controls/Pollution law (NRS Chapter 445A), the Nevada Air Pollution law (NRS Chapter 445B), the Nevada Cleanup of Discharged Petroleum law (NRS 590.700 to 590.920, inclusive), the Nevada Control of Asbestos law (NRS 618.750 to 618.850), the Nevada Appropriation of Public Waters law (NRS 533.324 to 533.4385, inclusive), the Nevada Artificial Water Body Development Permit law (NRS 502.390), the Nevada Protection of Endangered Species, Endangered Wildlife Permit (NRS 503.585), Endangered Flora Permit law (NRS 527.270), the Atomic Energy Act of 1954 (42 U.S.C. Section 2011 et seq.), the Safe Drinking Water Act (42 U.S.C. Sections 300f ET SEQ.), the Surface Mining Control and Reclamation Act of 1974 (30 U.S.C. Sections 1201 ET SEQ.), and the Uranium Mill Tailings Radiation Control Act of 1978 (42 U.S.C. Section 7901 ET SEQ.), each as amended or supplemented, any analogous present or future state or local statutes or laws, and any regulations promulgated pursuant to any of the foregoing.

         "EQUITY CLAWBACK" means Borrowers' redemption of $291.14 million in principal amount of Mortgage Notes and payment of $32 million of related premiums.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor thereto.

         "ERISA AFFILIATE" means, as applied to any Person, (a) any corporation which is a member of a controlled group of corporations within the meaning of
Section 414(b) of the Code of which that Person is a member; (b) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Code of which that Person is a member; and (c) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Code of which that Person, any corporation described in clause (a) above or any trade or business described in clause (b) above is a member. Any former ERISA Affiliate of the Borrowers or any of their Subsidiaries shall continue to be considered an ERISA Affiliate of the Borrowers or such Subsidiary within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of the Borrowers or such Subsidiary and with respect to liabilities arising after such period for which Borrowers or such Subsidiary could be liable under the Code or ERISA.

         "ERISA EVENT" means (a) a "reportable event" within the meaning of
Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation); (b) the failure to meet the minimum funding standard of Section 412 of the Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(d) of the Code) or the failure to make by its due date a required installment under Section 412(m) of the Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (c) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (d) the withdrawal by the Borrowers, any of their Subsidiaries or any of their respective ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability pursuant to Section 4063 or 4064 of ERISA; (e) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which might constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (f) the imposition of liability on Borrowers, any of their Subsidiaries or any of their respective ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (g) the withdrawal of the Borrowers, any of their Subsidiaries or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefor, or the receipt by the Borrowers, any of their Subsidiaries or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (h) the occurrence of an act or omission which could give rise to the imposition on Borrowers, any of their Subsidiaries or any of their respective ERISA Affiliates of fines, penalties, taxes or related charges under Chapter 43 of the Code or under Section 409, Section 502(c), (i) or (l), or
Section 4071 of ERISA in respect of any Employee Benefit Plan; (i) the assertion of a material claim (other than routine claims for benefits) against any Employee Benefit Plan other than a Multiemployer Plan or the assets thereof, or against Borrowers, any of their Subsidiaries or any of their respective ERISA Affiliates in connection with any Employee Benefit Plan; (j) receipt from the PBGC of notice of the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Code) to qualify under
Section 401(a) of the Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Code; or (k) the imposition of a Lien pursuant to Section 401(a)(29) or 412(n) of the Code or pursuant to ERISA with respect to any Pension Plan.

         "ESTIMATION PERIOD" means the period for which a shareholder, partner or member, who is an individual is required to estimate for federal income tax purposes his allocation of taxable income from a Subchapter S corporation or any entity that is treated as a partnership for federal income tax purposes in connection with determining his estimated federal income tax liability for such period.

         "EURODOLLAR RATE LOANS" means Loans bearing interest at rates determined by reference to the Adjusted Eurodollar Rate as provided in subsection 2.2A.

         "EVENT OF DEFAULT" is defined in Section 8.

         "EVENT OF FORCE MAJEURE" has the meaning given in the form of Disbursement Agreement.

         "EVENT OF LOSS" means, with respect to any property or asset (tangible or intangible, real or personal) constituting Collateral, any of the following:
(a) any loss, destruction or damage of such property or asset; (b) any actual condemnation, seizure or taking by exercise of the power of eminent domain or otherwise of such property or asset, or confiscation of such property or asset or the requisition of the use of such property or asset; or (c) any settlement in lieu of clause (b) above.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

         "EXISTING AGREEMENT" is defined in the recitals.

         "EXISTING FACILITY" means the Venetian Casino Resort, a Venetian-themed hotel, casino, retail, meeting and entertainment complex located at 3355 Las Vegas Boulevard South, Clark County, Nevada

         "EXISTING LENDERS" is defined in the recitals.

         "EXISTING SITE" means the land on which the Existing Facility is constructed.

         "EXISTING TERM A LOAN COMMITMENTS" is defined in the recitals

         "EXISTING TERM B DELAYED DRAW LOAN COMMITMENTS" means the Term B Delayed Draw Loan Commitments made under the Existing Agreement.

         "EXISTING TERM B FUNDED LOANS" means the Term B Funded Loans made under the Existing Agreement.

         "EXISTING REVOLVING LOAN COMMITMENTS" means the Revolving Loan Commitments made under the Existing Agreement.

         "EXCLUDED SUBSIDIARY" means (a) Lido Casino Resort Holding Company, LLC, Interface, Phase II Mall Subsidiary, Phase II Mall Subsidiary Holdings, Lido Casino Resourt MMS and Sands Pennsylvania, Inc., (b) Venetian Venture Development Intermediate I, Venetian Venture Development Intermediate II, Venetian Venture Development Intermediate Limited, Venetian Macau Finance Company, Venetian Macau, Limited, Venetian Cotai Limited, Venetian Global Holdings Limited and its Subsidiaries, and all other foreign Subsidiaries of LVSI (other than any foreign Subsidiaries designated as Non-Guarantor Restricted Subsidiaries pursuant to subsection 7.3(iii), (viii) or (xii) and any foreign Subsidiaries designated as Restricted Subsidiaries pursuant to subsection 7.18), and (c) any domestic entities formed after the Closing Date, substantially all of the operations of which are conducted outside the State of Nevada and that are designated as Excluded Subsidiaries by the Borrowers under subsection 7.3(iii), (viii) or (xii).

         "FACILITIES" means any and all real property (including all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by the Borrowers or any of their Restricted Subsidiaries.

         "FDIC" means the Federal Deposit Insurance Corporation.

         "FEDERAL FUNDS EFFECTIVE RATE" means, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent.

         "FF&E FACILITY" means the GE Facility, the Old FF&E Note, and any credit facility, vendor financing, mortgage financing, purchase money obligation, capital lease or similar arrangement incurred to finance or refinance construction, purchase or lease of furniture, fixtures (including Specified FF&E) or other real or personal property acquired after the Closing Date pursuant to subsections 7.1(vii), (xi) or (xviii).

         "FF&E DEPOSIT LOANS" means any Loans the proceeds of which are applied to fund advances or deposits with respect to Specified FF&E pursuant to the terms of the Disbursement Agreement.

         "FF&E DOCUMENTS" means the Old FF&E Note, the GE Facility Agreement, and any intercreditor agreement related to the GE Facility Agreement.

         "FINAL COMPLETION" is defined in the Disbursement Agreement.

         "FINAL COMPLETION DATE" means the date on which Final Completion occurs.

         "FINANCIAL PLAN" is defined in subsection 6.1(xiii).

         "FIRST PRIORITY" means, with respect to any Lien created in any Collateral pursuant to any Collateral Document, that such Lien is the only Lien (other than Permitted Liens) to which such Collateral is subject.

         "FISCAL QUARTER" means a fiscal quarter of any Fiscal Year.

         "FISCAL YEAR" means the fiscal year of the Borrowers ending on December 31 of each calendar year.

         "FOREIGN EXCLUDED SUBSIDIARIES" means foreign subsidiaries that are Excluded Subsidiaries.

         "FORMER LENDER" is defined in subsection 10.7(a).

         "FUNDING AND PAYMENT OFFICE" means (a) the office of the Administrative Agent located at 600 Peachtree Street NE, Suite 2700, Atlanta, Georgia 30308 (Attention: Hilda Gabbidon or Vicki Gibson) or (b) such other office of the Administrative Agent or of a third party or sub-agent, as appropriate, as may from time to time hereafter be designated as such in a written notice delivered by the Administrative Agent to the Borrowers and each Lender.

         "FUNDING DATE" means the date of the funding of a Loan or the issuance of a Letter of Credit.

         "GAAP" means, subject to the limitations on the application thereof set forth in subsection 1.2, generally accepted accounting principles set forth in opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, in each case as the same are applicable to the circumstances as of the Closing Date.

         "GAMING LICENSE" means every license, franchise or other authorization to own, lease, operate or otherwise conduct gaming activities of the Borrowers or any of their Restricted Subsidiaries, including all such licenses granted under the Nevada Gaming Laws, and other applicable federal, state, foreign or local laws.

         "GE FACILITY" means one or more credit facilities, vendor financings, mortgage financings, purchase money obligations, capital leases or similar arrangements to be entered into on terms reasonably satisfactory to the Administrative Agent, to provide loans to finance or refinance construction, purchase, improvement or lease of Specified FF&E.

         "GE FACILITY AGREEMENT" means one or more credit agreements or similar financing arrangements to be entered into among LCR, the Borrowers, General Electric Capital Corporation (or an affiliate thereof or another financial institution reasonably acceptable to the Administrative Agent) and the other lenders party thereto, evidencing the GE Facility.

         "GGP" means GGP Limited Partnership, a Delaware limited partnership, and any successor thereto by merger or by operation of law.

         "GOLDMAN" is defined in the preamble.

         "GONDOLA LEASE" means the Lease between Venetian and Grand Canal, dated as of May 17, 2004, with respect to the lease of the gondola amusement ride concession and related retail space.

         "GOVERNMENTAL ACTS" is defined in subsection 3.5A.

         "GOVERNMENTAL INSTRUMENTALITY" means any national, state or local government (whether domestic or foreign), any political subdivision thereof or any other governmental, quasi-governmental, judicial, public or statutory instrumentality, authority, body, agency, bureau or entity, (including the Nevada Gaming Authorities, any zoning authority, the FDIC, the Comptroller of the Currency or the Federal Reserve Board, any central bank or any comparable authority) or any arbitrator with authority to bind a party at law.

         "GRAND CANAL" means Grand Canal Shops II, LLC.

         "HARRAH'S LEASE" means that certain Agreement of Lease dated January 24, 2005 between Harrah's Las Vegas, Inc. as landlord and LCR, as tenant.

         "HARRAH'S SHARED ROADWAY AGREEMENT" means the Agreement, dated as of January 16, 1998, between Venetian and Harrah's Casino Resort.

         "HAZARDOUS MATERIALS" means (a) any chemical, material or substance at any time defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous waste", acutely hazardous waste", "radioactive waste", "biohazardous waste", "pollutant", "toxic pollutant", "contaminant", "restricted hazardous waste", "infectious waste", "toxic substances", or any other term or expression intended to define, list or classify substances by reason of properties harmful to health, safety or the indoor or outdoor environment (including harmful properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, "TCLP toxicity" or "EP toxicity" or words of similar import under any applicable Environmental Laws); (b) any oil, petroleum, petroleum fraction or petroleum derived substance; (c) any drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (d) any flammable substances or explosives;
(e) any radioactive materials; (f) any asbestos-containing materials; (g) urea formaldehyde foam insulation; (h) electrical equipment which contains any oil or dielectric fluid containing polychlorinated biphenyls; (i) pesticides; and (j) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority or which may or could pose a hazard to the health and safety of the owners, occupants or any Persons in the vicinity of any Facility or to the indoor or outdoor environment.

         "HAZARDOUS MATERIALS ACTIVITY" means any past, current, proposed or threatened activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing.

         "HEDGING AGREEMENTS" means (a) currency exchange or interest rate swap agreements, currency exchange or interest rate cap agreements and currency exchange or interest rate collar agreements and (b) other agreements or arrangements designed to protect against fluctuations in currency exchange or interest rates.

         "HVAC COMPONENT" means, collectively (a) the Central Plant and (b) the "Other Facilities", as defined in each HVAC Services Agreement.

         "HVAC GROUND LEASE" means the Ground Lease made effective as of November 14, 1997, between Venetian and the HVAC Provider.

         "HVAC PROVIDER" means Sempra Energy Solutions, a California corporation (successor to Atlantic-Pacific, Las Vegas LLC, a Delaware limited liability company) or its permitted successors under the HVAC Services Agreements.

         "HVAC SERVICES AGREEMENTS" means collectively (a) the Energy Services Agreement, dated as of November 14, 1997, as amended on July 1, 1999, between Venetian and the HVAC Provider, (b) the HVAC Ground Lease, and (c) all other agreements between the HVAC Provider and the Borrowers or their Restricted Subsidiaries (and any amendments of such other agreements or the agreements described in clauses (a) or (b) above), as approved by the Administrative Agent, in its reasonable discretion.

         "IEL" has the meaning set forth in Section 10.25.

         "IMPROVEMENT PHASING AGREEMENT" means the Improvement Phasing Agreement, dated on or about August 11, 2004, between Clark County, Nevada and LCR.

         "IN BALANCE" has the meaning given in the Disbursement Agreement.

         "INCLUDED TAXES" is defined in subsection 2.7B(i).

         "INCREASED AMOUNT DATE" is defined in Section 2.10.

         "INDEBTEDNESS", as applied to any Person, means (a) all indebtedness for borrowed money, (b) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP, (c) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money, (d) any obligation owed for all or any part of the deferred purchase price of property or services (excluding any such obligations incurred under ERISA and trade payables and accruals incurred in the ordinary course of business), and (e) all indebtedness secured by any Lien on any property or asset owned or held and under contracts by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person. Obligations under Hedging Agreements constitute Contingent Obligations and not Indebtedness. Obligations under the HVAC Services Agreements shall be treated as service contracts or operating leases and not as Indebtedness. Additionally, Indebtedness shall not include (i) any amount of the liability in respect of an operating lease that at such time would not be required to be capitalized and reflected as a liability on the balance sheet in accordance with GAAP or (ii) any surety bonds for claims underlying mechanics liens and any reimbursement obligations with respect thereto so long as such reimbursement obligations are not then due, or are promptly paid when due or (iii) any indebtedness that has been either satisfied or discharged or defeased through covenant defeasance or legal defeasance.

         "INDEMNIFIED LIABILITIES" is defined in subsection 10.3.

         "INDEMNITEES" is defined in subsection 10.3.

         "INDEPENDENT FINANCIAL ADVISOR" means an accounting, appraisal or investment banking or financial advisory firm of nationally or internationally recognized standing that is not an Affiliate of LVSI and Adelson and his Related Parties.

         "INITIAL BANK ADVANCE" has the meaning given in the Disbursement Agreement.

         "INTERCOMPANY MALL NOTE" means that certain intercompany note made by Phase II Mall Subsidiary in FAVOR of Venetian evidencing loans in the amount of $25,371,098 to finance the development and construction of the Phase II Mall, which note has been pledged as Collateral pursuant to the Security Agreement.

         "INTERCREDITOR AGENT" means Scotia Capital, in its capacity as Intercreditor Agent under the Intercreditor Agreement, and any successor Intercreditor Agent appointed pursuant to the terms of the Intercreditor Agreement.

         "INTERCREDITOR AGREEMENT" means the Amended and Restated Intercreditor Agreement, dated as of August 20, 2004, among the Administrative Agent, the Intercreditor Agent and the Mortgage Notes Indenture Trustee attached hereto as EXHIBIT N.

         "INTEREST PAYMENT DATE" means (a) with respect to any Loan that is a Base Rate Loan, each Quarterly Payment Date, and (b) with respect to any Loan that is a Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan; PROVIDED, HOWEVER, that in the case of each Interest Period of longer than three months "Interest Payment Date" shall also include each Quarterly Payment Date; PROVIDED FURTHER that in the case of any Term B Loans at a time when such Loans are assignable through a Settlement Service, "Interest Payment Date" shall mean the date provided for by the Settlement Service.

         "INTEREST PERIOD" is defined in subsection 2.2B.

         "INTEREST RATE DETERMINATION DATE" means, with respect to any Interest Period, two Business Days prior to the first day of such Interest Period.

         "INTERFACE" means Interface Group-Nevada, Inc., a Nevada corporation.

         "INTERFACE HOLDING" means Interface Group Holding Company, Inc., a Nevada corporation.

         "INTERFACE PARENT" means Interface Group-Nevada Parent, Inc., a Nevada corporation.

         "INVESTMENT" means, relative to any Person, (a) any direct or indirect purchase or other acquisition by such Person of, or of a beneficial interest in, any Securities of any other Person (including any Subsidiary), (b) any direct or indirect purchase or other acquisition for value, by such Person from any Person, of any equity Securities of any Person, or (c) any direct or indirect loan, advance (other than advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution by such Person to any other Person, including all Indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business other than Hedging Agreements required or permitted hereunder to hedge against fluctuations of interest rates or currency exchange risk. The amount of any Investment shall be the original cost of such Investment PLUS the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment less all returns of principal or equity thereon.

         "ISSUANCE NOTICE" means a notice substantially in the form of EXHIBIT B-2 annexed hereto delivered by the Borrowers to the Administrative Agent pursuant to subsection 3.1B(i) with respect to the proposed issuance of a Letter of Credit.

         "ISSUING LENDER" means Scotia Capital, in its capacity as Issuing Lender or any other Lender which agrees or is otherwise obligated to issue a Letter of Credit, determined as provided in subsection 3.1B(ii).

         "JOINDER AGREEMENT" means a Joinder Agreement, substantially in the form of EXHIBIT Q, delivered pursuant to the terms of Section 2.10.

         "JOINT VENTURE" means a Supplier Joint Venture or any other joint venture, partnership or other similar arrangement, whether in corporate, partnership, limited liability company or other legal form; PROVIDED that in no event shall any Subsidiary of any Person be considered to be a Joint Venture to which such Person is a party.

         "LCR" means Lido Casino Resort, LLC, a Nevada limited liability company.

         "LCR HOLDINGS" means Lido Intermediate Holding Company, LLC, a Delaware limited liability company, and a wholly-owned Subsidiary of Venetian.

         "LEGAL REQUIREMENTS" means all laws, statutes, orders, decrees, injunctions, licenses, permits, approvals, agreements and regulations of any Governmental Instrumentality having jurisdiction over the matter in question.

         "LENDER" and "LENDERS" is defined in the preamble, together with their successors and permitted assigns pursuant to subsection 10.1 and specifically including the Continuing Lenders; PROVIDED that the term "Lenders", when used in the context of a particular Commitment, shall mean Lenders having that Commitment.

         "LETTER OF CREDIT" or "LETTERS OF CREDIT" means Commercial Letters of Credit and Standby Letters of Credit issued or to be issued by the Issuing Lenders for the account of the Borrowers or their Restricted Subsidiaries pursuant to subsection 3.1.

         "LETTER OF CREDIT USAGE" means, as at any date of determination, the sum of (a) the maximum aggregate amount which is or at any time thereafter may become available for drawing under all Letters of Credit then outstanding PLUS
(b) the aggregate amount of all drawings under Letters of Credit honored by Issuing Lenders and not yet reimbursed by the Borrowers (including any such reimbursement out of the proceeds of Revolving Loans pursuant to subsection 3.3B).

         "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement or any lease in the nature thereof).

         "LIEN PROTECTION ACCOUNT" has the meaning given in the Disbursement Agreement.

         "LOAN" or "LOANS" means one or more of the Term Loans, the New Term Loans or the Revolving Loans or any combination thereof.

         "LOAN DOCUMENTS" means this Agreement, the Notes, any applications for, or reimbursement agreements or other documents or certificates executed by the Borrowers in favor of an Issuing Lender relating to the Letters of Credit, the Subsidiary Guaranty, each Rate Protection Agreement, the Collateral Documents, the Disbursement Agreement, and each other agreement that expressly states by its terms that it is a Loan Document; provided, however for the purposes of
Section 5, Subsections 8.1, 8.4, 8.5 and subsection 10.6, Rate Protection Agreements shall not be considered to be a Loan Document.

         "LOAN PARTY" means each Borrower, Subsidiary Guarantor and Restricted Subsidiary which hereafter executes and delivers a supplement to the Subsidiary Guaranty and the Security Agreement in accordance with subsection 6.11A, which may hereafter become a party to any Loan Document and "LOAN PARTIES" means all such Persons, collectively.

         "LVSC" means Las Vegas Sands Corp., a Nevada corporation and its successors.

         "LVSC NOTES" means (x) $250.0 million in principal amount of 6.375% Senior Notes issued by LVSC due 2015 and (y) Indebtedness issued in exchange for, or the proceeds of which are used to repay, refinance, renew, substitute, refund or defease the Indebtedness evidenced by the LVSC Notes; PROVIDED that with respect to the Indebtedness referred to in clause (y), (a) no Potential Event of Default or Event of Default shall be caused by the incurrence thereof (including the use of the proceeds thereof to refinance, replace, substitute or refund the LVSC Notes), (b) the principal amount of such Indebtedness shall not exceed the principal amount of LVSC Notes so refinanced, renewed, replaced, substituted or refunded (plus Refinancing
Fees), (c) there shall be no scheduled amortization of principal on any portion of such Indebtedness until a date six months following the final maturity date of the Loans; and (d) the applicable final maturity date of any tranche of such Indebtedness shall not be earlier than the date six months following the final maturity date of the Loans.

         "LVSC NOTES DOCUMENTS" means the LVSC Notes, the LVSC Notes Indenture and the guarantees thereof.

         "LVSC NOTES INDENTURE" means the Indenture dated as of February 10, 2005 among LVSC, the subsidiary guarantors party thereto and the LVSC Notes Indenture Trustee.

         "LVSC NOTES INDENTURE TRUSTEE" means U.S. Bank National Association in its capacity as the trustee under the LVSC Notes Indenture and its successors in such capacity.

         "LVSC PERMITTED INDEBTEDNESS" shall mean Indebtedness of LVSC; PROVIDED that (a) no Potential Event of Default or Event of Default shall be caused by the incurrence thereof or of any related guarantees; (b) there shall be no scheduled amortization of principal on any portion of such LVSC Permitted Indebtedness until a date six months following the final maturity date of the Loans; (c) the applicable final maturity date of such LVSC Permitted Indebtedness shall be a date not earlier than six months following the final maturity date of the Loans; (d) the covenants, defaults (and events of default), redemption and other prepayment events, remedies, acceleration rights, subordination provisions and other material terms applicable to such LVSC Permitted Indebtedness shall be no more restrictive to the Borrowers, taken as a whole, than such provisions contained in either (i) the Mortgage Notes or (ii) this Agreement, as reasonably determined by the board of directors of LVSC; and
(e) such Indebtedness, any related guarantees or any related Contingent Obligations shall not be secured by any assets or property of the Borrowers or any Restricted Subsidiary; PROVIDED, further, that up to $50.0 million of LVSC Permitted Indebtedness shall not be subject to the provisions of subsections
(b), (c) and (d) hereof.

         "LVSC PERMITTED CREDIT FACILITY REFINANCING INDEBTEDNESS" means LVSC Permitted Indebtedness issued in exchange for, or the proceeds of which are used to permanently repay, refinance, substitute or refund the Term B Loans; PROVIDED that the principal amount of such LVSC Permitted Credit Facility Refinancing Indebtedness shall not exceed the principal amount of the Term B Loans, as refinanced, substituted or refunded (plus Refinancing Fees).

         "LVSI" is defined in the preamble.

         "MACAU" means the Macau Special Administrative Region of the People's Republic of China.

         "MACAU EXCLUDED SUBSIDIARIES" means Venetian Macau Finance Company, Venetian Macau, Limited, Venetian Cotai Limited, Venetian Venture Development Intermediate Limited,

Venetian Venture Development Intermediate II, Venetian Venture Development Intermediate I, and Venetian Global Holdings Limited, Venetian Resort Development Limited and any other Person in which Borrower or any Subsidiary Guarantor has at any time, directly or indirectly, an Investment, whose purpose is to own, manage, develop, construct, maintain or operate the Macau Project or any other project in the People's Republic of China or assist in any of the foregoing, or any Person which owns any such Person, in each case which is an Excluded Subsidiary.

         "MACAU PROJECT" means one or more hotels, casinos, conference centers and retail and entertainment complexes owned and operated by certain Affiliates of the Borrowers in Macau pursuant to a sub-concession approved by the Government of Macau.

         "MAI APPRAISAL" means an appraisal conducted by a member of the Appraisal Institute in accordance with the standards of the Appraisal Institute.

         "MALL FINANCING AGREEMENT" means the agreement dated September 30, 2004 among Phase II Mall Borrowers, Scotia Bank as administrative agent, and the lenders party thereto, pursuant to which the lenders thereunder have agreed to provide certain loans to the Phase II Mall Borrowers, together with all related agreements, instruments and documents executed or delivered pursuant thereto at any time (including all mortgages, guarantees, security agreements and all other collateral and security documents), in each case as such agreements, instruments and documents may be amended (including any amendment and restatement thereof) or otherwise modified from time to time.

         "MALL PERMITTED REFINANCING INDEBTEDNESS" means Indebtedness issued in exchange for, or the proceeds of which are used to extend, refinance, renew, replace, substitute or refund, Indebtedness evidenced by the Mall Financing Agreement; PROVIDED that (a) the principal amount of such Mall Permitted Refinancing Indebtedness shall not exceed the principal amount of Indebtedness under the Mall Financing Agreement so extended, refinanced, renewed, replaced, substituted or refunded (plus Refinancing Fees), and (b) the terms of such Mall Permitted Refinancing Indebtedness shall not be (in the good faith judgment of the Borrowers), taken as a whole, materially worse for the Phase II Mall Borrowers or the Lenders than the terms of the Mall Financing Agreement as then in effect.

         "MARGIN STOCK" is defined in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

         "MASTER LEASE" is defined in the Disbursement Agreement.

         "MATERIAL ADVERSE EFFECT" means (a) a material adverse effect upon the business, operations, properties, assets, condition (financial or otherwise) or prospects of either (i) Borrowers and their Restricted Subsidiaries, taken as a whole or (ii) the Borrowers and their Subsidiaries, taken as a whole or (b) the material impairment of the ability of any Loan Party to observe or perform, or of the Administrative Agent or Lenders to enforce, the Obligations.

         "MATERIAL CONTRACT" means the Intercompany Mall Note, the Phase II Mall Sale Reimbursement Agreement, and any Contract or other arrangement to which any Borrower(s) or any of their Restricted Subsidiaries are a party (other than the Loan Documents) for which breach, nonperformance, cancellation or failure to renew could reasonably be expected to have a Material Adverse Effect.

         "MATURITY DATE" means, with respect to (a) Revolving Loans, the fifth anniversary of the Closing Date and (b) Term B Loans, June 15, 2011.

         "MAXIMUM CONSOLIDATED CAPITAL EXPENDITURES AMOUNT" is defined in subsection 7.14.

         "MOODY'S" means Moody's Investor Services, Inc., or any successor thereto, and if such Person shall for any reason no longer perform the function of a securities rating agency, Moody's shall be deemed to refer to any other rating agency designated by the Borrowers with the written consent of the Administrative Agent (such consent not to be unreasonably withheld).

         "MORTGAGE NOTE HOLDERS" means the holders of the Mortgage Notes.

         "MORTGAGE NOTES" means the 11% Mortgage Notes due 2010 issued by the Borrowers pursuant to the Mortgage Notes Indenture.

         "MORTGAGE NOTES DOCUMENTS" means the Mortgage Notes, the Mortgage Notes Indenture, the guarantees thereof and any documents creating any security interest securing the Mortgage Notes and any guarantee thereof.

         "MORTGAGE NOTES INDENTURE" means the Indenture, dated as of June 4, 2002, among the Borrowers, the Subsidiary Guarantors and the Mortgage Notes Indenture Trustee.

         "MORTGAGE NOTES INDENTURE TRUSTEE" means U.S. Bank National Association in its capacity as the trustee under the Mortgage Notes Indenture and its successors in such capacity.

         "MORTGAGE NOTES REPAYMENT EXPENSES" means premiums and expenses incurred by LVSI in connection with the Tender and Call, repayment of the Mortgage Notes, in any event not to exceed the aggregate amount of $50.0 million.

         "MORTGAGE POLICY" is defined in subsection 4.1D(ii).

         "MORTGAGED PROPERTY" means the real property described in SCHEDULE 5.5.

         "MULTIEMPLOYER PLAN" means any Employee Benefit Plan which is a "multiemployer plan" as defined in Section 3(37) of ERISA.

         "NET ASSET SALE PROCEEDS" means the aggregate cash proceeds received by any Borrower or any of its Restricted Subsidiaries in respect of any Asset Sale, net of (a) the direct costs relating to such Asset Sale (including legal, accounting and investment banking fees and expenses, employee severance and termination costs, any trade payables or similar liabilities related to the assets sold and required to be paid by the seller as a result thereof and sales, finders' or broker's commission), and any relocation expenses incurred as a result thereof and taxes paid or payable as result thereof (including any such taxes paid or payable by an owner of any Borrower or any of its Restricted Subsidiaries), (b) amounts required to be applied to the repayment of Indebtedness secured by a Lien (or amounts permitted by the terms of such Indebtedness to be otherwise reinvested in other assets of such Borrower or such Restricted Subsidiary to the extent so reinvested) which is prior to the Lien under the Collateral Documents on the asset or assets that are the subject of such Asset Sale, (c) all distributions and other payments required to be made to minority interest holders in a Subsidiary or joint venture as a result of such Asset Sale and (d) any reserve for adjustment in respect of the sale price of such asset or assets or any liabilities associated with the asset disposed of in such Asset Sale and the deduction of appropriate amounts provided by the seller as a reserve in accordance with GAAP against any liabilities associated with the assets disposed of in the Asset Sale and retained by a Borrower or any Restricted Subsidiary.

         "NET LOSS PROCEEDS" means the aggregate cash proceeds received by any Borrower or any of its Restricted Subsidiaries in respect of any Event of Loss, including insurance proceeds from condemnation awards or damages awarded by any judgment, net of the direct costs in recovery of such Net Loss Proceeds (including legal, accounting, appraisal and insurance adjuster fees and expenses) and any taxes paid or payable as a result thereof (including any such taxes paid or payable by an owner of any Borrower or any of its Restricted Subsidiaries) and amounts required to be applied to the repayment of any Indebtedness secured by a Lien (or amounts permitted by the terms of such Indebtedness to be otherwise reinvested in other assets of such Borrower or such Restricted Subsidiary to the extent so reinvested) which is prior to the Liens of Lenders under the Collateral Documents on the asset or assets that are the subject of the Event of Loss. Notwithstanding the foregoing, all proceeds of so-called "liquidated damages", "subguard" and "business interruption" insurance policies shall not be Net Loss Proceeds.

         "NET PENSION PROCEEDS" is defined in subsection 2.4B(iii)(c).

         "NET PROCEEDS" is defined in subsection 2.4B(iii)(d).

         "NET PROCEEDS AMOUNT" is defined in subsection 2.4B(iii)(e).

         "NEVADA GAMING AUTHORITIES" shall mean, collectively, the Nevada Gaming Commission, the Nevada State Gaming Control Board, and the Clark County Liquor and Gaming Licensing Board.

         "NEVADA GAMING LAWS" shall mean the Nevada Gaming Control Act, as modified in Chapter 463 of the Nevada Revised Statutes, as amended from time to time, and the regulations of the Nevada Gaming Commission promulgated thereunder, as amended from time to time.

         "NEW TERM LOAN COMMITMENTS" is defined in Section 2.10.

         "NEW TERM LOAN EXPOSURE" means, with respect to any Lender, as of any date of determination, the outstanding principal amount of the New Term Loans of such Lender.

         "NEW TERM LOAN LENDER" is defined in Section 2.10.

         "NEW TERM LOAN MATURITY DATE" means the date that New Term Loans of a Series shall become due and payable in full hereunder, as specified in the applicable Joinder Agreement, including by acceleration or otherwise.

         "NEW TERM LOANS" is defined in Section 2.10.

         "NON-GUARANTOR RESTRICTED SUBSIDIARY" means: (i) certain foreign subsidiaries designated as such by the Borrowers pursuant to the terms hereof (which shall on the Closing Date include Venetian Far East Limited); (ii) Grand Canal Shops Mall MM Subsidiary, Inc. and its Subsidiaries and (iii) Grand Canal Shops Mall Subsidiary, LLC, and its Subsidiaries.

         "NON-RECOURSE FINANCING" means Indebtedness incurred in connection with the construction, installation, purchase or lease of personal or real property or equipment or Specified FF&E (a) as to which the lender upon default may seek recourse or payment against a Borrower or any of its Restricted Subsidiaries only through the return or foreclosure or sale of the property or equipment or the other Specified FF&E so constructed, purchased or leased and to any proceeds of such property and Indebtedness and the related collateral account in which such proceeds are held and (b) may not otherwise assert a valid claim for payment on such Indebtedness against a Borrower or any of its Restricted Subsidiaries or any other property of a Borrower or any of its Restricted Subsidiaries, except, in each of the foregoing clauses (a) and (b), in the case of customary non-recourse exceptions, including fraud and environmental indemnities.

         "NON-US LENDER" is defined in subsection 2.7B(iii)(a).

         "NOTES" means one or more of the Term B Notes, Revolving Notes, notes evidencing New Term Loans, or any combination thereof.

         "OBLIGATIONS" means all obligations of every nature of each Loan Party from time to time owed to the Agents and/or the Lenders (or in the case of a Rate Protection Agreement, an Affiliate of a Lender) under the Loan Documents, whether for principal, interest, premium, if any, reimbursement of amounts drawn under Letters of Credit, fees, expenses, indemnification or otherwise including interest accruing on the Loans during the pendency of any proceeding of the type described in subsections 8.6 or 8.7, whether or not allowed in such proceeding.

         "OFFICE SPACE LEASE" means the Lease between Venetian and Grand Canal, dated as of May 17, 2004, with respect to the lease of certain office space to Venetian.

         "OFFICERS' CERTIFICATE" means, as applied to any corporation, a certificate executed on behalf of such corporation by its chairman of the board (if an officer) or its president or one of its vice presidents and by its chief financial officer, Vice President - Finance or its treasurer (in their capacity as such officer).

         "OLD FF&E NOTE" means that certain promissory note, dated as of September 12, 2003, executed by Venetian and LVSI and in favor of General Electric Capital Corporation.

         "OPERATING LEASE" means, as applied to any Person, any lease (including leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) that is not a Capital Lease other than any such lease under which that Person is the lessor.

         "OPERATIVE DOCUMENTS" means the Loan Documents, the Mortgage Notes Documents, the LVSC Notes Documents as to which the Borrowers or any of the Restricted Subsidiaries are a party, documents related to LVSC Permitted Indebtedness guaranteed by the Borrowers or their Restricted Subsidiaries as to which the Borrowers or any of their Restricted Subsidiaries are a party, the FF&E Documents, the Intercreditor Agreement, the Resort Complex Operative Documents and the Project Documents.

         "ORGANIZATIONAL DOCUMENTS" means (a) with respect to any corporation, its certificate or articles of incorporation and its bylaws, (b) with respect to any limited partnership, its certificate of limited partnership and its partnership agreement, (c) with respect to any general partnership, its partnership agreement, (d) with respect to any limited liability company, its articles or certificate of organization and its operating agreement and (e) with respect to any other entity, its equivalent organizational, governing documents.

         "OTHER INDEBTEDNESS" means the Indebtedness of any Borrower or any of its Restricted Subsidiaries (a) evidenced by the Mortgage Notes, (b) incurred under any Employee Repurchase Note, (c) incurred under the GE Facility Agreement, or (d) incurred under the Old FF&E Note.

         "OUTSIDE COMPLETION DEADLINE" has the meaning given in the Disbursement Agreement.

         "OUTSTANDING LETTERS OF CREDIT" means the letters of credit listed on
SCHEDULE 3.1.

         "PATRIOT ACT" is defined in subsection 10.22.

         "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

         "PENSION PLAN" means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Section 412 of the Code or Section 302 of ERISA.

         "PERCENTAGE" means, as the context may require, any Lender's RL Percentage, Term B Delayed Draw Percentage or Term B Funded Percentage.

         "PERMITS" means all material authorizations, consents, decrees, permits, waivers, privileges, approvals from and filings with all Governmental Instrumentalities necessary for the realization of the Phase II Project in accordance with the Project Documents and the Resort Complex Operative Documents, the Plans and Specifications, the Project Budget, and any other material building, construction, land use, environmental or other material permit, license, franchise, approval, consent and authorization (including planning board approvals from applicable Governmental Instrumentalities and approvals required under the Nevada Gaming Laws) required for or in connection with the construction, ownership, use, occupation and operation of the Phase II Project and the transactions provided for in this Agreement and the other Operative Documents.

         "PERMITTED EMPLOYEE REPURCHASES" is defined in subsection 7.1(ix).

         "PERMITTED LIENS" means the following types of Liens (excluding any such Lien imposed pursuant to Section 401(a)(29) or 412(n) of the Code or by ERISA, any such Lien relating to or imposed in connection with any Environmental Claim, and any such Lien expressly prohibited by any applicable terms of any of the Collateral Documents):

                  (i)      Liens granted pursuant to the Collateral Documents;

                  (ii) Liens securing Indebtedness permitted under subsection 7.1(vii), provided that such Liens extend only to the real property or personal property and any related assets that are constructed, purchased or leased with the proceeds of such Non-Recourse Financing and to any proceeds of such property or Indebtedness and related collateral accounts in which such proceeds are held, and such property is constructed, leased or acquired within 180 days of the incurrence of such Indebtedness or the drawing of such funds;

                  (iii) Liens securing Mortgage Notes and Liens securing Indebtedness and Contingent Liabilities permitted under subsections 7.1
         (x) or (xvi) and Contingent Obligations relating thereto permitted under subsection 7.4, PROVIDED that, except for Liens on Specified FF&E securing Mortgage Notes, (a) such Liens are junior to the Liens securing the Obligations and (b) in the event such Indebtedness (other than the Mortgage Notes) has a second Lien on any of the Collateral, the holders of such Indebtedness or their representative enter into the Intercreditor Agreement or another intercreditor agreement on terms and conditions reasonably satisfactory to the Administrative Agent;

                  (iv)     Liens existing on the Closing Date and described in
         SCHEDULE 7.2 annexed hereto;

                  (v) other Liens securing Indebtedness in an aggregate amount not to exceed $15,000,000 at any time outstanding;

                  (vi) Liens for taxes, assessments or governmental charges or claims the payment of which is not, at the time, required by subsection 6.3;

                  (vii) statutory Liens of landlords, statutory Liens of banks and rights of set-off, statutory Liens of carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by law, in each case incurred in the ordinary course of business or in connection with the construction of the Resort Complex (a) for amounts not yet overdue, (b) for amounts that are overdue and that (in the case of any such amounts overdue for a period in excess of 5 days) are being contested in good faith by appropriate proceedings, so long as (1) such reserves (including through funds on deposit in the Lien Protection Account which, in the aggregate with all amounts on deposit therein shall not exceed $20,000,000) or other appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts, and (2) in the case of a Lien with respect to any portion of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral on account of such Lien or (c) with respect to Liens of mechanics, repairmen, workmen and materialmen, with respect to which the Borrowers have obtained a title insurance endorsement insuring against losses arising therewith or if such Lien arises in the ordinary course of business or in the construction of the Resort Complex, the Borrowers have bonded such Lien within a reasonable time after becoming aware of the existence thereof;

                  (viii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money), incurred in the ordinary course of business or in connection with the construction of the Resort Complex (a) for amounts not yet overdue, (b) for amounts that are overdue and that (in the case of any such amounts overdue for a period in excess of five days) are being contested in good faith by appropriate proceedings, so long as (1) such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts and (2) in the case of a Lien with respect to any portion of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral on account of such Lien or (c) with respect to Liens of mechanics, repairmen, workmen and materialmen, with respect to which the Borrowers have obtained a title insurance endorsement insuring against losses arising therewith or if such Lien arises in the ordinary course of business or in the construction of the Resort Complex, the Borrowers have bonded such Lien within a reasonable time after becoming aware of the existence thereof;

                  (ix) (a) Liens to secure a stay of process in proceedings to enforce a contested liability, or required in connection with the institution of legal proceedings or in connection with any other order or decree in any such proceeding or in connection with any contest of any tax or other governmental charge, or deposits with a governmental agency entitling the Borrowers or a Restricted Subsidiary to maintain self-insurance or to participate in other specified insurance arrangements, or (b) any attachment or judgment Lien not constituting an Event of Default under subsection 8.8; PROVIDED that such Liens referred to in this clause (ix) to the extent such liens secure Indebtedness, shall not exceed the amounts specified in subsection 7.1(viii);

                  (x) leases or subleases granted to third parties in accordance with any applicable terms of this Agreement and the Collateral Documents and not interfering in any material respect with the ordinary conduct of the business of a Borrower or any of its Restricted Subsidiaries;

                  (xi) (a) easements, rights-of-way, avagational servitudes, restrictions, encroachments, and other minor defects or irregularities in title and other similar charges or encumbrances, in each case which do not and will not interfere in any material respect with the ordinary conduct of the business of a Borrower or any of its Restricted Subsidiaries or result in a material diminution in the value of any Collateral as security for the Obligations and (b) any Liens or other exceptions to title that appear in the Mortgage Policy, as the same may be updated from time to time in accordance with subsection 4.2D;

                  (xii) leases permitted under subsection 7.7(vii), (x), (xx) and (xxi) and any leasehold mortgage in favor of any party financing the lessee under any lease permitted under subsection 7.7(vii), (x),
         (xx) and (xxi), PROVIDED that none of the Borrowers nor any of their Restricted Subsidiaries is liable for the payment of any principal of, or interest, premiums or fees on, such financing;

                  (xiii) Liens on real property of Borrowers arising pursuant to the Harrah's Shared Roadway Agreement (as in effect on the Closing
         Date) and any similar Liens arising pursuant to any amendments thereto or required under a lease or other transaction relating to the construction of a parking garage on real property owned by Harrah's Casino Resort adjacent to the Existing Site;

                  (xiv) Liens arising from filing UCC financing statements relating solely to leases permitted by this Agreement;

                  (xv) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

                  (xvi) any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property;

                  (xvii) licenses of patents, trademarks and other intellectual property rights granted by a Borrower or any of its Restricted Subsidiaries in the ordinary course of business and not interfering in any material respect with the ordinary conduct of the business of such Borrower or such Restricted Subsidiary;

                  (xviii)  Liens created under the HVAC Services Agreements;

                  (xix) Liens created under the Predevelopment Agreement and the Improvement Phasing Agreement (as in effect on the Closing Date);

                  (xx) Liens incurred in connection with Hedging Agreements in respect of any Indebtedness; PROVIDED that such Liens only extend to the collateral securing such Indebtedness with the same priority thereto;

                  (xxi) Liens on Specified FF&E securing obligations in respect of an FF&E Facility;

                  (xxii) Liens created or contemplated by the Cooperation Agreement;

                  (xxiii) Liens securing Indebtedness permitted pursuant to (a) subsections 7.1(v), (vi), (viii) and (xvii) and (b) subsections 7.1(xi) and (xiv);

                  (xxiv) Liens on property of a Person existing at the time such Person became a Restricted Subsidiary, is merged into or consolidated with or into, or wound up into, one of the Borrowers or any Restricted Subsidiary of the Borrowers; PROVIDED, that such Liens were in existence prior to the consummation of, and were not entered into in contemplation of, such acquisition, merger or consolidation or winding up and do not extend to any other assets other than those of the Person acquired by, merged into or consolidated with one of the Borrowers or such Restricted Subsidiary;

                  (xxv) Liens on property existing at the time of acquisition thereof by the Borrowers or any Restricted Subsidiary of the Borrowers; PROVIDED that such Liens were in existence prior to the consummation of, and were not entered into in contemplation of, such acquisition and do not extend to any other assets other than those so acquired;

                  (xxvi) Liens incurred in connection with the construction of a pedestrian bridge over Las Vegas Boulevard and Sands Avenue provided that such Liens will not (i) materially interfere with, impair or detract from the operation of the business of Borrower and their Subsidiaries or the construction or operation of the Resort Complex and
         (ii) cause a material decrease in the value of the Collateral;

                  (xxvii) easements, restrictions, rights of way, encroachments and other minor defects or irregularities in title incurred in connection with the traffic study relating to increased traffic on Las Vegas Boulevard and Sands Avenue as a result of completion of the Resort Complex;

                  (xxviii) in connection with any defeasance of the Mortgage Notes, Liens in favor of the Mortgage Notes Indenture Trustee on any amounts held in a defeasance account pursuant to a defeasance trust agreement and any proceeds held in such account for the benefit of the holders of such Mortgage Notes; and

                  (xxix) Liens incurred in connection with the exchange of or other transaction with respect to the Central Park West Site in accordance with the terms of subsection 7.7(xxiv).

PROVIDED that other than with respect to Liens of the type set forth under clauses (i) through (iv), (v), (ix), (xii), (xx), (xxi), and (xxiii) through
(xxv) and (xxviii) above, such Liens do not secure Indebtedness for borrowed money.

         "PERMITTED QUARTERLY TAX DISTRIBUTIONS" means quarterly distributions of Tax Amounts determined on the basis of the estimated taxable income of LVSI or Venetian, as the case may be (in each case including any such taxable income attributable to such entity's ownership of interest in any other pass-through entity for Federal income tax purposes), for the related Estimation Period, as in a statement filed with the Administrative Agent, PROVIDED, HOWEVER, that (A) prior to any distributions of Tax Amounts the Borrowers shall deliver an officers' certificate with a statement to the effect that in the case of distributions to be made by Venetian, Venetian qualifies as a partnership or a substantially similarly treated pass-through entity for federal income tax purposes or that, in the case of distributions to be made by LVSI, LVSI qualifies as a Subchapter S corporation under the Code or a substantially similarly treated pass-through entity for federal income tax purposes, as the case may be, and (B) at the time of such distributions, the most recent audited financial statements of LVSI reflect that LVSI was treated as a Subchapter S corporation under the Code or a substantially similarly treated pass-through entity for federal income tax purposes and/or Venetian was treated as a partnership or substantially similarly treated pass-through entity for federal income tax purposes for the period covered by such financial statements; PROVIDED, FURTHER, that, for an Estimation Period that includes a True-up Determination Date, (A) if the True-up Amount is due to the members or shareholders, as the case may be, the Permitted Quarterly Tax Distribution payable by LVSI or

Venetian, as the case may be, for the Estimation Period shall be increased by such True-up Amount, and (B) if the True-up Amount is due to LVSI or Venetian, the Permitted Quarterly Tax Distribution payable by LVSI or Venetian as the case may be, for the Estimation Period shall be reduced by such True-up Amount and the excess, if any, of the True-up Amount over such Permitted Quarterly Tax Distribution shall be applied to reduce the immediately following Permitted Quarterly Tax Distribution(s) until such True-up Amount is entirely offset. The amount of Permitted Quarterly Tax Distribution relating to an Estimation Period including a True-up Determination Date shall be determined by a Tax Amounts CPA, and the amount of Permitted Quarterly Tax Distribution relating to all other Estimation Periods shall be determined by LVSI or Venetian, as the case may be, PROVIDED FURTHER, that for the avoidance of doubt, the Pre-IPO Distribution shall be treated as a Permitted Quarterly Tax Distribution and such distribution shall not be subject to any adjustment on account of any True-Up Amount pursuant to the second proviso hereto.

         "PERMITTED SUBORDINATED INDEBTEDNESS" means any Indebtedness of the Borrowers or any Subsidiary Guarantor (a) for which no installment of principal matures earlier than twelve months after the Maturity Date of the Term B Loans and (b) for which the payment of principal and interest is subordinated in right of payment to the Obligations pursuant to documentation containing redemption and other prepayment events, maturities, amortization schedules, covenants, events of default, remedies, acceleration rights, subordination provisions and other material terms reasonably satisfactory to the Administrative Agent and the Syndication Agent.

         "PERSON" means natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments (whether federal, state or local, domestic or foreign, and including political subdivisions thereof) and agencies or other administrative or regulatory bodies thereof.

         "PHASE I MALL OPERATIVE DOCUMENTS" means the Office Space Lease, the Gondola Lease, the Theater Lease, and the Casino Level Mall Lease.

         "PHASE II HOTEL/CASINO EQUITY ACCOUNT" has the meaning given in the Disbursement Agreement.

         "PHASE II MALL" means a commercial mall facility to be built in connection with the Phase II Project to be located within certain airspace within the Phase II Project a portion of which (i) has been leased leased by Phase II Mall Subsidiary from LCR pursuant to the Phase II Mall Lease and which shall eventually be transferred from LCR to the Phase II Mall Subsidiary upon its designation as a separate legal parcel in accordance with the Disbursement Agreement, (ii) has been leased by Phase II Mall Subsidiary pursuant to the Walgreens Lease, and (iii) shall be leased by Phase II Mall Subsidiary from LCR pursuant to the Master Lease.

         "PHASE II MALL AIR PARCEL" has the meaning given in the Disbursement Agreement.

         "PHASE II MALL BORROWER TAXES" is defined in subsection 6.3C.

         "PHASE II MALL BORROWERS" means the Phase II Mall Subsidiary and Phase II Mall Subsidiary Holdings.

         "PHASE II MALL LEASE" means that certain Indenture of Lease, dated September 30, 2004 by and between LCR and the Phase II Mall Subsidiary.

         "PHASE II MALL SALE" means the sale of the equity interests in the Phase II Mall Subsidiary pursuant to the terms of the Phase II Mall Sale Agreement.

         "PHASE II MALL SALE AGREEMENT" means that certain Agreement, dated as of April 12, 2004, as amended, between LCR and GGP.

         "PHASE II MALL SALE REIMBURSEMENT AGREEMENT" means that certain Reimbursement Agreement, dated September 30, 2004 between LCR and Phase II Mall Subsidiary Holdings.

         "PHASE II MALL SALE RESERVE ACCOUNT" means the reserve account to be established by Phase II Mall Subsidiary Holdings pursuant to the terms of the Phase II Mall Sale Reimbursement Agreement and pledged to LCR thereunder.

         "PHASE II MALL SUBSIDIARY" means Phase II Mall Subsidiary, LLC, a Delaware limited liability company, and a wholly-owned direct Subsidiary of Phase II Mall Subsidiary Holdings.

         "PHASE II MALL SUBSIDIARY HOLDINGS" means Phase II Mall Holding, LLC, a Nevada limited liability company, and a wholly-owned indirect Subsidiary of LCR Holdings.

         "PHASE II PROJECT" means an approximately 3,000 room hotel, casino, retail and meeting complex to be integrated with the Existing Facility and located on approximately 14 acres of land adjacent to the Existing Facility, which will include the Phase II Mall and certain retail stores which will be leased by LCR to the Phase II Mall Subsidiary pursuant to the terms of the Master Lease.

         "PHASE II PROJECT COSTS" means costs related to the design, development, construction, engineering, procurement and pre-opening of the Phase II Project (other than such costs related or allocable to the Phase II Mall) incurred prior to the Final Completion Date, in no event including operating costs of the Phase II Project after the Substantial Completion Date.

         "PLANS AND SPECIFICATIONS" has the meaning given in the Disbursement Agreement.

         "POTENTIAL EVENT OF DEFAULT" means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.

         "PREDEVELOPMENT AGREEMENT" means the Sands Resort Hotel Casino Agreement, dated as of February 18, 1997, amended as of September 16, 1997, between Clark County, Nevada and LVSI.

         "PRE-IPO DISTRIBUTION" means the distribution by LVSI to its shareholders that was declared on December 12, 2004 and paid on January 10, 2005.

         "PRIME RATE" means the rate that the Administrative Agent announces from its New York office from time to time as its Dollar prime lending rate, as in effect from time to time. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. The Administrative Agent or any other Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

         "PRIOR TRANSACTIONS" means:

                  (a) 100% of the membership interests in Grand Canal were sold to GGP for net cash proceeds at closing of at least $515,000,000;

                  (b) Lido Casino Resort Holding Company distributed 100% of the membership interests of LCR to LCR Holdings;

                  (c) Venetian established Phase II Mall Subsidiary Holdings and the Phase II Mall Subsidiary;

                  (d) Adelson contributed 100% of the equity interests of Interface Holdings Company, Inc, to LVSI, LVSI made an equity contribution of approximately $27,000,000 to Interface, and Interface applied a portion of the proceeds of such equity to the prepayment of pre-existing indebtedness of Interface; and

                  (e) Interface repaid all of its remaining pre-existing indebtedness with the proceeds of a commercial mortgage loan of $100,000,000.

         "PROCEEDINGS" is defined in subsection 6.1(x).

         "PROJECT BUDGET" is defined in the Disbursement Agreement.

         "PROJECT COST REVOLVING LOANS" means any Revolving Loans the proceeds of which are used to fund Phase II Project Costs.

         "PROJECT DOCUMENTS" means the Phase II Mall Lease, the Phase II Mall Sale Agreement, the Construction Management Agreement, the COREA and any document or agreement related to the design, development, construction or pre-opening of the Phase II Project and entered into on, prior to or after the Closing Date, in accordance with Section 7.13.

         "PRO RATA SHARE" means (a) with respect to all payments, computations and other matters relating to the Term B Loan Commitment or the Term B Loans of any Lender, the percentage obtained by DIVIDING (i) the Term B Loan Exposure of that Lender BY (ii) the aggregate Term B Loan Exposure of all Lenders, (b) with respect to all payments, computations and other matters relating to the Revolving Loan Commitment or the Revolving Loans of any Lender or any Letters of Credit issued or participations therein purchased by any Lender, the percentage obtained by DIVIDING (i) the Revolving Loan Exposure of that Lender BY (ii) the aggregate Revolving Loan Exposure of all Lenders, (c) with respect to all payments, computations and other matters relating to the Term B Delayed Draw Loan Commitment or the Term B Delayed Draw Loans of any Lender, the percentage obtained by DIVIDING (i) the Term B Delayed Draw Loan Exposure of that Lender BY
(ii) the aggregate Term B Delayed Draw Loan

Exposure of all Lenders, (d) with respect to all payments, computations and other matters relating to the Term B Funded Loan Commitment or the Term B Funded Loans of any Lender, the percentage obtained by DIVIDING (i) the Term B Funded Loan Exposure of that Lender BY (ii) the aggregate Term B Funded Loan Exposure of all Lenders, (e) with respect to all payments, computations, and other matters relating to New Term Loan Commitments or New Term Loans of a particular Series, the percentage obtained by dividing (i) the New Term Loan Exposure of that Lender with respect to that Series by (ii) the aggregate New Term Loan Exposure of all Lenders with respect to that Series, and (f) for all other purposes with respect to each Lender, the percentage obtained by DIVIDING (i) the Term B Loan Exposure of that Lender PLUS the Revolving Loan Exposure of that Lender PLUS the New Term Loan Exposure of that Lender by (ii) the sum of the aggregate Term B Loan Exposure of all Lenders PLUS the aggregate Revolving Loan Exposure of all Lenders PLUS the aggregate New Term Loan Exposure of all Lenders, in any such case as the applicable percentage may be adjusted by assignments permitted pursuant to subsection 10.1. The Pro Rata Share of each Lender as of the Closing Date for purposes of each of clauses (a), (b), (c), (d) and (f) of the preceding sentence is set forth opposite the name of that Lender in SCHEDULE 2.1 annexed hereto.

         "QUARTERLY DATE" means March 31, June 30, September 30 and December 31.

         "QUARTERLY PAYMENT DATE" means each April 1, July 1, October 1, and January 1.

         "QUARTERLY PAYMENT PERIOD" means the period commencing on the tenth day and ending and including the twentieth day of each month in which federal estimated tax payments are due (provided that payments in respect of estimated state income taxes due in January may instead, at the option of the Borrowers, be paid during the last five days of the immediately preceding December).

         "RATE PROTECTION AGREEMENT" means, collectively, any Hedging Agreement entered into by the Borrowers or any of their Restricted Subsidiaries under which the counterparty of such Hedging Agreement is (or at the time such Hedging Agreement was entered into, was) a Lender or an Affiliate of an Agent or a Lender; provided that such Hedging Agreement relates to (a) interest rate risk with respect to Indebtedness secured by a First Priority Lien or (b) any currency exchange risk.

         "RATING AGENCIES" is defined in the definition of "Cash Equivalents".

         "REFINANCING" means the refinancing of the all amounts outstanding under the Existing Agreement.

         "REFINANCING FEES" means with respect to any extension, refinancing, defeasance, renewal, replacement, substitution, refunding, repurchase, repayment or redemption of Indebtedness, or any tender for or call of Indebtedness, any reasonable fees, expenses, premiums, make-whole payments, and accrued and unpaid interest refinanced or paid or incurred in connection therewith.

         "REGISTER" is defined in subsection 2.1D(i).

         "REGULATION D" means Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

         "REIMBURSEMENT DATE" is defined in subsection 3.3B.

         "RELATED PARTIES" means: (a) Family Members (defined below); (b) directors of LVSC, LVSI or Venetian and employees of LVSC, LVSI or Venetian who are senior managers or officers of LVSC, LVSI, Venetian, Interface or any of their Affiliates; (c) any Person who receives an interest in LVSC, LVSI or Venetian from any individual referenced in clauses (a)-(b) in a gratuitous transfer, whether by gift, bequest or otherwise, to the extent of such interest;
(d) the estate of any individual referenced in clauses (a)-(c); (e) a trust for the benefit of one or more of the individuals referenced in clauses (a)-(c); and/or (f) an entity owned or controlled, directly or indirectly, by one or more of the individuals, estates or trusts referenced in clauses (a)-(e). For the purpose of this paragraph, a "Family Member" shall include: (a) Sheldon G. Adelson; (b) Dr. Miriam Adelson; (c) any sibling of either of the foregoing; (d) any issue of any one or more of the individuals referenced in the preceding clauses (a)-(c); and (e) the spouse or issue of the spouse of one or more of the individuals referenced in the preceding clauses (a)-(d).

         "RELEASE" means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Materials into the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Materials), including the movement of any Hazardous Materials through the air, soil, surface water or groundwater.

         "REORGANIZATION" has the meaning set forth in subsection 10.25.

         "REQUISITE LENDERS" means Lenders having or holding more than 50% of the sum of the aggregate outstanding principal amount of all Loans and unused amount of the Commitments of all Lenders.

         "RESORT COMPLEX" means the Existing Facility and the Phase II Project.

         "RESORT COMPLEX OPERATIVE DOCUMENTS" means the Cooperation Agreement, the Harrah's Shared Roadway Agreement, the HVAC Services Agreements, the Phase I Mall Operative Documents, the Predevelopment Agreement, the Improvement Phasing Agreement, the Services Agreement, the Site Easements, the Master Lease, and the Walgreens' Lease.

         "RESTRICTED PAYMENT" means (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of equity Securities of either Borrower now or hereafter outstanding, except a dividend or distribution payable solely in shares of that class of equity Securities to the holders of that class (or the accretion of such dividends or distribution), (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of equity Securities of any Borrower now or hereafter outstanding, (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of equity Securities of any Borrower now or hereafter outstanding, and (d) any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in-substance or legal defeasance), sinking fund or similar payment with respect to the Mortgage Notes, the Employee Repurchase Notes and Permitted Subordinated Indebtedness.

         "RESTRICTED SUBSIDIARY" means each Subsidiary of LVSI (other than Venetian) that is not an Excluded Subsidiary.

         "REVOLVING LOAN AVAILABILITY" means an amount equal to the Revolving Loan Commitment Amount less the Total Utilization of Revolving Loan Commitments.

         "REVOLVING LOAN COMMITMENT" means the commitment of a Lender to make Revolving Loans to the Borrowers pursuant to subsection 2.1B(iii), and "REVOLVING LOAN COMMITMENTS" means such commitments of all the Lenders in the aggregate.

         "REVOLVING LOAN COMMITMENT AMOUNT" means $450,000,000, as such amount may be reduced pursuant to the terms of this Agreement.

         "REVOLVING LOAN COMMITMENT TERMINATION DATE" means the earlier of (a) the occurrence of a Commitment Termination Event or (b) the date that is the fifth anniversary of the Closing Date.

         "REVOLVING LOAN EXPOSURE" means, with respect to any Lender as of any date of determination (a) prior to the termination of the Revolving Loan Commitments, that Lender's Revolving Loan Commitment and the aggregate outstanding principal amount of the Revolving Loans made by that Lender and (b) after the termination of the Revolving Loan Commitments, the aggregate outstanding principal amount of the Revolving Loans of that Lender.

         "REVOLVING LOAN LENDER" is defined in subsection 2.1B(iii).

         "REVOLVING LOANS" is defined in subsection 2.1B(iii).

         "REVOLVING NOTE" means a promissory note of Venetian payable to any Revolving Loan Lender, in the form of EXHIBIT A-3 hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of Venetian to such Revolving Loan Lender resulting from outstanding Revolving Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

         "RL PERCENTAGE" means, relative to any Lender, the applicable percentage relating to Revolving Loans set forth opposite its name on SCHEDULE
2.1 hereto under the Revolving Loan Commitment column or set forth in an Assignment Agreement under the Revolving Loan Commitment column, as such percentage may be adjusted from time to time pursuant to Assignment Agreements executed by such Lender and its assignee Lender and delivered pursuant to subsection 10.1B. A Lender shall not have any Revolving Loan Commitment if its percentage under the Revolving Loan Commitment column is zero.

         "SCOTIA CAPITAL" is defined in the preamble.

         "SECC" means the exposition and meeting facilities commonly known as the Sands Expo and Convention Center.

         "SECURED PARTIES" means, collectively, the Lenders, each Issuing Lender, the Agents, each counterparty to a Rate Protection Agreement that is (or at the time such Rate Protection Agreement was entered into, was) a Lender or an Affiliate thereof.

         "SECURITIES" means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

         "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time, and any successor statute.

         "SECURITY AGREEMENT" means the Amended and Restated Security Agreement executed and delivered by each Borrower and each Subsidiary Guarantor, dated August 20, 2004, as amended by that certain First Amendment to Amended and Restated Security Agreement entered into among Borrowers and Intercreditor Agent and dated as of September 30, 2004, as supplemented by that certain Supplement to Security Agreement made by LCR and dated September 30, 2004, and as further amended by that certain Second Amendment to Amended and Restated Security Agreement, dated as of the Closing Date and to be entered into among Borrowers and Intercreditor Agent, all in substantially the form attached hereto as EXHIBIT E-2.

         "SERIES" is defined in Section 2.10.

         "SERVICES AGREEMENT" means the amended and restated Services Agreement, dated as of November 14, 1997, among LVSI, Interface, Interface Holding Company, Inc., and the parties stated on the schedule thereto, as amended as of July 30, 2004.

         "SETTLEMENT CONFIRMATION" is defined in subsection 10.1B(i).

         "SETTLEMENT SERVICE" is defined in subsection 10.1C.

         "SHAREHOLDER SUBORDINATED INDEBTEDNESS" means Permitted Subordinated Indebtedness held by Adelson, his Affiliates and/or his Related Parties that has a maturity date after the Maturity Date of the Term B Loans, that does not pay any cash interest, that does not bind the obligor(s) thereon by the provisions of any covenants other than customary affirmative covenants, and that does not contain any cross-default provisions to any other Indebtedness of such obligor(s).

         "SITE" means the real property consisting of approximately 14 acres adjoining the Existing Site and owned by LCR.

         "SITE EASEMENT" means any easement appurtenant, easement in gross, license agreement and other right running for the benefit of the Borrowers, the Existing Facility, the Phase II Project, the HVAC Component or appurtenant to the Site and/or the Existing Site which benefits or burdens the Resort Complex, including those certain easements and licenses described in the Title Insurance Policies.

         "SOLVENT" means, with respect to any Person, that as of the date of determination both (a) (i) the then fair saleable value of the property of such Person is (A) greater than the total amount of liabilities (including contingent liabilities) of such Person and (B) not less than the amount that will be required to pay the probable liabilities on such Person's then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to such Person; (ii) such Person's capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction; and (iii) such Person does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due; and (b) such Person is "solvent" within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

         "SPECIFIED FF&E" means any furniture, fixtures, equipment and other personal property that is acquired after the Closing Date (except in the case of the Old FF&E Note) and financed or refinanced with the proceeds from an FF&E Facility and not with the proceeds of any borrowings made under this Agreement (other than temporary funding with the proceeds of FF&E Deposit Loans, once such Loans have been reimbursed with proceeds of loans under the relevant FF&E Facility, and other than costs related to transportation, installation and sales taxes), including each and every item or unit of equipment acquired with the proceeds thereof, each and every item or unit of equipment acquired by substitution or replacement thereof; all parts, components and other items pertaining to such property; all documents (including all warehouse receipts, dock receipts, bills of lading and the like); all licenses (other than Gaming Licenses), warranties, guarantees, service contracts and related rights and interests covering all or any portion of such property; and to the extent not otherwise included, all proceeds (including insurance proceeds) of any of the foregoing and all accessions to, substitutions and replacements for, and the rents, profits and products of, each of the foregoing (including collateral accounts) and such other collateral reasonably determined by the Administrative Agent in its reasonable discretion.

         "STANDBY LETTER OF CREDIT" means any standby letter of credit or similar instrument issued for the purpose of supporting (a) Indebtedness of the Borrowers in respect of industrial revenue or development bonds or financings,
(b) workers' compensation liabilities of the Borrowers, (c) the obligations of third party insurers of the Borrowers arising by virtue of the laws of any jurisdiction requiring the third party insurers, (d) obligations with respect to Capital Leases or Operating Leases of the Borrowers or with respect to the Harrah's Shared Roadway Agreement, (e) performance, payment, deposit or surety obligations of the Borrowers, in any case if required by Legal Requirement (including if required by any Governmental Instrumentality or otherwise necessary in order to obtain any Permit related to the Phase II Project) or in accordance with custom and practice in the industry, (f) Legal Requirements in connection with the development of the Phase II Project and (g) for general corporate purposes of the Borrowers and the Restricted Subsidiaries; PROVIDED that Standby Letters of Credit may not be issued for the purpose of supporting (i) trade payables or (ii) any Indebtedness constituting "antecedent debt" (as that term is used in Section 547 of Bankruptcy Code).

         "STOP FUNDING NOTICE" has the meaning given in the Disbursement Agreement.

         "SUBSIDIARY" means, with respect to any Person, (a) any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof and (b) any partnership or limited liability company of which more than 50% of such entities' capital accounts, distribution rights, general or limited partnership interests or membership interests are owned or controlled directly or indirectly by such Person or one of more other Subsidiaries of that Person or a combination thereof.

         "SUBSIDIARY GUARANTOR" means each Restricted Subsidiary that is not a Non-Guarantor Restricted Subsidiary.

         "SUBSIDIARY GUARANTY" means the Amended and Restated Subsidiary Guaranty, dated as of the Closing Date, executed and delivered by each Subsidiary Guarantor and attached hereto as EXHIBIT F.

         "SUBSTANTIAL COMPLETION" has the meaning given in the Disbursement Agreement.

         "SUBSTANTIAL COMPLETION DATE" means the date on which Substantial Completion occurs.

         "SUBSTITUTE LENDER" is defined in subsection 10.7(a).

         "SUPPLEMENTAL AGENT" is defined in subsection 9.1B.

         "SUPPLIER JOINT VENTURE" means any Person that supplies or provides materials or services to any Borrower or any contractor in the Resort Complex and in which a Borrower or one of its Restricted Subsidiaries have Investments.

         "S&P" means Standard & Poor's Ratings Group, a division of The McGraw Hill Corporation, or any successor thereto, and if such Person shall for any reason no longer perform the function of a securities rating agency, S&P shall be deemed to refer to any other rating agency designated by the Borrowers with the written consent of the Administrative Agent (such consent not to be unreasonably withheld).

         "TAX" or "TAXES" means any present or future tax, levy, impost, duty, charge, fee, deduction or withholding of any nature and whatever called, by whomsoever, on whomsoever and wherever imposed, levied, collected, withheld or assessed; PROVIDED that "TAX ON THE OVERALL NET INCOME" of a Person shall be construed as a reference to a tax imposed by the jurisdiction in which that Person is organized or in which that Person's principal office (and/or, in the case of a Lender, its lending office) is located or in which that Person (and/or, in the case of a Lender, its lending office) is deemed to be doing business on all or part of the net income, profits or gains (whether worldwide, or only insofar as such income, profits or gains are considered to arise in or to relate to a particular jurisdiction, or otherwise) of that Person (and/or, in the case of a Lender, its lending office).

         "TAX AMOUNT" means, with respect to an Estimation Period or a taxable year, as the case may be, an amount equal to (A) the product of (x) the taxable income (including all separate items of income) of LVSI or Venetian in the current taxable year, as the case may be, for such Estimation Period or taxable year, as the case may be, and (y) the Applicable Tax Percentage reduced by (B) to the extent not previously taken into account, any income tax benefit attributable to LVSI or Venetian in the current taxable year, as the case may be, which could be utilized (without regard to the actual utilization) by its members or shareholders, as the case may be, in the current taxable year, or portion thereof, computed at the Applicable Tax Percentage of the year that such benefit is taken into account for purposes of this computation; PROVIDED, HOWEVER, that, the computation of Tax Amount shall also take into account (C) the deductibility of state and local taxes for federal income tax purposes, and
(D) any difference in the Applicable Tax Percentage resulting from the nature of taxable income (such as capital gain as opposed to ordinary income).

         "TAX AMOUNTS CPA" means a nationally recognized certified public accounting firm.

         "TENDER" means Borrowers' tender for at least a majority of the Mortgage Notes.

         "TENDER AND CALL" means the Tender and subsequent call and redemption of any remaining Mortgage Notes, in accordance with the term of the Tender Offer Documents and subsequent call notice pursuant to which all remaining Mortgage Notes will be retired.

         "TENDER OFFER DOCUMENTS" means all documentation in respect of the Borrowers' Offer to Purchase for Cash, all outstanding Mortgage Notes and Solicitation of Consent to Amendments to Related Indenture, dated as of February 1, 2005.

         "TERM B DELAYED DRAW LOAN" is defined in subsection 2.1B(ii).

         "TERM B DELAYED DRAW LOAN COMMITMENT" means the commitment of a Lender to make a Term B Delayed Draw Loan to the Borrowers pursuant to subsection 2.1B(ii) of this Agreement, and "TERM B DELAYED DRAW LOAN Commitments" means such commitments of all Lenders in the aggregate.

         "TERM B DELAYED DRAW LOAN COMMITMENT AMOUNT" means $200,000,000.

         "TERM B DELAYED DRAW LOAN COMMITMENT TERMINATION DATE" means the earlier of (a) the occurrence of a Commitment Termination Event, (b) the date on which the full amount of Term B Loans available to be borrowed have been borrowed or (c) August 20, 2005.

         "TERM B DELAYED DRAW LOAN EXPOSURE" means, with respect to any Lender as of any date of determination, (a) prior to the Term B Delayed Draw Loan Commitment Termination Date, that Lender's Term B Delayed Draw Loan Commitment and the aggregate outstanding principal amount of the Term B Delayed Draw Loans made by that Lender and (b) after the Term B Delayed Draw Loan Commitment Termination Date, the outstanding principal amount of the Term B Delayed Draw Loans made by that Lender.

         "TERM B DELAYED DRAW LOAN LENDER" is defined in subsection 2.1B(ii).

         "TERM B DELAYED DRAW PERCENTAGE" means, relative to any Lender, the applicable percentage relating to Term B Delayed Draw Loans set forth opposite its name on SCHEDULE 2.1 hereto under the Term B Delayed Draw Loan Commitment column or set forth in a Assignment Agreement under the Term B Delayed Draw Loan Commitment column, as such percentage may be adjusted from time to time pursuant to Assignment Agreements executed by such Lender and its assignee Lender and delivered pursuant to subsection 10.1B. A Lender shall not have any Term B Delayed Draw Loan Commitment if its percentage under the Term B Delayed Draw Loan Commitment column is zero.

         "TERM B FUNDED LOAN" means a Term B Funded Loan made by a Lender to Borrowers pursuant to Section 2.1B(i).

         "TERM B FUNDED LOAN COMMITMENT" means the commitment of a Lender to make a Term B Funded Loan to the Borrowers pursuant to subsection 2.1B(i) of this Agreement, and "TERM B FUNDED LOAN COMMITMENTS" means such commitments of all Lenders in the aggregate.

         "TERM B FUNDED LOAN COMMITMENT AMOUNT" means $970,000,000.

         "TERM B FUNDED LOAN EXPOSURE" means, with respect to any Lender as of any date of determination, the outstanding principal amount of the Term B Funded Loans made by that Lender.

         "TERM B FUNDED LOAN LENDER" is defined in subsection 2.1B(i).

         "TERM B FUNDED PERCENTAGE" means, relative to any Lender, the applicable percentage relating to Term B Funded Loans set forth opposite its name on SCHEDULE 2.1 hereto under the Term B Funded Loan Commitment column or set forth in an Assignment Agreement under the Term B Funded Loan Commitment column, as such percentage may be adjusted from time to time pursuant to Assignment Agreements executed by such Lender and its assignee Lender and delivered pursuant to subsection 10.1B. A Lender shall not have any Term B Funded Loan Commitment if its percentage under the Term B Funded Loan Commitment column is zero.

         "TERM B LOAN LENDER" or "TERM B LOAN LENDERS" means one or more of the Term B Delayed Draw Loan Lenders and/or Term B Funded Loan Lenders.

         "TERM B LOAN" or "TERM B LOANS" means one or more of the Term B Delayed Draw Loans and/or Term B Funded Loans made by Lenders to the Borrowers pursuant to subsection 2.1B(ii) or (iii) of this Agreement.

         "TERM B LOAN COMMITMENT" means the Term B Funded Loan Commitment and the Term B Delayed Draw Loan Commitment of a Lender.

         "TERM B LOAN EXPOSURE" means, with respect to any Lender as of any date of determination, the Term B Funded Loan Exposure and the Term B Delayed Draw Loan Exposure of such Lender on such date.

         "TERM B NOTE" means a joint and several promissory note of the Borrowers payable to any Lender, in the form of EXHIBIT A-2 annexed hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrowers to such Lender resulting from outstanding Term B Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

         "TERM LOANS" means, collectively, the Term B Loans and any New Term Loans.

         "TERMINATION DATE" means the date on which all payment Obligations then due and payable have been repaid in full in cash, all Letters of Credit have been terminated or expired (or been cash collateralized or otherwise secured on terms and conditions satisfactory to the Issuing Lender of such Letter of Credit) and all Commitments shall have terminated.

         "THEATER LEASE" means the Lease between Venetian and Grand Canal, dated as of May 17, 2004, with respect to the lease of certain showroom space to Venetian.

         "TITLE COMPANY" means First American Title Insurance Company or an Affiliate thereof and/or one or more other title insurance companies reasonably satisfactory to the Administrative Agent.

         "TITLE INSURANCE POLICIES" means the Secured Parties' A.L.T.A. policy of title insurance issued by the Title Company as of the Closing Date, including all amendments thereto, endorsements thereof and substitutions or replacements therefor.

         "TOTAL UTILIZATION OF REVOLVING LOAN COMMITMENTS" means, as at any date of determination, the sum of (a) the aggregate principal amount of all outstanding Revolving Loans (other than Revolving Loans made for the purpose of reimbursing the applicable Issuing Lender for any amount drawn under any Letter of Credit but not yet so applied) PLUS (b) the Letter of Credit Usage.

         "TRANSACTIONS" is defined in subsection 4.1J(iii).

         "TRANSACTION COSTS" means the fees, costs and expenses payable by the Borrowers on or before the Closing Date in connection with this Agreement, the other Loan Documents, and the initial Credit Extension hereunder.

         "TRUE-UP AMOUNT" means, in respect of a particular taxable year, an amount determined by the Tax Amounts CPA equal to the difference between (a) the aggregated Permitted Quarterly Tax Distributions actually distributed in respect of such taxable year, without taking into account any adjustments to such Permitted Quarterly Tax Distributions made with respect to any other taxable year (including any adjustment to take into account a True-up Amount for the immediately preceding taxable year) and (b) the Tax Amount permitted to be distributed in respect of such year as determined by reference to LVSI's Internal Revenue Service Form 1120 or Venetian's IRS Form 1065 filed for such year; PROVIDED, HOWEVER, that if there is an audit or other adjustment with respect to a return filed by LVSI or Venetian (including a filing of an amended return) upon a final determination or resolution of such audit or other adjustment, the Tax Amounts CPA shall redetermine the True-up Amount for the relevant taxable year. The amount equal to the excess, if any, of the amount described in clause (a) above over the amount described in clause (b) above shall be referred to as the "True-up Amount due to LVSI" or the "True-up Amount due to Venetian", as the ease may be and the excess, if any, of the amount described in clause (b) over the amount described in clause (a) shall be referred to as the "True-up Amount due to the shareholders or members."

         "TRUE-UP DETERMINATION DATE" means the date on which the Tax Amounts CPA delivers a statement to the Administrative Agent indicating the True-up Amount; PROVIDED, HOWEVER, that the True-up Determination Date shall not be later than 30 days after the occurrence of an event requiring the determination of the True-up Amount (including, the filing of the federal and state tax returns or the final determination or resolution of an audit or other adjustment, as the case may be).

         "UCC" means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, that if, with respect to any UCC financing statement or by reason of any provisions of law, the perfection or the effect of perfection or non-perfection of the security interests granted to the Administrative Agent pursuant to the applicable Loan Document is governed by the Uniform Commercial Code as in effect in a jurisdiction of the United States other than New York, then "UCC" means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions of each Loan Document and any UCC financing statement relating to such perfection or effect of perfection or non-perfection.

         "UNITED STATES" or "U.S." means the United States, its fifty states and the District of Columbia.

         "VENETIAN" is defined in the preamble.

         "VHO" has the meaning set forth in Section 10.25.

         "WALGREENS LEASE" means that certain Commercial Lease dated as of February 2004 between LCR and Cap II--Buccaneer, LLC, a New Mexico limited liability company, as assigned in accordance with the terms of this Agreement by LCR to the Phase II Mall Subsidiary.

         "WITHDRAWAL PERIOD" is defined in subsection 10.7(b).

         "YONA" has the meaning set forth in Section 10.25.

         1.2 ACCOUNTING TERMS; UTILIZATION OF GAAP FOR PURPOSES OF CALCULATIONS UNDER AGREEMENT.

         Except as otherwise expressly provided in this Agreement (including the last sentence of this subsection 1.2), all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. Financial statements and other information required to be delivered by the Borrowers to Lenders pursuant to clauses (i), (ii),
(iii), (iv) and (xiii) of subsection 6.1 shall be prepared in accordance with GAAP as in effect at the time of such preparation (and delivered together with the reconciliation statements provided for in subsection 6.1(v)). Calculations in connection with the definitions, covenants and other provisions of this Agreement shall utilize accounting principles and policies in conformity with those used to prepare the financial statements referred to in subsection 5.3. For the purposes of this Agreement, "consolidated" with respect to any Person shall mean, unless expressly stated to be otherwise, such Person consolidated with its Restricted Subsidiaries (without giving effect to any minority or preferred interest of Venetian) and shall not include any Excluded Subsidiary.

         1.3      OTHER DEFINITIONAL PROVISIONS AND RULES OF CONSTRUCTION.

         A. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference.

         B. References to "Sections" and "subsections" shall be to Sections and subsections, respectively, of this Agreement unless otherwise specifically provided.

         C. The use in any of the Loan Documents of the word "include" or "including", when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as "without limitation" or "but not limited to" or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter.

         D. Any reference to any agreement or instrument shall be deemed to include a reference to such agreement or instrument as assigned, amended, supplemented or otherwise modified from time to time, but only to the extent in accordance with subsection 7.13 (to the extent applicable).

         Section 2.        AMOUNTS AND TERMS OF COMMITMENTS AND LOANS.

         2.1      COMMITMENTS; MAKING OF LOANS; THE REGISTER; NOTES.

         A. COMMITMENTS UNDER EXISTING AGREEMENT. Subject to the terms and conditions of this Agreement, each of the Continuing Term Loan Lenders agrees that the Existing Term B Funded Loans made by such Lender under the Existing Agreement shall remain outstanding on and after the Closing Date as Term B Funded Loans made pursuant to this Agreement and such Term B Funded Loans shall on and after the Closing Date have all of the rights and benefits of Term B Funded Loans as set forth in this Agreement and the other Loan Documents. Notwithstanding anything herein to the contrary, all such Term B Funded Loans made hereunder on the Closing Date pursuant to this section 2.1A will have initial Interest Periods ending on the same dates as the Interest Periods applicable to the Existing Term B Funded Loans

         B. COMMITMENTS. Subject to the terms and conditions of this Agreement, each Lender hereby severally agrees to make the Loans described in this subsection 2.1.B.


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

                  (i) TERM B FUNDED LOANS. In a single borrowing, on the Closing Date, each Lender that has a Term B Funded Loan Commitment (referred to as a "TERM B FUNDED LOAN LENDER"), agrees that it will severally make loans (relative to such Lender, its "TERM B FUNDED LOANS") to any Borrower equal to such Lender's Term B Funded Percentage of the aggregate amount of the borrowing of the Term B Funded Loans requested by such Borrower to be made on such day. No amounts paid or prepaid with respect to Term B Funded Loans may be reborrowed. No Term B Funded Loan Lender shall be permitted or required to make any Term B Funded Loan if, after giving effect thereto, the aggregate outstanding principal amount of all Term B Funded Loans of such Term B Funded Loan Lender (including any Loans of a Continuing Lender remaining outstanding hereunder pursuant to Section 2.1A) would exceed such Lender's Term B Funded Percentage of the then existing Term B Funded Loan Commitment Amount. Each Lender's Term B Funded Loan Commitment shall expire following the making of the Term B Funded Loans on the Closing Date.

                  (ii) TERM B DELAYED DRAW LOANS. From time to time on any Business Day occurring from and after the Closing Date but on or prior to the Term B Delayed Draw Loan Commitment Termination Date, each Lender that has a Term B Delayed Draw Loan Commitment (referred to as a "TERM B DELAYED DRAW LOAN LENDER"), agrees that it will severally make loans (relative to such Lender, its "TERM B DELAYED DRAW LOANS") to any Borrower equal to such Lender's Term B Delayed Draw Percentage of the aggregate amount of each borrowing of the Term B Delayed Draw Loans requested by such Borrower to be made on such day. No amounts paid or prepaid with respect to Term B Delayed Draw Loans may be reborrowed. No Term B Delayed Draw Loan Lender shall be permitted or required to make any Term B Delayed Draw Loan if, after giving effect thereto, the aggregate outstanding principal amount of all Term B Delayed Draw Loans of such Term B Delayed Draw Loan Lender would exceed such Lender's Term B Delayed Draw Percentage of the then existing Term B Delayed Draw Loan Commitment Amount. Each Lender's Term B Delayed Draw Loan Commitment shall expire on the Term B Delayed Draw Loan Commitment Termination Date.

                  (iii) REVOLVING LOANS. From time to time on any Business Day occurring from and after the Closing Date but prior to the Revolving Loan Commitment Termination Date, each Lender that has a Revolving Loan Commitment (referred to as a "REVOLVING LOAN LENDER"), agrees that it will severally make loans (relative to such Lender, its "REVOLVING LOANS") to Venetian equal to such Lender's RL Percentage of the aggregate amount of each borrowing of the Revolving Loans requested by Venetian to be made on such day. On the terms and subject to the conditions hereof, Venetian may from time to time borrow, prepay and reborrow Revolving Loans. No Revolving Loan Lender shall be permitted or required to make any Revolving Loan if, after giving effect thereto, the aggregate outstanding principal amount of all Revolving Loans of such Revolving Loan Lender, together with such Lender's RL Percentage of the Letter of Credit Usage, would exceed such Lender's RL Percentage of the then existing Revolving Loan Commitment Amount and in no event shall the Total Utilization of Revolving Loan Commitments at any time exceed the Revolving Loan Commitments then in effect. Each Lender's Revolving Loan Commitment shall expire on the Revolving Loan Commitment Termination Date and all Revolving Loans and all other amounts owed hereunder with respect to the Revolving Loans and the Revolving Loan Commitments shall be repaid in full no later than that date.

         C. BORROWING MECHANICS. Loans made on any Funding Date (other than Revolving Loans made pursuant to subsection 3.3B for the purpose of reimbursing any Issuing Lender for the amount of a drawing under a Letter of Credit issued by it), shall be in an aggregate minimum amount of (y) $2,000,000 and integral multiples of $1,000,000 in excess of that amount in the case of Term B Loans and (z) $1,000,000 and integral multiples of $500,000 in the case of Revolving Loans.

         Whenever the Borrowers desire that Lenders make Term Loans (other than the initial Credit Extensions on the Closing Date, Term B Delayed Draw Loans on the Term B Delayed Draw Loan Commitment Termination Date) or Project Cost Revolving Loans, the Borrowers shall deliver to the Disbursement Agent the Advance Request and related documentation required by the terms of Section 2.4.1(a) of the Disbursement Agreement.

         Whenever Venetian desires that Lenders make Revolving Loans that are not Project Cost Revolving Loans, it shall deliver to the Administrative Agent a Borrowing Notice no later than 1:00 p.m. (New York City time) at least three Business Days in advance of the proposed Funding Date (in the case of a Eurodollar Rate Loan) or at least one Business Day in advance of the proposed Funding Date (in the case of a Base Rate Loan). The Borrowing Notice shall specify (i) the proposed Funding Date (which shall be a Business Day), (ii) the amount of Revolving Loans requested, (iii) whether such Revolving Loans shall be Base Rate Loans or Eurodollar Rate Loans, and (iv) in the case of any Loans requested to be made as Eurodollar Rate Loans, the initial Interest Period requested therefor. Venetian shall notify Administrative Agent prior to the funding of any such Revolving Loans in the event that any of the matters to which Venetian is required to certify in the applicable Borrowing Notice is no longer true and correct as of the applicable Funding Date, and the acceptance by Venetian of the proceeds of any such Revolving Loans shall constitute a recertification by Venetian, as of the applicable Funding Date, as to the matters to which Venetian is required to certify in the applicable Borrowing Notice. The parties hereto acknowledge and confirm that notwithstanding any other provision of this Agreement, only Venetian shall have the right to borrow any Revolving Loans, and shall not be permitted to request that any Revolving Loans be made on the Closing Date, other than up to $60,000,000 of Letter of Credit Usage and/or Revolving Loans to collateralize existing Letters of Credit.

         Except as otherwise provided in subsections 2.6B, 2.6C and 2.6G, a Borrowing Notice for a Eurodollar Rate Loan shall be irrevocable on and after the related Interest Rate Determination Date, and Borrowers shall be bound to make a borrowing in accordance therewith.

         All proceeds of Term B Funded Loans not otherwise used to consummate a portion of the Refinancing, the Tender and Call, or pay Transaction Costs on the Closing Date shall be deposited in the Bank Proceeds Account. All Term B Delayed Draw Loans not otherwise borrowed prior to the Term B Delayed Draw Loan Commitment Termination Date may be borrowed on the Term B Delayed Draw Loan Commitment Termination Date and deposited in the Bank Proceeds Account, following delivery of a Borrowing Notice with respect to such Term B Delayed Draw Loans setting forth the information requested thereby.

         D. LENDING OF FUNDS. All Loans under this Agreement shall be made by the Lenders simultaneously and proportionately to their respective Pro Rata Shares, it being understood that no Lender shall be responsible for any default by any other Lender in that other Lender's obligation to make a Loan requested hereunder nor shall the Commitment of any Lender to make the particular type of Loan requested be increased or decreased as a result of a default by any other Lender in that other Lender's obligation to make a Loan requested hereunder. Promptly after receipt by the Administrative Agent of (x) in the case of Term Loans (other than the initial Credit Extensions on the Closing Date, and Term B Delayed Draw Loans on the Term B Delayed Draw Loan Commitment Termination Date) or Project Cost Revolving Loans, an Advance Request and Construction Consultant's certificate from the Disbursement Agent, or (y) if no delivery is required pursuant to clause (x), in the case of any Term Loans or any Revolving Loans, a Borrowing Notice pursuant to subsection 2.1C, the Administrative Agent shall notify each Lender of the proposed borrowing. Each Lender shall (unless in the case of Term Loans or Project Cost Revolving Loans, the Administrative Agent shall have subsequently received a Stop Funding Notice) make the amount of its Loan available to the Administrative Agent not later than 12:00 Noon (New York City time) on the applicable Funding Date (which in the case of Term Loans (other than the initial Credit Extensions on the Closing Date, and Term B Delayed Draw Loans on the Term B Delayed Draw Loan Commitment Termination Date) and Project Cost Revolving Loans shall be the "Advance Date" specified in the applicable Advance Notice), in same day funds in Dollars, at the Funding and Payment Office, and the Administrative Agent shall make such funds (a) in the case of Term Loans or Project Cost Revolving Loans, available to the Disbursement Agent in the Bank Proceeds Account no later than 1:00 p.m. (New York City time) on the applicable Funding Date (and in so doing such Loans shall be deemed made available to the Borrowers hereunder) and the Disbursement Agent shall then make the proceeds of such Loans available to the Borrowers in accordance with and upon fulfillment of the conditions set forth in the Disbursement Agreement, and (b) in the case of all other Loans other than Project Cost Revolving Loans, available to the Borrowers no later than 1:00 p.m. (New York City time) on the applicable Funding Date. Except as provided in subsection 3.3B with respect to Revolving Loans used to reimburse any Issuing Lender for the amount of a drawing under a Letter of Credit issued by it, upon satisfaction or waiver of the conditions precedent specified in subsection 4.2, the Administrative Agent shall make the aggregate amount of Revolving Loans received by the Administrative Agent from Lenders available by crediting the account of the Borrowers at the Funding and Payment Office in the amount of such Loans.

         The Administrative Agent shall notify each relevant Lender promptly upon receipt of any Stop Funding Notice, but shall bear no liability if, despite the receipt of such Stop Funding Notice, any Lender makes available any money to the Administrative Agent in respect of the requested Loans. In such event, the Administrative Agent shall refund the amount received by it as promptly as possible and in any event by the following Business Day.

         Unless the Administrative Agent shall have been notified by any Lender prior to the Funding Date for any Loans that such Lender does not intend to make available to the Administrative Agent the amount of such Lender's Loan requested on such Funding Date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such Funding Date and the Administrative Agent may, in its sole discretion, but shall not be obligated to, make available to the Borrowers a corresponding amount on such Funding Date. If such corresponding amount is not in fact made available to the

Administrative Agent by such Lender, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from such Funding Date until the date such amount is paid to the Administrative Agent, at the customary rate set by the Administrative Agent for the correction of errors among banks for three Business Days and thereafter at the Base Rate. If such Lender does not pay such corresponding amount forthwith upon Administrative Agent's demand therefor, the Administrative Agent shall promptly notify Borrowers and Borrowers shall immediately pay such corresponding amount to the Administrative Agent together with interest thereon, for each day from such Funding Date until the date such amount is paid to the Administrative Agent, at the rate payable under this Agreement for Base Rate Loans. Nothing in this subsection 2.1D shall be deemed to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that the Borrowers may have against any Lender as a result of any default by such Lender hereunder.

         E.       THE REGISTER.

                  (i) The Administrative Agent (or its agent or sub-agent appointed by it) shall maintain, as agent for the Borrower, at its address referred to in subsection 10.9, a register for the recordation of the names and addresses of Lenders and the Commitments and Loans of each Lender from time to time (the "REGISTER"). The Register, as in effect at the close of business on the preceding Business Day, shall be available for inspection by the Borrowers or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                  (ii) The Administrative Agent shall record, or shall cause to be recorded, in the Register the Commitment and the Loans (in accordance with the provisions of Section 10.1) from time to time of each Lender, and each repayment or prepayment in respect of the principal amount of the Loans of each Lender. Any such recordation shall be conclusive and binding on Borrowers and each Lender, absent manifest error; provided that failure to make any such recordation, or any error in such recordation, shall not affect any Lender's Commitments or the Obligations of any Loan Party in respect of any applicable Loans.

                  (iii) Each Lender shall record on its internal records (including the Notes held by such Lender) the amount of each Loan made by it and each payment in respect thereof. Any such recordation shall be conclusive and binding on Borrowers, absent manifest error; PROVIDED that failure to make any such recordation, or any error in such recordation, shall not affect any Lender's Commitments or the Obligations of any Loan Party in respect of any applicable Loans; and PROVIDED, FURTHER that in the event of any inconsistency between the Register and any Lender's records, the recordations in the Register shall govern.

                  (iv) The Administrative Agent and Lenders shall deem and treat the Persons listed as Lenders in the Register as the holders and owners of the corresponding Commitments and Loans listed therein for all purposes hereof, and no assignment or transfer of any such Commitment or Loan shall be effective, in each case unless and until an Assignment Agreement effecting the assignment or transfer thereof shall have been accepted by the Administrative Agent and recorded in the Register as provided in subsection 10.1B(ii). Prior to such recordation, all amounts owed with respect to the applicable Commitment or Loan shall be owed to the Lender listed in the Register as the owner thereof, and any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Commitments or Loans.

         F. NOTES. The Borrowers agree that, upon request to the Administrative Agent by any Lender, the Borrowers will execute and deliver to such Lender a Note evidencing the Loans made by, and payable to the order of, such Lender in a maximum principal amount equal to such Lender's Percentage of the original applicable Commitment. Each Borrower hereby irrevocably authorizes each Lender to make (or cause to be made) appropriate notations on the grid attached to such Lender's Note (or on any continuation of such grid), which notations, if made, shall evidence, INTER ALIA, the date of, the outstanding principal amount of, and the interest rate and Interest Period applicable to the Loans evidenced thereby. Such notations shall, to the extent not inconsistent with notations made by the Administrative Agent in the Register, be conclusive and binding on each Obligor absent manifest error; PROVIDED, HOWEVER, that the failure of any Lender to make any such notations shall not limit or otherwise affect any Obligations of any Loan Party.

         2.2      INTEREST ON THE LOANS.

         A. RATE OF INTEREST. Subject to the provisions of subsections 2.6 and 2.7, each Loan shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether by acceleration or otherwise) at a rate determined by reference to the Base Rate or the Adjusted Eurodollar Rate. The applicable basis for determining the rate of interest with respect to any Loan shall be selected by the Borrowers initially at the time a Borrowing Notice is given with respect to such Loan pursuant to subsection 2.1C, and the basis for determining the interest rate with respect to any Loan may be changed from time to time pursuant to subsection 2.2D. If on any day a Loan is outstanding with respect to which notice has not been delivered to the Administrative Agent in accordance with the terms of this Agreement specifying the applicable basis for determining the rate of interest, then for that day that Loan shall bear interest determined by reference to the Base Rate. Subject to the provisions of subsections 2.2E and 2.7, the Loans shall bear interest at a rate per annum as follows:

                  (a) if a Base Rate Loan, then from the date of funding of such Loan at the sum of the Base Rate PLUS the Applicable Margin for such Loans; or

                  (b) if a Eurodollar Rate Loan, then from the date of funding of such Loan at the sum of the Adjusted Eurodollar Rate PLUS the Applicable Margin for such Loans.

All Eurodollar Rate Loans shall bear interest from and including the first day of the applicable Interest Period to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such Eurodollar Rate Loan.

         B. INTEREST PERIODS. In connection with each Eurodollar Rate Loan, the Borrowers may, pursuant to the applicable Borrowing Notice or Conversion/Continuation Notice, as the case may be, select an interest period (each an "INTEREST PERIOD") to be applicable to such Loan, which Interest Period shall be, at Borrowers' option, either a one, two, three or six month period; PROVIDED that:

                  (i) the initial Interest Period for any Eurodollar Rate Loan shall commence on the Funding Date in respect of such Loan, in the case of a Loan initially made as a Eurodollar Rate Loan, or on the date specified in the applicable Conversion/Continuation Notice, in the case of a Loan converted to a Eurodollar Rate Loan;

                  (ii) in the case of immediately successive Interest Periods applicable to a Eurodollar Rate Loan continued as such pursuant to a Conversion/Continuation Notice, each successive Interest Period shall commence on the day on which the next preceding Interest Period expires;

                  (iii) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided that, if any Interest Period would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

                  (iv) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to subsection 2.2B(v), end on the last Business Day of a calendar month;

                  (v) no Interest Period with respect to any portion of the Loans shall extend beyond the Maturity Date for such Loans;

                  (vi) no Interest Period shall extend beyond a date on which Borrowers are required to make a scheduled payment of principal of the Loans or a permanent reduction of the Revolving Loan Commitments is scheduled to occur unless the sum of (a) the aggregate principal amount of Loans that are Base Rate Loans PLUS (b) the aggregate principal amount of Loans that are Eurodollar Rate Loans with Interest Periods expiring on or before such date PLUS (c) the excess of the Commitments then in effect over the aggregate principal amount of the Loans then outstanding equals or exceeds the principal amount required to be paid on the Loans or the permanent reduction of the Commitments that is scheduled to occur, on such date;

                  (vii) there shall be no more than 9 Interest Periods outstanding at any time;

                  (viii) in the event Borrowers fail to specify an Interest Period for any Eurodollar Rate Loan in the applicable Borrowing Notice or Conversion/Continuation Notice, the Borrowers shall be deemed to have selected an Interest Period of one month; and

                  (ix) the Borrowers may not select an Interest Period of greater than one month until sixty days after the Closing Date (unless prior thereto the Syndication Agent provides written notice that the syndication has been completed).

         C. INTEREST PAYMENTS. Subject to the provisions of subsection 2.2E, interest on each Loan shall be payable in arrears on each Interest Payment Date with respect to such Loan, shall be payable in arrears upon any prepayment of that Loan, whether voluntary or mandatory, to the extent accrued on the amount being prepaid, and shall be payable in arrears at maturity of the Loans, including final maturity of the Loans; PROVIDED, HOWEVER, with respect to any voluntary prepayment of a Base Rate Loan, accrued interest shall instead be payable on the applicable Interest Payment Date.

         D. CONVERSION OR CONTINUATION. Subject to the provisions of subsection 2.6, the Borrowers shall have the option (i) to convert at any time all or any part of its outstanding Loans equal to $2,000,000 (or $1,000,000 in the case of Revolving Loans) and integral multiples of $1,000,000 in excess of that amount from Loans bearing interest at a rate determined by reference to one basis to Loans bearing interest at a rate determined by reference to an alternative basis or (ii) upon the expiration of any Interest Period applicable to a Eurodollar Rate Loan, to continue all or any portion of such Loan equal to $2,000,000 and integral multiples of $1,000,000 in excess of that amount as a Eurodollar Rate Loan; PROVIDED, HOWEVER, that a Eurodollar Rate Loan may only be converted into a Base Rate Loan on the expiration date of an Interest Period applicable thereto.

         Borrowers shall deliver a Conversion/Continuation Notice to the Administrative Agent no later than 1:00 p.m. (New York City time) at least one Business Day in advance of the proposed conversion date (in the case of a conversion to a Base Rate Loan) and at least three Business Days in advance of the proposed conversion/continuation date (in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan). A Conversion/Continuation Notice shall specify (i) the proposed conversion/continuation date (which shall be a Business
Day), (ii) the amount and type of the Loan to be converted/continued, (iii) the nature of the proposed conversion/continuation, (iv) in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan, the requested Interest Period, and (v) in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan, that no Potential Event of Default or Event of Default has occurred and is continuing. In lieu of delivering the above-described Conversion/Continuation Notice, the Borrowers may give the Administrative Agent telephonic notice by the required time of any proposed conversion/continuation under this subsection 2.2D; PROVIDED that such notice shall be promptly confirmed in writing by delivery of a Conversion/Continuation Notice to the Administrative Agent on or before the proposed conversion/continuation date. Upon receipt of written or telephonic notice of any proposed conversion/continuation under this subsection 2.2D, the Administrative Agent shall promptly transmit such notice by telefacsimile or telephone to each Lender.

         Neither the Administrative Agent nor any Lender shall incur any liability to the Borrowers in acting upon any telephonic notice referred to above that the Administrative Agent believes in good faith to have been given by a duly authorized officer or other Person authorized to act on behalf of the Borrowers or for otherwise acting in good faith under this subsection 2.2D, and upon conversion or continuation of the applicable basis for determining the interest rate with respect to any Loans in accordance with this Agreement pursuant to any such telephonic notice Borrowers shall have effected a conversion or continuation, as the case may be, hereunder.

         Except as otherwise provided in subsections 2.6B, 2.6C and 2.6G, a Conversion/Continuation Notice for conversion to, or continuation of, a Eurodollar Rate Loan (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and Borrowers shall be bound to effect a conversion or continuation in accordance therewith.

         E. DEFAULT RATE. Upon the occurrence and during the continuation of any Event of Default, the outstanding principal amount of all Loans and, to the extent permitted by applicable law, any interest payments thereon not paid when due and any fees and other amounts then due and payable hereunder, shall thereafter bear interest (including post-petition interest in any proceeding under the Bankruptcy Code or other applicable bankruptcy laws) payable upon demand at a rate that is 2% per annum in excess of the interest rate otherwise payable under this Agreement with respect to the applicable Loans (or, in the case of any such fees and other amounts, at a rate which is 2% per annum in excess of the interest rate otherwise payable under this Agreement for Base Rate Loans); PROVIDED that, in the case of Eurodollar Rate Loans, upon the expiration of the Interest Period in effect at the time any such increase in the interest rate is effective such Eurodollar Rate Loans shall thereupon become Base Rate Loans and shall thereafter bear interest payable upon demand at a rate which is 2% per annum in excess of the interest rate otherwise payable under this Agreement for Base Rate Loans. Payment or acceptance of the increased rates of interest provided for in this subsection 2.2E is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of the Administrative Agent or any Lender.

         F. COMPUTATION OF INTEREST. Interest on the Loans shall be computed on the basis of (i) a 360-day year, in the case of Eurodollar Rate Loans and (ii) a 365 or 366 day year, in respect of Base Rate Loans, in each case for the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, (i) the date of the making of such Loan or the first day of an Interest Period applicable to such Loan or, with respect to a Term B Loan during any period when such Loans may be assigned through a Settlement Service, the last Interest Payment Date with respect to such Term B Loan or, with respect to a Base Rate Loan being converted from a Eurodollar Rate Loan, the date of conversion of such Eurodollar Rate Loan to such Base Rate Loan, as the case may be, shall be included, and (ii) the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted to a Eurodollar Rate Loan, the date of conversion of such Base Rate Loan to such Eurodollar Rate Loan, or, with respect to a Term B Loan during any period when such Loans may be assigned through a Settlement Service, the current Interest Payment Date with respect to such Term B Loan as the case may be, shall be excluded; PROVIDED that if a Loan is repaid on the same day on which it is made, one day's interest shall be paid on that Loan.

         2.3      FEES.

         A. COMMITMENT FEES. The Borrowers agree to pay to the Administrative Agent, for distribution to each (i) Revolving Loan Lender in proportion to that Lender's Pro Rata Share, commitment fees for the period from and including the Closing Date to and excluding the Revolving Loan Commitment Termination Date equal to the average of the daily excess of the Revolving Loan Commitments over the sum of (A) the aggregate principal amount of outstanding Revolving Loans but not the Letter of Credit Usage PLUS (B) the Letter of Credit Usage MULTIPLIED BY 0.50% per annum, and (ii) each Term B Delayed Draw Loan Lender in proportion to that Lender's Pro Rata Share, commitment fees for the period from and including the Closing Date to and excluding the Term B Delayed Draw Loan Commitment Termination Date equal to the average of the daily unused Term B Delayed Draw Loan Commitments MULTIPLIED BY 0.75% per annum, in each case such commitment fees to be calculated on the basis of a 360-day year and the actual number of days elapsed and to be payable quarterly in arrears on each Quarterly Payment Date, commencing on the first such date to occur after the Closing Date, and on the Revolving Loan Commitment Termination Date, or the Term B Delayed Draw Loan Commitment Termination Date, as applicable.

         B. ANNUAL ADMINISTRATIVE FEE. The Borrowers agree to pay to the Administrative Agent an annual administrative fee in the amount and at the times set forth in the Administrative Agent's Fee Letter.

         C. OTHER FEES. The Borrowers agree to pay to the Agents such other fees in the amounts and at the times as may be agreed by them in writing.

         2.4 REPAYMENTS, PREPAYMENTS AND REDUCTIONS IN COMMITMENTS; GENERAL PROVISIONS REGARDING PAYMENTS.

         The Borrowers shall repay, in full, the unpaid principal amount of each Loan upon the applicable Maturity Date therefor. Prior thereto, payments and prepayments of the Loans shall or may be made as set forth below.

         A.       SCHEDULED PAYMENTS OF TERM LOANS.


         TERM B LOANS. Borrowers shall make principal payments on the Term B Loans in installments on each Interest Payment Date for Term Loans commencing with the Interest Payment Date at the end of the first full fiscal quarter following the Substantial Completion Date and on the Maturity Date (to the extent not previously repaid), in an amount equal to 0.25% of the initial aggregate principal amount of the Term B Loans, with the remainder due in four equal installments on the final three Interest Payment Dates for Term Loans preceding, and on, the Maturity Date; PROVIDED, in the event any New Term Loans are made, such New Term Loans shall be repaid as set forth in the applicable Joinder Agreement; PROVIDED FURTHER that the scheduled installments of principal of each tranche of Term Loans set forth above shall be reduced in connection with any voluntary or mandatory prepayments of the Term Loans in accordance with subsection 2.4B(iv), and the final installment payable by the Borrowers in respect of the Term Loans on such date shall be in an amount, if such amount is different from that specified above, sufficient to repay all amounts owing by the Borrowers under this Agreement with respect to the Term Loans.

         B.       PREPAYMENTS AND UNSCHEDULED REDUCTIONS IN COMMITMENTS.

                  (i) VOLUNTARY PREPAYMENTS. The Borrowers may, upon not less than one Business Day's prior written or telephonic notice, in the case of Base Rate Loans, and three Business Days' prior written or telephonic notice, in the case of Eurodollar Rate

         Loans, in each case given to the Administrative Agent by 1:00 p.m. (New York City time) on the date required and, if given by telephone, promptly confirmed in writing to the Administrative Agent (which original written or telephonic notice Administrative Agent will promptly transmit by telefacsimile or telephone to each Lender), at any time and from time to time prepay any Loans on any Business Day in whole or in part in an aggregate minimum amount of $1,000,000 and integral multiples of $500,000 in excess of that amount; PROVIDED, HOWEVER, that with respect to any Eurodollar Rate Loan not prepaid on the expiration of the Interest Period applicable thereto the Borrowers shall pay any amount payable pursuant to subsection 2.6D; PROVIDED, FURTHER, that no such voluntary prepayments will be permitted prior to the Substantial Completion Date unless the Borrowers demonstrate in an Officers' Certificate that the Phase II Project is In Balance on a pro forma basis for such prepayment. Notice of prepayment having been given as aforesaid, the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date specified therein, unless such notice is in connection with a refinancing of the Loans in which case such notice may be conditioned on consummation of such refinancing. Any such voluntary prepayment shall be applied as specified in subsection 2.4B(iv).

                  (ii) VOLUNTARY REDUCTIONS OF COMMITMENTS. The Borrowers may, upon not less than three Business Days' prior written or telephonic notice confirmed in writing to the Administrative Agent (which original written or telephonic notice Administrative Agent will promptly transmit by telefacsimile or telephone to each Lender), at any time and from time to time terminate in whole or permanently reduce in part, without premium or penalty, (A) the Revolving Loan Commitments in an amount up to the amount by which the Revolving Loan Commitments exceed the Total Utilization of Revolving Loan Commitments at the time of such proposed termination or reduction, or (B) the Term B Delayed Draw Loan Commitments; PROVIDED that any such partial reduction of such Commitments shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $500,000 in excess of that amount; PROVIDED, FURTHER, that no such voluntary commitment reductions will be permitted prior to the Substantial Completion Date unless the Borrowers demonstrate in an Officers' Certificate that the Phase II Project is In Balance on a pro forma basis for such commitment reduction; PROVIDED, FURTHER, that in the case of any such reduction of Term B Delayed Draw Loan Commitments, Term B Loans are prepaid concurrently (pursuant to the provisions of subsection 2.4B(i)), pro rata for the amount of Term B Loans outstanding at that time. The Borrowers' notice to the Administrative Agent shall designate the date (which shall be a Business Day) of such termination or reduction and the amount of any partial reduction, and such termination or reduction of such Commitments shall be effective on the date specified in Borrowers' notice (unless such notice is in connection with a refinancing of the Loans in which case such notice may be conditioned on consummation of such refinancing) and shall reduce such Commitment of each Lender proportionately to its Pro Rata Share. Any such voluntary reduction of the Commitments shall be applied as specified in subsection 2.4B(iv).

                  (iii) MANDATORY PREPAYMENTS. The Loans shall be prepaid in the amounts and under the circumstances set forth below, all such prepayments to be applied as set forth below or as more specifically provided in subsection 2.4B(iv):

                  (a) PREPAYMENTS FROM NET ASSET SALE PROCEEDS. No later than the fifth Business Day following the date of receipt by the Borrowers or any of their Restricted Subsidiaries of any Net Asset Sale Proceeds in respect of any Asset Sale (other than Net Asset Sale Proceeds in respect of the sale of (i) any obsolete worn out or surplus assets or assets no longer used or useful in the business of the Resort Complex, and (ii) construction equipment having a fair market value not in excess of $4,000,000 prior to Substantial Completion or during the first year following Substantial Completion, but only in each case to the extent reinvested in the business of the Borrowers or such Restricted Subsidiary within 180 days of receipt), the Borrowers shall prepay the Loans in an aggregate amount equal to such Net Asset Sale Proceeds.

                  (b) PREPAYMENTS FROM NET LOSS PROCEEDS. Subject to the Cooperation Agreement, no later than the fifth Business Day on which Net Loss Proceeds are required to be applied to prepayment of Loans pursuant to the last sentence of this subsection 2.4B(iii)(b), the Borrowers shall prepay the Loans in an amount equal to such Net Loss Proceeds; PROVIDED, HOWEVER, so long as no Event of Default has occurred and is continuing, the Borrowers may use such Net Loss Proceeds to repair, restore and replace the property or asset with respect to which such Net Loss Proceeds were paid in order to compensate the Borrowers for the Event of Loss which occurred thereto so long as such Net Loss Proceeds are used for such purposes within 365 days of the Borrowers' receipt of such Net Loss Proceeds. To the extent such Net Loss Proceeds are not so reinvested, the Borrowers will make a prepayment of the Loans within five Business Days of the end of such 365 day period.

                  (c) PREPAYMENTS DUE TO REVERSION OF SURPLUS ASSETS OF PENSION PLANS. On the fifth Business Day following the date of return to the Borrowers or any of their Restricted Subsidiaries of any surplus assets of any pension plan of the Borrowers or any for their Restricted Subsidiaries, the Borrowers shall prepay the Loans in an aggregate amount (such amount being the "NET PENSION PROCEEDS") equal to 100% of such returned surplus assets, net of transaction costs and expenses incurred in obtaining such return, including incremental taxes payable as a result thereof.

                  (d) PREPAYMENTS DUE TO INCURRENCE OF DEBT. On the fifth Business Day following the date of receipt by the Borrowers or any of their Restricted Subsidiaries, of the proceeds (including Cash, real property or other property) (any such proceeds, net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses, being "NET PROCEEDS") from the incurrence of any debt of the Borrowers or any of their Restricted Subsidiaries (other than any debt expressly permitted under subsection 7.1), the Borrowers shall prepay the Loans in an aggregate amount equal to 100% of such Net Proceeds.

                  (e) CALCULATIONS OF NET PROCEEDS AMOUNTS; ADDITIONAL PREPAYMENTS BASED ON SUBSEQUENT CALCULATIONS. Concurrently with any prepayment of the Loans pursuant to subsections 2.4B(iii)(a)-(d), the Borrowers shall deliver to the Administrative Agent an Officers' Certificate demonstrating the calculation of the amount (the "NET PROCEEDS AMOUNT") of the applicable Net Asset Sale Proceeds, Net Loss Proceeds, Net Pension

         Proceeds or Net Proceeds, as the case may be, that gave rise to such prepayment. In the event that the Borrowers shall subsequently determine that the actual Net Proceeds Amount was greater than the amount set forth in such Officers' Certificate, the Borrowers shall promptly make an additional prepayment of the Loans in an amount equal to the amount of such excess, and Borrowers shall concurrently therewith deliver to the Administrative Agent an Officers' Certificate demonstrating the derivation of the additional Net Proceeds Amount resulting in such excess.

                  (f)      PREPAYMENTS DUE TO RESIDUAL TERM LOAN PROCEEDS.

                           (1) On the date that is the earlier of (a) the date that the full amount of funds required to be deposited in the Phase II Hotel/Casino Equity Account have been applied to pay Phase II Project Costs, and (b) December 31, 2005 (as such date may be extended in accordance with the terms of Section
                  6.3.2 of the Disbursement Agreement to the same extent that the Outside Completion Deadline may be extended thereunder due to Events of Force Majeure), if the conditions precedent to the Initial Bank Advance set forth in Section 3.4 of the Disbursement Agreement have not been met, any proceeds of Term Loans on deposit in the Term Loan Disbursement Agreement shall be applied within five Business Days by the Borrowers to prepay the Loans, and Term B Delayed Draw Loan Commitments shall be immediately terminated; and

                          (2) on the Final Completion Date, pursuant to the terms of the Disbursement Agreement, any proceeds of Term Loans or Revolving Loans remaining in the Bank Proceeds Account shall be applied to prepay the Loans.

                  (g) PREPAYMENTS DUE TO REDUCTIONS OR RESTRICTIONS OF REVOLVING LOAN COMMITMENTS. The Borrowers shall from time to time prepay the Revolving Loans to the extent necessary so that the Total Utilization of Revolving Loan Commitments shall not at any time exceed the Revolving Loan Commitments then in effect.

                  (h) DRAWINGS ON CONFORMING ADELSON L/CS. In the event that any Conforming Adelson L/C Draw Event shall have occurred, the Administrative Agent may draw down on each outstanding Conforming Adelson L/C in its entirety. For the avoidance of doubt, a Conforming Adelson L/C Draw Event shall be in addition to an Event of Default described in Section 8 and (i) the Administrative Agent shall not be required to exercise any rights or remedy under Section 8 in order to draw on the Conforming Adelson L/Cs and (ii) any drawing on a Conforming Adelson L/C shall not be deemed to be a waiver of any Event of Default. Notwithstanding the foregoing, at the request of the Borrowers, the Administrative Agent shall release any Conforming Adelson L/C or a portion thereof in its possession to the Borrowers, provided that each of the following conditions shall have been satisfied: (i) no Conforming Adelson L/C Draw Event shall have occurred and be continuing, (ii) the Borrowers shall at such time be in compliance with subsection 7.6 and shall have been in compliance therewith for the preceding four consecutive quarters (without giving effect to any such Conforming Adelson L/C or a portion thereof or any substitute cash equity contribution by Adelson or his Affiliates),
         (iii) no Event of Default or Potential Event of Default shall have occurred


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

         and be continuing and (iv) since the last day of the preceding calendar year, no event or change shall have occurred that caused, in any case or in the aggregate, a Material Adverse Effect.

                  (i) CLOSING DATE. Notwithstanding the foregoing, upon their receipt of the proceeds of the Term B Funded Loans, Borrowers shall apply a portion of such proceeds sufficient to (i) prepay in full the Existing Term B Funded Loans, (ii) pay all accrued and unpaid interest and fees, if any, on all Existing Term B Funded Loans held by Existing Lenders that are not Continuing Lenders, (iii) pay to each Existing Lender that is not a Continuing Lender all amounts then due and owing as a result of the prepayment of such Lender's Existing Term B Funded Loans, and (iv) pay all other Obligations then due and owing to the Existing Lenders, in their capacity as such, under the Existing Agreement.

                  (iv)     APPLICATION OF PREPAYMENTS.

                  (a) APPLICATION OF VOLUNTARY PREPAYMENTS BY TYPE OF LOAN AND ORDER OF MATURITY. Any voluntary prepayments pursuant to subsection 2.4B(i) shall be applied as specified by the Borrowers in the applicable notice of prepayment; PROVIDED that in the event the Borrowers fail to specify the Loans to which any such prepayment shall be applied, such prepayment shall be applied FIRST to repay outstanding Revolving Loans to the full extent thereof on a pro rata basis and SECOND to repay outstanding Term Loans on a pro rata basis (in accordance with subsection 2.4B(iv)(c).

                  (b)      APPLICATION OF MANDATORY PREPAYMENTS BY TYPE OF
         LOANS.

                          (1) GENERAL APPLICATION. Any amount (the "APPLIED AMOUNT") required to be applied as a mandatory prepayment of the Term Loans pursuant to subsections 2.4B(iii)(a)-(f) or (h) shall be applied to FIRST prepay the Term Loans on a pro rata basis to the full extent thereof and SECOND, to the extent of any remaining portion of the Applied Amount, to prepay the Revolving Loans to the full extent thereof (without any reduction of Revolving Loan Commitments).

                          (2) TERM B DELAYED DRAW LOANS. If, at any time prior to the Term B Delayed Draw Loan Commitment Termination Date, any prepayments of Term B Loans are required pursuant to this subsection 2.4B(iv)(b), funded Term B Loans shall be prepaid and Term B Delayed Draw Loan Commitments shall be reduced pro rata. Upon the reduction of any Term B Delayed Draw Loan Commitments hereunder, a portion of the Applied Amount equivalent to the amount of such reduction shall be deposited into the Bank Proceeds Account.

                  (c) APPLICATION OF PREPAYMENTS OF TERM LOANS TO THE SCHEDULED INSTALLMENTS OF PRINCIPAL THEREOF. Any prepayments of a tranche of Term Loans pursuant to subsection 2.4B(i) or 2.4B(iii)(a)-(f) or (h) shall be applied to reduce the scheduled installments of principal of such tranche of Term Loans set forth in subsection 2.4A, on a pro rata basis.

                  (d) APPLICATION OF PREPAYMENTS TO BASE RATE LOANS AND EURODOLLAR RATE LOANS. Considering Loans being prepaid separately, any prepayment thereof shall be applied first to Base Rate Loans to the full extent thereof before application to Eurodollar Rate Loans, in each case in a manner which minimizes the amount of any payments required to be made by the Borrowers pursuant to subsection 2.6D.

         C.       GENERAL PROVISIONS REGARDING PAYMENTS.

                  (i) MANNER AND TIME OF PAYMENT. All payments by the Borrowers of principal, interest, fees and other Obligations hereunder and under the Notes shall be made in Dollars in same day funds, without defense, setoff or counterclaim, free of any restriction or condition, and delivered to the Administrative Agent not later than 1:00 p.m. (New York City time) on the date due at the Funding and Payment Office for the account of Lenders; for purposes of computing interest and fees, funds received by the Administrative Agent after that time on such due date shall be deemed to have been paid by the Borrowers on the next succeeding Business Day. The Borrowers hereby authorize Administrative Agent to charge their accounts with Administrative Agent in order to cause timely payment to be made to the Administrative Agent of all principal, interest, fees and expenses due hereunder (subject to sufficient funds being available in its accounts for that purpose).

                  (ii) APPLICATION OF PAYMENTS TO PRINCIPAL AND INTEREST. All payments in respect of the principal amount of any Loan shall include payment of accrued interest on the principal amount being repaid or prepaid, and all such payments shall be applied to the payment of interest before application to principal.

                  (iii) APPORTIONMENT OF PAYMENTS. Aggregate principal and interest payments in respect of Loans shall be apportioned among all outstanding Loans proportionately to Lenders' respective Pro Rata Shares. The Administrative Agent (or its agent or sub-agent appointed by it) shall promptly distribute to each Lender, at its primary address set forth on SCHEDULE 2.1 or at such other address as such Lender may request, its Pro Rata Share of all such payments received by the Administrative Agent and the commitment fees of such Lender when received by the Administrative Agent pursuant to subsection 2.3. Notwithstanding the foregoing provisions of this subsection 2.4C(iii), if, pursuant to the provisions of subsection 2.6C, any Conversion/Continuation Notice is withdrawn as to any Affected Lender or if any Affected Lender makes Base Rate Loans in lieu of its Pro Rata Share of any Eurodollar Rate Loans, the Administrative Agent shall give effect thereto in apportioning payments received thereafter.

                  (iv) PAYMENTS ON BUSINESS DAYS. Subject to the provisos set forth in the definition of "Interest Period" as they may apply to Revolving Loans, whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and, with respect to Revolving Loans only, such extension of time shall be included in the computation of the payment of interest hereunder or of the commitment fees hereunder, as the case may be.

                  (v) NOTATION OF PAYMENT. Each Lender agrees that before disposing of any Note held by it, or any part thereof (other than by granting participations therein), that


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

         Lender will make a notation thereon of all Loans evidenced by that Note and all principal payments previously made thereon and of the date to which interest thereon has been paid; PROVIDED that the failure to make (or any error in the making of) a notation of any Loan made under such Note shall not limit or otherwise affect the obligations of the Borrowers hereunder or under such Note with respect to any Loan or any payments of principal or interest on such Note.

         2.5      USE OF PROCEEDS.

         A. REVOLVING LOANS. The proceeds of the Revolving Loans shall be applied by the Borrowers for working capital and general corporate purposes of the Borrowers and the Restricted Subsidiaries (including at any time after the disbursement from the Disbursement Account of the proceeds of all Term Loans then available to be borrowed, up to $360,000,000 (less the amount of any Revolving Loans used to repay the Old FF&E Note) at any time outstanding (minus the then current Letter of Credit Usage) of such proceeds to finance Phase II Project Costs) and without limitation any other investment or payment permitted hereunder.

         B. TERM B DELAYED DRAW LOANS. The proceeds of the Term B Delayed Draw Loans shall be applied by the Borrowers to pay Phase II Project Costs.

         C. TERM B FUNDED LOANS. The proceeds of the Term B Funded Loans shall be applied by the Borrowers to repay in full all Existing Term B Funded Loans, pay Transaction Costs, pay Phase II Project Costs, and finance a portion of the Tender and Call.

         D. NEW TERM LOANS. The proceeds of the New Term Loans, if any, may be used by the Borrowers for general corporate purposes and without limitation any other investment or payment permitted hereunder.

         E. FF&E DEPOSIT LOANS. A portion (up to an aggregate of $50,000,000 at any time outstanding) of the Term B Loans may be used temporarily as FF&E Deposit Loans if, and during the periods when, the funding conditions under an FF&E Facility Agreement have not been met, subject to the reimbursement provisions hereof.

         F. MARGIN REGULATIONS. No portion of the proceeds of any borrowing under this Agreement shall be used by the Borrowers or any of their Subsidiaries in any manner that might cause the borrowing or the application of such proceeds to violate Regulation U, Regulation T or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation of such Board or to violate the Exchange Act, in each case as in effect on the date or dates of such borrowing and such use of proceeds.

         2.6      SPECIAL PROVISIONS GOVERNING EURODOLLAR RATE LOANS.

         Notwithstanding any other provision of this Agreement to the contrary, the following provisions shall govern with respect to Eurodollar Rate Loans as to the matters covered:

         A. DETERMINATION OF APPLICABLE INTEREST RATE. As soon as practicable after 10:00 A.M. (New York City time) on each Interest Rate Determination Date, the Administrative Agent shall determine (which determination shall, absent manifest error, be final, conclusive and


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

binding upon all parties) the interest rate that shall apply to the Eurodollar Rate Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to the Borrowers and each Lender.

         B. INABILITY TO DETERMINE APPLICABLE INTEREST RATE. In the event that the Administrative Agent shall have determined (which determination shall be final and conclusive and binding upon all parties hereto), on any Interest Rate Determination Date with respect to any Eurodollar Rate Loans, that by reason of circumstances affecting the interbank Eurodollar market adequate and fair means do not exist for ascertaining the interest rate applicable to such Loans on the basis provided for in the definition of Adjusted Eurodollar Rate, the Administrative Agent shall on such date give notice (by telefacsimile or by telephone confirmed in writing) to the Borrowers and each Lender of such determination, whereupon (i) no Loans may be made as, or converted to, Eurodollar Rate Loans until such time as Administrative Agent notifies Borrowers and Lenders that the circumstances giving rise to such notice no longer exist and (ii) any Borrowing Notice or Conversion/Continuation Notice given by the Borrowers with respect to the Loans in respect of which such determination was made shall be deemed to be made with respect to Base Rate Loans.

         C. ILLEGALITY OR IMPRACTICABILITY OF EURODOLLAR RATE LOANS. In the event that on any date any Lender shall have determined (which determination shall be final and conclusive and binding upon all parties hereto but shall be made only after consultation with Borrowers and the Administrative Agent) that the making, maintaining or continuation of its Eurodollar Rate Loans (i) has become unlawful as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order not in effect on the date such Person became a Lender (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful), or (ii) would cause such Lender material financial hardship as a result of contingencies occurring after the date of this Agreement which materially and adversely affect the interbank Eurodollar market or the position of such Lender in that market, then, and in any such event, such Lender shall be an "AFFECTED LENDER" and it shall on that day give notice (by telefacsimile or by telephone confirmed in writing) to the Borrowers and the Administrative Agent of such determination (which notice Administrative Agent shall promptly transmit to each other Lender). Thereafter (a) the obligation of the Affected Lender to make Loans as, or to convert Loans to, Eurodollar Rate Loans shall be suspended until such notice shall be withdrawn by the Affected Lender (which such Affected Lender shall do at the earliest practicable date), (b) to the extent such determination by the Affected Lender relates to a Eurodollar Rate Loan then being requested by the Borrowers pursuant to a Borrowing Notice or a Conversion/Continuation Notice, the Affected Lender shall make such Loan as (or convert such Loan to, as the case may be) a Base Rate Loan, (c) the Affected Lender's obligation to maintain its outstanding Eurodollar Rate Loans (the "AFFECTED LOANS") shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by law, and (d) the Affected Loans shall automatically convert into Base Rate Loans on the date of such termination. Except as provided in the immediately preceding sentence, nothing in this subsection 2.6C shall affect the obligation of any Lender other than an Affected Lender to make or maintain Loans as, or to convert Loans to, Eurodollar Rate Loans in accordance with the terms of this Agreement.


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

         D. COMPENSATION FOR BREAKAGE OR NON-COMMENCEMENT OF INTEREST PERIODS. The Borrowers shall compensate each Lender, upon written request by that Lender (which request shall set forth the basis for requesting such amounts), for all reasonable losses, expenses and liabilities (including any interest paid by that Lender to lenders of funds borrowed by it to make or carry its Eurodollar Rate Loans and any loss, expense or liability sustained by that Lender in connection with the liquidation or re-employment of such funds) which that Lender may sustain: (i) if for any reason (other than a default by that Lender) a borrowing of any Eurodollar Rate Loan does not occur on a date specified therefor in a Borrowing Notice or a telephonic request for borrowing, as applicable, or a conversion to or continuation of any Eurodollar Rate Loan does not occur on a date specified therefor in a Conversion/Continuation Notice or a telephonic request for conversion or continuation, (ii) if any prepayment (including any prepayment pursuant to subsection 2.4B(i)) or other principal payment or any conversion of any of its Eurodollar Rate Loans occurs on a date prior to the last day of an Interest Period applicable to that Loan, (iii) if any prepayment of any of its Eurodollar Rate Loans is not made on any date specified in a notice of prepayment given by the Borrowers, or (iv) as a consequence of any other default by the Borrowers in the repayment of its Eurodollar Rate Loans when required by the terms of this Agreement.

         E. BOOKING OF EURODOLLAR RATE LOANS. Any Lender may make, carry or transfer Eurodollar Rate Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of that Lender.

         F. ASSUMPTIONS CONCERNING FUNDING OF EURODOLLAR RATE LOANS. Calculation of all amounts payable to a Lender under this subsection 2.6 and under subsection 2.7A shall be made as though that Lender had actually funded each of its relevant Eurodollar Rate Loans through the purchase of a Eurodollar deposit bearing interest at the rate obtained pursuant to clause (a) of the definition of Adjusted Eurodollar Rate in an amount equal to the amount of such Eurodollar Rate Loan and having a maturity comparable to the relevant Interest Period and through the transfer of such Eurodollar deposit from an offshore office of that Lender to a domestic office of that Lender in the United States; PROVIDED, HOWEVER, that each Lender may fund each of its Eurodollar Rate Loans in any manner it sees fit and the foregoing assumptions shall be utilized only for the purposes of calculating amounts payable under this subsection 2.6 and under subsection 2.7A.

         G. EURODOLLAR RATE LOANS AFTER DEFAULT. After the occurrence of and during the continuation of a Potential Event of Default or an Event of Default, (i) Borrowers may not elect to have a Loan be made or maintained as, or converted to, a Eurodollar Rate Loan after the expiration of any Interest Period then in effect for that Loan and (ii) subject to the provisions of subsection 2.6D, any Borrowing Notice or Conversion/Continuation Notice given by the Borrowers with respect to a requested borrowing or conversion/continuation that has not yet occurred shall be deemed made with respect to Base Rate Loans.

         2.7      INCREASED COSTS; TAXES; CAPITAL ADEQUACY.

         A. COMPENSATION FOR INCREASED COSTS AND TAXES. Subject to the provisions of subsection 2.7B (which shall be controlling with respect to the matters covered thereby), in the event that any Lender shall determine (which determination shall, absent manifest error, be final


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

and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or governmental authority, in each case that becomes effective after the date hereof, or compliance by such Lender with any guideline, request or directive issued or made after the date hereof by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law):

                  (i) subjects such Lender (or its applicable lending office) to any additional Tax (other than any Tax on the overall net income of such Lender) with respect to this Agreement or any of its obligations hereunder or any payments to such Lender (or its applicable lending office) of principal, interest, fees or any other amount payable hereunder;

                  (ii) imposes, modifies or holds applicable any reserve (including any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender (other than any such reserve or other requirements with respect to Eurodollar Rate Loans that are reflected in the definition of Adjusted Eurodollar Rate); or

                  (iii) imposes any other condition (other than with respect to a Tax matter) on or affecting such Lender (or its applicable lending office) or its obligations hereunder or the interbank Eurodollar market;

and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making or maintaining Loans hereunder or to reduce any amount received or receivable by such Lender (or its applicable lending office) with respect thereto; then, in any such case, the Borrowers shall promptly pay to such Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as may be necessary to compensate such Lender for any such increased cost or reduction in amounts received or receivable hereunder. Such Lender shall deliver to the Borrowers (with a copy to the Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this subsection 2.7A, which statement shall be conclusive and binding upon all parties hereto absent manifest error.

         B.       WITHHOLDING OF TAXES.

                  (i) PAYMENTS TO BE FREE AND CLEAR. All sums payable by the Borrowers under this Agreement and the other Loan Documents shall (except to the extent required by law) be paid free and clear of, and without any deduction or withholding on account of, any Tax (other than a Tax on the overall net income of any Lender) imposed, levied, collected, withheld or assessed by or within the United States or any political subdivision in or of the United States or any other jurisdiction from or to which a payment is made by or on behalf of the Borrowers or by any federation or organization of which the United States or any such jurisdiction is a member at the time of payment, all such non-excluded Taxes being hereinafter collectively referred to as "INCLUDED TAXES".

                  (ii) GROSSING-UP OF PAYMENTS. If the Borrowers or any other Person is required by law to make any deduction or withholding on account of any such Included Tax from any sum paid or payable by the Borrowers to the Administrative Agent or any Lender under any of the Loan Documents:

                  (a) the Borrowers shall notify Administrative Agent of any such requirement or any change in any such requirement as soon as the Borrowers become aware of it;

                  (b) the Borrowers shall pay any such Included Tax before the date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on the Borrowers) for its own account or (if that liability is imposed on Administrative Agent or such Lender, as the case may be) on behalf of and in the name of the Administrative Agent or such Lender;

                  (c) the sum payable by the Borrowers in respect of which the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, the Administrative Agent or such Lender, as the case may be, receives on the due date a net sum equal to what it would have received had no such deduction, withholding or payment been required or made; and

                  (d) within 30 days after paying any sum from which it is required by law to make any deduction or withholding, and within 30 days after the due date of payment of any Included Tax which it is required by clause (b) above to pay, the Borrowers shall deliver to the Administrative Agent evidence satisfactory to the other affected parties of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority;

         PROVIDED that no such additional amount shall be required to be paid to any Lender under clause (c) above except to the extent that any change after the date hereof (in the case of each Lender listed on the signature pages hereof) or after the date of the Assignment Agreement or Joinder Agreement pursuant to which such Lender became a Lender (in the case of each other Lender) in any such requirement for a deduction, withholding or payment as is mentioned therein shall result in an increase in the rate of such deduction, withholding or payment from that in effect at the date of this Agreement or at the date of such Assignment Agreement, as the case may be, in respect of payments to such Lender; PROVIDED however that in the case of an assignment, if the assignor was entitled to additional amounts pursuant to this Section 2.7B, then such assignee shall be entitled to such additional amounts.

                  (iii)    EVIDENCE OF EXEMPTION FROM U.S. WITHHOLDING TAX.

                  (a) Each Lender that is organized under the laws of any jurisdiction other than the United States or any state or other political subdivision thereof (a "NON-US LENDER")


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

         shall deliver to the Administrative Agent for transmission to the Borrowers, on or prior to the Closing Date (in the case of each Lender listed on the signature pages hereof) or on or prior to the date of the Assignment Agreement or Joinder Agreement pursuant to which it becomes a Lender (in the case of each other Lender), and at such other times as may be necessary in the determination of the Borrowers or Administrative Agent (each in the reasonable exercise of its discretion), (1) two original copies of Internal Revenue Service Form W-8BEN or W-8ECI (or any successor forms), properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required under the Code or the regulations issued thereunder to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of principal, interest, fees or other amounts payable under any of the Loan Documents or (2) if such Lender is not a "bank" or other Person described in Section 881(c)(3) of the Code, a Certificate of Non-Bank Status together with two original copies of Internal Revenue Service Form W-8BEN or W-8ECI (or any successor form), properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required under the Code or the regulations issued thereunder to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of interest payable under any of the Loan Documents. Notwithstanding the foregoing, no Lender shall be obligated to provide any documentation pursuant to this subsection 2.7B(iii)(a) if such Lender is not legally able to do so.

                  (b) Each Lender required to deliver any forms, certificates or other evidence with respect to United States federal income tax withholding matters pursuant to subsection 2.7B(iii)(a) hereby agrees, from time to time after the initial delivery by such Lender of such forms, certificates or other evidence, whenever a lapse in time or change in circumstances renders such forms, certificates or other evidence obsolete or inaccurate in any material respect, that such Lender shall promptly (1) deliver to the Administrative Agent for transmission to the Borrowers a Certificate of Non-Bank Status and two original copies of Internal Revenue Service Form W-8BEN or W-8ECI, as the case may be, properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required in order to confirm or establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to payments to such Lender under the Loan Documents or (2) notify Administrative Agent and Borrowers of its inability to deliver any such forms, certificates or other evidence.

                  (c) Borrowers shall not be required to pay any additional amount to any Non-US Lender under subsection 2.7B(ii)(c) if such Lender shall have failed to satisfy the requirements of clause (a) or (b)(1) of this subsection 2.7B(iii); PROVIDED that if such Lender shall have satisfied the requirements of subsection 2.7B(iii)(a) on the Closing Date (in the case of each Lender listed on the signature pages hereof) or on the date of the Assignment Agreement or Joinder Agreement pursuant to which it became a Lender (in the case of each other Lender), nothing in this subsection 2.7B(iii)(c) shall relieve Borrowers of their obligation to pay any additional amounts pursuant to clause (c) of subsection 2.7B(ii) in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender is not subject to withholding as described in subsection 2.7B(iii)(a).

         C. CAPITAL ADEQUACY ADJUSTMENT. If any Lender shall have determined that the adoption, effectiveness, phase-in or applicability after the date hereof of any law, rule or regulation (or any provision thereof) regarding capital adequacy, or any change therein or in the interpretation or administration thereof after the date hereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its applicable lending office) with any guideline, request or directive regarding capital adequacy (whether or not having the force of law) of any such governmental authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of, or with reference to, such Lender's Loans or Commitments or Letters of Credit or participations therein or other obligations hereunder with respect to the Loans or the Letters of Credit to a level below that which such Lender or such controlling corporation could have achieved but for such adoption, effectiveness, phase-in, applicability, change or compliance (taking into consideration the policies of such Lender or such controlling corporation with regard to capital adequacy), then from time to time, within five Business Days after receipt by the Borrowers from such Lender of the statement referred to in the next sentence, the Borrowers shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling corporation on an after-tax basis for such reduction. Such Lender shall deliver to the Borrowers (with a copy to the Administrative Agent) a written statement, setting forth in reasonable detail the basis of the calculation of such additional amounts, which statement shall be conclusive and binding upon all parties hereto absent manifest error.

         2.8      OBLIGATION OF LENDERS TO MITIGATE.

         Each Lender and Issuing Lender agrees that, as promptly as practicable after the officer of such Lender or Issuing Lender responsible for administering the Loans or Letters of Credit of such Lender or Issuing Lender, as the case may be, becomes aware of the occurrence of an event or the existence of a condition that would cause such Lender or Issuing Lender to become an Affected Lender or that would entitle such Lender or Issuing Lender to receive payments under subsection 2.7 or subsection 3.6 it will, to the extent not inconsistent with the internal policies of such Lender or Issuing Lender and any applicable legal or regulatory restrictions, use reasonable efforts (i) to make, issue, fund or maintain the Commitments of such Lender or Issuing Lender or the affected Loans or Letters of Credit of such Lender or Issuing Lender through another lending or Letters of Credit office of such Lender or Issuing Lender or (ii) take such other measures as such Lender or Issuing Lender may deem reasonable, if as a result thereof the circumstances which would cause such Lender or Issuing Lender to be an Affected Lender would cease to exist or the additional amounts which would otherwise be required to be paid to such Lender or Issuing Lender pursuant to subsection 2.7 would be materially reduced and if, as determined by such Lender or Issuing Lender in its sole discretion, the making, issuing, funding or maintaining of such Commitments or Loans or Letters of Credit through such other lending or Letters of Credit office or in accordance with such other measures, as the case may be, would not otherwise materially adversely affect such Commitments or Loans or Letters of Credit or the interests of such Lender or Issuing Lender; PROVIDED that such Lender or Issuing Lender will not be obligated to utilize such other lending or Letters of Credit office pursuant to this subsection 2.8 if such Lender or Issuing Lender would incur incremental expenses as a result of utilizing such other lending office as described in clause (i) above. A certificate as to the amount of any such expenses payable by the Borrowers pursuant to this subsection 2.8 (setting forth in reasonable detail the basis for requesting such amount) submitted by such Lender or Issuing Lender to the Borrowers (with a copy to the Administrative Agent) shall be conclusive absent manifest error. Each Lender and Issuing Lender agrees that it will not request compensation under subsection 2.7 unless such Lender or Issuing Lender requests compensation from borrowers under other lending arrangements with such Lender or Issuing Lender who are similarly situated.

         2.9      OBLIGATIONS JOINT AND SEVERAL.

         Anything herein to the contrary notwithstanding, each Borrower hereby agrees and acknowledges that the obligation of each Borrower for payment of the Obligations shall be joint and several with the obligations of the other Borrower hereunder regardless of which Borrower actually receives the proceeds or benefits of any borrowing hereunder. Each Borrower hereby agrees and acknowledges that it will receive substantial benefits from the Loans and credit facilities made available under this Agreement.

         Each Borrower agrees that its joint and several obligation to pay all Obligations hereunder is irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than the indefeasible payment in full of the Obligations, and the liability of each Borrower with respect to the Obligations shall not be affected, reduced or impaired by (i) consideration of the amount of proceeds of the Loans received by any Borrower relative to the aggregate amount of the Loans, (ii) the dissolution or termination of or any increase, decrease or change in personnel of, any Borrower, (iii) the insolvency or business failure of, or any assignment for the benefit of creditors by, or the commencement of any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceedings by or against the other Borrower or (iv) the appointment of a receiver for, or the attachment, restraint of or making or levying of any order of court or legal process affecting, the property of the other Borrower. Each Borrower agrees that a separate action or actions may be brought and prosecuted against such Borrower whether or not action is brought against the other Borrower and whether or not the other Borrower is joined in any such action or actions. Either Borrower's payment of a portion, but not all, of the Obligations shall in no way limit, affect, modify or abridge such Borrower's liability for that portion of the Obligations which is not paid.

         Each Borrower hereby waives any right to require the Administrative Agent or any Lender, as a condition of payment or performance of the Obligations by such Borrower, to proceed against the other Borrower or any other Person, to exhaust any security held from any Borrower, or pursue any other remedy in the power of the Administrative Agent or any Lender. Each Borrower hereby waives any defense arising by reason of incapacity, lack of authority or any disability or other defense that may be available to the other Borrower and any defenses or benefits that may be derived or afforded by law which would limit the liability of or exonerate any guarantor or surety with respect to the Obligations, or which may conflict with the terms and provisions of this Agreement, other than the indefeasible payment in full of the Obligations.


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

         Any indebtedness of a Borrower now or hereafter held by the other Borrower is hereby subordinated in right of payment to the Obligations, and any such indebtedness of a Borrower to the other Borrower collected or received by such other Borrower after an Event of Default has occurred and is continuing shall be held in trust for the Administrative Agent on behalf of the Lenders and shall forthwith be paid over to the Administrative Agent for the benefit of the Lenders to be credited and applied against the Obligations but without affecting, impairing or limiting in any manner the liability of such other Borrower under any other provision of this Agreement.

         2.10 INCREMENTAL FACILITIES. The Borrowers may by written notice to the Syndication Agent and the Administrative Agent elect to request the establishment of one or more new term loan commitments (the "NEW TERM LOAN COMMITMENTS"), by an amount not in excess of $100,000,000 in the aggregate and not less than $50,000,000 individually (or such lesser amount which shall be approved by the Syndication Agent and the Administrative Agent). Each such notice shall specify the date (each, an "INCREASED AMOUNT DATE") on which the Borrowers propose that the New Term Loan Commitments shall be effective, which shall be a date not less than 10 Business Days after the date on which such notice is delivered to the Syndication Agent and the Administrative Agent. When available, the Syndication Agent and the Administrative Agent will deliver a notice to the Borrowers setting forth the identity of each Lender or other Person that is an Eligible Assignee (each, a "NEW TERM LOAN LENDER") to whom the Syndication Agent and the Administrative Agent has allocated any portion of such New Term Loan Commitments and the amounts of such allocations; PROVIDED that any Lender approached to provide all or a portion of the New Term Loan Commitments may elect or decline, in its sole discretion, to provide a New Term Loan Commitment. Such New Term Loan Commitments shall become effective as of such Increased Amount Date; PROVIDED that (1) no Potential Event of Default or Event of Default shall exist on such Increased Amount Date before or after giving effect to such New Term Loan Commitments and the related Credit Extensions; (2) both before and after giving effect to the making of any Series of New Term Loans, each of the conditions set forth in Section 4.2 shall be satisfied; (3) the Borrowers shall be in pro forma compliance with each of the covenants set forth in Section 7.6 as of the last day of the most recently ended Fiscal Quarter after giving effect to such New Term Loan Commitments; (4) the New Term Loan Commitments shall be effected pursuant to one or more Joinder Agreements executed and delivered by the Borrowers, the Syndication Agent and the Administrative Agent, and each of which shall be recorded in the Register and shall be subject to the requirements set forth in subsection 2.7B(iii); (5) the Borrowers shall make any payments required pursuant to subsection 2.6D in connection with the New Term Loan Commitments; and (6) the Borrowers shall deliver or cause to be delivered any legal opinions or other documents reasonably requested by the Administrative Agent or the Syndication Agent in connection with any such transaction. Any New Term Loans made on an Increased Amount Date shall be designated a separate series (a "Series") of New Term Loans for all purposes of this Agreement.

         On any Increased Amount Date on which any New Term Loan Commitments of any Series are effective, subject to the satisfaction of the foregoing terms and conditions, (i) each New Term Loan Lender of such Series shall make a Loan to the Borrowers (a "NEW TERM LOAN") in an amount equal to its New Term Loan Commitment of such Series, and (ii) each New Term Loan Lender of such Series shall become a Lender hereunder with respect to the New


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Term Loan Commitment of such Series and the New Term Loans of such Series made pursuant thereto.

         The terms and provisions of the New Term Loans and New Term Loan Commitments of any Series shall be, except as otherwise set forth herein or in the Joinder Agreement, identical to the Term B Funded Loans. In any event (i) the weighted average life to maturity of all New Term Loans of any Series shall be no shorter than the remaining weighted average life to maturity of the Term B Loans, (ii) the applicable New Term Loan Maturity Date of each Series shall be no earlier than the final maturity of the Term B Loans, (iii) the rate of interest applicable to the New Term Loans of each Series shall be determined by the Borrowers and the applicable new Lenders and shall be set forth in each applicable Joinder Agreement; PROVIDED HOWEVER that the rate of interest and any original issue discount applicable to the New Term Loans of each Series shall be determined by the Borrowers and the applicable new Lenders and shall be set forth in each applicable Joinder Agreement; PROVIDED FURTHER that, the yield per annum with respect to the New Term Loans (consisting of the interest rate applicable to such New Term Loans plus any applicable original issue discount with respect thereto (which original issue discount shall be equated to interest rates based on an assumed four-year average life to maturity)) shall not be greater at any time than the interest rate then applicable to Term B Loans (on a pro forma basis for the borrowing of such New Term Loans) plus 0.25% per annum, unless the Applicable Margins with respect to the Term B Loans are increased so as to comply with the provisions of this sentence. Each Joinder Agreement may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Syndication Agent and the Administrative Agent, to effect the provision of this Section 2.10.

         Section 3.        LETTERS OF CREDIT.

         3.1 ISSUANCE OF LETTERS OF CREDIT AND LENDERS' PURCHASE OF PARTICIPATIONS THEREIN.

         A. LETTERS OF CREDIT. The Borrowers may request, in accordance with the provisions of this subsection 3.1, from time to time during the period from the Closing Date to but excluding the Revolving Loan Commitment Termination Date, that an Issuing Lender issue Letters of Credit for the account of the Borrowers for the purposes specified in the definitions of Commercial Letters of Credit and Standby Letters of Credit. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of the Borrowers herein set forth, any one or more Issuing Lender may, but (except as provided in subsection 3.1B(ii)) shall not be obligated to issue such Letters of Credit in accordance with the provisions of this subsection 3.1; PROVIDED that the Borrowers shall not request that any Lender issue (and no Lender shall issue):

                  (i) any Letter of Credit if, after giving effect to such issuance, the Total Utilization of Revolving Loan Commitments would exceed the Revolving Loan Commitments then in effect;

                  (ii) any Letter of Credit if, after giving effect to such issuance, the Letter of Credit Usage would exceed $125,000,000;


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                  (iii)    any Standby Letter of Credit having an expiration
         date later than the earlier of (a) the Revolving Loan Commitment Termination Date and (b) the date which is one year from the date of issuance of such Standby Letter of Credit; PROVIDED that the immediately preceding clause (b) shall not prevent any Issuing Lender from agreeing that a Standby Letter of Credit will automatically be extended for one or more successive periods not to exceed one year each unless such Issuing Lender elects not to extend for any such additional period; and PROVIDED, FURTHER that such Issuing Lender shall elect not to extend such Standby Letter of Credit if it has knowledge that an Event of Default has occurred and is continuing at the time such Issuing Lender must elect whether or not to allow such extension;

                  (iv) any Commercial Letter of Credit having an expiration date (a) later than the earlier of (X) the date which is 30 days prior to the Revolving Loan Commitment Termination Date and (Y) the date which is 180 days from the date of issuance of such Commercial Letter of Credit or (b) that is otherwise unacceptable to the applicable Issuing Lender in its reasonable discretion; or

                  (v) any Letter of Credit denominated in a currency other than Dollars.

         B.       MECHANICS OF ISSUANCE.

                  (i) NOTICE OF ISSUANCE. Whenever Borrowers desire the issuance of a Letter of Credit, they shall deliver to the Administrative Agent an Issuance Notice no later than 1:00 p.m. (New York City time) at least three Business Days (in the case of Standby Letters of Credit) or five Business Days (in the case of Commercial Letters of Credit), or in each case such shorter period as may be agreed to by the Issuing Lender in any particular instance, in advance of the proposed date of issuance. The Issuance Notice shall specify (a) the proposed date of issuance (which shall be a Business Day), (b) whether the Letter of Credit is to be a Standby Letter of Credit or a Commercial Letter of Credit, (c) the face amount of the Letter of Credit, (d) the expiration date of the Letter of Credit, (e) the name and address of the beneficiary, and (f) either the verbatim text of the proposed Letter of Credit or the proposed terms and conditions thereof, including a precise description of any documents to be presented by the beneficiary which, if presented by the beneficiary prior to the expiration date of the Letter of Credit, would require the Issuing Lender to make payment under the Letter of Credit; PROVIDED that the Issuing Lender, in its reasonable discretion, may require changes in the text of the proposed Letter of Credit or any such documents; and PROVIDED, FURTHER, that no Letter of Credit shall require payment against a conforming draft to be made thereunder on the same business day (under the laws of the jurisdiction in which the office of the Issuing Lender to which such draft is required to be presented is located) that such draft is presented if such presentation is made after 10:00 A.M. (in the time zone of such office of the Issuing Lender) on such business day.

         The Borrowers shall notify the applicable Issuing Lender (and the Administrative Agent, if Administrative Agent is not such Issuing Lender) prior to the issuance of any Letter of Credit in the event that any of the matters to which Borrowers are required to certify in the applicable Issuance Notice is no longer true and correct as of the proposed date of


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

         issuance of such Letter of Credit, and upon the issuance of any Letter of Credit Borrowers shall be deemed to have re-certified, as of the date of such issuance, as to the matters to which Borrowers are required to certify in the applicable Issuance Notice.

                  (ii) DETERMINATION OF ISSUING LENDER. Upon receipt by the Administrative Agent of an Issuance Notice pursuant to subsection 3.1B(i) requesting the issuance of a Letter of Credit, in the event Administrative Agent elects to issue such Letter of Credit, the Administrative Agent shall promptly so notify Borrowers, and the Administrative Agent shall be the Issuing Lender with respect thereto. In the event that the Administrative Agent, in its sole discretion, elects not to issue such Letter of Credit, the Administrative Agent shall promptly so notify Borrowers, whereupon Borrowers may request any other Lender to issue such Letter of Credit by delivering to such Lender a copy of the applicable Issuance Notice. Any Lender so requested to issue such Letter of Credit shall promptly notify Borrowers and the Administrative Agent whether or not, in its sole discretion, it has elected to issue such Letter of Credit, and any such Lender which so elects to issue such Letter of Credit shall be the Issuing Lender with respect thereto. In the event that all other Lenders shall have declined to issue such Letter of Credit, notwithstanding the prior election of the Administrative Agent not to issue such Letter of Credit, the Administrative Agent shall be obligated to issue such Letter of Credit and shall be the Issuing Lender with respect thereto, notwithstanding the fact that the Letter of Credit Usage with respect to such Letter of Credit and with respect to all other Letters of Credit issued by the Administrative Agent, when aggregated with Administrative Agent's outstanding Revolving Loans, may exceed Administrative Agent's Revolving Loan Commitment then in effect.

                  (iii) ISSUANCE OF LETTER OF CREDIT. Upon satisfaction or waiver (in accordance with subsection 10.6) of the conditions set forth in subsection 4.3, the Issuing Lender shall issue the requested Letter of Credit in accordance with the Issuing Lender's standard operating procedures.

                  (iv) NOTIFICATION TO LENDERS. Upon the issuance of any Letter of Credit the applicable Issuing Lender shall promptly notify Administrative Agent and each other Lender of such issuance, which notice shall be accompanied by a copy of such Letter of Credit. Promptly after receipt of such notice (or, if Administrative Agent is the Issuing Lender, together with such notice), the Administrative Agent shall notify each Lender of the amount of such Lender's respective participation in such Letter of Credit, determined in accordance with subsection 3.1C.

                  (v) REPORTS TO LENDERS. Within 15 days after the end of each calendar quarter ending after the Closing Date, so long as any Letter of Credit shall have been outstanding during such calendar quarter, each Issuing Lender (other than the Administrative Agent) shall deliver to the Administrative Agent a report setting forth for such calendar quarter the daily aggregate amount available to be drawn under the Letters of Credit issued by such Issuing Lender that were outstanding during such calendar quarter.


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

         C. LENDERS' PURCHASE OF PARTICIPATIONS IN LETTERS OF CREDIT. Immediately upon the issuance of each Letter of Credit, each Revolving Loan Lender shall be deemed to, and hereby agrees to, have irrevocably purchased from the Issuing Lender a participation in such Letter of Credit and any drawings honored thereunder in an amount equal to such Revolving Loan Lender's Pro Rata Share of the maximum amount which is or at any time may become available to be drawn thereunder.

         D. OUTSTANDING LETTERS OF CREDIT. The Revolving Loan Lenders acknowledge that the Outstanding Letters of Credit were issued by the Administrative Agent, as the Issuing Lender, for the account of the Borrowers pursuant to that certain Credit Agreement, dated as of June 4, 2002. The Outstanding Letters of Credit are Commercial Letters of Credit or Standby letters of Credit as indicated on Schedule 3.1 and the issuance thereof is not prohibited by subsection 3.1A. As part of the Refinancing, each of the Revolving Loan Lenders acknowledges that it previously irrevocably purchased from those certain Existing Lenders a participation in the Outstanding Letters of Credit and any drawings honored thereunder in an amount equal to such Revolving Loan Lender's Pro Rata Share of the amount available to be drawn under the Outstanding Letters of Credit which, as of the Closing Date, is set forth on
Schedule 3.1. Each of the Outstanding Letters of Credit shall be deemed to be a Letter of Credit issued as of the Closing Date and governed by the terms of this Agreement.

         3.2      LETTER OF CREDIT FEES.

         The Borrowers agree to pay the following amounts with respect to Letters of Credit issued hereunder:

                  (i) with respect to each Standby Letter of Credit, (a) a fronting fee, payable directly to the applicable Issuing Lender for its own account, equal to the greater of (X) $5,000 and (Y) 0.25% per annum of the daily amount available to be drawn under such Standby Letter of Credit and (b) a letter of credit fee, payable to the Administrative Agent for the account of Lenders, equal to the product of (y) the Applicable Margin then in effect for Eurodollar Loans that are Revolving Loans, (z) the daily maximum amount available to be drawn under such Standby Letter of Credit, each such fronting fee or letter of credit fee to be payable in arrears on and to (but excluding) each Quarterly Payment Date and, if applicable, on the date of any termination or expiration of such Standby Letter of Credit and computed on the basis of a 360-day year for the actual number of days elapsed;

                  (ii) with respect to each Commercial Letter of Credit, (a) a fronting fee, payable directly to the applicable Issuing Lender for its own account, equal to 0.25% per annum of the daily amount available to be drawn under such Commercial Letter of Credit and (b) a letter of credit fee, payable to the Administrative Agent for the account of Lenders, equal to the product of (y) the Applicable Margin then in effect for Eurodollar Loans that are Revolving Loans, and (z) the daily maximum amount available to be drawn under such Commercial Letter of Credit, each such fronting fee or letter of credit fee to be payable in arrears on and to (but excluding) each Quarterly Payment Date and, if applicable, on the date of any termination or expiration of such Commercial Letter of


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         Credit and computed on the basis of a 360-day year for the actual number of days elapsed; and

                  (iii) with respect to the issuance, amendment or transfer of each Letter of Credit and each payment of a drawing made thereunder (without duplication of the fees payable under clauses (i) and (ii) above), documentary and processing charges payable directly to the applicable Issuing Lender for its own account in accordance with such Issuing Lender's standard schedule for such charges in effect at the time of such issuance, amendment, transfer or payment, as the case may be.

For purposes of calculating any fees payable under clauses (i) and (ii) of this subsection 3.2, the daily amount available to be drawn under any Letter of Credit shall be determined as of the close of business on any date of determination. Promptly upon receipt by the Administrative Agent of any amount described in clause (i)(b) or (ii)(b) of this subsection 3.2, the Administrative Agent shall distribute to each Lender its Pro Rata Share of such amount.

         3.3      DRAWINGS AND REIMBURSEMENT OF AMOUNTS PAID UNDER LETTERS OF
CREDIT.

         A. RESPONSIBILITY OF ISSUING LENDER WITH RESPECT TO DRAWINGS. In determining whether to honor any drawing under any Letter of Credit by the beneficiary thereof, the Issuing Lender shall be responsible only to examine the documents delivered under such Letter of Credit with reasonable care so as to ascertain whether they appear on their face to be in accordance with the terms and conditions of such Letter of Credit.

         B. REIMBURSEMENT BY THE BORROWERS OF AMOUNTS PAID UNDER LETTERS OF CREDIT. In the event an Issuing Lender has determined to honor a drawing under a Letter of Credit issued by it, such Issuing Lender shall immediately notify Borrowers and the Administrative Agent, and Borrowers shall reimburse such Issuing Lender on or before the Business Day immediately following the date on which such drawing is honored (the "REIMBURSEMENT DATE") in an amount in Dollars and in same day funds equal to the amount of such honored drawing; PROVIDED that, anything contained in this Agreement to the contrary notwithstanding, unless Borrowers shall have notified Administrative Agent and such Issuing Lender prior to 10:00 A.M. (New York City time) on the date such drawing is honored that the Borrowers intend to reimburse such Issuing Lender for the amount of such honored drawing with funds other than the proceeds of Revolving Loans, the Borrowers shall be deemed to have given a timely Borrowing Notice to the Administrative Agent requesting Lenders to make Revolving Loans that are Base Rate Loans on the Reimbursement Date in an amount in Dollars equal to the amount of such honored drawing and Lenders shall, on the Reimbursement Date, make Revolving Loans that are Base Rate Loans in the amount of such honored drawing, the proceeds of which shall be applied directly by Agent to reimburse such Issuing Lender for the amount of such honored drawing; and PROVIDED, FURTHER, that if for any reason proceeds of Revolving Loans are not received by such Issuing Lender on the Reimbursement Date in an amount equal to the amount of such honored drawing, the Borrowers shall reimburse such Issuing Lender, on demand, in an amount in same day funds equal to the excess of the amount of such honored drawing over the aggregate amount of such Revolving Loans, if any, which are so received. Nothing in this subsection 3.3B shall be deemed to relieve any Lender from its obligation to make Revolving Loans on the terms and conditions set forth in this Agreement, and Borrowers shall retain any and all rights it may have against any


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Lender resulting from the failure of such Lender to make such Revolving Loans under this subsection 3.3B.

         C. PAYMENT BY LENDERS OF UNREIMBURSED AMOUNTS PAID UNDER LETTERS OF CREDIT.

                  (i) PAYMENT BY LENDERS. In the event that the Borrowers shall fail for any reason to reimburse any Issuing Lender as provided in subsection 3.3B in an amount equal to the amount of any drawing honored by such Issuing Lender under a Letter of Credit issued by it, such Issuing Lender shall promptly notify each other Lender of the unreimbursed amount of such honored drawing and of such other Lender's respective participation therein based on such Lender's Pro Rata Share. Each Lender shall make available to such Issuing Lender an amount equal to its respective participation, in Dollars and in same day funds, at the office of such Issuing Lender specified in such notice, not later than 12:00 Noon (New York City time) on the first business day (under the laws of the jurisdiction in which such office of such Issuing Lender is located) after the date notified by such Issuing Lender. In the event that any Lender fails to make available to such Issuing Lender on such business day the amount of such Lender's participation in such Letter of Credit as provided in this subsection 3.3C, such Issuing Lender shall be entitled to recover such amount on demand from such Lender together with interest thereon at the rate customarily used by such Issuing Lender for the correction of errors among banks for three Business Days and thereafter at the Base Rate. Nothing in this subsection 3.3C shall be deemed to prejudice the right of any Lender to recover from any Issuing Lender any amounts made available by such Lender to such Issuing Lender pursuant to this subsection 3.3C in the event that it is determined by the final judgment of a court of competent jurisdiction that the payment with respect to a Letter of Credit by such Issuing Lender in respect of which payment was made by such Lender constituted gross negligence or willful misconduct on the part of such Issuing Lender.

                  (ii) DISTRIBUTION TO LENDERS OF REIMBURSEMENTS RECEIVED FROM BORROWERS. In the event any Issuing Lender shall have been reimbursed by other Lenders pursuant to subsection 3.3C(i) for all or any portion of any drawing honored by such Issuing Lender under a Letter of Credit issued by it, such Issuing Lender shall distribute to each other Lender which has paid all amounts payable by it under subsection 3.3C(i) with respect to such honored drawing such other Lender's Pro Rata Share of all payments subsequently received by such Issuing Lender from Borrowers in reimbursement of such honored drawing when such payments are received. Any such distribution shall be made to a Lender at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Lender may request.

         D.       INTEREST ON AMOUNTS PAID UNDER LETTERS OF CREDIT.

                  (i) PAYMENT OF INTEREST BY THE BORROWERS. The Borrowers agree to pay to each Issuing Lender, with respect to drawings honored under any Letters of Credit issued by it, interest on the amount paid by such Issuing Lender in respect of each such honored drawing from the date such drawing is honored to but excluding the date such amount is reimbursed by the Borrowers (including any such reimbursement out of the proceeds of


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         Revolving Loans pursuant to subsection 3.3B) at a rate equal to (a) for the period from the date such drawing is honored to but excluding the Reimbursement Date, the rate then in effect under this Agreement with respect to Revolving Loans that are Base Rate Loans and (b) thereafter, a rate which is 2% per annum in excess of the rate of interest otherwise payable under this Agreement with respect to Revolving Loans that are Base Rate Loans. Interest payable pursuant to this subsection 3.3D(i) shall be computed on the basis of a 365-day year for the actual number of days elapsed in the period during which it accrues and shall be payable on demand or, if no demand is made, on the date on which the related drawing under a Letter of Credit is reimbursed in full.

                  (ii) DISTRIBUTION OF INTEREST PAYMENTS BY ISSUING LENDER. Promptly upon receipt by any Issuing Lender of any payment of interest pursuant to subsection 3.3D(i) with respect to a drawing honored under a Letter of Credit issued by it, (a) such Issuing Lender shall distribute to each other Lender, out of the interest received by such Issuing Lender in respect of the period from the date such drawing is honored to but excluding the date on which such Issuing Lender is reimbursed for the amount of such drawing (including any such reimbursement out of the proceeds of Revolving Loans pursuant to subsection 3.3B), the amount that such other Lender would have been entitled to receive in respect of the letter of credit fee that would have been payable in respect of such Letter of Credit for such period pursuant to subsection 3.2 if no drawing had been honored under such Letter of Credit, and (b) in the event such Issuing Lender shall have been reimbursed by other Lenders pursuant to subsection 3.3C(i) for all or any portion of such honored drawing, such Issuing Lender shall distribute to each other Lender which has paid all amounts payable by it under subsection 3.3C(i) with respect to such honored drawing such other Lender's Pro Rata Share of any interest received by such Issuing Lender in respect of that portion of such honored drawing so reimbursed by other Lenders for the period from the date on which such Issuing Lender was so reimbursed by other Lenders to but excluding the date on which such portion of such honored drawing is reimbursed by the Borrowers. Any such distribution shall be made to a Lender at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Lender may request.

         3.4      OBLIGATIONS ABSOLUTE.

         The obligation of the Borrowers to reimburse each Issuing Lender for drawings honored under the Letters of Credit issued by it and to repay any Revolving Loans made by Lenders pursuant to subsection 3.3B and the obligations of Lenders under subsection 3.3C(i) shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances including any of the following circumstances:

                  (i) any lack of validity or enforceability of any Letter of Credit;

                  (ii) the existence of any claim, set-off, defense or other right which any Borrower or any Lender may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such transferee may be acting), any Issuing Lender or other Lender or any other Person or, in the case of a Lender, against Borrowers, whether in connection with this Agreement, the transactions contemplated


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         herein or any unrelated transaction (including any underlying transaction between Borrowers or one of their Subsidiaries and the beneficiary for which any Letter of Credit was procured);

                  (iii) any draft or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                  (iv) payment by the applicable Issuing Lender under any Letter of Credit against presentation of a draft or other document which does not substantially comply with the terms of such Letter of Credit;

                  (v) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of the Borrowers;

                  (vi) any breach of this Agreement or any other Loan Document by any party thereto;

                  (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing; or

                  (viii) the fact that an Event of Default or a Potential Event of Default shall have occurred and be continuing;

PROVIDED, in each case, that payment by the applicable Issuing Lender under the applicable Letter of Credit shall not have constituted gross negligence or willful misconduct of such Issuing Lender under the circumstances in question (as determined by a final judgment of a court of competent jurisdiction).

         3.5      INDEMNIFICATION; NATURE OF ISSUING LENDERS' DUTIES.

         A. INDEMNIFICATION. In addition to amounts payable as provided in subsection 3.6, the Borrowers hereby agree to protect, indemnify, pay and save harmless each Issuing Lender from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable fees, expenses and disbursements of counsel and allocated costs of internal counsel) which such Issuing Lender may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit by such Issuing Lender, other than as a result of (a) the gross negligence or willful misconduct of such Issuing Lender as determined by a final judgment of a court of competent jurisdiction or (b) subject to the following clause (ii), the wrongful dishonor by such Issuing Lender of a proper demand for payment made under any Letter of Credit issued by it or (ii) the failure of such Issuing Lender to honor a drawing under any such Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (all such acts or omissions herein called "GOVERNMENTAL ACTS").

        B. NATURE OF ISSUING LENDERS' DUTIES. As between Borrowers and any Issuing Lender, the Borrowers assume all risks of the acts and omissions of, or misuse of the Letters of Credit issued by such Issuing Lender by, the respective beneficiaries of such Letters of Credit.


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In furtherance and not in limitation of the foregoing, such Issuing Lender shall not be responsible for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) failure of the beneficiary of any such Letter of Credit to comply fully with any conditions required in order to draw upon such Letter of Credit;
(iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of such Issuing Lender, including any Governmental Acts, and none of the above shall affect or impair, or prevent the vesting of, any of such Issuing Lender's rights or powers hereunder.

         In furtherance and extension and not in limitation of the specific provisions set forth in the first paragraph of this subsection 3.5B, any action taken or omitted by any Issuing Lender under or in connection with the Letters of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith, shall not put such Issuing Lender under any resulting liability to the Borrowers.

         Notwithstanding anything to the contrary contained in this subsection 3.5, the Borrowers shall retain any and all rights they may have against any Issuing Lender for any liability arising solely out of the gross negligence or willful misconduct of such Issuing Lender, as determined by a final judgment of a court of competent jurisdiction.

         3.6      INCREASED COSTS AND TAXES RELATING TO LETTERS OF CREDIT.

         Subject to the provisions of subsection 2.7B (which shall be controlling with respect to the matters covered thereby), in the event that any Issuing Lender or Lender shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or governmental authority, in each case that becomes effective after the date hereof, or compliance by any Issuing Lender or Lender with any guideline, request or directive issued or made after the date hereof by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law):

                  (i) subjects such Issuing Lender or Lender (or its applicable lending or letter of credit office) to any additional Tax (other than any Tax on the overall net income of such Issuing Lender or Lender) with respect to the issuing or maintaining of any Letters of Credit or the purchasing or maintaining of any participations therein or any other


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         obligations under this Section 3, whether directly or by such being imposed on or suffered by any particular Issuing Lender;

                  (ii) imposes, modifies or holds applicable any reserve (including any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement in respect of any Letters of Credit issued by any Issuing Lender or participations therein purchased by any Lender; or

                  (iii) imposes any other condition (other than with respect to a Tax matter) on or affecting such Issuing Lender or Lender (or its applicable lending or letter of credit office) regarding this Section 3 or any Letter of Credit or any participation therein;

and the result of any of the foregoing is to increase the cost to such Issuing Lender or Lender of agreeing to issue, issuing or maintaining any Letter of Credit or agreeing to purchase, purchasing or maintaining any participation therein or to reduce any amount received or receivable by such Issuing Lender or Lender (or its applicable lending or letter of credit office) with respect thereto; then, in any case, the Borrowers shall promptly pay to such Issuing Lender or Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts as may be necessary to compensate such Issuing Lender or Lender for any such increased cost or reduction in amounts received or receivable hereunder. Such Issuing Lender or Lender shall deliver to the Borrowers a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Issuing Lender or Lender under this subsection 3.6, which statement shall be conclusive and binding upon all parties hereto absent manifest error.

         Section 4.        CONDITIONS TO CREDIT EXTENSIONS.

         The obligations of Lenders and Issuing Lenders to make Credit Extensions hereunder are subject to the satisfaction (or waiver) of the following conditions.

         4.1      CONDITIONS TO THE OCCURRENCE OF THE CLOSING DATE.

         The conditions to the occurrence of the Closing Date are:

         A. LOAN PARTIES' DOCUMENTS. The Borrowers shall have delivered to the Administrative Agent the following with respect to each Loan Party and each Phase II Mall Borrower, each, unless otherwise noted, dated the Closing Date:

                  (i) copies of the Organizational Documents of such Person, certified by the Secretary of State of its jurisdiction of organization if such certification is generally available dated a recent date prior to the Closing Date and in each other case, by such Person's secretary or assistant secretary; PROVIDED that in lieu of delivering each Organizational Document, the Borrowers may deliver a certificate of an Authorized Officer certifying that there have been no material amendments to those Organizational Documents previously delivered to the Administrative Agent in connection with the Existing Agreement;


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                  (ii)     to the extent generally available, a good standing
         certificate from the Secretary of State of its jurisdiction of organization and a certificate or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing authority of such jurisdiction, each dated a recent date prior to the Closing Date;

                  (iii) resolutions of the Board of Directors of such Person approving and authorizing the execution, delivery and performance of the Loan Documents being executed on the Closing Date to which it is a party, certified as of the Closing Date by the corporate secretary or an assistant secretary of such Person as being in full force and effect without modification or amendment;

                  (iv) signature and incumbency certificates of the officers of such Person executing the Loan Documents being executed on the Closing Date to which it is a party;

                  (v) a Borrowing Notice setting forth whether such Loans shall be Base Rate Loan or Eurodollar Rate Loans (and, if applicable, the initial Interest Period requested therefor); and

                  (vi) such other documents as Administrative Agent may reasonably request,

all of which shall be reasonably satisfactory to the Arranger.

         B. NOTES. The Administrative Agent shall have received all Notes requested by Lenders prior to the Closing Date executed by the Borrowers. C. NO MATERIAL ADVERSE CHANGE. Since December 31, 2003 there shall not have been any adverse change, or any development involving a prospective adverse change, in or affecting the general affairs, management, financial position, liabilities (contingent or otherwise), shareholders' equity or results of operations of the Borrowers and their Subsidiaries, taken as a whole, which either the Arranger or the Administrative Agent, in their respective reasonable judgment, deems material.

         D. DEEDS OF TRUST; MORTGAGE POLICIES; ETC. The Administrative Agent shall have received from the Borrowers:

                  (i) DEEDS OF TRUST. Fully executed and notarized Deeds of Trust, duly recorded in the appropriate filing or recording office in the jurisdiction in which each parcel of Mortgaged Property is located or evidence that such Deeds of Trust have been irrevocably delivered to the Title Company for such recordation;

                  (ii)     TITLE INSURANCE. (a) A 1970 (amended October 17,
         1970) ALTA mortgagee title insurance policy or policies (collectively, the "MORTGAGE POLICY") issued by the Title Company with respect to the Mortgaged Property in an amount not less than the maximum aggregate amount of the Commitments, in each case, insuring for the benefit of the Administrative Agent on behalf of the Secured Parties that each Deed of Trust creates a valid and enforceable First Priority deed of trust Lien on the Mortgaged Property, subject only to Permitted Liens which Mortgage Policy (1) shall include an


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

         endorsement for mechanics' liens, for future advances under this Agreement and for any other matters reasonably requested by the Administrative Agent or the Arranger and available in the state in which the Mortgaged Property is located and (2) shall provide for affirmative insurance and such reinsurance as Administrative Agent or the Arranger may reasonably request, all of the foregoing in form and substance satisfactory to the Administrative Agent and the Arranger; and (b) evidence reasonably satisfactory to the Administrative Agent and the Arranger that the Borrowers have or have caused to be (i) delivered to the Title Company all certificates and affidavits required by the Title Company in connection with the issuance of the Mortgage Policy, (ii) paid to the Title Company or to the appropriate governmental authorities all expenses and premiums of the Title Company in connection with the issuance of the Mortgage Policy and (iii) paid to the Title Company or the appropriate governmental authorities all recording and stamp taxes (including mortgage recording and intangible taxes) payable in connection with recording the Deed of Trust in the appropriate real estate records;

                  (iii) A.L.T.A. SURVEYS. The Administrative Agent shall have received an A.L.T.A. survey of the Existing Site, the SECC, the Site Easements and the Central Park West Site, satisfactory in form and substance to the Title Insurer, the Administrative Agent and the Arranger, reasonably current and certified to each such Person by a licensed surveyor satisfactory to each such Person, showing (a) as to the Existing Site, the SECC and the Central Park West Site, the exact location and dimensions thereof, including the location of all means of access thereto and all easements relating thereto and showing the perimeter within which all foundations are or are to be located; (b) as to the Site Easements, the exact location and dimensions thereof (to the extent such easements are described as covering specific portions of the Existing Site, and/or the SECC, as the case may be), including the location of all means of access thereto, and all improvements or other encroachments in or on the Site Easements; (c) the existing utility facilities servicing the Existing Facility and the Central Park West Site (including water, electricity, gas, telephone, sanitary sewer and storm water distribution and detention facilities); (d) unless covered by appropriate endorsements under the Title Insurance Policies, that there are no gaps, gores, projections, protrusions or other survey defects other than the Permitted Liens; (e) whether the Existing Site, the SECC, the Central Park West Site or any portion thereof is located in a flood hazard zone; and (f) that there are no other matters that could reasonably be expected to be disclosed by a survey constituting a defect in title other than the Permitted Liens, or a "no change certificate", in a form reasonably acceptable to the Administrative Agent, with respect to surveys previously delivered to the Administrative Agent.

                  (iv)     ZONING. The Administrative Agent shall have received
         (a) an opinion from counsel satisfactory to the Administrative Agent and the Arranger that the Phase II Project is zoned in a classification which will permit the construction and use thereof for all purposes intended, (b) an endorsement to the Mortgage Policy that the Existing Facility conforms with all applicable zoning laws or (c) in lieu of items (a) and (b), (i) a certificate from the applicable Governmental Instrumentality with respect to the zoning of the Site that the Phase II Project is zoned in a classification which will permit the construction and use thereof for all purposes intended, (ii) the building permits and excavation permits issued prior to the Closing Date by such Governmental


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         Instrumentality based upon the Plans and Specifications approved by it,
         (iii) the permanent certificate of occupancy for the Existing Facility and (iv) evidence reasonably satisfactory to the Administrative Agent that the Phase II Project, upon completion thereof in accordance with the Plans and Specifications approved by such Governmental Instrumentality, will comply with all applicable zoning, subdivision, condominium and building statutes, codes, ordinances, regulations, variances and special regulations.

                  (v) SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENTS. The Administrative Agent shall have received from each tenant (other than a Borrower) party to certain leases set forth on
         SCHEDULE 7.7A, a Subordination, Non-Disturbance and Attornment Agreement, substantially in the form of EXHIBIT I or otherwise reasonably acceptable to the Administrative Agent, or the Administrative Agent shall be satisfied that each such lease contains reasonably comparable (or better) terms as to subordination, attornment and non-disturbance with respect to its tenant as would be obtained were an agreement in the form of EXHIBIT I delivered.

                  (vi) LEASEHOLD MORTGAGEE PROTECTION. The Administrative Agent shall have received an Estoppel Certificate, substantially in the form of EXHIBIT P or otherwise acceptable to the Administrative Agent and the Arranger, from each landlord (other than a Borrower) party to a lease set forth on SCHEDULE 7.7, together with (except with respect to the Harrah's Lease) copies of notices which have been delivered to each such landlord advising same of the existence of a leasehold mortgage on the leased premises subject to such lease, satisfying the notice requirements of each such lease, and in form and substance satisfactory to the Administrative Agent and the Arranger.

                  (vii) ENVIRONMENTAL INDEMNITY. The Administrative Agent shall have received the Environmental Indemnity, dated as of the Closing Date, duly executed and delivered by an Authorized Officer of each Borrower.

         E. SUBSIDIARY GUARANTY. The Administrative Agent shall have received, with counterparts for each Lender, the Subsidiary Guaranty, or reaffirmation thereof, as the case may be, for each Subsidiary Guarantor, dated as of the Closing Date, duly executed and delivered by an Authorized Officer of each Subsidiary Guarantor.

         F. SECURITY AGREEMENT. The Administrative Agent shall have received, with counterparts for each Lender, the Second Amendment to the Amended and Restated Security Agreement in the form attached hereto as EXHIBIT E-2, each dated as of the Closing Date, duly executed and delivered by an Authorized Officer of each Loan Party.

         G. SECURITY INTERESTS IN PERSONAL AND MIXED PROPERTY. The Administrative Agent shall have received evidence reasonably satisfactory to it and the Arranger that the Borrowers shall have taken or caused to be taken all such actions, executed and delivered or caused to be executed and delivered all such agreements, documents and instruments, and made or caused to be made all such filings and recordings (other than the filing or recording of items described in clauses (iii) and (iv) below) that may be necessary or, in the reasonable opinion of the Administrative Agent or the Arranger, desirable in order to create in favor of the Intercreditor Agent, for the benefit of the Secured Parties, a valid and (upon such filing and recording)


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perfected First Priority security interest in the Collateral. Such actions shall include the following:

                  (i) SCHEDULES TO COLLATERAL DOCUMENTS. Delivery to the Administrative Agent of accurate and complete schedules to all of the applicable Collateral Documents;

                  (ii) INSTRUMENTS. Delivery to the Intercreditor Agent of all promissory notes or other instruments (duly endorsed, where appropriate, in a manner satisfactory to the Administrative Agent and the Intercreditor Agent) evidencing any Collateral;

                  (iii)    [INTENTIONALLY OMITTED];

                  (iv) LIEN SEARCHES AND UCC TERMINATION STATEMENTS. Delivery to the Administrative Agent of (a) the results of a recent search, by a Person reasonably satisfactory to the Administrative Agent and the Arranger, of all effective UCC financing statements and fixture filings and all judgment and tax lien filings which may have been made with respect to any personal or mixed property of any Loan Party, together with copies of all such filings disclosed by such search, and
         (b) UCC termination statements duly executed by all applicable Persons for filing in all applicable jurisdictions as may be necessary to terminate any effective UCC financing statements or fixture filings disclosed in such search (other than any such financing statements or fixture filings in respect of Liens permitted to remain outstanding pursuant to the terms of this Agreement);

                  (v) UCC FINANCING STATEMENTS AND FIXTURE FILINGS. Delivery to the Administrative Agent of UCC financing statements and, where appropriate, fixture filings and Patent and Trademark Office filings, duly executed by each applicable Loan Party with respect to all personal and mixed property Collateral of such Loan Party, for filing in all jurisdictions as may be necessary or, in the reasonable opinion of the Arranger, the Administrative Agent or the Intercreditor Agent , desirable to perfect the security interests created in such Collateral pursuant to the Collateral Documents, including those listed on EXHIBIT R; and

                  (vi) COLLATERAL ACCOUNT AGREEMENT. Delivery to the Administrative Agent of an executed First Amendment to Collateral Account Agreement, dated as of the Closing Date in the form attached hereto as EXHIBIT E-4, duly executed and delivered by an Authorized Officer of each Borrower and an Authorized Officer of LCR.

         H. SOLVENCY ASSURANCES. On the Closing Date, the Lenders shall have received a Financial Condition Certificate from the Borrowers dated the Closing Date, substantially in the form of EXHIBIT G hereto and with appropriate attachments and otherwise reasonably satisfactory to the Arranger, in each case demonstrating that, after giving effect to the transactions contemplated by this Agreement including the borrowing of the full amount of Commitments as contemplated hereunder, and the other Loan Documents, the Borrowers will be Solvent.

         I. OPINIONS OF COUNSEL TO THE BORROWERS. The Lenders and their respective counsel shall have received (i) originally executed copies of one or more favorable written opinions of Paul, Weiss, Rifkind, Wharton & Garrison, counsel for the Loan Parties, and (ii) originally executed copies of one or more favorable written opinions of Lionel Sawyer & Collins, Nevada


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

counsel for the Loan Parties, each in form and substance reasonably satisfactory to the Administrative Agent, the Arranger and their respective counsel, dated as of the Closing Date and setting forth substantially the matters in the opinions designated in EXHIBITS H-1 and H-2 hereto, respectively, and as to such other matters as the Administrative Agent or the Arranger may reasonably request. The Borrowers hereby acknowledge and confirm that they have requested such counsel to deliver such opinions to Lenders.

         J.       CONSUMMATION OF TRANSACTIONS.

                  (i) The Arranger shall have received evidence satisfactory to it that all actions necessary to consummate the transactions contemplated hereby (including the making of the initial Credit Extension on the Closing Date) shall have been taken in accordance with all Legal Requirements.

                  (ii) All Existing Term B Funded Loans shall have been paid in full with the proceeds of the Term B Funded Loans.

                  (iii) The following transactions (the "TRANSACTIONS") shall have been consummated by the Borrowers:

                           (a) at least a majority of the Mortgage Notes shall have been tendered;

                           (b) the Borrowers shall have caused the Mortgage Notes Indenture Trustee to have executed a supplemental indenture to the Mortgage Note Indenture which amends the Mortgage Note Indenture and the Mortgage Notes on terms consistent with the terms set forth in the Tender Offer Documents, including the elimination of most negative covenants;

                           (c) the Borrowers shall have confirmed the completion of the issuance of the LVSC Notes, guaranteed by the Borrowers and the Subsidiary Guarantors in the principal amount of $250.0 million; the net proceeds of which shall be contributed to LVSI to be used, in part, for funding of the Tender and Call;

                           (d) the Borrowers shall have contributed approximately $327.3 million as common equity to LVSI, which in turn will be used for the funding of the Equity Clawback;

                           (e) the Borrowers shall have completed the Equity Clawback;

                           (f) the Borrowers shall have delivered notice to the Administrative Agent in accordance with the terms of Sections 2.4B(i) and (ii) of the Existing Agreement, no less than three Business Days' prior to the Closing Date, stating
                  (A) the Borrowers' intent to terminate in whole: (1) the Existing Revolving Loan Commitments, (2) the Existing Term A Loan Commitments, and (3) the Existing Term B Delayed Draw Loan Commitments, (B) the Borrowers' intent to prepay in full the Existing Term B Funded Loans outstanding thereunder, and
                  (C) that the Closing Date shall be the effective date of such terminations and prepayment; and


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

                           (g) the Borrowers shall have delivered to the Administrative Agent and the Disbursement Agent an Officers' Certificate certifying that the Phase II Project is In Balance on a pro forma basis for the commitment reductions and prepayments set forth on the notice described in clause
                  (iii)(f) and to the transactions contemplated on or before the Closing Date.

and the terms and documentation of the foregoing Transactions shall be reasonably satisfactory in all respects to the Arranger and the Administrative Agent and their respective counsel.

         K. INTERCREDITOR AGREEMENT. The Administrative Agent shall have received evidence reasonably satisfactory to the Administrative Agent that the Loans continue to be "Senior Lender Secured Obligations" as defined in the Intercreditor Agreement.

         L. FEES. The Borrowers shall have paid to Arranger, for distribution (as appropriate) to Agents and Lenders, the fees payable on the Closing Date.

         M. COMPLETION OF PROCEEDINGS. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found reasonably acceptable by the Arranger and the Administrative Agent, acting on behalf of Lenders, and their respective counsel shall be reasonably satisfactory in form and substance to the Arranger and the Administrative Agent and such counsel, and the Administrative Agent and its counsel shall have received all such counterpart originals or certified copies of such documents as Administrative Agent may reasonably request.

         N. SERVICE OF PROCESS. The Administrative Agent shall have received a letter from Corporation Service Company, presently located at 80 State Street, Albany, New York 12207 or any other Person reasonably satisfactory to the Arranger consenting to its appointment by each Loan Party in each case in form and substance acceptable to the Arranger, as each such Person's agent to receive service of process in New York, New York.

         O. LITIGATION. There shall be no actions, suits, proceedings, arbitrations or governmental investigations (whether or not purportedly on behalf of the Borrowers or any of their Subsidiaries) at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign (including any Environmental Claims) that are pending or, to the knowledge of the Borrowers, threatened against or affecting Borrowers or any of their Subsidiaries or any property of the Borrowers or any of their Subsidiaries that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

         P. NON-CONTINUING LENDERS. The Administrative Agent shall have received written verification acceptable to it that the Lenders under the Existing Agreement that are not Continuing Lenders have been, or will be, paid in full all amounts required to be paid to them by the Borrowers pursuant to
Section 2.4B(iii)(i).

         Q. INSURANCE. The Borrowers shall have insurance complying with the requirement of Section 6.4B in place and in full force and effect, and the Administrative Agent and the Arranger shall have received (i) a certificate from the Borrowers' insurance broker reasonably satisfactory to them stating that such insurance is in place and in full force and effect and (ii)


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certified copies of all policies evidencing such insurance (or a binder, commitment or certificates signed by the insurer or a broker authorized to bind the insurer along with a commitment to issue the policies within 45 days after the Closing Date) naming the Administrative Agent on behalf of the Lenders as an additional insured or loss payee, as its interests may appear, and otherwise in form and substance reasonably satisfactory to the Administrative Agent and the Arranger.

         R. COMMITMENTS FOR LOANS. The Syndication Agent and the Administrative Agent shall have received commitments of at least (a) $450.0 million in Revolving Loan Commitments and (b) $1,170.0 million in Term B Loan Commitments, the terms and documentation of which shall be reasonably satisfactory in all respects to the Arranger and their counsel.

         S. FINANCIAL STATEMENTS. The Administrative Agent shall have received all financial statements required to be delivered by the Borrowers and their Subsidiaries pursuant to clauses (i) and (ii) of subsection 5.3 of this Agreement.

         T. CONSENTS AND APPROVALS. All necessary material governmental, shareholder and third-party approvals and consents required to have been obtained by the Closing Date in connection with the Transactions shall have either (a) been received and shall be in full force and effect, and all applicable waiting periods shall have expired without any action being taken by any applicable authority, or (b) been received pending the expiration of any such applicable waiting period and shall be reasonably expected to be obtained upon the termination of such waiting period, and all further such approvals to be obtained between the Closing Date and the date upon which the Phase II Hotel/Casino and the Phase II Mall are expected to be substantially completed shall be obtainable without material difficulty prior to the time that it becomes required.

         U. CUSTOMARY CLOSING DOCUMENTS. All documents required to be delivered under and in connection with this Agreement, and other information including, without limitation, corporate records, documents from public officials and officers' certificates and other information (including other information and documentation required by customer identification programs pursuant to the Patriot Act), shall have been delivered and shall be reasonably satisfactory to the Arranger. The definitive documentation evidencing the Loans shall be in form and substance acceptable to the Arranger, the Administrative Agent and the Lenders.

         V. DISBURSEMENT AGREEMENT. The Administrative Agent shall havereceived the First Amendment to Master Disbursement Agreement dated as of the Closing Date in the form attached hereto as EXHIBIT E-3, duly executed and delivered by an Authorized Officer of LCR and an Authorized Officer of each of the Phase II Mall Borrowers.

Each Lender by execution and delivery of a signature page hereto on the Closing Date confirms that it is satisfied that each of the conditions set forth above in this subsection 4.1 has been satisfied provided that neither such confirmation nor any extension of credit hereunder shall preclude any Agent or Lender from later asserting that (and enforcing any rights or remedies it may have if), any representation, warranty or certification made or deemed made by the Borrowers or any of their Affiliates in connection therewith was not true and accurate in all material respects when made.


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         4.2      ADDITIONAL CONDITIONS TO LOANS ON OR AFTER THE CLOSING DATE.

         The obligations of Lenders to make Loans on or after the Closing Date on any Funding Date are subject to the following further conditions precedent:

         A. BORROWING REQUEST. Administrative Agent shall have received before that Funding Date, in accordance with the provisions of subsection 2.1C, an originally executed Borrowing Notice or Advance Request, as the case may be, in each case signed by the chief executive officer, the chief financial officer or the treasurer of each Borrower (or the Venetian only, in the case of Revolving Loans) or of the managing member of such Borrower or by any executive officer of such Borrower or managing member designated by any of the above-described officers on behalf of the Borrowers in a writing delivered to the Administrative Agent.

         B.       REPRESENTATIONS AND WARRANTIES. As of such Funding Date:

                  (i) The representations and warranties contained herein and in the other Loan Documents (in the case of Letters of Credit or Revolving Loans that are not Project Cost Revolving Loans, other than the Disbursement Agreement) shall be true, correct and complete in all material respects on and as of that Funding Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true, correct and complete in all material respects on and as of such earlier date;

                  (ii) No event shall have occurred and be continuing or would result from the consummation of the borrowing contemplated by such Borrowing Notice that would constitute an Event of Default or a Potential Event of Default;

                  (iii) Each Loan Party shall have performed in all material respects all agreements and satisfied all conditions which this Agreement (and, in the case of Loans other than Letters of Credit or Revolving Loans that are not Project Cost Revolving Loans, the Disbursement Agreement) provides shall be performed or satisfied by it on or before that Funding Date;

                  (iv) No order, judgment or decree of any court, arbitrator or governmental authority shall purport to enjoin or restrain any Lender from making the Loans to be made by it on that Funding Date;

                  (v) The making of the Loans requested on such Funding Date shall not violate any law including, Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System; and

                  (vi) There shall not be pending or, to the knowledge of the Borrowers, threatened, any action, suit, proceeding, governmental investigation or arbitration against or affecting Borrowers or any of their Subsidiaries or any property of the Borrowers or any of their Subsidiaries that is required to be disclosed under, and has not been disclosed by the Borrowers in writing pursuant to, subsection 5.6 or 6.1(x) prior to the making of the last preceding Loans (or, in the case of the initial Loans, prior to the execution of this


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         Agreement), and there shall have occurred no development not so disclosed in any such action, suit, proceeding, governmental investigation or arbitration so disclosed, that, in either event, in the reasonable opinion of the Administrative Agent, would have a Material Adverse Effect.

         C. MAXIMUM CASH AMOUNT. In the case of any Revolving Loans, after giving effect to such Credit Extension, the aggregate Cash and Cash Equivalents of the Borrowers and their Restricted Subsidiaries (excluding amounts on deposit in any accounts maintained under the Disbursement Agreement) will not exceed $200,000,000.

         D. TITLE POLICY ENDORSEMENT. With respect to Term B Delayed Draw Loans or New Term Loans, the Administrative Agent shall have received an endorsement to the Title Policies in the form of a 122 CLTA Endorsement insuring the continuing First Priority of the Lien of the Deeds of Trust (subject to Permitted Liens) as security for the requested Term B Delayed Draw Loan or New Term Loan on the date such Term B Delayed Draw Loan or New Term Loan is made and insuring that (i) as of the date of the initial Credit Extension or, if applicable, since the previous Credit Extension (if a subsequent Credit Extension), there has been no change in the condition of title unless permitted by the Loan Documents, and (ii) there are no intervening Liens or encumbrances (including inchoate mechanic's liens) which may then or thereafter take priority over the Lien of the Deeds of Trust (subject to Permitted Liens and such intervening liens or encumbrances securing amounts the payment of which are being disputed in good faith, so long as the Title Company has delivered to the Administrative Agent an endorsement or affirmative coverage to the Mortgage Policy reasonably satisfactory to the Administrative Agent assuring against loss to the Secured Parties due to the priority of such lien or encumbrance).

         4.3      CONDITIONS TO LETTERS OF CREDIT.

         The issuance of any Letter of Credit hereunder (whether or not the applicable Issuing Lender is obligated to issue such Letter of Credit) on or after the Closing Date is subject to the following conditions precedent:

         A. ISSUANCE NOTICE. On or before the date of issuance of such Letter of Credit, the Administrative Agent shall have received, in accordance with the provisions of subsection 3.1B(i), an originally executed Issuance Notice, in each case signed by the chief executive officer, the chief financial officer or the treasurer of each of the Borrowers or the managing member of such Borrower or by any executive officer of each of the Borrowers or managing member designated by any of the above-described officers on behalf of each of the Borrowers in a writing delivered to the Administrative Agent, together with all other information specified in subsection 3.1B(i) and such other documents or information as the applicable Issuing Lender may reasonably require in connection with the issuance of such Letter of Credit.

         B. OTHER CONDITIONS PRECEDENT. On the date of issuance of such Letter of Credit, all conditions precedent described in subsection 4.2B shall be satisfied to the same extent as if the issuance of such Letter of Credit were the making of a Loan.


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Section 5.        BORROWERS' REPRESENTATIONS AND WARRANTIES.

         In order to induce Lenders and Issuing Lenders to enter into this Agreement and to make Credit Extensions, the Borrowers represent and warrant to each Lender that, on the Closing Date and on each Funding Date, each of the following statements and, in the case of Credit Extensions other than Letters of Credit or Revolving Loans that are not Project Cost Revolving Loans, each of the representations and warranties set forth in the Disbursement Agreement, are true, correct and complete.

         5.1 ORGANIZATION, POWERS, QUALIFICATION, GOOD STANDING, BUSINESS AND SUBSIDIARIES.

         A. ORGANIZATION AND POWERS. Each Loan Party is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of organization as specified in SCHEDULE 5.1A annexed hereto. Each Loan Party has all requisite corporate or limited liability company power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Loan Documents and the other Operative Documents to which it is a party and to carry out the transactions contemplated thereby.

         B. QUALIFICATION AND GOOD STANDING. Each Loan Party is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had and would not reasonably be expected to have a Material Adverse Effect.

         C. OWNERSHIP OF THE BORROWERS. The equity interests in each of the Borrowers are duly authorized, validly issued and (if applicable) fully paid and nonassessable and, as of the Closing Date, none of such equity interests constitute Margin Stock. SCHEDULE 5.1C, as it may be supplemented from time to time, correctly sets forth the ownership of each Borrower.

         D. SUBSIDIARIES. All of the Subsidiaries of the Borrowers are identified in SCHEDULE 5.1D annexed hereto, as said SCHEDULE 5.1D may be supplemented from time to time pursuant to the provisions of subsection 6.1(xvi). The equity interests of each of the Subsidiaries of the Borrowers identified in SCHEDULE 5.1D annexed hereto (as so supplemented) are duly authorized, validly issued and (if applicable), fully paid and nonassessable and none of such equity interests constitutes Margin Stock. Each of the Subsidiaries of the Borrowers identified in SCHEDULE 5.1D annexed hereto (as so supplemented) is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization set forth therein, has all requisite corporate or limited liability company power and authority to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted, and is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, in each case except where failure to be so qualified or in good standing or a lack of such corporate power and authority has not had and would not reasonably be expected to have a Material Adverse Effect. SCHEDULE 5.1D annexed hereto (as so supplemented) correctly sets forth the ownership interest of the Borrowers and each of their Subsidiaries in each of the Subsidiaries of the Borrowers identified therein. On the Closing Date, each of Grand Canal


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Shops Mall MM Subsidiary, Inc. and Grand Canal Shops Mall Subsidiary, LLC has no
material assets or liabilities.

         E. RIGHTS TO ACQUIRE EQUITY. There are no options, warrants, convertible securities or other rights to acquire any equity interests in any Borrower or any of their Restricted Subsidiaries except as set forth as SCHEDULE 5.1E.

         F. CONDUCT OF BUSINESS. The Borrowers and their Restricted Subsidiaries are engaged only in the businesses permitted to be engaged in pursuant to subsection 7.12.

         5.2      AUTHORIZATION OF BORROWING, ETC.

         A. AUTHORIZATION OF DOCUMENTS. The execution, delivery and performance of the Loan Documents and the Project Documents have been duly authorized by all necessary corporate action on the part of each Loan Party that is a party thereto.

         B. NO CONFLICT. The execution, delivery and performance by Loan Parties of the Loan Documents, the Project Documents and the Resort Complex Operative Documents to which they are parties and the consummation of the transactions contemplated by the Loan Documents, the Project Documents and the Resort Complex Operative Documents do not and will not (i) violate any provision of (a) any Legal Requirement applicable to the Borrowers or any of their Subsidiaries, (b) the Certificate or Articles of Incorporation, Bylaws or operating agreements of the Borrowers or any of their Subsidiaries or (c) any order, judgment or decree of any Governmental Instrumentality binding on the Borrowers or any of their Subsidiaries, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of the Borrowers or any of their Subsidiaries, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of the Borrowers or any of their Subsidiaries (other than any Liens created under any of the Loan Documents in favor of the Administrative Agent on behalf of Lenders), or (iv) require any approval of any Person under any Contractual Obligation of the Borrowers or any of their Subsidiaries except for such approvals or consents which will be obtained on or before the Closing Date and disclosed in writing to Lenders and except for such violations, conflicts, approvals and consents the failure of which to obtain would not reasonably be expected to have a Material Adverse Effect.

         C. GOVERNMENTAL CONSENTS. Other than as set forth on SCHEDULE 5.2, the execution, delivery and performance by the Loan Parties of the Loan Documents to which they are parties and the consummation of the transactions contemplated by the Loan Documents do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body.

         D. BINDING OBLIGATION. Each of the Loan Documents, the Project Documents and the Resort Complex Operative Documents has been duly executed and delivered by Loan Parties that are parties hereto or thereto, as applicable, and is the legally valid and binding obligation of Loan Parties, enforceable against such Loan Party in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating


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to or limiting creditors' rights generally or by equitable principles relating to enforceability, whether brought in a proceeding in equity or at law.

         5.3      FINANCIAL CONDITION.

         The Borrowers have heretofore delivered (or in the case of clause (iii) below, will deliver within sixty days of the Closing Date) to Lenders, at Lenders' request, the following financial statements and information: (i) the audited consolidated and consolidating balance sheets of LVSI and its Subsidiaries as at each of December 31, 2001, December 31, 2002, and December 31, 2003, and the related consolidated and consolidating statements of income, stockholders' equity and cash flows of the Borrowers and their Subsidiaries for the Fiscal Year then ended, (ii) the unaudited consolidated and consolidating balance sheets of LVSI and its Subsidiaries as at March 31, 2004, June 30, 2004 and September 30, 2004, and the related unaudited consolidated and consolidating statements of income, stockholders' equity and cash flows of LVSI and its Subsidiaries for each such three-month period then ended and (iii) the unaudited consolidated and consolidating balance sheets of LVSI and its Subsidiaries (other than Excluded Subsidiaries) as at September 30, 2004, and the related unaudited consolidated and consolidating statements of income, stockholders' equity and cash flows of LVSI and its Subsidiaries (other than Excluded Subsidiaries) for the nine months then ended, giving PRO FORMA effect to the Refinancing, the Prior Transactions, the Transactions and the initial Credit Extensions hereunder on the Closing Date. All such statements (other than pro forma statements) were prepared in conformity with GAAP and fairly present, in all material respects, the financial position (on a consolidated and, where applicable, consolidating basis) of the entities described in such financial statements as at the respective dates thereof and the results of operations and cash flows (on a consolidated and, where applicable, consolidating basis) of the entities described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year-end adjustments. As of the date hereof, except for obligations under the Operative Documents, and guarantees of the LVSC Notes, the Borrowers do not (and will not following the funding of the initial Loans) have any Contingent Obligation, contingent liability or liability for taxes, long-term lease or forward or long-term commitment that is not reflected in the foregoing financial statements or the notes thereto and which in any such case is material in relation to the business, operations, properties, assets, financial condition or prospects of the Borrowers and their Subsidiaries taken as a whole.

         5.4      NO MATERIAL ADVERSE CHANGE.

         Since December 31, 2003, no event or change has occurred that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect.

         5.5      TITLE TO PROPERTIES; LIENS; REAL PROPERTY.

         A. TITLE TO PROPERTIES; LIENS. The Borrowers and their Subsidiaries have (i) good marketable and insurable fee simple title to (in the case of fee interests in real property), (ii) valid leasehold interests in (in the case of leasehold interests in real or personal property) and (iii) good title to (in the case of all other personal property), all of their respective material properties and assets reflected in the financial statements referred to in subsection 5.3 or in the most recent financial statements delivered pursuant to subsection 6.1, in each case except for


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assets disposed of since the date of such financial statements in the ordinary course of business or as otherwise permitted under subsection 7.7. Except as permitted by this Agreement, all such properties and assets are held free and clear of Liens.

         B. REAL PROPERTY. As of the Closing Date, SCHEDULE 5.5 annexed hereto contains a true, accurate and complete list of (i) all material real property owned by the Borrowers or any of their Restricted Subsidiaries and (ii) all material leases, subleases or assignments of leases (together with all amendments, modifications, supplements, renewals or extensions of any thereof) affecting real estate or real properties owned by the Borrowers or any of their Restricted Subsidiaries (exclusive of any retail and restaurant leases) regardless of whether a Borrower or such Subsidiary is the landlord or tenant (whether directly or as an assignee or successor in interest) under such lease, sublease or assignment. As of the Closing Date, each agreement listed in clause
(ii) of the immediately preceding sentence is in full force and effect and Borrowers do not have knowledge of any material default that has occurred and is continuing thereunder, and each such agreement constitutes the legally valid and binding obligation of each applicable Borrower, enforceable against such Borrower in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles except to the extent that the failure of such agreement to be in full force and effect could not reasonably be expected to have a Material Adverse Effect.

         5.6      LITIGATION; ADVERSE FACTS.

         Except as set forth in SCHEDULE 5.6, there are no actions, suits, proceedings, arbitrations or governmental investigations (whether or not purportedly on behalf of the Borrowers or any of their Subsidiaries) at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign (including any Environmental Claims) that are pending or, to the knowledge of the Borrowers, threatened against or affecting Borrowers or any of their Subsidiaries or any property of the Borrowers or any of their Subsidiaries and that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. Neither Borrowers nor any of their Subsidiaries (i) is in violation of any applicable laws (including Environmental
Laws) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, or (ii) is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

         5.7      PAYMENT OF TAXES.

         Except to the extent permitted by subsection 6.3, all tax returns and reports of the Borrowers required to be filed by them have been timely filed, and all taxes shown on such tax returns to be due and payable and all material assessments, fees and other governmental charges upon Borrowers and upon their respective properties, assets, income, businesses and franchises which are due and payable have been paid when due and payable. The Borrowers know of no proposed tax assessment against Borrowers or any of their Subsidiaries which is not being


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actively contested by the Borrowers or such Subsidiary in good faith and by appropriate proceedings; PROVIDED that such reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor.

         5.8 PERFORMANCE OF AGREEMENTS; MATERIALLY ADVERSE AGREEMENTS; MATERIAL CONTRACTS; OUTSTANDING LETTERS OF CREDIT.

         A. Neither Borrowers nor any of their Restricted Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Contractual Obligations, and no condition exists that, with the giving of notice or the lapse of time or both, would constitute such a default, except where the consequences of such default or defaults, if any, would not reasonably be expected to have a Material Adverse Effect.

         B. SCHEDULE 5.8 contains a true, correct and complete list of all the Material Contracts in effect on the Closing Date. As of the Closing Date, all such Material Contracts are, to the knowledge of the Borrowers, in full force and effect and no material defaults currently exist thereunder.

         C. SCHEDULE 3.1 contains a true, correct and complete list of the Outstanding Letters of Credit, each of which has been issued by the Administrative Agent as the Issuing Lender. As of the Closing Date, the amounts available to be drawn under the Outstanding Letters of Credit are set forth on
Schedule 3.1. Except as set forth on Schedule 3.1, no sight draft has been presented by any beneficiary thereunder which has not been paid and, to the best knowledge of the Borrowers, no beneficiary thereunder has any right, as of the Closing Date, to present a sight draft for payment thereunder. In connection with the original issuance of each of the Outstanding Letters of Credit, the Administrative Agent acknowledges that the Borrowers delivered to the Issuing Lender an originally executed notice substantially in the form of the Issuance Notice together with the information required under subsection 4.3B.

         5.9      GOVERNMENTAL REGULATION.

         Neither Borrowers nor any of their Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, or the Interstate Commerce Act or registration under the Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit its ability to incur Indebtedness other than the Nevada Gaming Laws or which may otherwise render all or any portion of the Obligations unenforceable. Incurrence of the Obligations under the Loan Documents complies with all applicable provisions of the Nevada Gaming Laws.

         5.10     SECURITIES ACTIVITIES.

         A. Neither Borrowers nor any of their Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.

         B. Following the application of the proceeds of each Credit Extension, not more than 25% of the value of the assets (either of the Borrowers only or of the Borrowers and their

Subsidiaries on a consolidated basis) subject to the provisions of subsection
7.2 or 7.7 or subject to any restriction contained in any agreement or instrument, between Borrowers and any Lender or any Affiliate of any Lender, relating to Indebtedness and within the scope of subsection 8.2, will be Margin Stock.

         5.11     EMPLOYEE BENEFIT PLANS.

         A. Borrowers, each of their Subsidiaries and each of their respective ERISA Affiliates are in material compliance with all applicable provisions and requirements of ERISA and the regulations thereunder with respect to each Employee Benefit Plan, and have performed all their obligations under each Employee Benefit Plan. Each Employee Benefit Plan which is intended to qualify under Section 401(a) of the Code is so qualified.

         B. No ERISA Event has occurred or is reasonably expected to occur which has resulted or would be reasonably likely to result in a liability in the aggregate amount of $1,000,000 or more.

         C. Except to the extent required under Section 4980B of the Code or as set forth in SCHEDULE 5.11 annexed hereto, no Employee Benefit Plan provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of the Borrowers, any of their Subsidiaries or any of their respective ERISA Affiliates.

         D. As of the most recent valuation date for any Pension Plan, the amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA), individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities), does not exceed $1,000,000.

         E. As of the most recent valuation date for each Multiemployer Plan for which the actuarial report is available, the potential liability of the Borrowers, their Subsidiaries and their respective ERISA Affiliates for a complete withdrawal from such Multiemployer Plan (within the meaning of Section 4203 of ERISA), when aggregated with such potential liability for a complete withdrawal from all Multiemployer Plans, based on information available pursuant to Section 4221(e) of ERISA, does not exceed $5,000,000.

         5.12     CERTAIN FEES.

         No broker's or finder's fee or commission will be payable with respect to this Agreement or any of the transactions contemplated hereby (other than fees payable to Agents and Lenders under subsection 2.3), and each Borrower hereby indemnifies Lenders against, and agrees that it will hold Lenders harmless from, any claim, demand or liability for any such broker's or finder's fees alleged to have been incurred in connection herewith or therewith and any expenses (including reasonable fees, expenses and disbursements of counsel) arising in connection with any such claim, demand or liability.

         5.13     ENVIRONMENTAL PROTECTION.

         Except as set forth in SCHEDULE 5.13 annexed hereto or as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect:

                  (i) neither Borrowers nor any of their Subsidiaries nor any of their respective Facilities or operations relating to the Resort Complex, the Existing Site or the Site are subject to any outstanding written order, consent decree or settlement agreement with any Person relating to (a) any Environmental Law, (b) any Environmental Claim, or
         (c) any Hazardous Materials Activity;

                  (ii) neither Borrowers nor any of their Subsidiaries has received any letter or request for information under Section 104 of the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. ss. 9604) or any comparable state law;

                  (iii) there are, and to the Borrowers' knowledge, have been, no conditions, occurrences, or Hazardous Materials Activities on any of the Facilities which could reasonably be expected to form the basis of an Environmental Claim against Borrowers or any of their Subsidiaries;

                  (iv) neither Borrowers nor any of their Subsidiaries nor, to the Borrowers' knowledge, any predecessor of the Borrowers or any of their Subsidiaries has filed any notice under any Environmental Law indicating past or present treatment of Hazardous Materials at any Facility, and none of the Borrowers' or any of their Subsidiaries' operations involves the generation, transportation, treatment, storage or disposal of hazardous waste, as defined under 40 C.F.R. Parts 260-270 or any state equivalent; and

                  (v) compliance with all current or reasonably foreseeable future requirements pursuant to or under Environmental Laws will not, individually or in the aggregate, have a reasonable possibility of giving rise to a Material Adverse Effect.

         Notwithstanding anything in this subsection 5.13 to the contrary, no event or condition has occurred or is occurring with respect to the Borrowers or any of their Subsidiaries relating to any Environmental Law, any Release of Hazardous Materials, or any Hazardous Materials Activity, including any matter disclosed on SCHEDULE 5.13 annexed hereto, which individually or in the aggregate has had or could reasonably be expected to have a Material Adverse Effect.

         5.14     EMPLOYEE MATTERS.

         There is no strike or work stoppage in existence or threatened involving the Borrowers or their Restricted Subsidiaries that could reasonably be expected to have a Material Adverse Effect.

         5.15     SOLVENCY.

         Each Loan Party is and, upon the incurrence of any Obligations by such Loan Party on any date on which this representation is made, will be, Solvent.

         5.16     MATTERS RELATING TO COLLATERAL.

         A. CREATION, PERFECTION AND PRIORITY OF LIENS. The execution and delivery of the Collateral Documents by the Borrowers and their Restricted Subsidiaries, together with the


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actions taken on or prior to the Closing Date pursuant to subsection 4.1 are effective to create in favor of the Intercreditor Agent for the benefit of the Secured Parties, as security for the Obligations, subject to the exceptions contained in the Security Agreement, a valid and perfected First Priority Lien on all of the Collateral, and all filings and other actions necessary to perfect and maintain the perfection and priority status of such Liens have been duly made or taken and remain full force and effect, other than the filing of any UCC financing statements delivered to the Intercreditor Agent for filing (but not yet filed), the recording of the Deeds of Trust delivered to the Title Company for recording (but not yet recorded, and in connection with which a title commitment has been issued by the Title Company on the Closing Date), and the periodic filing of UCC continuation statements in respect of UCC financing statements filed by or on behalf of the Intercreditor Agent. As of the Closing Date, no filing, recordation, re-filing or re-recording other than those listed on EXHIBIT R is necessary to perfect and maintain the perfection of the interest, title or Liens of the Collateral Documents.

         B. PERMITS. No authorization, approval or other action by, and no notice to or filing with, any Governmental Instrumentality is required for either (i) the pledge or grant by the Borrowers and their Restricted Subsidiaries of the Liens purported to be created in favor of the Intercreditor Agent pursuant to any of the Collateral Documents or (ii) the exercise by the Intercreditor Agent of any rights or remedies in respect of any Collateral (whether specifically granted or created pursuant to any of the Collateral Documents or created or provided for by applicable law), except for filings or recordings contemplated by subsection 5.16A or as set forth in SCHEDULE 5.16B.

         C. ABSENCE OF THIRD-PARTY FILINGS. Except such as may have been filed in favor of the Administrative Agent or the Intercreditor Agent as contemplated by subsection 5.16A or filed to perfect a Permitted Lien, no effective UCC financing statement, fixture filing or other instrument similar in effect covering all or any part of the Collateral is on file in any filing or recording office.

         D. INFORMATION REGARDING COLLATERAL. All information supplied to the Administrative Agent, the Intercreditor Agent or the Disbursement Agent by or on behalf of the Borrowers with respect to any of the Collateral (in each case taken as a whole with respect to any particular Collateral) is accurate and complete in all material respects.

         5.17 CONSTRUCTION LITIGATION. The litigation arising out of the lawsuit filed by the Borrowers against Bovis in the United States District Court for the District of Nevada and the countersuit filed by Bovis against the Borrowers and any other outstanding lawsuit, action, claim or Lien arising out of or relating to the construction of the Existing Facility (the "CONSTRUCTION LITIGATION"), including any claim made or Lien filed by Bovis or any contractor or subcontractor or to the bonding company insuring over any Lien relating to or binding upon the Existing Facility or to Venetian, LVSI, or any of their Affiliates in connection therewith, and any judgment or settlement amount owed by the Borrowers to Bovis or any contractor or subcontractor or to the bonding company insuring over any such Lien as a result of the Construction Litigation (such amount, the "ADDITIONAL CONTINGENT CLAIMS") cannot reasonably be expected to have, when taken in the aggregate, a Material Adverse Effect.

         5.18     ACCURACY OF INFORMATION.


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

         None of the factual information (other than projections and pro forma financial information as to which no representation is made under this subsection), taken as a whole, furnished by or on behalf of the Borrowers or any of other the Loan Parties in writing to the Arranger, the Administrative Agent, the Issuing Lender or any Lender for inclusion in the confidential information memorandum delivered to the Lenders contains any untrue statement of a material fact or omitted to state any material fact necessary to make such information, taken as a whole, not misleading.

         Section 6.        BORROWERS' AFFIRMATIVE COVENANTS.

         The Borrowers covenant and agree with each Lender and each Agent that, until the Termination Date, the Borrowers shall perform all covenants set forth in this Section 6.

         6.1      FINANCIAL STATEMENTS AND OTHER REPORTS.

         The Borrowers will maintain a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP. The Borrowers will deliver to the Administrative Agent (which will promptly deliver to the Lenders):

                  (i) MONTHLY FINANCIALS: as soon as available and in any event within 30 days after the end of each month, the consolidated and consolidating balance sheets of LVSI and its Subsidiaries as at the end of such month and the related consolidated and consolidating statements of income, stockholders' equity and cash flows of LVSI and its Subsidiaries for such month and for the period from the beginning of the then current Fiscal Year to the end of such month, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the Financial Plan for the current Fiscal Year, to the extent prepared on a monthly basis, all in reasonable detail and certified by the chief financial officer of LVSI, on behalf of LVSI, that they fairly present, in all material respects, the financial condition of LVSI and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments;

                  (ii) QUARTERLY FINANCIALS: as soon as available and in any event within 45 days after the end of each Fiscal Quarter,

                  (a) the consolidated and consolidating balance sheets of LVSI and its Subsidiaries as at the end of such Fiscal Quarter and the related consolidated and consolidating statements of income, stockholders' equity and cash flows of LVSI and its Subsidiaries for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter), setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year, all in reasonable detail and certified by the chief financial officer of LVSI, on behalf of LVSI, that they fairly present, in all material respects, the financial condition of LVSI and its Subsidiaries as at the dates indicated and the results of their operations


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         and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments;

                  (b) the consolidated balance sheets of LVSI and its Restricted Subsidiaries as at the end of such Fiscal Quarter and the related consolidated statements of income, stockholders' equity and cash flows of LVSI and its Restricted Subsidiaries for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the Financial Plan for the current Fiscal Year, all in reasonable detail and certified by the chief financial officer of LVSI, on behalf of LVSI, that they fairly present, in all material respects, the financial condition of LVSI and its Restricted Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments; and

                  (c) a narrative report describing the operations of LVSI and its Subsidiaries in the form prepared for presentation to senior management for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter;

                  (iii) YEAR-END FINANCIALS: as soon as available and in any event within 90 days after the end of each Fiscal Year,

                  (a) the consolidated and consolidating balance sheets of LVSI and its Subsidiaries as at the end of such Fiscal Year and the related consolidated and consolidating statements of income, stockholders' equity and cash flows of LVSI and its Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year, all in reasonable detail and certified by the chief financial officer of LVSI, on behalf of LVSI, that they fairly present, in all material respects, the financial condition of LVSI and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated;

                  (b) the consolidated balance sheets of LVSI and its Restricted Subsidiaries as at the end of such Fiscal Year and the related consolidated and consolidating statements of income, stockholders' equity and cash flows of LVSI and its Restricted Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year and the corresponding figures from the Financial Plan for the Fiscal Year covered by such financial statements, all in reasonable detail and certified by the chief financial officer of LVSI, on behalf of LVSI, that they fairly present, in all material respects, the financial condition of LVSI and its Restricted Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated;

                  (c) a narrative report describing the operations of LVSI and its Subsidiaries in the form prepared for presentation to senior management for such Fiscal Year; and


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

                  (d) in the case of such consolidated financial statements specified in clause (a) above, a report thereon of PriceWaterhouseCoopers or other independent certified public accountants of recognized national standing selected by the Borrowers and reasonably satisfactory to the Administrative Agent, which report shall be unqualified as to scope of audit, shall express no doubts about the ability of the Persons covered thereby to continue as a going concern, and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of LVSI and its Subsidiaries and LVSI and its Restricted Subsidiaries, respectively, as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards;

                  (iv) OFFICERS' AND COMPLIANCE CERTIFICATES: together with each delivery of financial statements of LVSI and its Subsidiaries pursuant to clauses (ii) and (iii) above, (a) an Officers' Certificate of LVSI stating that the signers, on behalf of LVSI, have reviewed the terms of this Agreement and have made, or caused to be made under their supervision, a review in reasonable detail of the transactions and condition of LVSI and its Subsidiaries during the accounting period covered by such financial statements and that such review has not disclosed the existence during or at the end of such accounting period, and that the signers do not have knowledge of the existence as at the date of such Officers' Certificate, of any condition or event that constitutes an Event of Default or Potential Event of Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Borrowers have taken, are taking and propose to take with respect thereto; and (b) a Compliance Certificate demonstrating in reasonable detail compliance during and at the end of the applicable accounting periods with the restrictions contained in Section 7;

                  (v) RECONCILIATION STATEMENTS: if, as a result of any change in accounting principles and policies from those used in the preparation of the audited financial statements referred to in subsection 5.3, the consolidated financial statements delivered pursuant to clauses (i), (ii), (iii) or (xiii) of this subsection 6.1 will differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such clauses had no such change in accounting principles and policies been made, then
         (a) together with the first delivery of financial statements pursuant to clauses (i), (ii), (iii) or (xiii) of this subsection 6.1 following such change, consolidated financial statements of LVSI and its Subsidiaries for (y) the current Fiscal Year to the effective date of such change and (z) the two full Fiscal Years immediately preceding the Fiscal Year in which such change is made, in each case prepared on a pro forma basis as if such change had been in effect during such periods, and (b) together with each delivery of financial statements for LVSI and its Subsidiaries pursuant to clauses (i), (ii), (iii) or
         (xiii) of this subsection 6.1 following such change, a written statement of the chief accounting officer or chief financial officer of LVSI setting forth the differences (including any differences that would affect any calculations relating to the financial covenants set forth in subsection 7.6) which would have resulted if such financial statements had been prepared without giving effect to such change;


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

                  (vi) ACCOUNTANTS' CERTIFICATION: together with each delivery of consolidated financial statements pursuant to clause (iii) above, a written statement by the independent certified public accountants giving the report thereon (a) stating that their audit examination has included a review of the terms of this Agreement and the other Loan Documents as they relate to accounting matters, (b) stating whether, in connection with their audit examination, any condition or event that constitutes an Event of Default or Potential Event of Default has come to their attention and, if such a condition or event has come to their attention, specifying the nature and period of existence thereof; PROVIDED that such accountants shall not be liable by reason of any failure to obtain knowledge of any such Event of Default or Potential Event of Default that would not be disclosed in the course of their audit examination, and (c) stating that based on their audit examination nothing has come to their attention that causes them to believe either or both that the information contained in the certificates delivered therewith pursuant to clause (iv) above is not correct or that the matters set forth in the Compliance Certificates delivered therewith pursuant to clause (iv)(b) above for the applicable Fiscal Year are not stated in accordance with the terms of this Agreement;

                  (vii) ACCOUNTANTS' REPORTS: promptly upon receipt thereof (unless restricted by applicable professional standards), copies of all final reports submitted to the Borrowers by independent certified public accountants in connection with each annual, interim or special audit of the financial statements of LVSI and its Subsidiaries made by such accountants, including any comment letter submitted by such accountants to management in connection with their annual audit;

                  (viii)   SEC FILINGS, PRESS RELEASES AND OTHER FINANCIAL
         REPORTS: promptly upon their becoming available, copies of (a) all financial statements, reports, notices and proxy statements sent or made available generally by the Borrowers or any of their subsidiaries to their security holders, (b) all regular and periodic reports and all registration statements (other than on Form S-8 or a similar form) and prospectuses, if any, filed by the Borrowers or any of their Subsidiaries with any securities exchange or with the Securities and Exchange Commission or any Governmental Instrumentality, (c) all press releases and other statements made available generally by the Borrowers and any of their Restricted Subsidiaries to the public concerning material developments in the business of the Borrowers and their Subsidiaries and (d) to the extent prepared, any financial statements and reports concerning any Subsidiaries of the Borrowers not delivered pursuant to clauses (i), (ii) or (iii) above;

                  (ix) EVENTS OF DEFAULT, ETC.: promptly upon any officer of the Borrowers obtaining knowledge (a) of any condition or event that constitutes an Event of Default or Potential Event of Default, or becoming aware that any Lender has given any notice (other than to the Administrative Agent) or taken any other action with respect to a claimed Event of Default or Potential Event of Default, (b) that any Person has given any notice to the Borrowers and their Restricted Subsidiaries or taken any other action with respect to a claimed default or event or condition of the type referred to in subsection 8.2, (c) of any condition or event that would be required to be disclosed in a current report filed by the Borrowers with the Securities and Exchange Commission on Form 8-K (Items 2.01, 4.01, 5.01,
         7.01 and 8.01 of such Form as in effect on the Closing Date) if


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

         the Borrowers were required to file such reports under the Exchange Act, or (d) of the occurrence of any event or change that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect, an Officers' Certificate specifying the nature and period of existence of such condition, event or change, or specifying the notice given or action taken by any such Person and the nature of such claimed Event of Default, Potential Event of Default, default, event or condition, and what action Borrowers have taken, are taking and propose to take with respect thereto;

                  (x) LITIGATION OR OTHER PROCEEDINGS: (a) promptly upon any officer of the Borrowers obtaining knowledge of (X) the non-frivolous institution of, or threat of, any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration against or affecting Borrowers and their Restricted Subsidiaries, or any property of the Borrowers and their Restricted Subsidiaries (collectively, "PROCEEDINGS") not previously disclosed in writing by the Borrowers to Lenders or (Y) any material development in any Proceeding that, in any case:

                           (1) has a reasonable possibility of giving rise to a Material Adverse Effect; or

                           (2) seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby;

         written notice thereof together with such other information as may be reasonably available to the Borrowers to enable Lenders and their counsel to evaluate such matters; and (b) within twenty days after the end of each Fiscal Quarter, a schedule of all Proceedings involving an alleged liability of, or claims against or affecting, the Borrowers or any of their Subsidiaries equal to or greater than $10,000,000, and promptly after request by the Administrative Agent such other information as may be reasonably requested by the Administrative Agent to enable Administrative Agent and its counsel to evaluate any of such Proceedings;

                  (xi) ERISA EVENTS: promptly upon becoming aware of the occurrence of or forthcoming occurrence of any ERISA Event, a written notice specifying the nature thereof, what action Borrowers or any of their respective ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto;

                  (xii)    ERISA NOTICES: with reasonable promptness, copies of
         (a) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by the Borrowers, any of their Subsidiaries or any of their respective ERISA Affiliates with the Internal Revenue Service with respect to each Pension Plan; (b) all notices received by the Borrowers or any of their respective ERISA Affiliates from a Multiemployer Plan sponsor concerning an ERISA Event; and (c) copies of such other documents or governmental reports or filings relating to any Employee Benefit Plan as Administrative Agent shall reasonably request;


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

                  (xiii) FINANCIAL PLANS: as soon as practicable and in any event no later than 30 days prior to the beginning of each Fiscal Year, a consolidated and consolidating plan and financial forecast for such Fiscal Year and each subsequent Fiscal Year through the Maturity Date of the Term B Loans (the "FINANCIAL PLAN" for such Fiscal Years), including (a) forecasted consolidated and consolidating balance sheets and forecasted consolidated and consolidating statements of income and cash flows of LVSI and its Subsidiaries for such Fiscal Years, together with a PRO FORMA Compliance Certificate for such Fiscal Years and an explanation of the assumptions on which such forecasts are based, (b) forecasted consolidated and consolidating statements of income and cash flows of LVSI and its Subsidiaries for each month of such Fiscal Years, together with an explanation of the assumptions on which such forecasts are based, and (c) such other information and projections for such Fiscal Years as any Lender may reasonably request;

                  (xiv) INSURANCE: as soon as practicable and in any event by the last day of each Fiscal Year, a report in form and substance reasonably satisfactory to the Administrative Agent outlining all material insurance coverage maintained as of the date of such report by the Borrowers and their Restricted Subsidiaries and all material insurance coverage planned to be maintained by the Borrowers and their Restricted Subsidiaries in the immediately succeeding Fiscal Year;

                  (xv) BOARD OF DIRECTORS: with reasonable promptness, written notice of any change in the members of the Board of Directors of LVSI or LVSC;

                  (xvi) NEW SUBSIDIARIES: promptly upon any Person becoming a Subsidiary of either of the Borrowers (other than a Subsidiary of an Excluded Subsidiary, in which case (a) within 45 days of the close of the calendar quarter during which such event occurs if such event occurs during any of the first three calendar quarters of the given year or (b) within 90 days of the close of the fourth calendar quarter of the given year if such event occurs during the fourth calendar quarter of such year), a written notice setting forth with respect to such Person (a) the date on which such Person became a Subsidiary of either of the Borrowers and (b) all of the data required to be set forth in SCHEDULE 5.1D with respect to all Subsidiaries of either of the Borrowers (it being understood that such written notice shall be deemed to supplement SCHEDULE 5.1D for all purposes of this Agreement);

                  (xvii) MATERIAL CONTRACTS: promptly, and in any event within ten Business Days after any Material Contract of the Borrowers or any of their Restricted Subsidiaries is terminated or amended in a manner that is materially adverse to the Borrowers or any of their Restricted Subsidiaries or any new Material Contract is entered into, or upon becoming aware of any material default by any party under a Material Contract, a written statement describing such event with copies of such material amendments or new contracts, and an explanation of any actions being taken with respect thereto;

                  (xviii) UCC SEARCH REPORT: As promptly as practicable after the date of delivery to the Administrative Agent of any UCC financing statement delivered by any Loan Party pursuant to subsection 6.11, copies of completed UCC searches evidencing the proper filing, recording and indexing of all such UCC financing statements and listing


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         all other effective financing statements that name such Loan Party as debtor, together with copies of all such other financing statements not previously delivered to the Administrative Agent by or on behalf of such Loan Party;

                  (xix) NOTICES UNDER OPERATIVE DOCUMENTS: promptly upon receipt, copies of all notices provided to the Borrowers or their Affiliates pursuant to any Operative Documents relating to material defaults or material delays and promptly upon execution and delivery thereof, copies of all amendments to any of the Operative Documents;

                  (xx) EXCEPTION REPORTS: promptly upon receipt, copies of all exception reports provided to the Borrowers by the Nevada Gaming Authorities and the equivalent authorities in Macau or any other relevant jurisdiction; and

                  (xxi) OTHER INFORMATION: with reasonable promptness, such other information and data with respect to the Borrowers or any of their Subsidiaries as from time to time may be reasonably requested by any Lender.

         6.2      CORPORATE EXISTENCE, ETC.

         The Borrowers will, and will cause each of their Restricted Subsidiaries to, at all times preserve and keep in full force and effect their corporate or limited liability company existence and all rights and franchises material to its business; PROVIDED, HOWEVER that the Borrowers and their Restricted Subsidiaries may merge, consolidate or convert as permitted pursuant to subsection 7.7 of this Agreement and PROVIDED, FURTHER, that no Borrower nor any such Restricted Subsidiary shall be required to preserve any such right or franchise if the Board of Directors of the applicable Borrower or Restricted Subsidiary (or the managing member thereof, if applicable) shall determine (and shall so notify the Administrative Agent), that the preservation thereof is no longer desirable in the conduct of the business of such Borrower or Restricted Subsidiary, as the case may be, and that the loss thereof is not disadvantageous in any material respect to the Borrowers and their Restricted Subsidiaries or Lenders.

         6.3      PAYMENT OF TAXES AND CLAIMS; TAX CONSOLIDATION.

         A. The Borrowers will, and will cause each of their Restricted Subsidiaries to, pay all material Taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty accrues thereon, and all material claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; PROVIDED that no such charge or claim need be paid if it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as
(1) such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor and (2) in the case of a charge or claim which has or may become a Lien against any of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such charge or claim.

         B. The Borrowers will not, nor will they permit any of their Restricted Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person (other than Borrowers or any of their Restricted Subsidiaries) unless the Borrowers and their Restricted Subsidiaries shall have entered into, a tax sharing agreement with such Person, in form and substance satisfactory to the Administrative Agent.

         C. If and to the extent that any Borrower or Restricted Subsidiary makes a payment or distribution to any direct or indirect shareholder or member other than a Borrower or Restricted Subsidiary with respect to Taxes that are attributable to either Phase II Mall Borrower or any Subsidiary of either Phase II Mall Borrower (including in connection with the Phase II Mall
Sale) ("PHASE II MALL BORROWER TAXES"), then the Borrowers will promptly cause
(i) such Phase II Mall Borrower or Subsidiary thereof, (ii) any other Excluded Subsidiary, or (iii) LVSC to reimburse such Borrower or Restricted Subsidiary for such Phase II Mall Borrower Taxes; PROVIDED, however, that such reimbursement shall not be required to the extent that the amount of such reimbursement is treated as an Investment permitted under subsections 7.3 (vii),
(viii), (xiii), (xiv), (xv) or (xvi).

         6.4 MAINTENANCE OF PROPERTIES; INSURANCE; APPLICATION OF NET LOSS PROCEEDS.

         A. MAINTENANCE OF PROPERTIES. The Borrowers will, and will cause each of their Restricted Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all material properties used or useful in the business of the Borrowers and their Restricted Subsidiaries and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof except to the extent that the Borrowers determine in good faith not to maintain, repair, renew or replace such property if such property is no longer desirable in the conduct of their business and the failure to do so is not disadvantageous in any material respect to the Borrowers and their Restricted Subsidiaries or the Lenders. The Borrowers will operate the Existing Facility and, upon Substantial Completion, the Phase II Project, at standards of operation at least equivalent to the standards of operation of the Existing Facility on the Closing Date.

         B. INSURANCE. The Borrowers will maintain or cause to be maintained, with financially sound and reputable insurers, such public liability insurance, third party property damage insurance, business interruption insurance and casualty insurance with respect to liabilities, losses or damage in respect of the assets, properties and businesses of the Borrowers, and their Restricted Subsidiaries as may from time to time customarily be carried or maintained under similar circumstances by corporations of established reputation engaged in similar businesses, in each case in such amounts (giving effect to self-insurance), with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for corporations similarly situated in the industry; PROVIDED that the amounts described in the proviso to the penultimate sentence of this Section 6.4B shall be deemed satisfactory to fulfill the requirements of this sentence as to the types of insurance described in such proviso, and deductibles in accordance with the Cooperation Agreement shall be deemed customary for purposes of this sentence. Without limiting the generality of the foregoing, the Borrowers will maintain or cause to be maintained with regard to the Phase II Project prior to the amendment to the Cooperation Agreement contemplated by Section 3.4.3 of the Disbursement Agreement, the insurance coverages set forth on EXHIBIT O, and with regard to the Existing Facility, and after such amendment to the Cooperation Agreement, with regard to the Phase II Project, the insurance coverage required to be maintained under the Cooperation Agreement, such insurance coverage to be provided by such insurance provider, in such amounts with such deductibles and covering such risks as are at all times required under the Cooperation Agreement and to include, if the Mortgaged Property is located in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards, flood insurance in compliance with any applicable regulations of the Board of Governors of the Federal Reserve System; PROVIDED that, notwithstanding the provisions of the Cooperation Agreement, (i) the Borrowers will maintain or cause to be maintained with respect to the Existing Facility, and after the amendment to the Cooperation Agreement, with regard to the Phase II Project, (x) "all-risk" property insurance, as such term is used in the insurance industry, on a loss-limit basis in a minimum amount not less than $1,000,000,000 (PROVIDED that such insurance may include coverage of the SECC and the retail portion of the Existing Facility within said loss limit), (y) flood and earthquake property insurance with a sub-limit for catastrophic perils in a minimum amount not less than $250,000,000 per event (provided that such insurance coverage may include coverage of the SECC and the retail portion of the Existing Facility within said sub-limit), and (z) unless the Borrowers provide evidence reasonably satisfactory to the Administrative Agent that an independent third-party insurance consultant has confirmed such insurance is not available to the Borrowers on commercially reasonable terms at such time, property insurance covering terrorism and non-terrorist acts with no sub-limit for certified terrorist acts and a sub-limit for non-certified terrorist acts in a minimum amount not less than $200,000,000, and (ii) the Borrowers will use commercially reasonable efforts to acquire and maintain or cause to be maintained, to the extent available at commercially reasonable rates, with respect to the Existing Facility, and after the amendment to the Cooperation Agreement, the Phase II Project, excess liability insurance that specifically does not exclude terrorism for losses that exceed $45,000,000 per event (it being understood that the Borrowers do not have, and are not required to have, such insurance on the Closing Date). Notwithstanding anything to the contrary contained herein, the parties agree that the insurance requirements with respect to each of the Existing Facility and the Phase II Project in the aforementioned amendment to the Cooperation Agreement will be substantially similar to those set forth for the Existing Facility in the Cooperation Agreement as of the date hereof.

         C. APPLICATION OF NET LOSS PROCEEDS. The Borrowers shall (i) subject to the terms of the Disbursement Agreement, apply Net Loss Proceeds to restore, replace or rebuild the Resort Complex in accordance with the Cooperation Agreement and (ii) apply any Net Loss Proceeds not applied as provided in clause (i) to prepay the Loans in accordance with subsection 2.4B(iii)(b) hereof. The Administrative Agent shall, and Borrowers hereby authorize Administrative Agent to, apply such Net Loss Proceeds to prepay the Loans as provided in subsection 2.4B(iii)(b).

         6.5      INSPECTION; LENDER MEETING.

         A. INSPECTION RIGHTS. The Borrowers shall, and shall cause each of their Restricted Subsidiaries to, permit any authorized representatives designated by any Lender to visit and inspect any of the properties of the Borrowers and their Restricted Subsidiaries, to inspect, copy and take extracts from its and their financial and accounting records, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants, if

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requested by the Administrative Agent (provided that any designated representatives of the Borrowers may, if they so choose, be present at or participate in any such discussion), all upon reasonable notice and at such reasonable times during normal business hours and as often as may reasonably be requested.

         B. LENDER MEETING. The Borrowers will, upon the request of the Syndication Agent, the Administrative Agent or Requisite Lenders, participate in a meeting of the Syndication Agent, the Administrative Agent and the Lenders once during each Fiscal Year to be held at Borrowers' corporate offices (or at such other location as may be agreed to by the Borrowers and the Administrative Agent) at such time as may be agreed to by the Syndication Agent, the Borrowers and the Administrative Agent.

         6.6      COMPLIANCE WITH LAWS, ETC.; PERMITS.

         A. The Borrowers shall and shall cause each of their Restricted Subsidiaries and all other Persons on or occupying any Facilities to, comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority (including all Environmental Laws), noncompliance with which could reasonably be expected to cause, individually or in the aggregate, a Material Adverse Effect.

         B. The Borrowers shall, and shall cause each of their Restricted Subsidiaries to, from time to time obtain, maintain, retain, observe, keep in full force and effect and comply in all material respects with the terms, conditions and provisions of all Permits as shall now or hereafter be necessary under applicable laws except any thereof the noncompliance with which could not reasonably be expected to have a Material Adverse Effect.

         C. The Borrowers will promptly, and in any event within 20 days following the Closing Date, file this Agreement with the Securities and Exchange Commission in accordance with applicable securities laws and the Borrowers will file all amendments hereto and waivers hereof with the periodic securities filings of LVSC or the Borrowers.

         6.7      ENVIRONMENTAL COVENANT.

         A. ENVIRONMENTAL REVIEW AND INVESTIGATION. The Borrowers agree that the Syndication Agent or the Administrative Agent may, from time to time and in its reasonable discretion, (i) retain, at Borrowers' expense, an independent professional consultant to review any environmental audits, investigations, analyses and reports relating to Hazardous Materials in respect of the Existing Site, the Site, the Existing Facility and the Phase II Project prepared by or for Borrowers and (ii) conduct their own investigation of any Facility; PROVIDED that, in the case of any Facility no longer owned, leased, operated or used by the Borrowers or any of their Subsidiaries, the Borrowers shall only be obligated to use their best efforts to obtain permission for the Syndication Agent or the Administrative Agent's professional consultant to conduct an investigation of such Facility. For purposes of conducting such a review and/or investigation, the Borrowers hereby grant to the Syndication Agent and the Administrative Agent and their respective agents, employees, consultants and contractors the right to enter into or onto any Facilities currently owned, leased, operated or used by the Borrowers or any of their Subsidiaries and to perform such tests on such property (including taking samples of soil, groundwater and


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suspected asbestos-containing materials) as are reasonably necessary in connection therewith. Any such investigation of any Facility shall be conducted, unless otherwise agreed to by the Borrowers and the Syndication Agent or the Administrative Agent, during normal business hours and, to the extent reasonably practicable, shall be conducted so as not to interfere with the ongoing operations at such Facility or to cause any damage or loss to any property at such Facility. The Borrowers, the Syndication Agent and the Administrative Agent hereby acknowledge and agree that any report of any investigation conducted at the request of the Syndication Agent or the Administrative Agent pursuant to this subsection 6.7A will be obtained and shall be used by the Syndication Agent, the Administrative Agent and Lenders for the purposes of Lenders' internal credit decisions, to monitor and police the Loans and to protect Lenders' security interests created by the Loan Documents. The Syndication Agent and the Administrative Agent each agree to deliver a copy of any such report to the Borrowers with the understanding that the Borrowers acknowledge and agree that (x) they will indemnify and hold harmless the Administrative Agent, the Syndication Agent and each Lender from any costs, losses or liabilities relating to the Borrowers' use of or reliance on such report, (y) none of the Syndication Agent, the Administrative Agent nor any Lender makes any representation or warranty with respect to such report, and (z) by delivering such report to the Borrowers, none of the Syndication Agent, the Administrative Agent nor any Lender is requiring or recommending the implementation of any suggestions or recommendations contained in such report.

         B. ENVIRONMENTAL DISCLOSURE. The Borrowers will deliver to the Administrative Agent and Lenders:

                  (i) POST-CLOSING DELIVERIES. On or before September 22, 2004, (i) a letter from Converse Consultants in form and substance reasonably satisfactory to the Syndication Agent and the Administrative Agent, confirming that the Borrowers have installed (and/or have caused Facility tenants to install, as the case may be) appropriate secondary containment devices at each hazardous materials storage area located in the Facilities, and (ii) from Converse Consultants, final versions of the two matrices provided in draft form to the Syndication Agent on June 7, 2004, in form and substance reasonably satisfactory to the Syndication Agent and the Administrative Agent evidencing that (x) all previously identified issues of concern or recognized environmental conditions relating to hazardous materials storage have been corrected, and (y) the matrices remain true, correct and complete to Converse Consultant's knowledge without any further changes from the June 7, 2004 version.

                  (ii) ENVIRONMENTAL AUDITS AND REPORTS. As soon as practicable following receipt thereof, copies of all environmental audits, investigations, analyses and reports of any kind or character, whether prepared by personnel of the Borrowers or any of their Subsidiaries or by independent consultants, governmental authorities or any other Persons, with respect to significant environmental matters at any Facility or with respect to any Environmental Claims;

                  (iii) NOTICE OF CERTAIN RELEASES, REMEDIAL ACTIONS, ETC. Promptly upon the occurrence thereof, written notice describing in reasonable detail (a) any Release required to be reported to any federal, state or local governmental or regulatory agency under any applicable Environmental Laws, (b) any remedial action taken by the Borrowers or any


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         other Person in response to (1) any Hazardous Materials Activities the existence of which has a reasonable possibility of resulting in one or more Environmental Claims having, individually or in the aggregate, a Material Adverse Effect, or (2) any Environmental Claims that, individually or in the aggregate, have a reasonable possibility of resulting in a Material Adverse Effect.

                  (iv) WRITTEN COMMUNICATIONS REGARDING ENVIRONMENTAL CLAIMS, RELEASES, ETC. As soon as practicable following the sending or receipt thereof by the Borrowers or any of their Subsidiaries, a copy of any and all written communications with respect to (a) any Environmental Claims that, individually or in the aggregate, have a reasonable possibility of giving rise to a Material Adverse Effect, (b) any Release required to be reported to any federal, state or local governmental or regulatory agency, and (c) any request for information from any governmental agency that suggests such agency is investigating whether Borrowers or any of their Subsidiaries may be potentially responsible for any Hazardous Materials Activity.

                  (v) NOTICE OF CERTAIN PROPOSED ACTIONS HAVING ENVIRONMENTAL IMPACT. Prompt written notice describing in reasonable detail (a) any proposed acquisition of stock, assets, or property by the Borrowers or any of their Subsidiaries that could reasonably be expected to (1) expose Borrowers or any of their Subsidiaries to, or result in, Environmental Claims that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or
         (2) affect the ability of the Borrowers or any of their Subsidiaries to maintain full force and effect all material Permits required under any Environmental Laws for their respective operations and (b) any proposed action to be taken by the Borrowers or any of their Subsidiaries to modify current operations in a manner that could reasonably be expected to subject Borrowers or any of their Subsidiaries to any material additional obligations or requirements under any Environmental Laws that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

                  (vi) OTHER INFORMATION. With reasonable promptness, such other documents and information as from time to time may be reasonably requested by the Administrative Agent in relation to any matters disclosed pursuant to this subsection 6.7.

         C.       BORROWERS' ACTIONS REGARDING ENVIRONMENTAL LAWS.

                  (i) REMEDIAL ACTIONS RELATING TO HAZARDOUS MATERIALS ACTIVITIES. The Borrowers shall promptly undertake, and shall cause each of their Subsidiaries promptly to undertake, any and all investigations, studies, sampling, testing, abatement, cleanup, removal, remediation or other response actions necessary to remove, remediate, clean up or abate any Hazardous Materials Activity on, under or about any Facility that is in violation of any Environmental Laws or that presents a material risk of giving rise to an Environmental Claim. In the event Borrowers or any of their Subsidiaries undertake any such action with respect to any Hazardous Materials, the Borrowers or such Subsidiary shall conduct and complete such action in compliance with all applicable Environmental Laws and in accordance with the policies, orders and directives of all Governmental Instrumentality except when, and only to the extent that, the Borrowers' or such


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         Subsidiary's liability with respect to such Hazardous Materials
         Activity is being contested in good faith by the Borrowers or such Subsidiary.

                  (ii) ACTIONS WITH RESPECT TO ENVIRONMENTAL CLAIMS AND VIOLATIONS OF ENVIRONMENTAL LAWS. The Borrowers shall promptly take, and shall cause each of their Subsidiaries promptly to take, any and all actions necessary to (a) cure any material violation of applicable Environmental Laws by the Borrowers or their Subsidiaries and (b) make an appropriate response to any Environmental Claim against Borrowers or any of their Subsidiaries and discharge any obligations it may have to any Person thereunder.

         6.8      COMPLIANCE WITH MATERIAL CONTRACTS.

         The Borrowers shall, and shall cause each of their Restricted Subsidiaries to, comply, duly and promptly, in all material respects with its respective obligations and enforce all of its respective rights under all Material Contracts and all Operative Documents except where the failure to comply could not reasonably be expected to have a Material Adverse Effect.

         6.9      DISCHARGE OF LIENS.

         A. REMOVAL BY THE BORROWERS. In the event that, notwithstanding the covenants contained in subsection 7.2, a Lien which is not a Permitted Lien may encumber any Collateral or any portion thereof, the Borrowers shall promptly discharge or cause to be discharged by payment to the lienor or Lien claimant or promptly secure removal by bonding or deposit with the county clerk or otherwise or, at the Administrative Agent's option, and if obtainable promptly obtain title insurance against, any such Lien or mechanics' or materialmen's claims of Lien filed or otherwise asserted against such Collateral or any portion thereof within 60 days after the date of notice thereof; PROVIDED that, compliance with the provisions of this subsection 6.9 shall not be deemed to constitute a waiver of the provisions of subsection 7.2. The Borrowers shall exhibit to the Administrative Agent upon request all receipts or other satisfactory evidence of payment, bonding, deposit of taxes, assessments, Liens or any other item which may cause any such Lien to be filed against any Collateral. Each Borrower and each of its Restricted Subsidiaries shall fully preserve the Lien and the priority of each Collateral Document without cost or expense to the Administrative Agent, the Intercreditor Agent or the Lenders.

         B. REMOVAL BY THE AGENT. If any Borrower or any of its Restricted Subsidiaries fails to promptly discharge, remove or bond off any such Lien or mechanics' or materialmen's claim of Lien as described above, which is not being contested by either Borrower or any of its Restricted Subsidiaries in good faith by appropriate proceedings promptly instituted and diligently conducted, within 30 days after the receipt of notice thereof, then the Administrative Agent may, but shall not be required to, procure the release and discharge of such Lien, mechanics' or materialmen's claim of Lien and any judgment or decree thereon, and in furtherance thereof may, in its sole discretion, effect any settlement or compromise with the lienor or Lien claimant or post any bond or furnish any security or indemnity as the Administrative Agent, in its sole discretion, may elect. In settling, compromising or arranging for the discharge of any Liens under this subsection, the Administrative Agent shall not be required to establish or confirm the validity or amount of the Lien. The Borrowers agree that all costs and expenses expended or otherwise incurred pursuant to this subsection 6.9 (including


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reasonable attorneys' fees and disbursements) by the Administrative Agent shall be paid by the Borrowers in accordance with the terms hereof.

         6.10     FURTHER ASSURANCES.

         A. ASSURANCES. Without expense or cost to the Administrative Agent, the Intercreditor Agent, or the Lenders, each Borrower shall, and shall cause each Subsidiary Guarantor to, from time to time hereafter, execute, acknowledge, file, record, do and deliver all and any further acts, deeds, conveyances, mortgages, deeds of trust, deeds to secure debt, security agreements, hypothecations, pledges, charges, assignments, financing statements and continuations thereof, notices of assignment, transfers, certificates, assurances and other instruments as the Administrative Agent may from time to time reasonably require in order to carry out more effectively the purposes of this Agreement or the other Loan Documents, including to subject any items of Collateral, intended to now or hereafter be covered, to the Liens created by the Collateral Documents, to perfect and maintain such Liens (in the case of any aircraft constituting Collateral acquired by a Borrower or Subsidiary Guarantor, it being understood that such Borrower or Subsidiary Guarantor shall perfect such Liens within ninety days of the date of such acquisition), and to assure, convey, assign, transfer and confirm unto the Administrative Agent the property and rights hereby conveyed and assigned or intended to now or hereafter be conveyed or assigned or which any Loan Party may be or may hereafter become bound to convey or to assign to the Administrative Agent or the Intercreditor Agent or for carrying out the intention of or facilitating the performance of the terms of this Agreement, or any other Loan Documents or for filing, registering or recording this Agreement or any other Loan Documents. Promptly upon a reasonable request each Borrower shall, and shall cause each Subsidiary Guarantor to, execute and deliver, and hereby authorizes the Agent to execute and file in the name of such Loan Party, to the extent the Administrative Agent may lawfully do so, one or more financing statements, chattel mortgages or comparable security instruments to evidence more effectively the Liens of the Collateral Documents upon the Collateral.

         B. FILING AND RECORDING OBLIGATIONS. The Borrowers shall pay or cause to be paid all filing, registration and recording fees and all expenses incident to the execution and acknowledgment of the Deeds of Trust or any other Loan Document, including any instrument of further assurance described in subsection 6.10A, and shall pay or cause to be paid all mortgage recording taxes, transfer taxes, general intangibles taxes and governmental stamp and other taxes, duties, imposts, assessments and charges arising out of or in connection with the execution, delivery, filing, recording or registration of any Collateral Document or any other Loan Document, the COREA, the Cooperation Agreement (or any amendments thereto), or any leases or subleases entered into in connection with the Existing Facility or the Phase II Project (except to the extent already recorded) or memoranda thereof, including any instrument of further assurance described in subsection 6.10A, or by reason of its interest in, or measured by amounts payable under, the Notes, any Collateral Document or any other Loan Document, including any instrument of further assurance described in subsection 6.10A, and shall pay all stamp taxes and other taxes required to be paid on the Notes or any other Loan Document, but excluding in the case of each Lender and the Administrative Agent, Taxes imposed on its income by a jurisdiction under the laws of which it is organized or in which its principal executive office is located or in which its applicable lender office for funding or booking its Loans hereunder is located. If any Borrower fails to make or cause to be made any of the payments described in the


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preceding sentence within 15 days after notice thereof from the Administrative
Agent (or such shorter period as is necessary to protect the loss of or diminution in value of any Collateral by reason of tax foreclosure or otherwise, as determined by the Administrative Agent, in its sole discretion) accompanied by documentation verifying the nature and amount of such payments, the Administrative Agent may (but shall not be obligated to) pay the amount due and such Borrower shall reimburse all amounts in accordance with the terms hereof.

         C. COSTS OF DEFENDING AND UPHOLDING THE LIEN. The Administrative Agent may, upon at least five days' prior notice to the Borrowers, (i) appear in and defend any action or proceeding, in the name and on behalf of the Administrative Agent or the Lenders in which the Administrative Agent or any Lender is named or which the Administrative Agent in its sole discretion determines is reasonably likely to materially adversely affect the Mortgaged Property, any other Collateral, any Collateral Document, the Lien thereof or any other Loan Document and (ii) institute any action or proceeding which the Administrative Agent reasonably determines should be instituted to protect the interest or rights of the Administrative Agent and the Lenders in the Mortgaged Property or other Collateral or under any Loan Document. The Borrowers agree that all reasonable costs and expenses expended or otherwise incurred pursuant to this subsection (including reasonable attorneys' fees and disbursements) by the Administrative Agent shall be paid by the Borrowers or reimbursed to the Administrative Agent, as the case may be, promptly after demand.

         D. COSTS OF ENFORCEMENT. The Borrowers agree to bear and shall pay or reimburse the Administrative Agent and the Lenders in accordance with the terms of subsection 10.2 for all reasonable sums, costs and expenses incurred by the Administrative Agent and the Lenders (including reasonable attorneys' fees and the expenses and fees of any receiver or similar official) of or incidental to the collection of any of the Obligations, any foreclosure (or transfer in lieu of foreclosure) of this Agreement, any Collateral Document or any other Loan Document or any sale of all or any portion of the Mortgaged Property or all or any portion of the other Collateral.

         6.11     FUTURE SUBSIDIARIES OR RESTRICTED SUBSIDIARIES.

         A. EXECUTION OF SUBSIDIARY GUARANTY AND COLLATERAL DOCUMENTS. In the event that on or after the Closing Date any Person becomes a Subsidiary, the Borrowers will promptly notify Administrative Agent of that fact (provided that if such Person is a Subsidiary of an Excluded Subsidiary, then Borrowers are required to notify the Administrative Agent of such fact as follows: (a) if such fact occurs during any of the first three calendar quarters of any given year, within 45 days of the close of the calendar quarter during which such fact occurs; or (b) if such fact occurs during the last calendar quarter of any given year, within 90 days of the close of such calendar quarter), and (i) in such event (provided such Subsidiary is not an Excluded Subsidiary or a Non-Guarantor Restricted Subsidiary) or (ii) in the event that any Excluded Subsidiary or Non-Guarantor Restricted Subsidiary becomes a Subsidiary Guarantor, the Borrowers will cause such Restricted Subsidiary to execute and deliver to the Administrative Agent a supplement to the Subsidiary Guaranty and Security Agreement and to take all such further actions and execute all such further documents and instruments as may be necessary or, in the reasonable opinion of the Administrative Agent, desirable to create in favor of the Intercreditor Agent, for the benefit of the Secured Parties, a valid and perfected First Priority Lien on all of the personal and mixed


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property assets of such Restricted Subsidiary which constitute Collateral. The
Borrowers shall deliver to the Administrative Agent together with such Loan Documents all such further documents and instruments and take such further action necessary to create in favor of the Intercreditor Agent, for the benefit of the Secured Parties, a valid and perfected First Priority security interest on any real property assets of such Restricted Subsidiary which constitute Collateral, as the Administrative Agent may reasonably request from time to time.

         B. SUBSIDIARY CHARTER DOCUMENTS, LEGAL OPINIONS, ETC. The Borrowers shall deliver to the Administrative Agent, together with such Loan Documents, (i) certified copies of such Subsidiary Guarantor's Certificate or Articles of Incorporation or equivalent limited liability company documents, together with a good standing certificate from the Secretary of State of the jurisdiction of its incorporation and each other state in which such Person is qualified as a foreign corporation to do business and, to the extent generally available, a certificate or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing authority of each of such jurisdictions, each to be dated a recent date prior to their delivery to the Administrative Agent, (ii) a copy of such Subsidiary Guarantor's Bylaws, certified by its corporate secretary or an assistant secretary (or their equivalent) as of a recent date prior to their delivery to the Administrative Agent, (iii) a certificate executed by the secretary or an assistant secretary of such Subsidiary Guarantor as to (a) the fact that the attached resolutions of the Board of Directors or managing member of such Subsidiary Guarantor approving and authorizing the execution, delivery and performance of such Loan Documents are in full force and effect and have not been modified or amended and (b) the incumbency and signatures of the officers of such Subsidiary Guarantor executing such Loan Documents, and (iv) a favorable opinion of counsel to such Subsidiary Guarantor, in form and substance reasonably satisfactory to the Administrative Agent and its counsel, as to (a) the due organization and good standing of such Subsidiary Guarantor, (b) the due authorization, execution and delivery by such Subsidiary Guarantor of such Loan Documents, (c) the enforceability of such Loan Documents against such Subsidiary Guarantor, (d) such other matters (including matters relating to the creation and perfection of Liens in any Collateral pursuant to such Loan Documents) as Administrative Agent may reasonably request, all of the foregoing to be reasonably satisfactory in form and substance to the Administrative Agent and its counsel.

         C. NON-MATERIAL SUBSIDIARIES. If at any time after the Closing Date either of Grand Canal Shops Mall MM Subsidiary, Inc. or Grand Canal Shops Mall Subsidiary, LLC acquires any material assets, the Borrowers will cause such Non-Guarantor Restricted Subsidiary to become a Subsidiary Guarantor pursuant to the terms of Sections 6.11A and 6.11B.

         6.12     FF&E.

         A. DEPOSIT REIMBURSEMENTS. No later than the tenth Business Day following the date of receipt by the Borrowers of any proceeds from loans under the relevant FF&E Facility in respect of Specified FF&E for which the Lenders have made an FF&E Deposit Loan, the Borrowers will cause an amount of such proceeds equivalent to such FF&E Deposit Loan to be deposited into the Bank Proceeds Account.

         B. TIMELY FF&E DRAWINGS. The Borrowers covenant and agree to use commercially reasonable efforts to make draws from time to time on the relevant FF&E Facility as soon as


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reasonably practicable thereunder to purchase, finance or refinance any
Specified FF&E for which the Borrowers have made FF&E Deposit Loans. The Borrowers further agree that they will use commercially reasonable efforts to maintain the eligibility of any Specified FF&E for which the Borrowers have made FF&E Deposit Loans as collateral under such FF&E Facility.

         6.13 INTEREST RATE PROTECTION. No later than 90 days following the Closing Date the Borrowers shall enter into one or more Rate Protection Agreements for a term of not less than the lesser of (a) three years or (b) the remaining life to maturity of the Term B Loans, and otherwise in form and substance reasonably satisfactory to the Syndication Agent (in consultation with the Administrative Agent), with respect to a notional amount of Indebtedness such that not less than 50% of the sum of (x) the total Indebtedness of the Borrowers and their Subsidiaries (other than Macau Excluded Subsidiaries) and
(y) the LVSC Notes and LVSC Permitted Indebtedness guaranteed by the Borrowers, in each case outstanding at any time shall be either (i) subject to such interest rate protection agreements for a period of not less than three years, or if shorter, the remaining term of the Loans, or (ii) fixed rate Indebtedness.

         6.14     INTENTIONALLY OMITTED.

         6.15     INTENTIONALLY OMITTED.

         Section 7.        BORROWERS' NEGATIVE COVENANTS.

         The Borrowers covenant and agree with each Lender and each Agent that until the Termination Date, the Borrowers shall perform all of the covenants set forth in this Section 7.

         7.1      INDEBTEDNESS.

         The Borrowers shall not, and shall not permit any of their Restricted Subsidiaries to, directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

                  (i)      Indebtedness in respect of the Obligations;

                  (ii) Indebtedness existing on the Closing Date and set forth on SCHEDULE 7.1 and refinancing of such Indebtedness in a principal amount not in excess of that which is outstanding on the Closing Date (as such principal amount has been permanently reduced following the Closing Date)(plus Refinancing Fees);

                  (iii) Borrowers and their Subsidiaries may become and remain liable with respect to Contingent Obligations permitted by subsection 7.4 and upon any matured obligations actually arising pursuant thereto, the Indebtedness corresponding to the Contingent Obligations so extinguished;

                  (iv) the Borrowers and the Subsidiary Guarantors may become and remain liable for Indebtedness represented by the GE Facility or any refinancing thereof (and Contingent Obligations in respect thereof) in an aggregate principal amount not to exceed at any time $135,000,000 (plus, in connection with any refinancing of such GE Facility, Refinancing Fees);


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

                  (v) any Loan Party may become and remain liable with respect to Indebtedness owed to any Borrower or any Restricted Subsidiary; PROVIDED that all such intercompany Indebtedness shall be subordinated in right of payment to the payment in full of the Obligations pursuant to the terms of the applicable promissory notes or an intercompany subordination agreement;

                  (vi) Non-Guarantor Restricted Subsidiaries may become liable for Indebtedness owing to any Loan Party in an aggregate principal amount not to exceed $10,000,000 at any time outstanding, and any Non-Guarantor Restricted Subsidiary may become and remain liable with respect to Indebtedness owing to any other Non-Guarantor Restricted Subsidiary;

                  (vii) the Borrowers and their Restricted Subsidiaries may become and remain liable for Non-Recourse Financing used to finance the construction, installation, purchase or lease of personal or real property (including Specified FF&E) for use in the business of a Borrower or one of its Restricted Subsidiaries provided that the Indebtedness incurred pursuant to this clause (vii) (and any refinancings of such Indebtedness) shall not exceed $75,000,000 (plus Refinancing Fees) outstanding at any time;

                  (viii) to the extent that such incurrence does not result in the incurrence by the Borrowers or any of their Restricted Subsidiaries of any obligation for the payment of borrowed money of others, Indebtedness of the Borrowers or a Restricted Subsidiary incurred solely in respect of (x) performance bonds, completion guarantees, standby letters of credit or bankers' acceptances, letters of credit in order to provide security for workers' compensation claims, payment obligations in connection with self insurance or similar requirements, surety and similar bonds, statutory claims of lessors, licensees, contractors, franchisees or customers, bonds securing the performance of judgments or a stay of process in proceedings to enforce a contested liability or in connection with any order or decree in any legal proceeding, PROVIDED, that such Indebtedness was incurred in the ordinary course of business of the Borrowers or any of their Restricted Subsidiaries and in an aggregate principal amount outstanding under this clause (x) at any one time of less than $55,000,000 and (y) bonds securing the performance of judgments or a stay of process in proceedings to enforce a contested liability or in connection with any order or decree in any legal proceeding, to the extent that such Indebtedness is in an aggregate principal amount outstanding under this clause (y) at any one time of less than $45,000,000;

                  (ix) the Borrowers or any Subsidiary Guarantor may become and remain liable for Indebtedness to employees, former employees, directors or former directors of the Borrowers or permitted transferees of such individuals ("EMPLOYEE REPURCHASE NOTES") incurred in connection with any repurchase of employee options or stock upon death, disability, termination or exercise of any redemption or put of such option or stock of such employee in accordance with employment agreements or option plans or agreements as in effect on the Closing Date or approved by the Board of Directors of LVSI ("PERMITTED EMPLOYEE Repurchases"); PROVIDED that such Indebtedness shall be unsecured and subordinated to the Obligations and shall expressly provide that payments thereon shall be required only to the extent not restricted by this Agreement;


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                  (x)      the Borrowers and their Restricted Subsidiaries may
         become and remain liable with respect to other Indebtedness in an aggregate principal amount not to exceed, at any time outstanding $50,000,000;

                  (xi) the incurrence by the Borrowers or any Restricted Subsidiary of (a) Indebtedness (which may include Capital Lease obligations, mortgage financings or purchase money obligations), in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction, installation and/or improvement of property, plant or equipment used in the business of the Borrowers or the construction, installation, purchase or lease of real or personal property or equipment (including Specified FF&E)(including any refinancings thereof), in an aggregate principal amount not to exceed, at any time outstanding, $50,000,000 (plus any Refinancing Fees) and
         (b) Capital Lease obligations incurred in connection with the leasing of gaming equipment (including Specified FF&E) to be used in connection with the casino located at the Phase II Project in the aggregate amount at any time outstanding (and any refinancing of such Capital Lease obligations) not to exceed $15,000,000 (plus any Refinancing Fees);

                  (xii) Indebtedness arising from any agreement entered into by either of the Borrowers or any of their Restricted Subsidiaries providing for indemnification, purchase price adjustment or similar obligations, in each case, incurred or assumed in connection with an Asset Sale;

                  (xiii) Indebtedness incurred to fund Investments in Excluded Subsidiaries such that the aggregate amount of such Indebtedness incurred (including any refinancings thereof) does not exceed $100,000,000 (plus any Refinancing Fees) under this clause at any time outstanding;

                  (xiv) to the extent it constitutes Indebtedness, obligations under Hedging Agreements that are incurred (a) with respect to any Indebtedness that is permitted by the terms of this Agreement to be outstanding, (b) for the purpose of fixing or hedging currency exchange rate risk with respect to any currency exchanges, or (c) for the purpose of fixing or hedging commodities risk in connection with commodities to which a Borrower or a Restricted Subsidiary has actual exposure in connection with Phase II Project Costs and not for speculative purposes;

                  (xv) so long as no Potential Event of Default (other than any such Potential Event of Default that would be cured by the incurrence thereof) or Event of Default has occurred and is continuing or would result therefrom, the Borrowers or any Subsidiary Guarantor may incur Permitted Subordinated Indebtedness;

                  (xvi) so long as no Potential Event of Default or Event of Default has occurred and is continuing or would result therefrom, Permitted Subordinated Indebtedness or other Indebtedness; PROVIDED that at the time of incurrence, (a) the Borrowers' Consolidated Senior Leverage Ratio does not exceed 2.25:1.0 on a pro forma basis after giving effect to the incurrence of such Indebtedness and the use of proceeds from such Indebtedness, (b) the Borrowers use the proceeds of such Indebtedness to finance Investments permitted hereunder in Excluded Subsidiaries or Non-Guarantor Restricted


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         Subsidiaries and (c) in the event such Indebtedness has a Lien on any of the Collateral, the holders of such Indebtedness or their representative will enter into the Intercreditor Agreement or another intercreditor agreement on terms and conditions reasonably satisfactory to the Syndication Agent and the Administrative Agent;

                  (xvii) Indebtedness owed by any Restricted Subsidiary to any Borrower or Restricted Subsidiary constituting an Investment permitted under subsections 7.3 (xiii), (xiv) or (xx); and

                  (xviii) the incurrence by the Borrowers or any Restricted Subsidiary of Indebtedness incurred to finance the Borrowers' or such Restricted Subsidiary's obligations under the HVAC Services Agreements or to expand, add to or extend the Borrowers' or any Restricted Subsidiary's heating, ventilation, air conditioning or energy systems (including the Specified FF&E), in an aggregate amount at any time outstanding (including any refinancings thereof), not to exceed $15,000,000 (plus any Refinancing Fees).

         7.2      LIENS AND RELATED MATTERS.

         A. PROHIBITION ON LIENS. The Borrowers shall not, and shall not permit any of their Restricted Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of such Borrower or Restricted Subsidiary, whether now owned or hereafter acquired, or any income or profits therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits under the Uniform Commercial Code of any state or under any similar recording or notice statute, except Permitted Liens.

         B. EQUITABLE LIEN IN FAVOR OF LENDERS. If Borrowers or any of their Restricted Subsidiaries shall create or assume any Lien upon any of their respective properties or assets, whether now owned or hereafter acquired, other than Permitted Liens, they shall make or cause to be made effective provision whereby the Obligations will be secured by such Lien equally and ratably with any and all other Indebtedness secured thereby as long as any such Indebtedness shall be so secured; PROVIDED that, notwithstanding the foregoing, this covenant shall not be construed as a consent by Requisite Lenders to the creation or assumption of any such Lien which is not a Permitted Lien.

         C. NO FURTHER NEGATIVE PLEDGES. Except with respect to capital stock of any Macau Excluded Subsidiaries or specific property encumbered to secure payment of particular Indebtedness or leases or to be sold pursuant to an executed agreement with respect to an Asset Sale, none of the Borrowers nor any of their Restricted Subsidiaries shall enter into any agreement prohibiting the creation or assumption of any Lien upon any of its properties or assets, whether now owned or hereafter acquired other than (i) as provided herein or in the other Loan Documents, (ii) as provided in the Mortgage Notes Documents, the LVSC Note Documents, an FF&E Facility and the guarantees and collateral documents relating thereto, or in any agreement relating to any LVSC Permitted Indebtedness or to any other Indebtedness permitted to be secured by Permitted Liens other than Indebtedness permitted to be incurred pursuant to


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subsections 7.1 (v), (vi) or (xvii) including any refinancing thereof permitted hereunder provided that the provisions regarding the creation or assumption of Liens is not less favorable to the Borrowers, such Restricted Subsidiary or the lenders than those set forth in the documents evidencing the Indebtedness being refinanced, or (iii) as required by applicable law or any applicable rule or order of any Gaming Authority.

         D. NO RESTRICTIONS ON SUBSIDIARY DISTRIBUTIONS TO THE BORROWERS OR OTHER SUBSIDIARIES. The Borrowers will not, and will not permit any of their Restricted Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any of their Restricted Subsidiaries to (i) pay dividends or make any other distributions on any of such Restricted Subsidiary's capital stock owned by the Borrowers or any other Restricted Subsidiary of the Borrowers, (ii) repay or prepay any Indebtedness owed by any such Restricted Subsidiaries to the Borrowers, (iii) make loans or advances to the Borrowers, or (iv) transfer any of its property or assets to the Borrowers other than (a) as provided herein or in the other Loan Documents, (b) as provided in the Mortgage Notes Documents, the Old FF&E Note, or in the GE Facility Agreement (including any permitted refinancing thereof) and any related collateral documents and guarantees, or in any agreement relating to Permitted Subordinated Indebtedness or any other Indebtedness permitted to be incurred pursuant to subsection 7.1(ii), (vii),
(xi) or (xvii) including any refinancing thereof permitted hereunder provided that the provisions regarding dividends, distributions, repayments of Indebtedness, loans and advances and transfers of assets are not less favorable to the Borrowers, such Restricted Subsidiary or the lenders than those set forth in the documents evidencing the Indebtedness being refinanced, (c) by reason of customary non-assignment provisions in leases entered into the ordinary course of business and consistent with past practices and any leases permitted hereunder, (d) purchase money obligations for property or Capital Lease obligations for property or equipment, including Specified FF&E, acquired or leased in the ordinary course of business that impose restrictions of the nature set forth in clause (iv) above on the property so acquired, (e) any instrument governing Indebtedness or Securities of any Person that is an Excluded Subsidiary as in effect on the day that such Person becomes a Restricted Subsidiary, which encumbrance or restriction is not applicable to any Person or the properties or assets of any Person, other than the Person and its Restricted Subsidiaries or the property or assets of the Person and its Restricted Subsidiaries, (f) provisions with respect to the disposition or distribution of assets or property in joint venture agreements and other similar agreements relating to the assets or property of such Joint Ventures or covered by such joint venture agreements, (g) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business, (h) any instrument governing Indebtedness or equity Securities of a Person acquired by the Borrowers or any Restricted Subsidiary as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, (i) customary restrictions imposed by asset sale or stock purchase agreements relating to the sale of assets or by the Borrowers or any Restricted Subsidiary, (j) with respect to restrictions of the type set forth in clause (iv) above, as set forth in any agreement relating to Indebtedness permitted to be secured by Permitted Liens other than Indebtedness permitted to be incurred pursuant to subsections 7.1 (v) or (xvii) so long as such restrictions only extend to the assets secured by such Permitted Liens, (k) any encumbrances or restrictions imposed by any amendments, modifications, restatements, renewals, increases, supplements, extensions, refundings, replacements or refinancings in whole or in part of the contracts, instruments or obligations referred to in clauses (a) through (j) above (PROVIDED, that such amendments, modifications,


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restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of LVSI's Board of Directors, no more restrictive with respect to such dividend and other payments restrictions than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, extension, refunding, replacement or refinancing), or (l) as required by applicable law or any applicable rule or order of any Gaming Authority.

         7.3      INVESTMENTS; JOINT VENTURES; FORMATION OF SUBSIDIARIES.

         The Borrowers shall not, and shall not permit any of their Restricted Subsidiaries to, directly or indirectly, make or own any Investment in any Person, including any Joint Venture or otherwise form or create any Restricted Subsidiary, except:

                  (i) the Borrowers and their Restricted Subsidiaries may make and own Investments in Cash Equivalents;

                  (ii) Investments existing on the Closing Date and described in Schedule 7.3;

                  (iii) Investments (including the formation or creation of a Subsidiary) by any Borrower in the other Borrower or in any Restricted Subsidiaries or by any Restricted Subsidiary in the Borrowers or other Restricted Subsidiaries; provided, that the aggregate amount of such Investments made by any Loan Party in or to Non-Guarantor Restricted Subsidiaries shall not exceed $10,000,000 at any time;

                  (iv) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with this Agreement;

                  (v) receivables owing to the Borrowers or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Borrowers or any such Restricted Subsidiary deems reasonable under the circumstances;

                  (vi) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

                  (vii) the Borrowers and their Restricted Subsidiaries may invest in any Non-Guarantor Restricted Subsidiary, in any Excluded Subsidiary or in any Joint Venture any cash or other property contributed to the Borrowers either (x) in exchange for common equity or (y) in the form of Shareholder Subordinated Indebtedness by Adelson or any of his Affiliates or Related Persons for such purpose;

                  (viii) so long as no Event of Default or Potential Event of Default shall have occurred and be continuing or would result therefrom, the Borrowers or any of their


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

         Restricted Subsidiaries may form and make Investments in new or existing Non-Guarantor Restricted Subsidiaries, Excluded Subsidiaries and in Joint Ventures; provided that (a) the aggregate amount of all such Investments (exclusive of any such Investments existing on the Closing Date and described in Schedule 7.3) shall not at any time exceed $25,000,000, (b) no Supplier Joint Venture shall own or operate or possess any material license, franchise or right used in connection with the ownership or operation of the Resort Complex or any material Project assets, (c) in the case of any Investment in a Supplier Joint Venture, LVSI shall have delivered an Officers' Certificate which certifies that in the reasonable judgment of such officer the Investment in such Supplier Joint Venture will result in an economic benefit to the Borrowers (taking into account such Investment) as a result of a reduction in the cost of the goods or services being acquired from the Supplier Joint Venture over the life of the Investment and (d) in the case of an Excluded Subsidiary or Joint Venture, unless otherwise permitted by subsection 7.4, none of the Borrowers, nor any other Restricted Subsidiary of the Borrowers shall incur any liabilities or Contingent Obligations in respect of the obligations of such Excluded Subsidiary or Joint Venture;

                  (ix) the Borrowers or any of their Restricted Subsidiaries may make Consolidated Capital Expenditures permitted by subsection 7.14;

                  (x) the Borrowers or any of their Restricted Subsidiaries may make loans or advances to their employees or directors or former employees or directors (a) to fund the exercise price of options granted under the Borrowers' stock option plans or agreements or employment agreements, in each case, as approved by LVSI's Board of Directors or (b) for other purposes in an amount not to exceed $2,000,000 in the aggregate outstanding at any time;

                  (xi) the Borrowers and their Restricted Subsidiaries may hold investments consisting of securities or other obligations received in settlement of debt created in the ordinary course of business and owing to the Borrowers or any Restricted Subsidiary or in satisfaction of judgments;

                  (xii)    the Borrowers and their Restricted Subsidiaries may
         (x) create one or more Subsidiaries for the purpose of establishing foreign or domestic offices for marketing or to otherwise further the business of the Borrowers as described in subsection 7.12 hereof (at their election, the Borrowers may designate any such Subsidiary to be an Excluded Subsidiary) and (y) make Investments in any or all of such Subsidiaries in an aggregate amount not to exceed $15,000,000;

                  (xiii) the Borrowers and the Restricted Subsidiaries may make any Investments in any of the Excluded Subsidiaries, Non-Guarantor Restricted Subsidiaries or Joint Ventures, not to exceed (a) $100,000,000 in the aggregate for Cash and Cash Equivalents and (b) $200,000,000 in the aggregate for any guarantee of Indebtedness of, or performance by, any Excluded Subsidiaries or Non-Guarantor Restricted Subsidiaries by the Borrowers or any of their Restricted Subsidiaries, which Contingent Obligation is permitted under subsection 7.4; PROVIDED that, notwithstanding the foregoing, Borrowers


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         and the Restricted Subsidiaries may not make Investments in Joint
         Ventures in excess of $50,000,000 in the aggregate.

                  (xiv) the Borrowers and any of their Restricted Subsidiaries may make Investments in any of the Excluded Subsidiaries or Non-Guarantor Restricted Subsidiaries in an amount equal to the sum of (1) 50% of (A) the Consolidated Net Income of the Borrowers and their Restricted Subsidiaries for the period (taken as one accounting period) from July 1, 2004 to the end of the LVSI's most recently ended Fiscal Quarter for which internal financial statements are available (or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit) less (B) the amount paid or to be paid in respect of such period pursuant to subsection 7.5(v) to shareholders or members other than the Borrowers, plus (2) without duplication, 100% of the aggregate net cash proceeds received by the Borrowers since July 1, 2004 from capital contributions (other than:
         (i) cash equity contributions made by Adelson or any of his Affiliates to be included in Consolidated Adjusted EBITDA to meet the financial covenants set forth in subsection 7.6 or (ii) cash equity contributions funded from Indebtedness issued by LVSC which Indebtedness has been guaranteed by Borrowers or any of their respective Restricted Subsidiaries) or the issue or sale of equity Securities or debt Securities of the Borrowers that have been converted into or exchanged for such equity Securities of the Borrowers (other than equity Securities or such debt Securities of the Borrowers sold to a Restricted Subsidiary of the Borrowers), plus (3) the Appraised Value of the SECC if contributed, distributed or transferred without consideration (other than the assumption of liability taken into consideration in calculating the amount under this clause) to the Borrowers or any Subsidiary Guarantor, minus the amount of any liability assumed in connection with the contribution, distribution or transfer of such assets (which contribution, distribution or transfer may be in the form of all of the Capital Stock of an entity whose only material assets consist of the SECC) plus (4) to the extent not otherwise included in the Borrowers and their Restricted Subsidiaries' Consolidated Net Income, 100% of the cash dividends or distributions or the amount of the cash principal and interest payments received since July 1, 2004, by the Borrowers or any Restricted Subsidiary from any Excluded Subsidiary or in respect of any Joint Venture (other than dividends or distributions to pay obligations of or with respect to such Excluded Subsidiary such as income taxes) until the entire amount of the Investment in such Excluded Subsidiary has been received or the entire amount of such Investment in a Joint Venture has been returned, as the case may be, and 50% of such amounts thereafter; provided, however that in the event that the Borrowers convert an Excluded Subsidiary to a Restricted Subsidiary, the Borrowers may add back to this clause the aggregate amount of any Investment in such Subsidiary that was an Investment made pursuant to subsection 7.3(ix) at the time of such Investment;

                  (xv) the Borrowers and any of their Restricted Subsidiaries may make Investments out of the proceeds of the substantially concurrent sale or issuance of equity Securities of the Borrowers (or, to the extent the proceeds of such issuance are contributed to the Borrowers or their Restricted Subsidiaries, LVSC); provided that the amount of any net cash proceeds from the sale of such equity Securities shall be excluded from clause (xiv)(2) above;


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                  (xvi)    the Borrowers and their Restricted Subsidiaries may
         make and own other Investments in an aggregate amount not to exceed at any time $25,000,000; and

                  (xvii) the Borrowers and their Restricted Subsidiaries may incur any Contingent Obligation permitted under subsection 7.4 to the extent such Contingent Obligation constitutes an Investment; and

                  (xviii) Venetian may own Investments in the Phase II Mall Subsidiary in the form of the Intercompany Mall Note.

Notwithstanding anything to the contrary in this subsection 7.3, any cash Investments made in either Phase II Mall Borrower shall be made in the form of intercompany loans from Venetian to the Phase II Mall Subsidiary and shall increase the principal amount of the Intercompany Mall Note by the amount of such Investment.

         7.4      CONTINGENT OBLIGATIONS.

         The Borrowers shall not, and shall not permit any of their Restricted Subsidiaries to, directly or indirectly, create or become or remain liable with respect to any Contingent Obligation, except:

                  (i) the Borrowers and the Subsidiary Guarantors may become and remain liable with respect to Contingent Obligations under Rate Protection Agreements or other Hedging Agreements;

                  (ii) the Borrowers and their Restricted Subsidiaries may become and remain liable with respect to the Contingent Obligations (a) for Indebtedness permitted under subsection 7.1 to the extent a Borrower or a Restricted Subsidiary is permitted to incur such Indebtedness under subsection 7.1 or (b) for other obligations of wholly-owned Restricted Subsidiaries;

                  (iii) the Loan Parties may become and remain liable for customary indemnities under the Project Documents;

                  (iv) the Borrowers and their Restricted Subsidiaries may become and remain liable with respect to other Contingent Obligations, provided that the maximum aggregate liability, contingent or otherwise, of the Borrowers and their Restricted Subsidiaries in respect of all such Contingent Obligations shall at no time exceed $10,000,000;

                  (v) the Borrowers and their Restricted Subsidiaries may become liable for Contingent Obligations made on behalf of Excluded Subsidiaries, Non-Guarantor Restricted Subsidiaries, Joint Ventures or LVSC (with respect to LVSC Permitted Indebtedness, in which event the Contingent Obligations shall be unsecured) in an amount, when aggregated (without duplication) with the amount of Investments made in Cash and Cash Equivalents pursuant to subsection 7.3(xiii) and Contingent Obligations incurred pursuant to this clause, not to exceed $300,000,000 at any time, so long as both before and after giving effect to the incurrence of such Contingent Obligations, no Potential Event of Default or Event of Default has occurred or is continuing; PROVIDED


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

         that, notwithstanding the foregoing, Borrowers and the Restricted Subsidiaries may not become liable for Contingent Obligations made on behalf of Joint Ventures in excess of $50,000,000 in the aggregate.

                  (vi) the Borrowers and their Restricted Subsidiaries may become liable for unsecured Contingent Obligations made on behalf of LVSC with respect to LVSC Permitted Indebtedness in a principal amount, which, when aggregated together (without duplication) with the amount of Investments made pursuant to subsections 7.3(viii), (xiv) and (xvi), shall not exceed the aggregate amount of Investments that are permitted under subsections 7.3(viii), (xiv) and (xvi), so long as both before and after giving effect to the incurrence of such Contingent Obligations, no Potential Event of Default or Event of Default has occurred or is continuing;

                  (vii) the Borrowers and their Restricted Subsidiaries may become liable for unsecured Contingent Obligations made on behalf of LVSC with respect to the LVSC Permitted Credit Facility Refinancing Indebtedness, so long as both before and after giving effect to the incurrence of such Contingent Obligations, no Potential Event of Default or Event of Default has occurred or is continuing;

                  (viii) the Borrowers and their Restricted Subsidiaries may become liable for unsecured Contingent Obligations made on behalf of LVSC with respect to LVSC Permitted Indebtedness so long as: (a) the Consolidated Leverage Ratio on the date that such Contingent Obligations are incurred (after giving effect to such guaranteed Indebtedness) is no greater than 3.0:1.0 and (b) so long as both before and after giving effect to the incurrence of such Contingent Obligation, no Potential Event of Default or Event of Default has occurred or is continuing;

                  (ix) Investments permitted under subsection 7.3 to the extent they constitute Contingent Obligations;

                  (x) the Borrowers and the Restricted Subsidiaries may become and remain liable with respect to unsecured Contingent Obligations made on behalf of LVSC in respect of the LVSC Notes; and

                  (xi) LVSI may become and remain liable for Contingent Obligations incurred under the nonrecourse indemnity dated as of August 20, 2004 in favor of Archon Financial, L.P. until April 30, 2005.

         7.5      RESTRICTED PAYMENTS.

         Borrowers shall not, and shall not permit any of their Restricted Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Payment, except:

                  (i) the Borrowers may make regularly scheduled or required payments of principal and interest in respect of any Other Indebtedness or Permitted Subordinated Indebtedness of the Borrowers in accordance with the terms of, and only to the extent required by the agreement pursuant to which such Other Indebtedness or Permitted Subordinated Indebtedness was issued PROVIDED that (a) any such payments in respect of


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         any Employee Repurchase Note or Permitted Subordinated Indebtedness may
         be made only to the extent no Event of Default or Potential Event of Default shall then exist and be continuing or would result therefrom and (b) any such payments in respect of any Employee Repurchase Note may be made only to the extent that the Consolidated Interest Coverage Ratio without giving effect to any Conforming Adelson L/C or substitute cash equity contribution by Adelson or his Affiliates pursuant to the last sentence of the definition of Consolidated Adjusted EBITDA for the four Fiscal Quarter period ended on the most recent Quarterly Date preceding such payment or such shorter period tested on such Quarterly Date under subsection 7.6A (determined on a pro forma basis as though such payment on the Employee Repurchase Note had been made during the period tested as of such Quarterly Date under subsection 7.6A) would have been in compliance with the requirements of subsection 7.6A as certified to the Administrative Agent by the chief financial officer of the Borrowers, on behalf of the Borrowers, at the time of such payment;

                  (ii) the Borrowers may repurchase Mortgage Notes in connection with the Tender and Call;

                  (iii)    [INTENTIONALLY OMITTED];

                  (iv) the Borrowers and their Subsidiaries may redeem or purchase any equity interests in the Borrowers or their Subsidiaries or any Indebtedness of the Borrowers or their Subsidiaries to the extent required by any Nevada Gaming Authority or any other applicable gaming authority in order to preserve a material Gaming License, provided that so long as such efforts do not jeopardize any material Gaming License, the Borrowers shall have diligently tried to find a third-party purchaser for such equity interests or Indebtedness and no third-party purchaser acceptable to the Nevada Gaming Authority is willing to purchase such equity interests or Indebtedness within a time period acceptable to the Nevada Gaming Authority;

                  (v) (a) for so long as LVSI is a corporation under Subchapter S of the Code or a substantially similarly treated pass through entity or Venetian is a limited liability company this is treated as a partnership or a substantially similarly treated pass-through entity for Federal income tax purposes (as evidenced by an opinion of counsel at least annually), the Borrowers and their Restricted Subsidiaries may each make cash distributions to shareholders or members, during each Quarterly Period, in an aggregate amount not to exceed the Permitted Quarterly Tax Distribution in respect of the related Estimation Period, and if any portion of the Permitted Quarterly Tax Distribution is not distributed during such Quarterly Payment Period, the Permitted Quarterly Tax Distribution payable during the immediately following four quarter period shall be increased by such undistributed portion and (b) distributions by a non-wholly owned Subsidiary of either of the Borrowers or any Restricted Subsidiary of the Borrowers but only to the extent required to pay any tax liability in respect of the income of such non-wholly owned Subsidiary;

                  (vi) (a) the Loan Parties may make Restricted Payments to other Loan Parties, (b) any Non-Guarantor Restricted Subsidiary may make Restricted Payments to

         Loan Parties, and (c) any Non-Guarantor Restricted Subsidiary may make Restricted Payments to any other Non-Guarantor Restricted Subsidiary;

                  (vii) the Borrowers may make Permitted Employee Repurchases so long as (a) no Event of Default or Potential Event of Default shall exist and be continuing or would result therefrom and (b) the Consolidated Interest Coverage Ratio (without giving effect to any Conforming Adelson L/C or substitute cash equity contribution by Adelson or his Affiliates pursuant to the last sentence of the definition of Consolidated Adjusted EBITDA) for the four Fiscal Quarter period ended as of the most recent Quarterly Date prior to such repurchase or such shorter period tested on such immediately preceding Quarterly Date under subsection 7.6A (determined on a pro forma basis as though such Permitted Employee Repurchase had been made during the period tested as of such Quarterly Date under subsection 7.6A) would have been in compliance with the requirements of subsection 7.6A as certified to the Administrative Agent by the chief financial officer of the Borrowers, on behalf of the Borrowers, at the time of such payment;

                  (viii) the Borrowers may make repurchases of capital stock of either of the Borrowers deemed to occur upon exercise of stock options to the extent such capital stock represents a portion of the exercise price of such options;

                  (ix)     [INTENTIONALLY OMITTED];

                  (x) the Borrowers and their Restricted Subsidiaries may make cash Restricted Payments to LVSC to enable LVSC (A) to pay franchise taxes, accounting, legal and other fees required to maintain its corporate existence and to provide for any other reasonable and customary operating costs, and (B) to enable LVSC to pay customary and reasonable costs and expenses of a proposed offering of securities or incurrence of Indebtedness of LVSC that is not consummated;

                  (xi) LVSI and its Restricted Subsidiaries that are required or permitted to file a consolidated tax return with LVSC shall be entitled to make payments to LVSC pursuant to the tax sharing agreement described in Section 7.10; PROVIDED that such payments by LVSI and each such Restricted Subsidiary shall not exceed the tax liability that would have been payable by each of them on a stand-alone basis; provided, further, that if LVSI is converted into a limited liability company that is treated as a disregarded entity for federal income tax purposes, LVSI shall be deemed to be a corporation for the purposes of this subsection 7.5(xi) and the tax sharing agreement described in Section 7.10;

                  (xii) LVSI may make cash distributions to LVSC to enable LVSC to pay dividends on its common stock; PROVIDED that (a) the Substantial Completion Date has occurred, and (b) the Consolidated Leverage Ratio on the date of such payment is no greater than 4.0:1.0; PROVIDED FURTHER that such payments shall not exceed $25,000,000 in any twelve-month period unless the Consolidated Leverage Ratio on each Quarterly Date and date of such payment occurring during such twelve-month period is no greater than 3.0:1.0, in which case such payments shall not exceed $50,000,000; PROVIDED FURTHER that,


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

         at any time when (1) the credit facilities set forth in this Agreement are rated at least Baa3 (with at least a stable outlook) from Moody's and BBB- (with at least a stable outlook) from S&P (or any equivalent rating by Moody's or S&P), (2) the Consolidated Leverage Ratio is no greater than 3.0:1.0, and (3) the Consolidated Interest Coverage Ratio is at least 2.5:1.0, the foregoing restrictions on the amount of any such dividends or distributions shall not apply;

                  (xiii) the Borrowers may make other Restricted Payments in an amount not to exceed $15,000,000;

                  (xiv) the Borrowers may pay dividends or make distributions to LVSC to allow LVSC to make scheduled interest payments and pay liquidated damages on (a) any LVSC Permitted Indebtedness guaranteed by the Borrowers and/or their Restricted Subsidiaries in compliance with subsection 7.4(iv), (v), (vi), (vii) or (viii), and (b) the LVSC Notes; and

                  (xv) LVSI may distribute its limited liability company interests in Yona, IEL and VHO to LVSC in connection with the reorganization described in subsection 10.25.

         7.6      FINANCIAL COVENANTS.

         A. MINIMUM CONSOLIDATED INTEREST COVERAGE RATIO. The Borrowers will not permit the Consolidated Interest Coverage Ratio as of the last day of any Fiscal Quarter occurring during any period set forth below to be less than the ratio set forth opposite such period:

         ================================================================
                                                              MINIMUM
                                                            CONSOLIDATED
                       PERIOD                                 INTEREST
                                                           COVERAGE RATIO
         ================================================================
         From the Closing Date through (and including)        1.5:1.0
         the last day of the Fiscal Quarter in which
         the Substantial Completion Date occurs
         ----------------------------------------------------------------
         The first four Fiscal Quarters after the             1.75:1.0
         Fiscal Quarter in which the Substantial
         Completion Date occurs
         ----------------------------------------------------------------
         The fifth Fiscal Quarter after the Fiscal            2.0:1.0
         Quarter in which the Substantial Completion
         Date occurs and thereafter
         ================================================================

         B. MAXIMUM CONSOLIDATED LEVERAGE RATIO. The Borrowers shall not permit the Consolidated Leverage Ratio as of the last day of any Fiscal Quarter occurring during any period set forth below to be greater than the ratio set forth opposite such period:


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

         ================================================================
                                                              MAXIMUM
                           PERIOD                           CONSOLIDATED
                                                           LEVERAGE RATIO
         ================================================================
         From the Closing Date through (and including)          7.25:1.0
         the last day of the Fiscal Quarter in which
         the Substantial Completion Date occurs
         ----------------------------------------------------------------
         The first two Fiscal Quarters after the Fiscal         6.75:1.0
         Quarter in which the Substantial Completion Date
         occurs
         ----------------------------------------------------------------
         The third and fourth Fiscal Quarters after the         6.25:1.0
         Fiscal Quarter in which the Substantial Completion
         Date occurs
         ----------------------------------------------------------------
         The fifth and sixth Fiscal Quarters after the Fiscal   5.75:1.0
         Quarter in which the Substantial Completion Date
         occurs
         ----------------------------------------------------------------
         The seventh Fiscal Quarter after the Fiscal Quarter    5.0:1.0
         in which the Substantial Completion Date occurs and
         thereafter
         ================================================================

         C. MINIMUM CONSOLIDATED NET WORTH. The Borrowers shall not permit Consolidated Net Worth (i) at the first Quarterly Date following August 20, 2004 to be less than $400,000,000 and (ii) at any Quarterly Date thereafter to be less than $400,000,000 PLUS an amount equal to 85% of Consolidated Net Income (including for this purpose, the Borrowers and all of their respective Subsidiaries) for all periods from August 20, 2004 through such Quarterly Date for which Consolidated Net Income is positive.

         7.7      RESTRICTION ON FUNDAMENTAL CHANGES; ASSET SALES AND
ACQUISITIONS.

         The Borrowers shall not, and shall not permit any of their Restricted Subsidiaries to, alter the corporate, capital or legal structure (except with respect to changes in capital structure to the extent a Change of Control does not occur as a result thereof) of any Borrower, or any of its Restricted Subsidiaries, or enter into any transaction of merger or consolidation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease or sub-lease (as lessor or sublessor), transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, property or assets, whether now owned or hereafter acquired (other than inventory in the ordinary course of business), or acquire by purchase or otherwise all or substantially all the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person or any division or line of business of any Person, except:

                  (i) as permitted under the terms of this Agreement or any other Loan Document;

                  (ii) the Borrowers and their Restricted Subsidiaries may dispose of obsolete, worn out or surplus assets or assets no longer used or useful in the business of the Borrowers and their Restricted Subsidiaries in each case to the extent in the ordinary course of business, provided that either (i) such disposal does not materially adversely affect the value of the Collateral or (ii) prior to or promptly following such disposal any such property shall be replaced with other property of substantially equal utility and a


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

         value at least substantially equal to that of the replaced property when first acquired and free from any Liens other than Permitted Liens and by such removal and replacement Borrowers and their Restricted Subsidiaries shall be deemed to have subjected such replacement property to the Lien of the Collateral Documents in favor of Lenders, as applicable;

                  (iii) the Borrowers and their Restricted Subsidiaries may sell or otherwise dispose of assets in transactions that do not constitute Asset Sales;

                  (iv) the Borrowers and their Restricted Subsidiaries may make Asset Sales of assets having a fair market value not in excess of $15,000,000; PROVIDED in each case that (1) the consideration received for such assets shall be in an amount at least equal to the fair market value thereof in the judgment of the Board of Directors of LVSI; (2) at least 75% of the consideration received shall be cash; and (3) the proceeds of such Asset Sales shall be applied as required by subsection 2.4B(iii)(a);

                  (v) the Borrowers and their Restricted Subsidiaries may have an Event of Loss;

                  (vi) the Restricted Subsidiaries may issue equity Securities to any Borrower or to any other Restricted Subsidiary or the Borrowers may issue equity Securities to each other;

                  (vii)    the Borrowers and their Restricted Subsidiaries may
         (a) enter into any leases with respect to any space on or within the Existing Facility or the Phase II Project (including the Phase II Mall Lease (which Phase II Mall Lease may be terminated in accordance with its terms upon conveyance of the parcels covered thereby by LCR to Phase II Mall Subsidiary) and the Master Lease), (b) be a party to any lease in effect on the Closing Date, each of which lease of real property is set forth on SCHEDULE 7.7 hereto (as such lease may be amended, modified or supplemented in accordance with the terms of this Agreement) or (c) enter into any other lease in connection with the business of the Borrowers and their Restricted Subsidiaries as may be permitted under subsection 7.12;

                  (viii) (a) either Borrower may be merged with the other Borrower and any Subsidiary Guarantor may be merged with (or liquidated into) any other Subsidiary Guarantor or any Borrower and (b) any Non-Guarantor Restricted Subsidiary may be merged with (or liquidated into) any Restricted Subsidiary;

                  (ix) Interface Holding and Interface Parent may be merged with (or liquidated into) LVSI with LVSI as the surviving entity;

                  (x) (a) either Borrower may sell, lease or otherwise transfer assets to another Borrower or to a wholly-owned Subsidiary Guarantor and any wholly-owned Subsidiary Guarantor may sell, lease or otherwise transfer assets to any other wholly-owned Subsidiary Guarantor or to a Borrower, and (b) the Borrowers and their Restricted Subsidiaries may sell, lease or otherwise transfer assets to Excluded Subsidiaries, Non-Guarantor Restricted Subsidiaries and Joint Ventures to the extent constituting Investments permitted by SECTION 7.3;


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

                  (xi) the Borrowers may dedicate space for the purpose of constructing (i) a mass transit system, (ii) a pedestrian bridge over Las Vegas Boulevard and Sands Avenue or similar structures to facilitate pedestrians or traffic, (iii) a right turn lane or other roadway dedication at or near the Resort Complex and (iv) other improvements reasonably requested by a Governmental Instrumentality; PROVIDED in each case that such dedication does not materially impair the use or operations of any portion of the Resort Complex;

                  (xii) the Borrowers may license trademarks and trade names in the ordinary course of business;

                  (xiii) the Borrowers and their Restricted Subsidiaries may transfer any assets leased or acquired with proceeds of a Non-Recourse Financing permitted under subsection 7.1 or any other financing permitted under subsection 7.1 and secured by a Permitted Lien to the lender providing such financing upon default, expiration or termination of such Non-Recourse Financing or other financing;

                  (xiv) the Borrowers may sell receivables for fair market value in the ordinary course of business;

                  (xv) either Borrower may merge into a holding company in order to create a new holding company parent, to change its place of organization or to convert LVSI into a "C corporation" or a limited liability company or partnership, and LVSI may convert into a limited liability company or partnership so long as it gives the Administrative Agent at least forty five days' notice (or thirty days' notice in the case of a conversion of LVSI into a limited liability company or partnership) before it changes its name, identity or corporate structure and shall execute and deliver such instruments and documents as may reasonably be required by the Administrative Agent to maintain a prior perfected security interest in the Collateral;

                  (xvi) the Borrowers and their Restricted Subsidiaries may incur Liens permitted under subsection 7.2;

                  (xvii) the consummation of the Refinancing and the Transactions no later than the Closing Date, the Reorganization and any other transactions contemplated thereby;

                  (xviii)  [INTENTIONALLY OMITTED];

                  (xix) the Borrowers may transfer two certain parcels of land, one located on Sands Avenue and part of the Central Park West site and a second located along Las Vegas Boulevard to Clark County, in exchange for a parcel of land located at approximately the southeast corner of Las Vegas Boulevard and Sands Avenue;

                  (xx)     the Borrowers may be a party to the HVAC Ground
         Lease;

                  (xxi) LVSI may lease the casino within the Existing Facility from Venetian pursuant to the Casino Lease;

                  (xxii) LCR may convey all or any portion of the Phase II Mall Air Space to the Phase II Mall Subsidiary upon its designation as a separate legal parcel;

                  (xxiii) the consummation of one or more public offerings of the equity Securities of LVSC;

                  (xxiv) the transfer, exchange, subdivision or similar transaction with respect to the Central Park West Site with an adjoining, adjacent or nearby property owner under which a substantially equivalent amount (or more valuable parcel) of land as comprises the Central Part West Site would be obtained or retained, as the case may be, by a Borrower or a Restricted Subsidiary, which substantially equivalent (or more valuable) property to be obtained or retained by such Borrower or Restricted Subsidiary occupies a more favorable location with respect to the Existing Site and the SECC; and

                  (xxv) LVSI may lease the casino within the Phase II Project pursuant to a lease with LCR in substantially the form of the Casino Lease or as otherwise reasonably acceptable to the Administrative Agent.

         Notwithstanding the foregoing provisions of this subsection 7.7, clause
(vii) shall be subject to the additional provisos that: (a) no Event of Default or Potential Event of Default shall exist and be continuing at the time of such transaction or lease or would occur after or as a result of entering into such transaction or lease (or immediately after any renewal or extension thereof at the option of the Borrowers or one of their Restricted Subsidiaries), (b) such transaction or lease will not materially interfere with, impair or detract from the operation of the business of the Borrowers and their Restricted Subsidiaries, (c) such transaction or lease is at a fair market rent or value (in light of other similar or comparable prevailing commercial transactions) and contains such other terms such that the lease, taken as a whole, is commercially reasonable and fair to the Borrowers and their Restricted Subsidiaries in light of prevailing or comparable transactions in other casinos, hotels, hotel attractions or shopping venues or other applicable venues, (d) no gaming or casino operations (other than the operation of arcades and games for children) may be conducted on any space that is subject to such transaction or lease other than by the Borrowers and their Restricted Subsidiaries, (e) no lease may provide that the Borrowers or any of their Restricted Subsidiaries may subordinate its fee, condominium or leasehold interest to any lessee or any party financing any lessee (except as provided in the Casino Level Mall Lease), and (f) the tenant under such lease shall provide Administrative Agent on behalf of the Lenders with a Subordination, Non-Disturbance and Attornment Agreement substantially in the form of EXHIBIT I hereto with such changes as Administrative Agent may approve, which approval shall not be unreasonably withheld or delayed.

         7.8      SALES AND LEASE-BACKS.

         The Borrowers shall not, and shall not permit any of their Restricted Subsidiaries to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease, whether an Operating Lease or a Capital Lease, of any property (whether real, personal or mixed), whether now owned or hereafter acquired, (i) which Borrowers or any of their Restricted Subsidiaries has sold or transferred or is to sell or transfer to any other Person or (ii) which Borrowers or any of their Restricted Subsidiaries intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by the Borrowers or any of their Restricted Subsidiaries to any Person in connection with such lease, except that (a) the Borrowers and their Restricted Subsidiaries may enter into sale-leaseback transactions in connection with any Non-Recourse Financing permitted hereunder to the extent that the assets subject to such sale-leaseback are acquired contemporaneously with, or within 180 days prior to, such Non-Recourse Financing or such other financings and with the proceeds thereof and neither Borrower nor any of its Restricted Subsidiaries theretofore held any interest in such asset, and (b) LCR may enter into and remain liable under the Master Lease and Venetian may remain liable under the Phase I Mall Operative Documents.

         7.9      SALE OR DISCOUNT OF RECEIVABLES.

         The Borrowers shall not, and shall not permit any of their Restricted Subsidiaries to, directly or indirectly, sell with recourse, or discount or otherwise sell for less than the face value thereof, any of its notes or accounts receivable other than an assignment for purposes of collection in the ordinary course of business.

         7.10     TRANSACTIONS WITH SHAREHOLDERS AND AFFILIATES.

         The Borrowers shall not, and shall not permit any of their Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Borrower or with any Affiliate of a Borrower, except, that the Borrowers and their Restricted Subsidiaries may enter into and permit to exist:

                  (i) transactions that are on terms that are not less favorable to that Borrower or Restricted Subsidiary, as the case may be, than those that might be obtained at the time from Persons who are not such an Affiliate if (a) Borrowers have delivered to the Administrative Agent (1) with respect to any transaction involving an amount in excess of $1,000,000, an Officers Certificate certifying that such transaction complies with this subsection 7.10, (2) with respect to any transaction involving an amount in excess of $2,000,000, a resolution adopted by a majority of the disinterested non-employee directors of the applicable Borrower or Restricted Subsidiary approving such transaction and an Officers Certificate certifying that such transaction complies with this subsection 7.10, at the time such transaction is entered into and (c) with respect to any such transaction that involves aggregate payments in excess of $15,000,000 or that is a loan transaction involving a principal amount in excess of $15,000,000, an opinion as to the fairness of the financial terms to the applicable Borrower or Restricted Subsidiary from a financial point of view issued by an Independent Financial Advisor at the time such transaction is entered into,

                  (ii)     the Services Agreement;

                  (iii) purchases of materials or services from a Supplier Joint Venture by the Borrowers or any of their Restricted Subsidiaries in the ordinary course of business on arm's length terms;

                  (iv) any employment, compensation, indemnification, noncompetition or confidentiality agreement or arrangement entered into by the Borrowers or any of their Restricted Subsidiaries with their employees or directors or directors of LVSC in the ordinary course of business or as approved by a majority of the independent members of the board of directors of the Borrowers or any of their Restricted Subsidiaries (or by a committee of such board, the majority of which consists of independent directors) in its reasonable determination, including the employment agreements referred to in Section 6.14;

                  (v) loans or advances to employees of the Borrowers or their Restricted Subsidiaries permitted under subsection 7.3(vi) or
         (x); (vi) the payment of reasonable fees to directors of the Borrowers and their Restricted Subsidiaries who are not employees of the Borrowers or their Restricted Subsidiaries;

                  (vii) the grant of restricted stock, stock options, performance based incentive awards or similar rights to employees and directors of either of the Borrowers or directors of LVSC pursuant to agreements or plans approved by the Board of Directors of LVSI and any repurchases of stock or options of the Borrowers from such employees or directors to the extent permitted by subsection 7.5;

                  (viii) transactions between or among Borrowers and any of their wholly-owned Restricted Subsidiaries;

                  (ix)     the transactions contemplated by each Project
         Document;

                  (x)      the transactions contemplated by the Cooperation
         Agreement;

                  (xi) the transactions contemplated by the HVAC Services Agreements;

                  (xii) the use of the Congress Center or the meeting space in the Existing Facility by Interface; PROVIDED that Venetian receives fair market value for the use of such property;

                  (xiii) employees of Interface may participate in LVSI's 401(k) Retirement Plan if Interface reimburses the Borrowers for a pro rata portion of the administrative expenses of such plan based on the number of employees of each of Interface and LVSI participating in such plan;

                  (xiv) the Borrowers may reimburse Yona Aviation Services, Inc., or its successors for its operating and lease costs related to the use of its aircraft by the Borrower's employees (based on allocated costs);

                  (xv) the preferred reservation system agreement, one or more meeting services agreements, one or more agreements for the use of any space in the SECC, and one or more management or operating agreements with respect to the SECC;


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

                  (xvi) (i) license agreements with a Macau Excluded Subsidiary and (ii) any other agreements with a Macau Excluded Subsidiary, provided the terms of such other agreement under clause
         (ii) or any amendment to such agreement are no less favorable to the Borrowers or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Borrowers or such Restricted Subsidiary with an unrelated Person;

                  (xvii)   [INTENTIONALLY OMITTED];

                  (xviii)  Shareholder Subordinated Indebtedness;

                  (xix)    issuances of Securities by the Borrowers;

                  (xx) Investments in, and licenses and other agreements with, Joint Ventures permitted hereunder;

                  (xxi) the Master Lease, the Phase II Mall Lease, the Reimbursement Agreement, the Intercompany Mall Note, the Disbursement Agreement and the transactions contemplated thereunder, and the transfer of the Phase II Air Parcel to the Phase II Mall Subsidiary;

                  (xxii) any agreement by an Excluded Subsidiary to pay Management Fees to the Borrowers or a Restricted Subsidiary directly or indirectly;

                  (xxiii) any registration rights agreement to provide for the registration under the Securities Act of the capital stock interests held by Affiliates;

                  (xxiv)   transactions contemplated by the Casino Lease;

                  (xxv) Investments permitted by subsection 7.3 and Restricted Payments permitted by Subsection 7.5;

                  (xxvi) transactions consummated on or prior to the Closing Date in connection with the Refinancing, the Prior Transactions and the Transactions;

                  (xxvii)  [INTENTIONALLY OMITTED];

                  (xxviii) transactions permitted by subsection 7.7;

                  (xxix) transactions contemplated by a tax sharing agreement with LVSC in form and substance reasonably satisfactory to the Administrative Agent;

                  (xxx) an agreement with Interface to provide audio visual, telecommunications, electrical, janitorial and other related services to group customers of the Existing Facility;

                  (xxxi) transactions and agreements set forth on SCHEDULE 7.10; and

                  (xxxii)   one or more management or services agreements among
         the Borrowers, LVSC, Yona, IEL and/or VHO providing for certain corporate, managerial, aviation and/or hotel services and any amendments, modifications or supplements thereto, and the transactions contemplated thereby, provided that such amendments or modifications are approved by the Administrative Agent, such approval not to be unreasonably withheld or delayed (it being agreed that any increase or decrease to the allocation of indirect costs to LVSI of less than 10% shall be deemed to be reasonable and shall not require any approval).

         7.11     DISPOSAL OF SUBSIDIARY STOCK.

         Except in connection with (i) a Restricted Payment permitted by subsection 7.5 (xiii) or (xv) or (ii) a transaction (including a liquidation, dissolution, conveyance, sale, lease, transfer or other disposition) permitted by subsection 7.7 (iii), (iv), (viii), (ix), (x) or (xvii), the Borrowers shall not, and shall not permit any of their Restricted Subsidiaries to, directly or indirectly sell, assign, pledge or otherwise encumber or dispose of any shares of capital stock or other equity Securities of Venetian or any of the Restricted Subsidiaries, except (i) to qualify directors if required by applicable law and
(ii) to the extent required by any Nevada Gaming Authority or any other gaming authority in order to preserve a material Gaming License; provided however, that the valuation of such Restricted Subsidiary for purposes of determining whether such sale, assignment, pledge or disposition is permitted under subsection 7.5(xiii) or subsection 7.7 (iii), (iv) or (x) as the case may be, shall be the fair market value of such Restricted Subsidiary as a going concern, as determined by the board of directors of LVSC.

         7.12     CONDUCT OF BUSINESS.

         The Borrowers shall not, and shall not permit any of their Restricted Subsidiaries to, engage in any business activity except those business activities engaged in on the Closing Date and any activity or business incidental, related or similar thereto, or any business or activity that is a reasonable extension, development or expansion thereof or ancillary thereto, including any internet gaming, hotel, entertainment, recreation, convention, trade show, meeting, retail sales, or other activity or business designated to promote, market, support, develop, construct or enhance the casino gaming, hotel, retail and entertainment mall and resort business operated by the Borrowers and their Restricted Subsidiaries.

         7.13     CERTAIN RESTRICTIONS ON CHANGES TO CERTAIN DOCUMENTS.

         A. MODIFICATIONS OF CERTAIN OPERATIVE DOCUMENTS AND PERMITS; NEW MATERIAL CONTRACTS OR PERMITS. The Borrowers shall not, and shall not permit any of their Restricted Subsidiaries to, agree to any material amendment to, or waive any of its material rights under, any Permit or Material Contract or enter into new Material Contracts (other than (i) entering into the GE Facility Agreement on terms reasonably satisfactory to the Administrative Agent; PROVIDED that the Agent under the GE Facility Agreement shall have entered into an intercreditor, standstill, or similar agreement reasonably satisfactory in form and substance to the Administrative Agent on or prior to the execution by either Borrower or any Restricted Subsidiary of the GE Facility Agreement, and that the Administrative shall have had a reasonable opportunity to review all such documentation prior to its execution, and (ii) Project

Documents permitted by, and in accordance with the terms of, the Disbursement Agreement and the Cooperation Agreement) or Permits (it being understood that any Material Contracts which are covered by clause B or C below shall also be subject to the restrictions set forth therein) without in each case obtaining the prior written consent of Requisite Lenders if in any such case, such amendment or waiver or new Material Contract or Permit could reasonably be expected to have a Material Adverse Effect or otherwise adversely affect Lenders in any material respect.

         B. AMENDMENTS OF DOCUMENTS RELATING TO PREFERRED EQUITY AND OTHER INDEBTEDNESS. Except in connection with the termination of the preferred equity interests of either Borrower, the Borrowers shall not, and shall not permit any of their Restricted Subsidiaries to, amend or otherwise change the terms of any preferred equity interests of either Borrower (for so long as any such preferred equity interests are outstanding) or any such Restricted Subsidiary or any Mortgage Notes Documents or documents governing Permitted Subordinated Indebtedness (except in connection with a defeasance or permitted refinancing thereof) or permit the termination thereof (other than in accordance with the terms thereof), or make any payment consistent with an amendment thereof or change thereto (except in connection with a defeasance or permitted refinancing thereof), if (a) with respect to the Mortgage Notes Documents, the effect of such amendment or change is to increase the interest rate or fees on such Indebtedness, change (to earlier dates) any dates upon which payments of principal or interest are due thereon, change any event of default or condition to an event of default with respect thereto (other than to eliminate any such event of default or increase any grace period related thereto or otherwise change such event of default in a manner more favorable to such Borrower or such Restricted Subsidiary than the existing event of default), change the commitment thereunder, change the redemption provisions thereof (in a manner less favorable to such Borrower or such Restricted Subsidiary), change the subordination provisions thereof (or of any guaranty thereof) in a manner less favorable to the Borrowers, such Restricted Subsidiary or the Lenders, or change any collateral therefor (other than to release such collateral), or (b) with respect to preferred equity interests (for so long as any such preferred equity interests remain outstanding), the Mortgage Notes Documents or Permitted Subordinated Indebtedness, if the effect of such amendment or change, together with all other amendments or changes made, is to increase materially the obligations of the obligor thereunder or to confer any additional rights on the holders of the Indebtedness or obligations evidenced thereby (or a trustee or other representative on their behalf) which would be materially adverse to the Borrowers, such Restricted Subsidiary or the Lenders.

         C. CERTAIN OTHER RESTRICTIONS ON AMENDMENTS. The Borrowers shall not, and shall not permit any of their Subsidiaries to, agree to any material amendment to, or waive any of its material rights under the Resort Complex Operative Documents which would require the consent of the Administrative Agent, including pursuant to Article XIV, Section 27 of the Cooperation Agreement, including any material amendment to, or any waiver of material rights under
Article III, Sections 1 and 3, Article IV, Section A, Article IX(b)-(e), Articles X-XII and Article XIV, Sections 1, 3, 5, 7, 8, 9, 15 and 27 of the Cooperation Agreement, without obtaining the prior written consent of the Administrative Agent, which consent shall not be unreasonably withheld or delayed.

         D. CONSENT TO CERTAIN AGREEMENTS. Notwithstanding the foregoing provisions of this subsection 7.13, on or after the Closing Date, the Borrowers may enter into amendments to the


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HVAC Services Agreement (to provide for the provision of heating, ventilation and air conditioning to the Phase II Project) and the Cooperation Agreement (to
(i) cover the relationship between the Existing Facility and the Phase II Project and/or the relationship between the Phase II Project and the Phase II Mall, and to otherwise reflect the fact that the integrated complex includes, or will include, the Existing Facility and the Phase II Project, and (ii) replace the reference to "one (1) year" in the second sentence of Section 13 of Article X with a reference to "three (3) years"), in each case, pursuant to the terms of
Section 6.1 of the Disbursement Agreement (while still in effect), and in each case in form and substance reasonably satisfactory to the Administrative Agent.

         7.14     CONSOLIDATED CAPITAL EXPENDITURES.

         The Borrowers shall not, and shall not permit their Restricted Subsidiaries to, make or incur Consolidated Capital Expenditures, in any period indicated below, in an aggregate amount in excess of the corresponding amount (the "MAXIMUM CONSOLIDATED CAPITAL EXPENDITURES AMOUNT") set forth below opposite such period; PROVIDED that any such amount referred to below, if not expended in the period in which it is permitted, may be carried over for expenditure in (but only in) the next succeeding such period; PROVIDED FURTHER that the Maximum Consolidated Capital Expenditures Amount for any period beginning January 1, 2005 or later and consisting of fewer than a full Fiscal Year shall be pro rated for the number of days in such period:

         ================================================================
                  FOUR FISCAL QUARTER                      MAXIMUM
                        PERIOD                       CONSOLIDATED CAPITAL
                                                      EXPENDITURES AMOUNT
         ================================================================
         The Fiscal Year beginning January 1, 2005           $80,000,000
         and ending December 31, 2005
         ----------------------------------------------------------------
         Each subsequent Fiscal Year (or portion             $50,000,000
         thereof) through the Final Completion Date
         ----------------------------------------------------------------
         The period beginning on the day following the       $60,000,000
         Final Completion Date and ending on December 31
         of that calendar year, and each subsequent Fiscal
         Year (or, in the case of the Fiscal Year in which
         the Maturity Date occurs, portion thereof)
         through the Maturity Date
         ================================================================

         7.15     FISCAL YEAR.

         Neither Borrower shall change its Fiscal Year-end from December 31.

         7.16     ZONING AND CONTRACT CHANGES AND COMPLIANCE.

         Without the prior written approval of the Administrative Agent, the Borrowers shall not, and shall not permit any of their Restricted Subsidiaries to, initiate or consent to any zoning


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downgrade of the Mortgaged Property or use or permit the use of the Mortgaged
Property in any manner that could result in such use becoming a non-conforming use (other than a non-conforming use permissible under automatic grandfathering provisions) under any zoning ordinance or any other applicable land use law, rule or regulation. The Borrowers shall not, and shall not permit any of their Restricted Subsidiaries to, initiate or consent to any change in any laws, requirements of Governmental Instrumentalities or obligations created by private contracts which now or hereafter could reasonably be likely to materially and adversely affect the ownership, occupancy, use or operation of the Mortgaged Property without the prior written consent of the Administrative Agent.

         7.17     NO JOINT ASSESSMENT.

         Without the prior written approval of the Administrative Agent, which approval may be granted, withheld, conditioned or delayed in its sole discretion, the Borrowers shall not suffer, permit or initiate, and shall not permit any of their Restricted Subsidiaries to, suffer, permit or initiate, the joint assessment of the Mortgaged Property (i) with any other real property constituting a separate tax lot and (ii) with any portion of the Mortgaged Property which may be deemed to constitute personal property, or any other procedure whereby the Lien of any Taxes which may be levied against any such personal property shall be assessed or levied or charged to the Mortgaged Property as a single Lien.

         7.18     DECLARATION OF RESTRICTED SUBSIDIARIES.

         The Borrowers may designate any Excluded Subsidiary to be a "Restricted Subsidiary" under this Agreement; PROVIDED that no Event of Default has occurred or would occur as a result of such designation; PROVIDED FURTHER that, so long as the Mortgage Notes Indenture is effective, each Subsidiary that is a "Restricted Subsidiary" under the Mortgage Notes Indenture shall be a Restricted Subsidiary under this Agreement.

         7.19     ADDITIONAL COVENANTS APPLICABLE TO PHASE II MALL BORROWERS.

         At any time prior to the repayment in full in cash of all Indebtedness under the Mall Financing Agreement (including any Mall Permitted Refinancing Indebtedness) and the Intercompany Mall Note, the following covenants shall apply to the Phase II Mall Borrowers (except that section 7.19G shall continue to apply following such repayment):

         A. LINE OF BUSINESS. The Borrowers shall not permit the Phase II Mall Borrowers to engage in any business other than (i) owning, holding, managing, marketing and operating the Phase II Mall, (ii) any activity and business incidental, related or similar thereto, and (iii) engaging in any business or activity that is a reasonable extension, development or expansion thereof or ancillary thereto including any retail, restaurant, entertainment or other activity or business designed to promote, market, support, develop, construct or enhance the retail, restaurant and entertainment business of the Phase II Mall (including, owning and operating joint ventures to supply materials or services for the construction or operation of the Phase II Mall).

         B. AFFILIATE TRANSACTIONS. The Borrowers shall not permit the Phase II Mall Borrowers to, directly or indirectly, enter into or permit to exist any transaction (including the


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

purchase, sale, lease or exchange of any property or the rendering of any service), with any Affiliate of either Phase II Mall Borrower other than the Borrowers or any of their Restricted Subsidiaries; PROVIDED that the Phase II Mall Borrowers may enter into or permit to exist (i) transactions that are on terms no less favorable to such Phase II Mall Borrower than those that might be obtained at the time from Persons who are not such an Affiliate, (ii) transactions contemplated by the Mall Sale Reimbursement Agreement, the Disbursement Agreement, the Phase II Mall Sale Agreement, the Master Lease, the HVAC Services Agreements, the Services Agreement, the Cooperation Agreement, and the Phase II Mall Lease (including the termination thereof in accordance with the terms of the Phase II Mall Lease upon the conveyance by LCR of the separate parcels comprising the Phase II Mall Air Parcel) and (iii) transactions permitted by the terms of the Mall Financing Agreement.

         C. RESTRICTED PAYMENTS. The Borrowers shall not permit the Phase II Mall Borrowers to make any payments or distributions which would constitute Restricted Payments described in clauses (a) through (c) inclusive of the definition of Restricted Payments if the reference to "either Borrower" or "any Borrower" in each such clause were a reference to the Phase II Mall Borrowers unless such payments or distributions are made to the Borrowers or their Subsidiaries.

         D. INDEBTEDNESS. The Borrowers shall not permit the Phase II Mall Borrowers to, directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except (i) Indebtedness in an aggregate amount at any time outstanding not to exceed $275,000,000 under the Mall Financing Agreement (or any Mall Permitted Refinancing Indebtedness); (ii) Indebtedness owed to Venetian under the Intercompany Mall Note; and (iii) Indebtedness permitted by the terms of the Mall Financing Agreement.

         E. LIENS. The Borrowers shall not, and shall not permit the Phase II Mall Borrowers to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of the Phase II Mall Borrowers, whether now owned or hereafter acquired, or any income or profits therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits under the Uniform Commercial Code of any state or under any similar recording or notice statute, except First Priority Liens on any and all assets of such entities securing indebtedness under the Mall Financing Agreement (or any Mall Permitted Refinancing Indebtedness), Second Priority Liens on the Phase II Mall Borrowers' assets securing indebtedness owed to Venetian under the Intercompany Mall Note, and Liens permitted by the terms of the Mall Financing Agreement.

         F. AMENDMENTS OF DOCUMENTS RELATING TO INDEBTEDNESS. Other than in connection with a refinancing with Mall Permitted Refinancing Indebtedness or an increase in Indebtedness thereunder in an amount permitted under this Agreement, the Borrowers shall not, without the approval of the Administrative Agent (such approval not to be unreasonably withheld), permit the Phase II Mall Borrowers to amend or otherwise change the terms of the Mall Financing Agreement or permit the termination thereof (other than in accordance with the terms thereof), or make any payment consistent with an amendment thereof or change thereto, if the effect of such amendment or change, together with all other amendments or changes made, is to increase


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

materially the obligations of the Phase II Mall Borrowers thereunder or to confer any additional rights on the holders of the Indebtedness or obligations evidenced thereby (or a trustee or other representative on their behalf), in each case, which would be materially adverse to the Lenders.

         G. MALL SALE PROCEEDS. Subject to satisfaction of the conditions to the Phase II Mall Sale set forth in the Disbursement Agreement, the Borrowers shall cause Phase II Mall Borrowers to apply net after-tax proceeds received pursuant to the Phase II Mall Sale Agreement FIRST, to repay in full all amounts outstanding under the Mall Financing Agreement (or any Mall Permitted Refinancing Indebtedness), and SECOND, to repay in full all amounts outstanding under the Intercompany Mall Note within ten days of the receipt thereof. Thereafter, any remaining proceeds may be used for any purpose.

         H. MALL SALE RESERVE ACCOUNT. From and after repayment in full of all amounts outstanding under the Mall Financing Agreement, the Borrowers shall cause the Phase II Mall Borrowers at all times to maintain in the Phase II Mall Sale Reserve Account the amounts required from time to time to be on deposit therein pursuant to the terms of the Phase II Mall Sale Reimbursement Agreement.

         Section 8.        EVENTS OF DEFAULT.

         If any of the following conditions or events set forth in this Section shall occur (any such conditions or events collectively "EVENTS OF DEFAULT"):

         8.1      FAILURE TO MAKE PAYMENTS WHEN DUE.

         Failure by the Borrowers to pay any installment of principal on any Loan when due, whether at stated maturity, by acceleration, by notice of voluntary prepayment, by mandatory prepayment or otherwise; failure by the Borrowers to pay when due any amount payable to an Issuing Lender in reimbursement of any drawings; or failure by the Borrowers to pay any interest on any Loan or any fee or any other amount due under this Agreement within five days after the date due; or

         8.2      DEFAULT UNDER OTHER INDEBTEDNESS OR CONTINGENT OBLIGATIONS.

         (i) Failure of any Borrower or any of its Restricted Subsidiaries or either Phase II Mall Borrower (or any of either of their respective Subsidiaries) to pay when due any principal of or interest on or any other amount payable in respect of one or more items of Indebtedness (other than Indebtedness referred to in subsection 8.1) or Contingent Obligations with an aggregate principal amount of $30,000,000 or more, in each case beyond the end of any grace period provided therefor; (ii) breach or default by any Borrower or any of its Restricted Subsidiaries with respect to any other material term of
(a) one or more items of Indebtedness or Contingent Obligations in the individual or aggregate principal amounts referred to in clause (i) above or (b) any loan agreement, mortgage, indenture or other agreement relating to such item(s) of Indebtedness or Contingent Obligation(s), if the effect of such breach or default is to cause, or to permit the holder or holders of that Indebtedness or Contingent Obligation(s) (or a trustee on behalf of such holder or holders) to cause, that Indebtedness or Contingent Obligation(s) to become or be declared due and payable prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be (in each case at the end of any grace period provided


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

therefor); or (iii) any breach or default by any party of the type referred to in subsections 8.2 (i) or (ii) above of the LVSC Notes Documents or any documents related to the LVSC Permitted Indebtedness, in each case that are guaranteed by the Borrowers or any of their Restricted Subsidiaries; or

         8.3      BREACH OF CERTAIN COVENANTS.

         Failure of Loan Parties to perform or comply with any term or condition contained in subsection 2.5, 6.2, 6.12, or Section 7 of this Agreement, or
Section 7.1.8 of the Disbursement Agreement; or

         8.4      BREACH OF WARRANTY.

         Any representation, warranty, certification or other statement made by the Borrowers or any of their Restricted Subsidiaries in any Loan Document (other than the Disbursement Agreement) or in any statement or certificate at any time given by the Borrowers or any of their Restricted Subsidiaries in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect on the date as of which made; or

         8.5      OTHER DEFAULTS UNDER LOAN DOCUMENTS.

         (i) Any Loan Party shall default in the performance of or compliance with any term contained in this Agreement or any of the other Loan Documents (other than the Disbursement Agreement), other than any such term referred to in any other subsection of this Section 8, and such default shall not have been remedied or waived within 30 days after the earlier of (x) an officer of the Borrowers or such Loan Party becoming aware of such default or (y) receipt by the Borrowers and such Loan Party of notice from Administrative Agent or any Lender of such default; or (ii) an Event of Default shall have occurred and be continuing under the Disbursement Agreement; or

         8.6      INVOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC.

         (i) A court having jurisdiction in the premises shall enter a decree or order for relief in respect of a Borrower or any of its Restricted Subsidiaries or either Phase II Mall Borrower in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or (ii) an involuntary case shall be commenced against a Borrower or any of its Restricted Subsidiaries or either Phase II Mall Borrower, under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over a Borrower or any of its Restricted Subsidiaries or either Phase II Mall Borrower, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of a Borrower or any of its Restricted Subsidiaries or either Phase II Mall Borrower, for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of a Borrower or any of its Restricted Subsidiaries or either Phase II Mall Borrower, and any such


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

event described in this clause (ii) shall continue for 60 days unless dismissed, bonded or discharged; or

         8.7      VOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC.

         (i) A Borrower or any of its Restricted Subsidiaries or either Phase II Mall Borrower shall have an order for relief entered with respect to it or commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or a Borrower or any of its Restricted Subsidiaries or either Phase II Mall Borrower shall make any assignment for the benefit of creditors; or (ii) a Borrower or any of its Restricted Subsidiaries or either Phase II Mall Borrower shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due and in each case a period of 30 days shall have elapsed; or the Board of Directors of a Borrower or any of its Restricted Subsidiaries or either Phase II Mall Borrower (or any committee thereof) or of its managing member shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to in clause (i) above or this clause
(ii); or

         8.8      JUDGMENTS AND ATTACHMENTS.

         Any money judgment, writ or warrant of attachment or similar process involving in the aggregate at any time an amount in excess of $30,000,000 (in either case not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage) shall be entered or filed against a Borrower or any of its Restricted Subsidiaries or any of their respective assets and shall remain unpaid and undischarged, unvacated, unbonded or unstayed for a period of 60 days (or in any event later than five days prior to the date of any proposed sale thereunder); or

         8.9      DISSOLUTION.

         Any order, judgment or decree shall be entered against a Borrower or any of its Restricted Subsidiaries decreeing the dissolution or split up of such Person and such order shall remain undischarged or unstayed for a period in excess of 30 days; or

         8.10     EMPLOYEE BENEFIT PLANS.

         There shall occur one or more ERISA Events which individually or in the aggregate results in or might reasonably be expected to result in liability of a Borrower, or any of its Restricted Subsidiaries or any of their respective ERISA Affiliates in excess of $10,000,000 during the term of this Agreement; or there shall exist an amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA), individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities), which exceeds $25,000,000; or

         8.11     CHANGE IN CONTROL.


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

         A Change of Control shall occur; or

         8.12     FAILURE OF GUARANTY; REPUDIATION OF OBLIGATIONS.

         At any time after the execution and delivery thereof, (i) the Subsidiary Guaranty for any reason, other than the satisfaction in full of all Obligations, shall cease to be in full force or effect (other than in accordance with its terms), or shall be declared null and void by a Governmental Instrumentality of competent jurisdiction, (ii) any Collateral Document shall cease to be in full force and effect (other than by reason of a release of Collateral thereunder in accordance with the terms hereof or thereof, the satisfaction in full of the Obligations or any other termination of such Collateral Document in accordance with the terms hereof or thereof) or shall be declared null and void by a Governmental Instrumentality of competent jurisdiction, or the Intercreditor Agent shall not have or shall cease to have a valid and perfected First Priority Lien in the Collateral for any reason other than the failure of the Intercreditor Agent or any Lender to take any action within its control, except as otherwise contemplated in any Loan Document, or
(iii) any Loan Party shall contest the validity or enforceability of any Loan Document in writing or deny in writing that it has any further liability prior to the Termination Date or (vi) the subordination provisions in the Employee Repurchase Notes or in any other instrument required under any provision of this Agreement to be subordinated to the Obligations shall cease to be enforceable against the holder thereof; or

         8.13     DEFAULT UNDER OR TERMINATION OF OPERATIVE DOCUMENTS.

         Except in connection with a refinancing, repayment or defeasance thereof as permitted by the Loan Documents, any of the Operative Documents (other than the Phase II Mall Sale Agreement, any LVSC Notes Documents or any documents relating to LVSC Permitted Indebtedness and any FF&E Facility other than the GE Facility) shall terminate or be terminated or canceled, prior to its stated expiration date or either Borrower shall be in default (after the giving of any applicable notice and the expiration of any applicable grace period) or any of the Borrowers or their Subsidiaries shall be in default (after the giving of any applicable notice and the expiration of any applicable grace period) under any such Operative Document; PROVIDED that a default or termination under any Project Document or Resort Complex Operative Document shall constitute an Event of Default hereunder only if such default or termination would reasonably be expected to cause a Material Adverse Effect, either individually or in the aggregate; or

         8.14     DEFAULT UNDER OR TERMINATION OF PERMITS.

         A Borrower or any of its Restricted Subsidiaries shall fail to observe, satisfy or perform, or there shall be a violation or breach of, any of the material terms, provisions, agreements, covenants or conditions attaching to or under the issuance to such Person of any material Permit, including the Gaming License held by LVSI or any such Permit or any material provision thereof shall be terminated or fail to be in full force and effect or any Governmental Instrumentality shall challenge or seek to revoke any such Permit if such failure to perform, breach or termination could reasonably be expected to have a Material Adverse Effect; or

         8.15     DEFAULT UNDER OR TERMINATION OF COOPERATION AGREEMENT.


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

         Any default by Interface shall occur under Article III, Section 3 of the Cooperation Agreement beyond any applicable notice or cure periods; or

         8.16     CERTAIN INVESTMENTS IN ANY EXCLUDED SUBSIDIARY.

         Adelson or any of his Affiliates (other than the Borrowers and their Subsidiaries) shall directly acquire or hold any Investment in any Excluded Subsidiary or any Person which any Excluded Subsidiary controls or in which any Excluded Subsidiary holds an Investment other than (a) purchases of its public debt securities in the secondary market, (b) in the case of Foreign Excluded Subsidiaries, Investments through loans or other indebtedness or guaranties, (c) in the case of Excluded Subsidiaries, guarantees, (d) in the case of Excluded Subsidiaries in order to avoid, prevent or cure a default under agreements relating to such Excluded Subsidiaries' Indebtedness, any Investments, or (e) in the case of Excluded Subsidiaries, Investments by LVSC through loans or other indebtedness; or

         8.17     CONFORMING ADELSON L/C.

         Except as released as permitted under subsections 2.4B(iii)(h) and subsection 7.13, any Conforming Adelson L/C shall cease to be in full force and effect at any time prior to twenty-four months from and after the date of its delivery to the Administrative Agent other than following a drawing in full by the Administrative Agent or, if permitted under the definition of Conforming Adelson L/C Draw Event, the replacement of such Conforming Adelson L/C with a cash equity contribution in the Borrowers in the amount of the Conforming Adelson L/C; or

         8.18     MORTGAGE NOTES.

         Failure of the Borrowers to retire the remaining Mortgage Notes (following completion of the Tender) in their entirety within 50 days of the Closing Date;

THEN (i) upon the occurrence of any Event of Default described in subsection 8.6 or 8.7, each of (a) the unpaid principal amount of and accrued interest on the Loans, (b) an amount equal to the maximum amount that may at any time be drawn under all Letters of Credit then outstanding (whether or not any beneficiary under any such Letter of Credit shall have presented, or shall be entitled at such time to present, the drafts or other documents or certificates required to draw under such Letter of Credit), and (c) all other Obligations shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by the Borrowers, and the obligation of each Lender to make any Loan, the obligation of the Administrative Agent to issue any Letter of Credit and the right of any Lender to issue any Letter of Credit hereunder shall thereupon terminate, and (ii) upon the occurrence and during the continuation of any other Event of Default, the Administrative Agent shall, upon the written request or with the written consent of Requisite Lenders, by written notice to the Borrowers, declare all or any portion of the amounts described in clauses (a),
(b) and (c) above to be, and the same shall forthwith become, immediately due and payable, and the obligation of each Lender to make any Loan, the obligation of the Administrative Agent to issue any Letter of Credit and the right of any Lender to issue any Letter of Credit hereunder shall thereupon terminate; PROVIDED that the foregoing shall not affect in any way the obligations of Lenders under subsection 3.3C(i).


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

         Any amounts described in clause (b) above, when received by the Administrative Agent, shall be held by the Administrative Agent pursuant to a cash collateral arrangement reasonably satisfactory to the Administrative Agent. Notwithstanding anything contained in the preceding paragraph, if at any time within 60 days after an acceleration of the Loans pursuant to clause (ii) of such paragraph the Borrowers shall pay all arrears of interest and all payments on account of principal which shall have become due otherwise than as a result of such acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified in this Agreement) and all Events of Default and Potential Events of Default (other than non-payment of the principal of and accrued interest on the Loans, in each case which is due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to subsection 10.6, then Requisite Lenders, by written notice to the Borrowers, may at their option rescind and annul such acceleration and its consequences; but such action shall not affect any subsequent Event of Default or Potential Event of Default or impair any right consequent thereon. The provisions of this paragraph are intended merely to bind Lenders to a decision which may be made at the election of Requisite Lenders and are not intended, directly or indirectly, to benefit the Borrowers, and such provisions shall not at any time be construed so as to grant the Borrowers the right to require Lenders to rescind or annul any acceleration hereunder or to preclude Administrative Agent or Lenders from exercising any of the rights or remedies available to them under any of the Loan Documents, even if the conditions set forth in this paragraph are met.

         Section 9.         Agents and Arranger.

         9.1      APPOINTMENT.

         A. APPOINTMENT OF THE ADMINISTRATIVE AGENT. Scotia Capital is hereby appointed Administrative Agent hereunder and under the other Loan Documents and each Lender hereby authorizes the Administrative Agent to act as its agent in accordance with the terms of this Agreement and the other Loan Documents. The Administrative Agent agrees to act upon the express conditions contained in this Agreement and the other Loan Documents, as applicable. The provisions of this Section 9 (other than the second proviso to the first sentence of subsection 9.6) are solely for the benefit of the Administrative Agent and the Lenders; the Borrowers shall have no rights as a third party beneficiary of any of the provisions thereof. In performing its functions and duties under this Agreement, the Administrative Agent shall act solely as an agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for the Borrowers or any of their Subsidiaries.

         B. APPOINTMENT OF SUPPLEMENTAL AGENTS. It is the purpose of this Agreement and the other Loan Documents that there shall be no violation of any law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as agent or trustee in such jurisdiction. It is recognized that in case of litigation under this Agreement or any of the other Loan Documents, and in particular in case of the enforcement of any of the Loan Documents, or in case the Administrative Agent deems that by reason of any present or future law of any jurisdiction it may not exercise any of the rights, powers or remedies granted herein or in any of the other Loan Documents or take any other action which may be desirable or necessary in connection therewith, it may be necessary that the Administrative Agent appoint an additional individual or institution as a separate collateral agent or collateral co-agent (any such


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additional individual or institution being referred to here individually as a
"SUPPLEMENTAL AGENT" and collectively as "SUPPLEMENTAL AGENTS").

         In the event that the Administrative Agent appoints a Supplemental Agent with respect to any Collateral, (i) each and every right, power, privilege or duty expressed or intended by this Agreement or any of the other Loan Documents to be exercised by or vested in or conveyed to the Administrative Agent with respect to such Collateral shall be exercisable by and vest in such Supplemental Agent to the extent, and only to the extent, necessary to enable such Supplemental Agent to exercise such rights, powers and privileges with respect to such Collateral and to perform such duties with respect to such Collateral, and every covenant and obligation contained in the Loan Documents and necessary to the exercise or performance thereof by such Supplemental Agent shall run to and be enforceable by either the Administrative Agent or such Supplemental Agent, and (ii) the provisions of this Section 9 and of subsections
10.2 and 10.3 that refer to the Administrative Agent shall inure to the benefit of such Supplemental Agent and all references therein to the Administrative Agent shall be deemed to be references to the Administrative Agent and/or such Supplemental Agent, as the context may require.

         Should any instrument in writing from the Borrowers or any other Loan Party be required by any Supplemental Agent so appointed for more fully and certainly vesting in and confirming to it such rights, powers, privileges and duties, the Borrowers shall, or shall cause such Loan Party to, execute, acknowledge and deliver any and all such instruments promptly upon request by such Supplemental Agent or the Administrative Agent. In case any Supplemental Agent, or a successor thereto, shall resign or be removed, all the rights, powers, privileges and duties of such Supplemental Agent, to the extent permitted by law, shall vest in and be exercised by the Administrative Agent until the appointment of a new Supplemental Agent.

         9.2      POWERS AND DUTIES; GENERAL IMMUNITY.

         A. POWERS; DUTIES SPECIFIED. Each Lender irrevocably authorizes Administrative Agent to take such action on such Lender's behalf and to exercise such powers, rights and remedies hereunder and under the other Loan Documents as are specifically delegated or granted to the Administrative Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. The Administrative Agent shall have only those duties and responsibilities that are expressly specified in this Agreement and the other Loan Documents. The Administrative Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees. The Administrative Agent shall not have, by reason of this Agreement or any of the other Loan Documents, a fiduciary relationship in respect of any Lender; and nothing in this Agreement or any of the other Loan Documents, expressed or implied, is intended to or shall be so construed as to impose upon Administrative Agent any obligations in respect of this Agreement or any of the other Loan Documents except as expressly set forth herein or therein.

         B. NO RESPONSIBILITY FOR CERTAIN MATTERS. The Administrative Agent shall not be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any other Loan Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or
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any other documents furnished or made by the Administrative Agent to Lenders or by or on behalf of the Borrowers, any Lender or any person providing the Settlement Service to the Administrative Agent or any Lender in connection with the Loan Documents and the transactions contemplated thereby or for the financial condition or business affairs of the Borrowers or any other Person liable for the payment of any Obligations, nor shall Administrative Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Loan Documents or as to the use of the proceeds of the Loans or the use of the Letters of Credit or as to the existence or possible existence of any Event of Default or Potential Event of Default. Anything contained in this Agreement to the contrary notwithstanding, the Administrative Agent shall not have any liability arising from confirmations of the amount of outstanding Loans or the Letter of Credit Usage or the component amounts thereof.

         C. EXCULPATORY PROVISIONS. Neither Administrative Agent nor any of its officers, directors, employees or agents shall be liable to Lenders for any action taken or omitted by the Administrative Agent under or in connection with any of the Loan Documents except to the extent caused by the Administrative Agent's gross negligence or willful misconduct. The Administrative Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection with this Agreement or any of the other Loan Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until Administrative Agent shall have received instructions in respect thereof from Requisite Lenders (or such other Lenders as may be required to give such instructions under subsection 10.6) and, upon receipt of such instructions from Requisite Lenders (or such other Lenders, as the case may be), the Administrative Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions. Without prejudice to the generality of the foregoing, (i) Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons, including any Settlement Confirmation or other communication issued by any Settlement Service, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for the Borrowers and their Subsidiaries), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against Administrative Agent as a result of the Administrative Agent acting or (where so instructed) refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of Requisite Lenders (or such other Lenders as may be required to give such instructions under subsection 10.6).

         D. ADMINISTRATIVE AGENT ENTITLED TO ACT AS LENDER. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, the Administrative Agent in its individual capacity as a Lender hereunder. With respect to its participation in the Loans and the Letters of Credit, the Administrative Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not performing the duties and functions delegated to it hereunder, and the term "Lender" or "Lenders" or any similar term shall, unless the context clearly otherwise indicates, include Administrative Agent in its individual capacity. The Administrative Agent and its Affiliates may accept deposits from, lend money to and generally engage in any kind of banking, trust, financial


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advisory or other business with the Borrowers or any of its Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from the Borrowers for services in connection with this Agreement and otherwise without having to account for the same to Lenders.

         E. ADMINISTRATIVE AGENT DETERMINATIONS. To the extent the Administrative Agent is entitled or required to make any determinations under the Intercreditor Agreement or any other intercreditor agreement, the Administrative Agent shall make such determinations upon the advice of Requisite Lenders.

         F. DELEGATION OF DUTIES. The Administrative Agent may perform any and all of its duties and exercise its rights and powers under this Agreement or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates. The exculpatory, indemnification and other provisions of this subsection 9.2 and of subsection 9.4 shall apply to any Affiliates of the Administrative Agent and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as the Administrative Agent. All of the rights, benefits, and privileges (including the exculpatory and indemnification provisions) of this Section 9.2 and of Section 9.4 shall apply to any such sub-agent and to the Affiliates of any such sub-agent, and shall apply to their respective activities as sub-agent as if such sub-agent and Affiliates were named herein. Notwithstanding anything herein to the contrary, with respect to each sub-agent appointed by the Administrative Agent, (i) such sub-agent shall be a third party beneficiary under this Agreement with respect to all such rights, benefits and privileges (including exculpatory rights and rights to indemnification) and shall have all of the rights and benefits of a third party beneficiary, including an independent right of action to enforce such rights, benefits and privileges (including exculpatory rights and rights to indemnification) directly, without the consent or joinder of any other Person, against any or all of the Loan Parties and the Lenders, (ii) such rights, benefits and privileges (including exculpatory rights and rights to indemnification) shall not be modified or amended without the consent of such sub-agent, and (iii) such sub-agent shall only have obligations to the Administrative Agent and not to any Loan Party, Lender or any other Person and no Loan Party, Lender or any other Person shall have any rights, directly or indirectly, as a third party beneficiary or otherwise, against such sub-agent.

         9.3 REPRESENTATIONS AND WARRANTIES; NO RESPONSIBILITY FOR APPRAISAL OF CREDIT WORTHINESS.

         Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of the Borrowers and their Subsidiaries in connection with the making of the Loans and the issuance of the Letters of Credit hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of the Borrowers and their Subsidiaries. The Administrative Agent shall not have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times


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thereafter, and the Administrative Agent shall not have any responsibility with respect to the accuracy of or the completeness of any information provided to Lenders.

         9.4      RIGHT TO INDEMNITY.

         Each Lender, in proportion to its Pro Rata Share, severally agrees to indemnify Administrative Agent, to the extent that Administrative Agent shall not have been reimbursed by the Borrowers, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Administrative Agent in exercising its powers, rights and remedies or performing its duties hereunder or under the other Loan Documents or otherwise in its capacity as Administrative Agent in any way relating to or arising out of this Agreement or the other Loan Documents; PROVIDED that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Administrative Agent's gross negligence or willful misconduct. If any indemnity furnished to the Administrative Agent for any purpose shall, in the opinion of the Administrative Agent, be insufficient or become impaired, the Administrative Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.

         9.5      SUCCESSOR ADMINISTRATIVE AGENT.

         Administrative Agent may resign at any time by giving 30 days' prior written notice thereof to Lenders and the Borrowers, and the Administrative Agent may be removed at any time with or without cause by an instrument or concurrent instruments in writing delivered to the Borrowers and the Administrative Agent and signed by Requisite Lenders. Upon any such notice of resignation or any such removal, Requisite Lenders shall have the right, upon five Business Days' notice to the Borrowers, to appoint a successor Administrative Agent (provided that such successor is or simultaneously therewith becomes a Lender). Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Administrative Agent and the retiring or removed Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring or removed Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

         9.6      COLLATERAL DOCUMENTS AND SUBSIDIARY GUARANTY.

         Each Lender hereby further authorizes the Intercreditor Agent, on behalf of and for the benefit of Lenders, to enter into each Collateral Document and Subsidiary Guaranty as secured party or beneficiary (as applicable), and each Lender agrees to be bound by the terms of each Collateral Document and Subsidiary Guaranty; PROVIDED that the Administrative Agent and the Intercreditor Agent shall not (i) enter into or consent to any material amendment, modification, termination or waiver of any provision contained in any Collateral Document or Subsidiary


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Guaranty, or (ii) release any Collateral (except as otherwise expressly permitted or required pursuant to the terms of this Agreement or the applicable Collateral Document), in each case without the prior consent of Requisite Lenders (or, if required pursuant to subsection 10.6, all Lenders); PROVIDED FURTHER, HOWEVER, that, without further written consent or authorization from Lenders, the Administrative Agent and the Intercreditor Agent may execute any documents or instruments necessary to (i) release any Subsidiary from the Subsidiary Guaranty to the extent the stock of such Restricted Subsidiary is sold, transferred or otherwise disposed of in a transaction permitted under this Agreement or otherwise consented to by the Lenders in accordance with subsection
10.6 and (ii) release any Lien encumbering any item of Collateral that is the subject of a sale or other disposition of assets permitted by this Agreement or in connection with a Non-Recourse Financing or any other Indebtedness secured by a Permitted Lien or to which the Lenders have otherwise consented in accordance with subsection 10.6. In connection with any disposition or release of any Collateral pursuant to the terms of any Loan Document, at the Borrowers' request and expense, the Intercreditor Agent shall (without recourse and without any representation or warranty) execute and deliver to the Borrowers such documents (including UCC-3 termination statements) as the Borrowers' may reasonably request to evidence or effect such disposition or release. Anything contained in any of the Loan Documents to the contrary notwithstanding, the Borrowers, the Intercreditor Agent and each Lender hereby agree that (X) no Lender shall have any right individually to realize upon any of the Collateral under any Collateral Document, it being understood and agreed that all powers, rights and remedies under the Collateral Documents and each Guaranty may be exercised solely by the Intercreditor Agent for the benefit of Lenders in accordance with the terms thereof, and (Y) in the event of a foreclosure by the Intercreditor Agent on any of the Collateral pursuant to a public or private sale, the Intercreditor Agent or any Lender may be the purchaser of any or all of such Collateral at any such sale and the Intercreditor Agent, as agent for and representative of Lenders (but not any Lender or Lenders in its or their respective individual capacities unless Requisite Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by the Intercreditor Agent at such sale.

         9.7      INTERCREDITOR AGREEMENTS AND DISBURSEMENT AGREEMENT.

         Each Lender hereby further authorizes the Administrative Agent, on behalf of and for the benefit of Lenders, to enter into the Intercreditor Agreement and any other intercreditor agreements with any holders of any secured Indebtedness permitted to be incurred under subsection 7.1(xvi) or otherwise consented to by the Lenders in accordance with subsection 10.6, and each Lender agrees to be bound by the terms of the Intercreditor Agreement, Disbursement Agreement and each other such intercreditor agreement. Notwithstanding the foregoing, the Administrative Agent shall not enter into or consent to any amendment, modification, termination or waiver of any provision contained in the Disbursement Agreement or any such intercreditor agreement without the prior consent of Requisite Lenders (or, if such amendment, modification, termination or waiver would result in a change that under subsection 10.6 would require the consent of all Lenders, then the prior consent of all Lenders); PROVIDED that, the Administrative Agent may waive the conditions set forth in sections 3.5.1 (solely with respect to any Project Document other than the Cooperation Agreement), 3.5.2, 3.5.4 (other than as to any certification regarding the satisfaction of a condition precedent set forth in section 3.5 of the


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Disbursement Agreement the waiver of which requires consent of the Requisite
Lenders), 3.5.5 (other than as to any certification regarding the satisfaction of a condition precedent set forth in section 3.5 of the Disbursement Agreement the waiver of which requires consent of the Requisite Lenders), 3.5.6, 3.5.8, 3.5.9, 3.5.10 or 3.5.13 of the Disbursement Agreement, in each case without obtaining the prior consent of Requisite Lenders, so long as (a) the waiver of such condition could not reasonably be expected, in the reasonable judgment of the Administrative Agent, to have a materially adverse effect on the Lenders, and (b) substantially concurrently with the waiver of any such condition, the Administrative Agent shall deliver a notice to each Lender advising of such waiver and setting forth the specific condition being waived.

         9.8      APPOINTMENT OF ARRANGER.

         Goldman and Scotia Capital are hereby jointly appointed as Arranger hereunder and under the other Loan Documents and each Lender hereby authorizes such Arranger to act as its agent in accordance with the terms of this Agreement and the other Loan Documents. The Arranger agrees to act upon the express conditions contained in this Agreement and the other Loan Documents, as applicable. The provisions of this subsection 9.8 are solely for the benefit of the Arranger and the Lenders; the Borrowers shall have no rights as a third party beneficiary of any of the provisions thereof. In performing its functions and duties under this Agreement, the Arranger does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with the Lenders or for the Borrowers or any of their Subsidiaries. Upon the Termination Date all obligations of the Arranger hereunder shall terminate.

         9.9 THE SYNDICATION AGENT. Goldman is hereby appointed as Syndication Agent hereunder and under the other Loan Documents and each Lender hereby authorizes such Syndication Agent to act as its agent in accordance with the terms of this Agreement and the other Loan Documents. The Syndication Agent agrees to act upon the express conditions contained in this Agreement and the other Loan Documents, as applicable. The provisions of this subsection 9.9 are solely for the benefit of the Syndication Agent and the Lenders; the Borrowers shall have no rights as a third party beneficiary of any of the provisions thereof. Goldman, in its capacity as the Syndication Agent hereunder, shall not have any right, power, obligation, liability, responsibility or duty under this Agreement (or any other Loan Document) other than those applicable to it in its capacity as Syndication Agent (for so long as it is the Syndication Agent), a Lender (to the extent that it is a Lender hereunder) and as the Arranger (until such time as the obligations of the Arranger terminates in accordance with subsection 9.8). Without limiting the foregoing, Goldman, in its capacity as the Syndication Agent, does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency and trust with the Lenders or for the Borrowers or any of their Subsidiaries.

         9.10 THE DOCUMENTATION AGENTS. Each of Foothill, CIT and Commerzbank, in their respective capacity as Documentation Agents hereunder, shall not have any right, power, obligation, liability, responsibility or duty under this Agreement (or any other Loan Document) other than those applicable to each of them in their capacity as Lenders (to the extent they are a Lender hereunder). Without limiting the foregoing, each of Foothill, CIT and Commerzbank, in their respective capacity as Documentation Agents, does not
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have assumed any obligation towards or relationship of agency and trust with the
Lenders or for the Borrowers or any of their Subsidiaries.

         Section 10.       MISCELLANEOUS.

         10.1     ASSIGNMENTS AND PARTICIPATIONS IN LOANS.

         A. GENERAL. Subject to subsection 10.1B, each Lender shall have the right at any time to (i) sell, assign or transfer to any Eligible Assignee, or (ii) sell participations to any Eligible Assignee or any other Person (and in the case of any other Person, with the approval of the Borrowers) in all or any part of its Commitments or any Loan or Loans made by it or its Letters of Credit or participations therein or any other interest herein or in any other Obligations owed to it; PROVIDED that no such sale, assignment, transfer or participation shall, without the consent of the Borrowers, require the Borrowers to file a registration statement with the Securities and Exchange Commission or apply to qualify such sale, assignment, transfer or participation under the securities laws of any state; PROVIDED, FURTHER that no such sale, assignment or transfer described in clause (i) above shall be effective unless and until an Assignment Agreement or Settlement Confirmation effecting such sale, assignment or transfer shall have been accepted by the Administrative Agent and recorded in the Register as provided in subsection 10.1B(ii) and PROVIDED, FURTHER that no such sale, assignment, transfer or participation of any Letter of Credit or any participation therein may be made separately from a sale, assignment, transfer or participation of a corresponding interest in the Commitment and the Loans of the Lender effecting such sale, assignment, transfer or participation. Except as otherwise provided in this subsection 10.1, no Lender shall, as between the Borrowers and such Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment or transfer of, or any granting of participations in, all or any part of its Commitments or the Loans, the Letters of Credit or participations therein, or the other Obligations owed to such Lender.

         B.       ASSIGNMENTS.

                  (i) AMOUNTS AND TERMS OF ASSIGNMENTS. Each Commitment, Loan, Letter of Credit or participation therein, or other Obligation may in whole or in part (a) be assigned, in any amount to another Lender, or to an Affiliate of the assigning Lender or another Lender or an Approved Fund, or may be pledged by a Lender in support of its obligations to such pledgee (without releasing the pledging Lender from any of its obligations hereunder), or (b) be assigned in an aggregate amount of not less than $1,000,000 (or such lesser amount (i) if contemporaneous assignments approved by Administrative Agent in its sole discretion aggregating not less than $1,000,000 are being made by one or more Eligible Assignees which are Affiliates or (ii) as shall constitute the aggregate amount of the Commitments, Loans, Letters of Credit and participations therein, and other obligations of the assigning Lender) to any Eligible Assignee, in each case, with the giving of notice to the Borrowers and the Administrative Agent; PROVIDED that if any assignment permitted by this clause (b) relates to Revolving Loans, Revolving Loan Commitments, or Term B Delayed Draw Loan Commitments prior to the Term B Delayed Draw Loan Commitment Termination Date, the assignee shall represent that it has the financial resources to fulfill its commitments hereunder and such assignment is consented to by the Administrative Agent (in its sole discretion, not to be unreasonably


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         withheld or delayed), and at any time other than when an Event of
         Default has occurred and is continuing, such assignee shall be acceptable to the Borrowers, such consent not to be unreasonably withheld or delayed. To the extent of any such assignment in accordance with either clause (a) or (b) above, the assigning Lender shall be relieved of its obligations with respect to its Commitments, Loans, Letters of Credit or participations therein, or other Obligations or the portion thereof so assigned. The assignor or assignee to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment Agreement, together with a processing and recordation fee of $2,000 in respect of assignments, and in each case such forms, certificates or other evidence, if any, with respect to United States federal income tax withholding matters as the assignee under such Assignment Agreement may be required to deliver to the Administrative Agent pursuant to subsection 2.7B(iii)(a); PROVIDED, HOWEVER, in the event that the Administrative Agent, in its sole discretion, determines that Term B Loans after the Term B Delayed Draw Loan Commitment Termination Date may be settled through a Settlement Service (defined below) pursuant to subsection 10.1C, only a written or electronic confirmation of such assignment issued by a Settlement Service (a "SETTLEMENT Confirmation") shall be delivered with respect to assignments settled through the Settlement Service. Upon such execution, delivery, acceptance and recordation, from and after the Assignment Effective Date, (y) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment Agreement, shall have the rights and obligations of a Lender hereunder and (z) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment Agreement, relinquish its rights (other than any rights which survive the termination of this Agreement under subsection 10.10B) and be released from its obligations under this Agreement (and, in the case of an Assignment Agreement or, if applicable, Settlement Confirmation covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto; PROVIDED that, anything contained in any of the Loan Documents to the contrary notwithstanding, if such Lender is the Issuing Lender with respect to any outstanding Letters of Credit such Lender shall continue to have all rights and obligations of an Issuing Lender with respect to such Letters of Credit until the cancellation or expiration of such Letters of Credit and the reimbursement of any amounts drawn thereunder). The Commitments hereunder shall be modified to reflect the Commitment of such assignee and any remaining Commitment of such assigning Lender and, if any such assignment occurs after the issuance of Notes hereunder, the assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its applicable Notes to the Administrative Agent for cancellation, and thereupon new Notes shall be issued to the assignee and to the assigning Lender, with appropriate insertions, to reflect the new Commitments and/or outstanding Loans, as the case may be, of the assignee and the assigning Lender.

                  (ii) ACCEPTANCE BY THE ADMINISTRATIVE AGENT; RECORDATION IN REGISTER. Upon its receipt of (x) an Assignment Agreement executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, or (y) if applicable, a Settlement Confirmation representing that the assignee is an Eligible Assignee, together with the processing and recordation fee referred to in subsection 10.1B(i) if applicable, and any


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         forms, certificates or other evidence with respect to United States federal income tax withholding matters that such assignee may be required to deliver to the Administrative Agent pursuant to subsection 2.7B(iii)(a), the Administrative Agent shall, if Administrative Agent has consented to the assignment evidenced thereby (to the extent such consent is required pursuant to subsection 10.1B(i)), (a) accept such Assignment Agreement or, if applicable, Settlement Confirmation by executing a counterpart thereof as provided therein (which acceptance shall evidence any required consent of the Administrative Agent to such assignment), (b) record the information contained therein in the Register (on the same Business Day as it is received if received by 12:00 noon and on the following Business Day if received after such time) and (c) give prompt notice thereof to the Borrowers. The Administrative Agent shall maintain a copy of each Assignment Agreement and, if applicable, Settlement Confirmation delivered to and accepted by it as provided in this subsection 10.1B(ii). The date of such execution of a counterpart or recordation of a transfer shall be referred to herein as the "ASSIGNMENT EFFECTIVE DATE."

         C. SETTLEMENT SERVICE MECHANICS. The Administrative Agent has the right, but not the obligation, to effectuate assignments of Term B Loans on or after the Term B Delayed Draw Loan Commitment Termination Date via an electronic settlement system acceptable to Administrative Agent as designated in writing from time to time to the Lenders by Administrative Agent (the "SETTLEMENT SERVICE"). At any time when the Administrative Agent elects, in its sole discretion, to implement such Settlement Service, each such assignment shall be effected by the assigning Lender and proposed assignee pursuant to the procedures then in effect under the Settlement Service, which procedures shall be consistent with the other provisions of this Section 10.1. Each assignor Lender and proposed assignee shall comply with the requirements of the Settlement Service in connection with effecting any transfer of Loans pursuant to the Settlement Service. Administrative Agent's and the Borrower's consent shall be deemed to have been granted to the extent required pursuant to Section 10.1B(i) with respect to any transfer effected through the Settlement Service. Assignments and assumptions of Term B Loans shall be effected by such manual execution until Administrative Agent notifies Lenders of the Settlement Service as set forth herein. Assignments and assumptions of Revolving Loans and Revolving Loan Commitments shall only be effected by manual execution and delivery to the Administrative Agent of an Assignment Agreement at all times. Assignments made pursuant to the foregoing provision shall be effective as of the Assignment Effective Date. Notwithstanding anything herein or in any Assignment Agreement to the contrary and so long as no Potential Event of Default or Event of Default has occurred and is continuing, payments in respect of the settlement of an assignment of any Term B Loan during periods when assignments may be settled through a Settlement Service (but not any Revolving Loan or Revolving Loan Commitment) and with respect to all unpaid interest and commitment fees if any, which have accrued on such Term B Loan, whether such interest and commitment fees accrued before or after the applicable Assignment Effective Date, shall be made in the manner provided for by the Settlement Service. Any and all fees payable to the Settlement Service shall be paid by the assigning Lender and/or its assignee which becomes a Lender hereunder and the Administrative Agent shall have no responsibility whatsoever for payment thereof.

         D. PARTICIPATIONS. The holder of any participation, other than an Affiliate or an Approved Fund of the Lender granting such participation, shall not be entitled to require such


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Lender to take or omit to take any action hereunder except action directly affecting (i) the extension of the scheduled final maturity date of any Loan allocated to such participation, (ii) a reduction of the principal amount of or the rate of interest payable on any Loan allocated to such participation, or
(iii) releasing all or substantially all of the Collateral, and all amounts payable by the Borrowers hereunder (including amounts payable to such Lender pursuant to subsections 2.6D and 2.7) shall be determined as if such Lender had not sold such participation. The Borrowers and each Lender hereby acknowledge and agree that, solely for purposes of subsections 10.4 and 10.5, (a) any participation will give rise to a direct obligation of the Borrowers to the participant and (b) the participant shall be considered to be a "Lender".

         E. ASSIGNMENTS TO FEDERAL RESERVE BANKS AND TRUSTEES. In addition to the assignments and participations permitted under the foregoing provisions of this subsection 10.1, (i) any Lender may assign and pledge all or any portion of its Loans, the other Obligations owed to such Lender, and its Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any operating circular issued by such Federal Reserve Bank or (ii) upon notice to the Administrative Agent any Lender may pledge all or any portion of its Loans, Commitments, the other Obligations owed to such Lender, and its Notes, to its creditors, to its trustee (solely in its capacity as trustee) or other representative, in support of its obligations to such creditor or trustee; PROVIDED that (i) no Lender shall, as between the Borrowers and such Lender, be relieved of any of its obligations hereunder as a result of any such assignment and pledge and (ii) in no event shall such Federal Reserve Bank or such creditor or trustee be considered to be a "Lender" or be entitled to require the assigning Lender to take or omit to take any action hereunder.

         F. INFORMATION. Each Lender may furnish any information concerning the Borrowers and their Subsidiaries in the possession of that Lender from time to time to assignees and participants (including prospective assignees and participants), subject to subsection 10.20.

         G. REPRESENTATIONS OF LENDERS. Each Lender listed on the signature pages hereof or succeeding to an interest in the Commitments and Loans, as the case may be, hereby represents and warrants as of the Closing Date, or as of the applicable Assignment Effective Date, or as of the date of the Joinder Agreement pursuant to which such Lender becomes a Lender hereunder that (i) it is an Eligible Assignee described in clause (A) of the definition thereof; (ii) it has experience and expertise in the making of and/or investing in loans such as the Loans; and (iii) it will make its Loans for its own account in the ordinary course of its business and without a view to distribution of such Loans within the meaning of the Securities Act or the Exchange Act or other federal or state securities laws (it being understood that, subject to the provisions of this subsection 10.1, the disposition of such Loans or any interests therein shall at all times remain within its exclusive control). Each Lender that becomes a party hereto pursuant to an Assignment Agreement or, if applicable, a Settlement Confirmation shall be deemed to agree that the representations and warranties of such Lender contained in Section 2(c) of such Assignment Agreement or, if applicable, Settlement Confirmation are incorporated herein by this reference.

         H. Notwithstanding anything to the contrary in this Section 10.1, the rights of the Lenders to make assignments of, and grant participations in, any or all of its Commitments or any Loan or Letter of Credit made or issued by it, or any interest therein, herein or in any other


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Obligations owed to any such Lender, shall be subject to the approval of the
Nevada Gaming Authorities, to the extent required by the Nevada Gaming Laws.

         10.2     EXPENSES.

         Whether or not the transactions contemplated hereby shall be consummated, the Borrowers agree to pay promptly (i) all the actual and reasonable costs and expenses of preparation of the Loan Documents and any consents, amendments, waivers or other modifications thereto; (ii) all the costs of furnishing all opinions by counsel for the Borrowers (including any opinions requested by Lenders as to any legal matters arising hereunder) and of the Borrowers' performance of and compliance with all agreements and conditions on its part to be performed or complied with under this Agreement and the other Loan Documents including with respect to confirming compliance with environmental, insurance and solvency requirements; (iii) the reasonable fees, expenses and disbursements of counsel to the Arranger and the Syndication Agent in connection with the negotiation, preparation, execution and administration of the Loan Documents (subject to the terms of the separate letter outlining the payment of legal fees and costs and expenses) and the reasonable fees, expenses and disbursements of counsel to the Administrative Agent in connection with any consents, amendments, waivers or other modifications to any Loan Documents (whether or not effective or executed) and any other documents or matters requested by the Borrowers; (iv) all the actual costs and reasonable expenses of creating and perfecting Liens in favor of the Administrative Agent on behalf of Lenders pursuant to any Collateral Document, including filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, title insurance premiums, and reasonable fees, expenses and disbursements of counsel to the Administrative Agent and of counsel providing any opinions that Administrative Agent or Requisite Lenders may request in respect of the Collateral Documents or the Liens created pursuant thereto; (v) all the actual costs and reasonable expenses (including the reasonable fees, expenses and disbursements of any auditors, accountants or appraisers and any environmental or other consultants, advisors and agents employed or retained by the Administrative Agent or its counsel) of obtaining and reviewing any appraisals provided for under any Loan Documents, any environmental audits or reports provided for under subsection 6.7B; (vi) the custody or preservation of any of the Collateral; (vii) all other actual and reasonable costs and expenses incurred by the Agents in connection with the syndication of the Commitments and the negotiation, preparation and execution of the Loan Documents and any consents, amendments, waivers or other modifications thereto and the transactions contemplated thereby; and (viii) after the occurrence of an Event of Default, all costs and expenses, including reasonable attorneys' fees (including allocated costs of internal counsel) and costs of settlement, incurred by the Administrative Agent and Lenders in enforcing any Obligations of or in collecting any payments due from any Loan Party hereunder or under the other Loan Documents by reason of such Event of Default (including in connection with the sale of, collection from, or other realization upon any of the Collateral or the enforcement of any Loan Document) or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or pursuant to any insolvency or bankruptcy proceedings.

         10.3     INDEMNITY.


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         In addition to the payment of expenses pursuant to subsection 10.2, whether or not the transactions contemplated hereby shall be consummated, the Borrowers agree to defend (subject to the Borrowers' selection of counsel with the consent of the Indemnitee, which shall not be unreasonably withheld), indemnify, pay and hold harmless the Administrative Agent, the Syndication Agent, the Documentation Agents, the Arranger and Lenders, and the officers, directors, employees, agents, sub-agents and affiliates of the Administrative Agent, the Syndication Agent, the Documentation Agents, the Arranger and Lenders (collectively called the "INDEMNITEES"), from and against any and all Indemnified Liabilities (as hereinafter defined); PROVIDED that the Borrowers shall not have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise solely from the gross negligence or willful misconduct of that Indemnitee as determined by a final judgment of a court of competent jurisdiction.

         As used herein, "INDEMNIFIED LIABILITIES" means, collectively, any and all liabilities, obligations, losses, damages (including natural resource damages), penalties, actions, judgments, suits, claims (including Environmental Claims), costs (including the costs of any investigation, study, sampling, testing, abatement, cleanup, removal, remediation or other response action necessary to remove, remediate, clean up or abate any Hazardous Materials Activity), expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto, and any fees or expenses incurred by Indemnitees in enforcing this indemnity), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of (i) any Operative Documents (other than LVSC Notes or LVSC Permitted Indebtedness) or the transactions contemplated hereby or thereby (including Lenders' agreement to make the Loans hereunder) or the use or intended use of the proceeds thereof or the use or intended use of any thereof, or any enforcement of any of the Loan Documents (including any sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Subsidiary Guaranty), (ii) the statements contained in the commitment letter delivered by any Lender to the Borrowers with respect thereto, or (iii) any Environmental Claim or any Hazardous Materials Activity relating to or arising from, directly or indirectly, any past or present activity, operation, land ownership, or practice of the Borrowers or any of their Subsidiaries.

         To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this subsection 10.3 may be unenforceable in whole or in part because they are violative of any law or public policy, the Borrowers shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them.

         10.4     SET-OFF; SECURITY INTEREST IN DEPOSIT ACCOUNTS.

         In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of


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

Default each Lender is hereby authorized by the Borrowers at any time or from time to time, without notice to the Borrowers or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other Indebtedness at any time held or owing by that Lender to or for the credit or the account of the Borrowers against and on account of the obligations and liabilities of the Borrowers to that Lender under this Agreement, the Letters of Credit and participations therein and the other Loan Documents, including all claims of any nature or description arising out of or connected with this Agreement, the Letters of Credit and participations therein or any other Loan Document, irrespective of whether or not (i) that Lender shall have made any demand hereunder or (ii) the principal of or the interest on the Loans or any amounts in respect of the Letters of Credit or any other amounts due hereunder shall have become due and payable pursuant to Section 8 and although said obligations and liabilities, or any of them, may be contingent or unmatured. The Borrowers hereby further grant to the Administrative Agent and each Lender a security interest in all deposits and accounts maintained with the Administrative Agent or such Lender as security for the Obligations.

         10.5     RATABLE SHARING.

         The Lenders hereby agree among themselves that if any of them shall, whether by voluntary payment (other than a voluntary prepayment of Loans made and applied in accordance with the terms of this Agreement), by realization upon security, through the exercise of any right of set-off or banker's Lien, by counterclaim or cross action or by the enforcement of any right under the Loan Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, amounts payable in respect of Letters of Credit, fees and other amounts then due and owing to that Lender hereunder or under the other Loan Documents (collectively, the "AGGREGATE AMOUNTS DUE" to such Lender) which is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall (i) notify Administrative Agent and each other Lender of the receipt of such payment and
(ii) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders in proportion to the Aggregate Amounts Due to them; PROVIDED that if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of the Borrowers or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. The Borrowers expressly consent to the foregoing arrangement and agree that any holder of a participation so purchased may exercise any and all rights of banker's Lien, set-off or counterclaim with respect to any and all monies owing by the Borrowers to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder.

         10.6     AMENDMENTS AND WAIVERS.


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

         A. No amendment, modification, termination or waiver of any provision of this Agreement or of the Notes or other Loan Documents, and no consent to any departure by the Borrowers therefrom, shall in any event be effective without the written concurrence of Requisite Lenders (or the Syndication Agent or the Administrative Agent only if this Agreement or such Loan Document expressly so provides); PROVIDED that no amendment, modification, termination, waiver or consent shall, unless approved in writing and signed by the Borrowers and all the Lenders, do any of the following: reduce the principal of, or interest on, the Loans or any fees hereunder (other than any waiver of any increase in the interest rate applicable to any of the Loans pursuant to subsection 2.2E); unless expressly permitted by any Loan Document, permit any Borrower to assign or delegate any of its rights or Obligations under the Loan Documents; change in any manner the definition of "Pro Rata Share" or the definition of "Requisite Lenders" (it being understood that, with the consent of Requisite Lenders, additional extensions of credit pursuant to this Agreement may be included in "Pro Rata Share" and "Requisite Lenders" on substantially the same terms as the Term Loan Commitments and the Term Loans and the Revolving Loan Commitments and the Revolving Loans); change in any manner any provision of this Agreement which, by its terms, expressly requires the approval or concurrence of all Lenders; postpone any date fixed for the payment in respect of principal of, or interest on, the Loans or any fees hereunder; release any Lien granted in favor of the Administrative Agent with respect to 25% or more in aggregate fair market value of the Collateral other than in accordance with the terms of the Loan Documents (it being understood that the granting of additional Liens on Collateral is not a release of a Lien on such Collateral); release any Subsidiary Guarantor from its obligations under the Subsidiary Guaranty, other than in accordance with the terms of the Loan Documents; change in any manner the provisions contained in subsections 9.1, 10.5 or 10.6; PROVIDED, FURTHER that (i) any such amendment, modification, termination, waiver or consent which increases the amount of the Commitment for any Lender shall be effective only if evidenced by a writing signed by or on behalf of such Lender and (ii) any release of Liens on Collateral granted to the Administrative Agent with respect to less than 25% in aggregate fair market value of the Collateral shall only require the consent of the Requisite Lenders and the Administrative Agent.

         B. In addition, (i) any amendment, modification, termination or waiver of any of the provisions contained in Section 4 shall be effective only if evidenced by a writing signed by or on behalf of the Administrative Agent and Requisite Lenders, (ii) no amendment, modification, termination or waiver of any provision of any Note shall be effective without the written concurrence of the Lender which is the holder of that Note except that to the extent such amendment, modification, termination or waiver would not otherwise require the consent of all Lenders, only the holder of such Note or Notes up to the amount constituting Requisite Lenders shall be required hereunder and (iii) no amendment, modification, termination or waiver of any provision of Section 9 or of any other provision of this Agreement which, by its terms, expressly requires the approval or concurrence of the Administrative Agent shall be effective without the written concurrence of the Administrative Agent.

         C. Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of that Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on the Borrowers in any case shall entitle the Borrowers to any other or further notice or demand in similar or other


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circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this subsection 10.6 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by the Borrowers, on the Borrowers.

         D. Notwithstanding the foregoing, if any Lender does not agree to any amendment hereunder requiring the consent of all Lenders and consented to by Lenders having or holding at least a majority of the sum of the aggregate Loans and unused Commitment of all Lenders, then the Borrowers may, at their sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in subsection 10.1, including as a condition precedent to such assignment, (i) Administrative Agent's consent to the assignee unless not otherwise required by subsection 10.1 and (ii) payment by the Borrowers of the registration fee set forth in subsection 10.1B(i), if applicable), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); PROVIDED that (i) such Lender shall have received irrevocable payment in full in cash of an amount equal to the outstanding principal of its Loans, accrued interest thereon, and accrued fees and all other Obligations and other amounts payable to it hereunder (including amounts payable pursuant to Section 2.6D) from the assignee or the Borrowers and (ii) such assignment (together with any other assignments pursuant to this Section 10.6D or otherwise) will result in such amendment being approved.

         10.7     CERTAIN MATTERS AFFECTING LENDERS.

         (a) If (i) any Nevada Gaming Authority shall determine that any Lender does not meet suitability standards prescribed under the Nevada Gaming Regulations or (ii) any other gaming authority with jurisdiction over the gaming business of the Borrowers shall determine that any Lender does not meet its suitability standards (in any such case, a "FORMER LENDER"), the Administrative Agent or the Borrowers shall have the right (but not the duty) to designate bank(s) or other financial institution(s) (in each case, a "SUBSTITUTE LENDER") which may be any Lender or Lenders that agree to become a Substitute Lender and to assume the rights and obligations of the Former Lender, subject to receipt by the Administrative Agent of evidence that such Substitute Lender is an Eligible Assignee. The Substitute Lender shall assume the rights and obligations of the Former Lender under this Agreement. The Borrowers shall bear the costs and expenses of any Lender required by any Nevada Gaming Authority, or any other gaming authority with jurisdiction over the gaming business of the Borrowers, to file an application for a finding of suitability in connection with the investigation of an application by the Borrowers for a license to operate a gaming establishment, in connection with such application for a finding of suitability.

         (b) Notwithstanding the provisions of subsection 10.7(a), if any Lender becomes a Former Lender, and if the Administrative Agent or the Borrowers fail to find a Substitute Lender pursuant to subsection 10.7(a) within any time period specified by the appropriate gaming authority for the withdrawal of a Former Lender (the "WITHDRAWAL PERIOD"), the Borrowers shall immediately prepay in full the outstanding principal amount of Loans made by such Former Lender, together with accrued interest thereon to the earlier of (x) the date of payment or (y) the last day of any Withdrawal Period.


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         10.8     INDEPENDENCE OF COVENANTS.

         All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of an Event of Default or Potential Event of Default if such action is taken or condition exists.

         10.9     NOTICES.

         Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile or telex, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed; PROVIDED that notices to the Administrative Agent shall not be effective until received; PROVIDED FURTHER, any such notice or other communication shall at the request of the Administrative Agent be provided to any sub-agent appointed pursuant to subsection 9.2F hereto as designated by the Administrative Agent from time to time. For the purposes hereof, the address of each party hereto shall be (i) as to the Borrowers, the Administrative Agent or the Syndication Agent, set forth under such party's name on the signature pages hereof or such other address as shall be designated by such Person in a written notice delivered to the other parties hereto and (ii) as to each other Lender, such other address as set forth on SCHEDULE 2.1 or as shall be designated by such party in a written notice delivered to the Administrative Agent.

         10.10    SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS.

         A. All representations, warranties and agreements made herein shall survive the execution and delivery of this Agreement and the making of the Loans and the issuance of the Letters of Credit hereunder.

         B. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of the Borrowers set forth in subsections 2.6D, 2.7, 3.6, 10.2, 10.3 and 10.4 and the agreements of Lenders set forth in subsections 9.2C, 9.4, 10.5 and 10.20 shall survive the payment of the Loans and the reimbursement of any amounts drawn thereunder, and the termination of this Agreement.

         10.11    FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE.

         No failure or delay on the part of the Administrative Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Loan Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement and the other Loan Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available.

         10.12    MARSHALLING; PAYMENTS SET ASIDE.


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

         Neither Administrative Agent nor any Lender shall be under any obligation to marshal any assets in favor of the Borrowers or any other party or against or in payment of any or all of the Obligations. To the extent that the Borrowers make a payment or payments to the Administrative Agent or Lenders (or to the Administrative Agent for the benefit of Lenders), or Administrative Agent or Lenders enforce any security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

         10.13    SEVERABILITY.

         In case any provision in or obligation under this Agreement or the Notes shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

         10.14    OBLIGATIONS SEVERAL; INDEPENDENT NATURE OF LENDERS' RIGHTS.

         The obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations or Commitments or representations of any other Lender hereunder. Nothing contained herein or in any other Loan Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out of this Agreement, subject to the second sentence of subsection 9.6 and it shall not be necessary for any Lender to be joined as an additional party in any proceeding for such purpose.

         10.15    HEADINGS.

         Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

         10.16    APPLICABLE LAW.

         THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

         10.17    SUCCESSORS AND ASSIGNS.


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

         This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lenders (it being understood that Lenders' rights of assignment are subject to subsection 10.1). Neither Borrowers' rights or obligations hereunder nor any interest therein may be assigned or delegated by the Borrowers without the prior written consent of all Lenders.

         10.18    CONSENT TO JURISDICTION AND SERVICE OF PROCESS.

         ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST BORROWERS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY OBLIGATIONS THEREUNDER, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, BORROWERS, FOR THEMSELVES AND IN CONNECTION WITH THEIR PROPERTIES, IRREVOCABLY

         (I) ACCEPT GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS;

         (II)     WAIVE ANY DEFENSE OF FORUM NON CONVENIENS;

         (III) AGREE THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE BORROWERS AT THEIR ADDRESS PROVIDED IN ACCORDANCE WITH SUBSECTION 10.9;

         (IV) AGREE THAT SERVICE AS PROVIDED IN CLAUSE (III) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER BORROWERS IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT;

         (V) AGREE THAT LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST BORROWERS IN THE COURTS OF ANY OTHER JURISDICTION; AND

         (VI) AGREE THAT THE PROVISIONS OF THIS SUBSECTION 10.18 RELATING TO JURISDICTION AND VENUE SHALL BE BINDING AND ENFORCEABLE TO THE FULLEST EXTENT PERMISSIBLE UNDER NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1402 OR OTHERWISE.

         10.19    WAIVER OF JURY TRIAL.

         EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE


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

SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each party hereto acknowledges that this waiver is a material inducement to enter into a business relationship, that each has already relied on this waiver in entering into this Agreement, and that each will continue to rely on this waiver in their related future dealings. Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SUBSECTION 10.19 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

         10.20    CONFIDENTIALITY.

         Each Lender shall hold all non-public information obtained pursuant to the requirements of this Agreement in accordance with such Lender's customary procedures for handling confidential information of this nature and in accordance with safe and sound banking or investment practices, it being understood and agreed by the Borrowers that in any event a Lender may make disclosures to Affiliates of such Lender or disclosures reasonably required by any bona fide assignee, transferee or participant in connection with the contemplated assignment or transfer by such Lender of any Loans or any participations therein (provided that such assignee, transferee or participant agrees to also be bound by this subsection 10.20), or disclosures required or requested by any governmental agency or representative thereof or pursuant to legal process; PROVIDED that, unless specifically prohibited by applicable law or court order, each Lender shall notify the Borrowers of any request by any Governmental Instrumentality or representative thereof (other than any such request in connection with any examination of the financial condition of such Lender by such governmental agency) for disclosure of any such non-public information; and PROVIDED, FURTHER that in no event shall any Lender be obligated or required to return any materials furnished by the Borrowers or any of their Subsidiaries. For purposes of this paragraph, "non-public information" shall not include information that is not acquired from the Borrowers or any of their Subsidiaries or Affiliates (or Persons acting on behalf of or retained by the Borrowers or any of their Subsidiaries or Affiliates), Persons retained by or acting on behalf of the Arranger, Agents and/or Lenders in connection with this Agreement and the transactions contemplated hereby or Persons known by such Lender to be under an obligation of confidentiality to the Borrowers (it being understood that the Agents, Arranger, Lenders and their respective Affiliates shall be under an obligation of confidentiality).

         10.21    COUNTERPARTS; EFFECTIVENESS.

         This Agreement and any amendments, waivers, consents or supplements hereto or in connection herewith may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

         10.22    USA PATRIOT ACT.

         Each Lender hereby notifies the Borrowers that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "PATRIOT ACT"), it is required to obtain, verify and record information that identifies the Borrowers, which information includes the names and addresses of the Borrowers and other information that will allow such Lender to identify the Borrowers in accordance with the Patriot Act.

         10.23    ELECTRONIC EXECUTION OF ASSIGNMENTS.

         The words "execution," "signed," "signature," and words of like import in any Assignment Agreement shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

         10.24    GAMING AUTHORITIES.

         The Arranger, the Administrative Agent and each Lender agree to cooperate with the Nevada Gaming Authorities or any other applicable gaming authority in connection with the administration of their regulatory jurisdiction over the Borrowers and their Restricted Subsidiaries, including to the extent not inconsistent with the internal policies of such Lender or Issuing Lender and any applicable legal or regulatory restrictions the provision of such documents or other information as may be requested by any such Nevada Gaming Authority or other gaming authority relating to the Arranger, the Administrative Agent or any of the Lenders, or the Borrowers or any of their Subsidiaries, or to the Loan Documents. Notwithstanding any other provision of the Agreement, the Borrowers expressly authorize each Agent and Lender to cooperate with the Nevada Gaming Authorities and such other gaming authorities as described above.

         10.25 CONSENT. Borrowers either have or will effect a reorganization (the "REORGANIZATION") pursuant to which (i) LVSI will assign certain airplane leases to LVSC, (ii) VCR will distribute the limited liability company interests in Venetian Hotel Operations LLC ("VHO") to LVSI, (iii) LVSI will distribute the limited liability company interests in Yona Venetian LLC ("YONA"), Interface Employee Leasing, LLC ("IEL") and VHO to LVSC, (iv) Yona, IEL and VHO will be released from the Subsidiary Guaranty, (v) Interface Holding and Interface Parent will be merged with and into LVSI and (vi) all of the outstanding preferred interest of VCR will be terminated. If the Reorganization is completed prior to the Closing Date, Yona will issue a subordinated promissory note to LVSI in the principal amount of $40.0 million (the "YONA NOTE") and such Yona Note will be repaid within five days of the Closing Date. If the Reorganization occurs on or after the Closing Date, LVSC will make a cash capital contribution to LVSI of $40.0 million (the "CONTRIBUTION") and such Contribution will be made within five days of the date of the Reorganization. The amount of the Contribution shall not be deemed to be a contribution to LVSI for purposes of subsections 7.3(vii) or 7.3(xiv). Based on the foregoing, the Lenders hereby consent to the Reorganization, the release of any and all property of Yona, IEL and VHO from the Lien securing the Obligations and the execution and delivery by the Administrative Agent and/or the Intercreditor Agent of such documents (including the UCC-3 termination statements) as the Borrowers may request to evidence the release of such Liens.

         10.26 HARRAH'S LEASE. Notwithstanding any other provision hereof or in the Collateral Documents, the Borrowers shall not be obligated to cause LCR to grant the Lenders a leasehold mortgage covering its leasehold interest in, to and under the Harrah's Lease. Instead, at any time after the "Required Consents" (as defined in the Harrah's Lease) have been obtained, the Borrowers shall, within thirty (30) days, cause LCR to assign its interest in, to and under the Harrah's Lease to the Administrative Agent or a third party designated by the Administrative Agent, in either case on behalf of the Lenders, in which event the Administrative Agent or such third party, as applicable, shall simultaneously sublease all of the real property covered by the Harrah's Lease back to LCR, all pursuant to documents reasonably satisfactory to the Administrative Agent.

         10.27 AMENDMENT AND RESTATEMENT. It is the intention of each of the parties hereto that the Existing Agreement be amended and restated in its entirety pursuant to this Agreement so as to preserve the perfection and priority of all security interests securing indebtedness and obligations under the Existing Agreement and that all Indebtedness and Obligations of Borrowers and the Subsidiary Guarantors hereunder shall be secured by the liens evidenced under the Collateral Documents and that this Agreement does not constitute a novation of the obligations and liabilities existing under the Existing Agreement. The parties hereto further acknowledge and agree that this Agreement constitutes an amendment of the Existing Agreement made under and in accordance with the terms of subsection 10.6 of the Existing Agreement. In addition, any reference to the Credit Agreement in the Loan Documents shall be deemed to refer to this Agreement as amended and restated, unless otherwise specified.


                            [SIGNATURE PAGE FOLLOWS]

                                                        [VENETIAN SENIOR SECURED
                                                     CREDIT AGREEMENT LVSI, VCR]


         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                  BORROWERS:

                                   LAS VEGAS SANDS, INC.


                                   By:
                                       -------------------------------
                                       Name:
                                       Title:


                                   Notice Address:

                                       3355 Las Vegas Boulevard South
                                       Room 1A
                                       Las Vegas, Nevada 89109
                                       Attention:        General Counsel
                                       Telefax:          (702) 414-4421



                                   VENETIAN CASINO RESORT, LLC

                                   By: Las Vegas Sands, Inc. its managing member

                                   By:
                                       -------------------------------
                                       Name:
                                       Title:


                                       Notice Address:

                                       3355 Las Vegas Boulevard South
                                       Room 1A
                                       Las Vegas, Nevada 89109
                                       Attention:        General Counsel
                                       Telefax:          (702) 414-4421

         LENDERS:

                                   THE BANK OF NOVA SCOTIA,
                                   as a Lender, Administrative Agent and
                                   Arranger


                                   By:
                                       -------------------------------
                                       Name:
                                       Title:


                                       Notice Address:

                                       The Bank of Nova Scotia
                                       580 California Street, Suite 2100
                                       San Francisco, California 94104
                                       Attention:        Alan Pendergast
                                       Telefax:          (415) 397-0791

                                   With copy to:

                                       The Bank of Nova Scotia
                                       600 Peachtree Street, N.E.
                                       Atlanta, Georgia 30308
                                       Attention:        Robert Ivy
                                       Telefax:          (404) 888-8998

                                   GOLDMAN SACHS CREDIT PARTNERS L.P.,
                                   as a Lender, Arranger and Syndication Agent


                                   By:
                                       -------------------------------
                                       Name:
                                       Title:

                                       Notice Address:

                                       Goldman Sachs Credit Partners L.P.
                                       c/o Goldman, Sachs & Co.
                                       85 Broad Street
                                       New York, New York 10004
                                       Attention:  Elizabeth Fischer
                                       Telephone:        (212) 902-1021
                                       Facsimile:        (212) 902-3000

                                   COMMERZBANK AG, NEW YORK AND GRAND CAYMAN
                                   BRANCHES, as a Documentation Agent and as a Lender


                                   By:
                                       -------------------------------
                                       Name:
                                       Title:



                                   By:
                                       -------------------------------
                                       Name:
                                       Title:

                                   THE CIT GROUP\EQUIPMENT FINANCING, INC., as a Documentation Agent and as a Lender


                                   By:
                                       -------------------------------
                                       Name:
                                       Title:

                                   WELLS FARGO FOOTHILL, INC.,
                                   as a Documentation Agent and as a Lender


                                   By:
                                       -------------------------------
                                       Name:
                                       Title:

                                   ------------------------------------,
                                   as a Lender


                                   By:
                                       -------------------------------
                                       Name:
                                       Title: